LIMITED LIABILITY COMPANY AGREEMENT OF TRC-MRC MULTI I, LLC THIS LIMITED LIABILITY COMPANY AGREEMENT OF TRC-MRC MULTI I, LLC is entered into effective as of February —, 2022 (the “Effective Date”), by and between TEJON iNDUSTRIAL CORP., a California corporation (“Tejon”), and MAJESTIC TEJON MULTI I, LLC, a Delaware limited liability company (“Majestic”). The capitalized terms used herein shall have the respective meanings assigned to such tenus in Article XIV. ARTICLE I FORMATION 1.01 Formation The Members hereby form a Delaware limited liability company pursuant to the provisions of the Delaware Act and this Agreement. In connection therewith, the Administrative Member, as an authorized person of the Company, shall execute (i) a Certificate of Formation for the Company in accordance with the Delaware Act, which shall be duly filed with the Office of the Delaware Secretary of State, and (ii) an Application to Register a Foreign Limited Liability Company (Fonn LLC-5), which shall be duly filed with the Office of the California Secretary of State. The Administrative Member shall also execute, acknowledge andlor verify such other documents and/or instruments as may be necessary and/or appropriate to form the Company under the Delaware Act, to continue its existence in accordance with the provisions of the Delaware Act and/or to register, qualify to do business and/or operate its business in California as a foreign limited liability company in accordance with the provisions of the California Act. 1.02 Names and Addresses The name of the Company is “TRC-MRC MULTI I, LLC.” The registered office of the Company in the State of Delaware shall be at 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name and address of the registered agent for the Company in the State of Delaware shall be National Corporate Research, Ltd., 850 New Burton Road, Suite 201, Dover, Delaware 19904. The name and address of the registered agent for the Company in the State of California shall be Michael Durham, c/o Majestic Realty Co., 13191 Crossroads Parkway North, 6 Floor, City of Industry, California 9 1746-3497. The principal office of the Company shall be at 13191 Crossroads Parkway North, 6t11 Floor, City of Industry, California 91746-3497. The names and addresses of the Members are set forth on Exhibit “A” attached hereto. 1.03 Nature of Business Subject to the following sentence, the express, limited and only purposes for which the Company is to exist are (i) to acquire from Tejon that certain real property consisting of approximately twenty-one and 92/lOOths (21.92) net usable acres of land located within the Tejon Ranch Commerce Center in the County of Kern, State of California, and described more particularly on Exhibit “B” attached hereto (the “Property”), (ii) to develop and construct upon the Property in multiple phases (individually, a “Phase” and collectively, the “Phases”) a multi 4866-9506-0996.13 119600.01623 4854-7976-8584.4 family project containing up to four hundred ninety-five (495) apartment units, six thousand five hundred (6,500) square feet of private amenity improvements, a public open space feature located directly across from the Outlet Food Court, walkable pathways providing a connectivity between the apartment units, the private amenity improvements, the Outlet Food Court and a pedestrian bridge to be built in the future by Tejon (in its capacity as the master developer of the Tejon Ranch Commerce Center) connecting to future development on the east side of Laval Road, together with off-site parking, the Company’s share of street improvements located between the Project and the Outlet Center and any and all related on-site and off-site improvements appurtenant thereto (collectively, the “Improvements”), (iii) to own, lease, maintain, manage, finance, refinance, hold for long-term investment, market, sell, exchange, transfer and otherwise realize the economic benefit from the Property and the Improvements (collectively, the “Project”), and (iv) to conduct such other activities with respect to the Project as are necessary and/or appropriate to canying out the foregoing purposes and to do all things incidental to or in furtherance of the above enumerated purposes. The purpose of the Company shall also include replacing three hundred sixty-five (365) parking spaces that Tejon acquired from TRCC/Rock Outlet Center, LLC in a land swap (which land is included in the 21.92 acres of land to be contributed by Tejon to the Company). The Members acknowledge that the current entitlements and approvals from Kern County include up to eight thousand (8,000) square feet of commercial improvements, which may be repurposed by the Company to private amenity improvements. In furtherance of the foregoing terms of this Section 1.03, each Member shall make the contributions to the capital of the Company provided for in Section 3.01. Such contributions shall be applied (A) to reimburse each Member (and its Affiliates) for any costs paid by such Member (or Affiliate) to the extent provided in this Agreement, and (B) to pay directly the costs and expenses incurred by the Company after the Effective Date that are set forth in the Pre Development Budget (as defined in Section 2.06) attached hereto on Exhibit “C.” Any third-party reports, studies or other work product paid for, or reimbursed by, the Company shall be the property of the Company (regardless of whether such reports, studies or other work product was prepared prior to the fonnation of the Company). If the Executive Committee approves the business plan for the first Business Plan Period pursuant to Section 2.07, then Tejon shall contribute the Property to the Company in accordance with the terms of Section 3.01(b). 1.04 Term of Company The term of the Company shall commence on the date the Certificate of Formation for the Company is filed with the Office of the Delaware Secretary of State, and shall continue in perpetuity, unless dissolved sooner pursuant to Section 12.01. The existence of the Company as a separate legal entity shall continue until the cancellation of the Company’s Certificate of Formation. ARTICLE II MANAGEMENT OF THE COMPANY 2.01 Formation of Executive Committee (a) Executive Committee Matters. Any matter requiring the consent or approval of the Members under this Agreement shall be made by the Members acting 4866-9506-0996.13 119600.01623 —2— 4854-7976-8584.4 through an executive committee (the “Executive Committee”) in accordance with the provisions of this Section 2.01 and Section 2.02. The Executive Committee shall be responsible for determining the general strategic direction of the Company and for establishing the policies and procedures to be followed by the Administrative Member. (b) Composition of the Executive Committee. The Executive Committee shall be composed of four (4) representatives (individually, a “Representative” and collectively, the “Representatives”). Each Member shall appoint two (2) Representatives to the Executive Committee. Tejon hereby appoints Allen Lyda (“Lyda”) and Hugh McMahon (“McMahon”) as its initial Representatives. Majestic hereby appoints Brett Tremaine and Thomas Simmons as its initial Representatives. If the initial or replacement Representative of any Member ceases to serve, then such Member shall replace its Representative with a new Representative. Any replacement Representative appointed by a Member pursuant to the preceding sentence shall be subject to the approval of the other Member, which approval shall not be umeasonably withheld, conditioned or delayed. The authorized number of Representatives on the Executive Committee may be increased or decreased only with the prior written approval of both Members. 2.02 Committee Procedures (a) Quorum. A “Quorum” for the Executive Committee shall be the presence of at least one (1) Representative of each Member. In the absence of a Quorum, the Representative(s) of the Executive Committee so present may adjourn the meeting until a Quorum is present. The Executive Committee shall meet at least quarterly on a day designated by the Administrative Member. The Executive Committee shall hold such other regularly scheduled meetings as are determined by the Administrative Member. Meetings shall be held on a Business Day at the principal office of the Company during normal business hours, unless otherwise agreed to by the Executive Committee. Notice of any regularly scheduled meeting of the Executive Committee shall be given by the Administrative Member to all of the Representatives no fewer than ten (10) days and no more than thirty (30) days prior to the date of any such meeting. Any Representative may participate telephonically in any regular meeting of the Executive Committee. The attendance of a Representative of the Executive Committee at a regularly scheduled meeting of the Executive Committee (either in person or telephonically) shall constitute a waiver of notice of such meeting, except where a Representative of the Executive Committee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called or convened. Minutes of the Executive Committee shall not be required to be prepared or maintained. Resolutions of the Executive Committee, when signed by a Quorum present at the applicable meeting, shall be binding and conclusive evidence of the decisions reflected therein and any authorization granted thereby. (b) Decisions of the Executive Committee. Subject to Section 2.02(f), all decisions and actions of the Executive Committee shall require the affirmative vote of(i) a majority of the Representatives present at such meeting, and (ii) at least one (1) Representative appointed by each Member at a meeting at which a Quorum is present. 4 866-9506-0996.13 119600.01623 -3— 4 854-7976-85 84 .4

(c) Special Meetings. Special meetings of the Executive Committee may be called by or at the request of any Representative and shall be held on a Business Day at the principal office of the Company. Notice of any such special meeting of the Executive Committee shall be given by the calling Representative specifying the tinie of the meeting to all of the other Representatives no fewer than two (2) Business Days and no more than ten (10) days prior to the date of such meeting. Any Representative may participate telephonically in any special meeting of the Executive Committee. The attendance of a Representative of the Executive Committee at a special meeting of the Executive Committee (either in person or telephonically) shall constitute a waiver of notice of such meeting, except where a Representative of the Executive Committee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called or convened. The business to be transacted at, and the purpose of, any special meeting of the Executive Committee need not be specified in the notice or waiver of notice of such meeting. Notice of any special meeting may be waived by each Representative of the Executive Committee. (d) Telephonic Participation. Representatives of the Executive Committee may participate in any meetings of the Executive Committee telephonically or through other similar communications equipment provided that all of the Representatives participating in such meeting can hear each another. Participation in a meeting pursuant to the preceding sentence shall constitute presence in person at such meeting for all purposes of this Agreement. (e) Transaction of Business. Provided that notice of a meeting has been given in the manner set forth herein, a Quorum shall be entitled to transact business at any meeting of the Executive Committee. (f) Actions Without Meetings. Any decision or action required or permitted to be taken at a meeting of the Executive Committee or any other decision or action that may be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by at least one (1) Representative of each Member, which shall have the same effect as an act taken at a properly called and constituted meeting with a Quorum of the Executive Committee at which all of the Representatives of the Executive Committee were present and voting. (g) Proxies. Each Representative may authorize one (1) or more individuals to act for him or her by proxy, but no such proxy shall be voted or acted upon after sixty (60) days from its date, unless the proxy provides for a longer period. A proxy shall be inevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Representative may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Administrative Member. (h) Limitations on Authority. None of the Members, Representatives or Officers, without the prior written consent of the Executive Committee, may take any action on behalf of or in the name of the Company, or enter into any commitment or 4866-9506-0996.13 119600.01623 —4— 4854-7976-85 84 .4

obligation binding upon the Company, except for (i) actions expressly authorized by this Agreement, and (ii) actions by any Member, Representative or Officer within the scope of such Persons authority granted under this Agreement. (i) Compensation. Except as otherwise approved by the Executive Committee, no Representative shall be entitled to receive any salary, remuneration or reimbursement from the Company for his or her services as a Representative. (j) Involvement of the Representatives. Each Member shall cause each Representative appointed by such Member to devote such time as is reasonably necessary to carry out such individual’s duties and obligations as a Representative of the Executive Committee. (k) Resolving Deadlocks. If the Executive Committee is deadlocked on any Major Decision (as defined in Section 2.04), then the Representatives shall consult with one another in a good faith attempt to resolve such deadlock for a period of thirty (30) days (or such longer period as is unanimously agreed to by the Representatives). The failure of the Representatives to resolve any such impasse for any reason prior to the expiration of such thirty (30)-day period shall constitute an “Impasse Event” under this Agreement (so long as the deadlock that resulted in such impasse remains unresolved). Prior to the expiration of such thirty (30)-day period (or such longer period as is unanimously agreed to by the Representatives), neither Member may elect to commence the buy/sell procedure set forth in Article VIII as result of any Impasse Event. 2.03 Administrative Member The Members hereby initially designate Majestic as the “Administrative Member” of the Company. The Administrative Member shall serve as the Administrative Member, unless and until it resigns as provided in Section 2.17(b), is removed pursuant to Section 2.17(c) or ceases to be a member of the Company. The Administrative Member hereby agrees to use its commercially reasonable efforts to carry out the business and affairs of the Company and to devote such time to the Company as is necessary, in the reasonable discretion of the Administrative Member, for the efficient operation of the business and affairs of the Company. Subject to the terms of this Agreement (including Sections 2.04, 2.11, 2.12 and 2.14, which assign certain obligations or decision-making authority to Tejon or the Executive Committee), the Administrative Member shall be responsible for (i) preparing and implementing each Approved Business Plan (including, without limitation, each Development Plan, Development Budget, Operating Budget and Marketing Plan contained therein), (ii) implementing the decisions of the Executive Committee, (iii) reporting to the Executive Committee as to the status of the business and affairs of the Company, (iv) managing, supervising, and conducting the day-to-day business and affairs of the Company, (v) managing the accounting and the contract and lease administration for the Project to the extent such services are not delegated to the Property Manager including, without limitation, enforcing the Company’s rights and benefits, and causing the Company to perform its duties and obligations, under each lease for each apartment unit and any other space in the Project, and (vi) performing such other services delegated to the Administrative Member under this Agreement including, without limitation, (A) the development and construction management services delegated to the Administrative Member under Section 2.11, (B) the marketing management 4866-9506-0996.13 119600.01623 -5- 4 854-7976-8584.4

services delegated to the Administrative Member under Section 2.13, (C) the property management services delegated to the Administrative Member under Section 2.14, (D) the financing services delegated to the Administrative Member under Section 3.04, and (E) the reporting and accounting functions delegated to the Administrative Member under Article XI. The Administrative Member may not assign or delegate its duties or obligations under this Agreement without the prior written consent of the Executive Committee. 2.04 Approval of Major Decisions Notwithstanding any other provision contained in this Agreement, neither the Administrative Member nor the other Member may cause the Company to undertake, and the prior approval of the Executive Committee shall be required for, any and all of the following matters (collectively, the “Major Decisions”), unless and to the extent such matters have been specifically approved in the applicable Approved Business Plan: (a) Approved Business Plans. The approval of each business plan for the Company (and any material amendment, modification, revision or update thereof) including each Development Plan, Development Budget, Operating Budget and Marketing Plan contained therein; (b) Construction of Improvements. The development and/or construction of any improvements including, without limitation, each Phase of the Project (which shall include any offsite parking required to be constructed as part of any such Phase) and any other vertical, horizontal, tenant or other improvements; (c) Sale of Project. The sale, exchange, transfer or other disposition of all or any portion of the Project (exclusive of any lease of any portion of the Project); (d) Lease of the Project. The form of any lease for all or any portion of the Project including any applicable tenant improvements and the form of any amendment, modification, extension or tennination of any lease for all or any portion of the Project including any applicable tenant improvements; (e) Financing. The procurement of any financing or refinancing (including, without limitation, any acquisition, development, construction, interim and long-term financing or refinancing in connection with the Project or the entering into of any modification, amendment or other agreement of any financing or refinancing); (f) Plans and Specifications. Except as previously approved in the Approved Business Plan, or any change order within the limits of Section 2.04(i) and the approval of any material amendment or material modification to the plans and specifications for the Improvements and the approval of the plans and specifications for any tenant improvements (and any material amendment or material modification thereof); (g) Selection, Retention and Termination of Architect and Engineer. The selection, retention and/or tennination by the Company of any architect or engineer (structural, civil, mechanical, electrical, plumbing, etc.) in connection with the construction of any tenant improvements or the Improvements and the terms of any contract entered 4866-9506-0996.13 119600.01623 —6— 4854-7976-85 84 .4

into by and between the Company and any such architect or engineer (and any amendment, modification or termination of any contract entered into by the Company with any architect or engineer); (h) Construction Contract. Except for Commerce Construction Co., L.P., a California limited partnership (‘Commerce), the selection and/or retention by the Company of any general contractor and the execution or delivery by the Company of any construction contract including any construction contract executed with Commerce and any amendment, modification or termination of any such construction contract, but excluding any amendment or modification to the Construction Contract (as defined in Section 2.10) resulting from any change order previously approved under Section 2.04(i) below; (i) Change Orders. The approval by the Company of any change order relating to the construction of any tenant improvements or the Improvements if (i) such change order would cause a material change in the quality of the Improvements, (ii) the cost of any such change order exceeds Twenty-Five Thousand Dollars ($25,000), or (iii) the aggregate cost of the change order under consideration, together with all prior change orders, exceeds One Hundred Thousand Dollars ($100,000); (j) Selection, Retention and Termination of Property Manager. The selection, retention and/or termination by the Company of any property manager for the Project and the execution or delivery by the Company of any property management agreement with any such property manager and any amendment, modification, extension or termination of any such property management agreement entered into with any property manager; (k) Selection and Retention of Attorneys. The selection and/or retention of any attorney by the Company; (1) Expenditures Outside of Budgets. The making of any expenditure by the Company that is not specifically included or contemplated under any Approved Business Plan for the Company, other than as permitted under Section 2.08 and/or Section 2.09; (in) Contracts with Affiliates. Except as provided in Sections 2.10, 2.11, 2.12, 2.13, 2.14, 2.15 and 2.16, the entry into by the Company of any contract with or otherwise making any payment to any Member or any Affiliate of any Member and with respect to any such contract, the making of any material amendment, modification, extension and/or rescission thereof; the declaration of a default thereunder; the institution, settlement and/or compromise of a claim with respect thereto; the waiver of any rights of the Company against the other party(ies) thereto; or the consent to the assignment of any rights and/or the delegation of any duties by the other party(ies) thereto; (n) Material Agreements. Except as provided in the Approved Business Plan, the execution or delivery by the Company of any agreement obligating the Company to pay an amount of more than One Hundred Thousand Dollars ($100,000) and any amendment, modification, extension or termination of any such agreement, including, 4866-9506-0996.13 119600.01623 —7— 4854-7976-85 84 .4

without limitation, any agreement providing for the payment of any commission, fee or other compensation payable in connection with the sale of all or any portion of the Project; (o) Rebuild. The election to rebuild all or any portion of the Project following a casualty in any case where the Company has the right to elect whether or not to rebuild under the applicable agreements to which the Company is a party; (p) Press Release. The making of any press release for any purpose relating to the Company or the Project; (q) Employees. The hiring of any employee by the Company; (r) Taxes and Accounting. The selection or changing of the Company’s depreciation or other tax accounting methods or elections, changing the Fiscal Year or taxable year of the Company, or making any other material decisions with respect to the treatment of various transactions for accounting or tax purposes that may adversely affect the Members; (s) Confess Judgments. The confession ofajudgrnent against the Company for an amount that exceeds Fifty Thousand Dollars ($50,000); the payment, compromise, settlement or other adjustment of any claims against the Company for an amount that exceeds Fifty Thousand Dollars ($50,000); or the commencement or settlement of any legal actions or proceedings brought by or against the Company if the amount in dispute with respect to such action or proceeding exceeds Fifty Thousand Dollars ($50,000); (t) Loans. The lending of any funds by the Company to any Member or any Affiliate thereof or to any third party, or the extension by the Company of credit to any Person on behalf of the Company; (u) Guaranty. The execution or delivery of any document or agreement that would cause the Company to become a surety, guarantor, endorser, or accommodation endorser for any Person, except to the extent such guaranty or endorsement is included in the then applicable Approved Business Plan; (v) Bankruptcy. Any of the following: (i) the filing of any voluntary petition in bankruptcy on behalf of the Company; (ii) the consenting to the filing of any involuntary petition in bankruptcy against the Company; (iii) the filing by the Company of any petition seeking, or consenting to, the reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency; (iv) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of the Company’s property; (v) the making of any assignment by the Company for the benefit of creditors; (vi) the admission in writing of the Company’s inability to pay its debts generally as they become due; or (vii) the taking of any action by the Company in furtherance of any such action; (w) Admission and Withdrawals. Except as permitted pursuant to Article VI, Article VII and Article VIII, the admission or withdrawal of any Member into or from the Company; 4 866-9506-0996.13 119600.01623 —8— 4854-7976-85 84 .4

(x) Merger or Consolidation. The entry into by the Company of any merger, consolidation or other material corporate transaction; (y) Acquisition of Property. The acquisition of any property by the Company (other than the Property) and the terms and conditions for any such acquisition; (z) Purpose. The modification or change in the business purpose of the Company; (aa) Amendments to the Agreement. Any amendment to this Agreement (other than amendment reflecting the admission or withdrawal of a Member in accordance with the provisions of Articles VI, Article VII and Article VIII); (bb) Engaging in Other Businesses. The engagement of the Company in any business or activity outside the scope of the Company’s business set forth in this Agreement; (cc) Dissolution. Except as required by this Agreement, the dissolution or Liquidation of the Company; (dd) Acts in Contravention. Any act in contravention of this Agreement; and (ee) Other Matters. Any other decision or matter described as a Major Decision in this Agreement. Without limiting the generality of the foregoing provisions of this Section 2.04, neither the Administrative Member nor the other Member shall undertake any action, expend any sum, make any decision, give any consent, approval or authorization or incur any obligation with respect to any of the foregoing Major Decisions, unless and until such matter has been approved by the Executive Committee (or such matter has been specifically approved in the then applicable Approved Business Plan). Each Representative of the Executive Committee may withhold its approval of any Major Decision in such Representative’s sole and absolute discretion, except for the Major Decisions described in Sections 2.04(a), (d), (e), (fl, (g), (i) and (j) (for which such approval shall not be unreasonably withheld, delayed or conditioned). Notwithstanding anything to the contrary in this Agreement, either Member may, without prior approval of the Executive Committee, take any action reasonably necessary to protect life or property, in the event of an emergency where it is impractical to obtain such prior approval; provided that the Member taking the action shall use its best efforts to advise the Representatives as soon as possible of the nature of the emergency and the emergency actions taken. 2.05 Consents and Approvals Either Member may seek the approval of the Executive Committee with respect to any proposed matter set forth in Section 2.04 by delivering written notice to the Representatives describing such proposed action in sufficient detail so as to enable the Representatives to exercise an informed judgment with respect thereto. Such notice shall constitute a call for a special meeting of the Executive Committee as provided in Section 2.02(c) and shall specify a time for 4866-9506-0996.13 11960001623 -9- 4854-7976-8584.4 the meeting and shall be deemed a notice by the requesting Member’s Representatives for purposes of Section 2.02(c). The Executive Committee shall then meet and either approve or disapprove the proposed action. The Representative(s) of the other Member shall set forth their reasons if they disapprove such action, or may approve the requested action without a meeting as provided in Section 2.02(f). If the Executive Committee fails to meet or otherwise approve the requested action (as provided herein) on or before the expiration of the Response Period, then it shall be conclusively presumed to have disapproved such action. The term “Response Period” means (i) if a response time is expressly set forth in this Agreement, then the period of time during which the Member is required to respond, or (ii) if no response time period is expressly set forth in this Agreement, then five (5) Business Days following the effective date of the written notice describing any proposed action requiring the consent or approval of such Member. 2.06 Pre-Development Budget The Members have approved a pre-development budget for the Company, which is set forth on Exhibit “C” attached hereto (the “Pre-Development Budget”). The Pre-Development Budget sets forth the pre-development costs and expenses incurred by each Member prior to the Effective Date and the projected pre-developrnent costs and expenses that will be incurred by the Company after the Effective Date that have been approved by the Members. The Pre Development Budget includes the costs and expenses incurred by the Members for the due diligence investigation and review of the Property. The Administrative Member shall not cause the Company to incur any costs or expenses in connection with the pre-development of the Project, unless such costs and expenses are set forth in the Pre-Development Budget (or the Executive Committee otherwise approves such costs or expenses in its sole and absolute discretion). In addition, no Member shall be reimbursed by the Company for any costs or expenses incurred in cormection with the pre-developrnent of the Project, except to the extent such costs and expenses are set forth in the Pre-Development Budget (or the Executive Committee otherwise approves the reimbursement of such costs or expenses in its sole and absolute discretion). The pre development costs previously incurred by each Member (and/or any Affiliate thereof) prior to the Effective Date that are set forth in the Pre-Development Budget shall be reimbursed pursuant to Section 2.20 or credited to such Member’s Capital Account and Unreturned Contribution Account pursuant to Section 3.01(b)(ii) in the case of Tejon and Section 3.Ol(c)(ii) in the case of Majestic. 2.07 Approved Business Plan Majestic shall use its commercially reasonable efforts with the assistance and cooperation of Tejon to prepare and submit to the Executive Committee on or before October 31, 2022, for its review and approval, the annual business plan for the Company’s first Business Plan Period provided the annual business plan for the Company’s first Business Plan Period will not be completed until after the Construction Contract Condition has been satisfied. The term “Construction Contract Condition” means the Executive Committee has approved the final form of the Construction Contract and Commerce is prepared to execute and deliver such form of the Construction Contract to the escrow for the Construction Loan in accordance with the terms of Section 2.10. Without limiting the generality of the foregong, Majestic hereby agrees to use its commercially reasonable efforts to cause the Company to diligently pursue the satisfaction of the Construction Contract Condition (and any conditions or other requirements which must be satisfied before the Company and Commerce will execute and deliver the Construction Contract). 4866-9506-0996.13 119600.01623 —10- 4854-7976-85 84.4

If Majestic does not deliver the annual business plan for the first Business Plan Period to the Executive Committee on or before the ABP Outside Date, then Tejon shall have the right, in its sole and absolute discretion, at any time thereafter, to elect to dissolve the Company by delivering written notice of such election to Majestic in accordance with the terms of Section 12.01(a) (provided such right shall terminate if and when the Executive Committee approves the initial business plan for the Company). The term “ABP Outside Date” means October 31, 2022, provided such date shall be extended to no later than April 1, 2023, to the extent the completion of the annual business plan for the Company’s first Business Plan Period is delayed as a result of the Construction Contract Condition not being satisfied on or before October 31, 2022, as a result of the occurrence of any event outside the reasonable control of the Company (which was not taken into account in establishing the October 31, 2022 date for the completion of the annual business plan for the Company’s first Business Plan Period). At present, the Members believe that the most likely event outside the reasonable control of the Company which could result in a delay in the satisfaction of the Construction Contract Condition is another “wave” of the COVID-19 pandemic which results in a general shut-down of the processing of building permits in Kern County. For the avoidance of doubt, the Members acknowledge that any normal or typical delays in any governmerntal entity issuing any permit or approval shall not result in any extension of the AEP Outside Date. If Majestic timely delivers the annual business plan to the Executive Committee for the Company’s first Business Plan Period, but the Executive Committee does not approve such business plan for any reason within five (5) days following the submission of such plan to the Executive Committee, then each Member shall have the right, in its sole and absolute discretion, at any time thereafter, to elect to dissolve the Company by delivering written notice of such election to the other Member in accordance with the terms of Section 12.0 1(b) (provided such right shall terminate if and when the Executive Committee approves the initial annual business plan). Within three (3) Business Days following the Executive Committee’s approval of the annual business plan for the first Business Plan Period, the Company and Tejon shall execute and deliver to the escrow for the Construction Loan that certain Contribution Agreement and Joint Escrow Instructions in the form attached hereto as Exhibit “D” (the “Contribution Agreement”) (which shall be effective concurrently with the closing of the Construction Loan). The annual business plan for the Company’s first Business Plan Period shall include (i) completed full working drawings for the first Phase of the Project, (ii) completed development drawings for each subsequent Phase of the Project (with the completed working drawings to follow separately to expedite the preparation and approval of the first annual business plan), and (iii) a general description of the due diligence review that the Company will need to undertake before it acquires the Property. Each annual business plan shall also include, without limitation, (A) a narrative description of the proposed objectives and goals for the Company, which shall include a description of any major transaction to be undertaken by the Company for such Business Plan Period (or other period); (B) an outline summary of the terms of any financing or loan cornmitmnent that the Company obtains or intends to obtain, (C) for the first Business Plan Period, a Development Plan and Development Budget as described in Section 2.08 for the Improvements; (D) for the second Business Plan Period, the status of the construction of the Improvements; (E) an Operating Budget as described in Section 2.09 below; (F) a Marketing Plan as described in Section 2.13 for the Imuprovernents; and (G) such other items as are reasonably requested by either Member. 4866-9506-0996.13 11960001623 —11— 4854-7976-8584.4

On or before the Applicable ABP Date, the Administrative Member shall submit a new annual business plan for each ensuing Business Plan Period to the Executive Committee for its review and approval. The term ‘Applicable ABP Date’ means (1) with respect to the Company’s second Business Plan Period, thirty (30) days after the start of such second Business Plan Period; (2) with respect to the Company’s third Business Plan Period, the later of(x) thirty (30) days after the start of the Company’s second Business Plan Period, or (y) ninety (90) days prior to the start of such third Business Plan Period; and (C) with respect to all subsequent Business Plan Periods, ninety (90) days prior to the start of each such Business Plan Period. The annual business plan for the applicable Business Plan Period (or other period) that is hereafter approved by the Executive Committee is referred to as the “Approved Business Plan.” The Company shall pay all reasonable third-party out-of-pocket costs incurred after the Effective Date in preparing each proposed annual business plan, including any costs of doing the investigations and obtaining necessary approvals for construction of the Improvements provided for in the Development Plan to the extent set forth in the Pre-Developinent Budget (regardless of whether the annual business plan for the first Business Plan Period is ultimately approved by the Executive Committee). 2.08 Development and Construction of Improvements The Approved Business Plan for the Company’s first Business Plan Period shall include a plan for the development and construction of the Improvements (the “Development Plan”) and a development/construction budget (the “DeveLopment Budget”) setting forth the projected costs and expenses (including any pre-developrnent costs incurred by the Members) estimated to be incurred by the Company in connection with the development and construction of the Improvements. The Development Plan for the Improvements shall include, without limitation, the architectural design for the Improvements, the plans and specifications for such Improvements, a development and construction schedule for the Improvements, the projected dates for the commencement and completion for the Improvements and any fees that the Members (and/or any Affiliates or representatives thereof) are entitled to receive as consideration for providing services to the Company in connection with the development and construction of the Improvements. The Development Budget shall contain a proforma setting forth on an itemized basis (i) the estimated hard and soft construction costs to be incurred by the Company in developing and constructing each Phase of the Improvements pursuant to the Development Plan, and (ii) a projection setting forth the estimated revenues, expenses and net operating income (or loss) for the Project for the period commencing as of the Substantial Completion Date through the Project Stabilization Date. The Administrative Member shall have the right, power and authority without the consent of the other Member (A) to apply up to fifty percent (50%) of the contingency line item and any line item cost savings to other line items, and (B) to cause the Company to incur expenditures in excess of any line item, provided that any such expenditure does not exceed, in the case of a change order, the limit specified in Section 2.04(i), or othenvise such line item by more than the lesser of (1)ten percent (10%) of such line item, or (2) Twenty-Five Thousand Dollars ($25,000), after the application of any contingency line item and/or cost savings. The Administrative Member shall also have the right, power and authority to incur actual expenditures on behalf of the Company (with Company funds) for (a) any of the items set forth in any approved Development Budget, as the same may be adjusted in accordance with the foregoing provisions of 4866-9506-0996.13 119600.01623 —12— 4854-7976-85 84 .4

this Section 2.08, and (b) any items outside of an approved Development Budget provided such item does not exceed Twenty-Five Thousand Dollars ($25,000) alone or all of such expenditures do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate, without the further consent of the other Member. 2.09 Operating Budget The Approved Business Plan for the Company’s first Business Plan Period shall include an operating budget prepared by the Administrative Member (the “Operating Budget”). The Operating Budget shall include, without limitation, on a detailed itemized basis for the Project and the Company, (i) all estimated receipts projected by the Property Manager for the period of such Operating Budget and all anticipated expenses, by category, for the Company (including, without limitation, all repairs and capital expenditures projected by the Property Manager to be incurred during such period), (ii) the estimated Cash Flow reserves projected by the Property Manager to be required for such period, and (iii) a projection setting forth the estimated annual revenues, expenses and net operating income (or loss) expected to be incurred by the Property Manager for the ensuing Business Plan Period, which shall be updated to compare the actual results to the projected results set forth in the prior Operating Budget. The Operating Budget shall also include a detailed description of such other information, contracts, agreements and other matters reasonably necessary to inform the Members of all matters relevant to the operation, management, maintenance, leasing and sale of the Project (or any portion thereof) or as may be reasonably requested by any Member. The Administrative Member shall have the right, power and authority without the consent of the other Member (A) to apply up to fifty percent (5 0%) of the contingency line item and any line item cost savings to other line items, and (B) to cause the Company to incur expenditures in excess of any line item, provided that any such expenditure does not exceed such line item by more than ten percent (10%), after the application of any contingency line item or cost savings. The Administrative Member shall also have the right, power and authority to incur actual expenditures on behalf of the Company (with Company funds) for (1) any of the items set forth in any approved Operating Budget, as the same may be adjusted in accordance with the foregoing provisions of this Section 2.09, and (2) any items outside of an approved Operating Budget provided such item does not exceed Fifty Thousand Dollars ($50,000) alone or in the aggregate, without the further consent of the other Member. 2.10 Construction Contract The Company shall hire Commerce, which is an Affiliate of Majestic, to be the general contractor of record for the development and construction of the Improvements under an open book arrangement pursuant to a construction contract to be entered into by and between the Company and Commerce substantially in the form attached hereto as Exhibit “E” (the “Construction Contract”). The architecture and engineering services for the Project (structural, civil, mechanical, electrical, plumbing, etc.) will be performed by such consultants that are approved by the Executive Committee. Subject to Executive Committee approval, David Evans and Associates (DEA) (which is the current civil engineer for Tejon Ranch Commerce Center) is intended to be the civil engineer of record for the Project. Within three (3) Business Days following the approval of the annual business plan for the first Business Plan Period by the Executive Committee pursuant to Section 2.07, the Company and 4866-9506-0996.13 119600.01623 —13— 4854-7976-85 84 .4

Commerce shall execute and deliver the Construction Contract to the escrow for the Construction Loan (which shall be effective concurrently with the closing of the Construction Loan). Majestic hereby agrees to use it commercially reasonable efforts to cause Commerce to commence the construction of the Improvements promptly following the closing of the Construction Loan. All major subcontractors hired for the construction of the Improvements shall be subject to the approval of the Executive Committee, which approval shall not be unreasonably withheld, delayed or conditioned. Majestic shall provide Tejon with a copy of each bid received from each subcontractor on the date Majestic provides Tejon the final construction pricing. Pursuant to the terms of the Construction Contract, the Company shall pay to Commerce a fee equal to five percent (5%) of the total Applicable Construction Costs incurred by the Company in connection with the construction of the Improvements as compensation for rendering the services described in the Construction Contract. The term “Applicable Construction Costs” means the actual “hard” and “soft” costs actually incurred by the Company in connection with the construction of the Improvements. 2.11 Development and Construction Management Services The Administrative Member shall be responsible for (i) interviewing and recommending the environmental consultants, architects, engineers (structural, civil, mechanical, electrical, plumbing, etc.) and all other consultants, specialists and experts (collectively, the “Consultants”) to be hired by the Company to provide various services at the Company’s cost in connection with the development and construction of the Improvements, (ii) reviewing and evaluating proposed contracts to be entered into between the Company and each Consultant after the Effective Date, and (iii) negotiating such proposed contracts to be entered into after the Effective Date (it being understood that all such contracts shall be required to be approved by the Executive Committee and executed by the Company). The Administrative Member shall be responsible for coordinating and supervising the services to be provided by each such Consultant. Without limiting the generality of the foregoing, the Administrative Member shall work closely with the architects and engineers hired by the Company to prepare and process the plans and specifications (and any revisions thereto) for the Improvements. In addition to the above services, the Administrative Member shall also take the lead role in supervising the development and construction of the Improvements in coordination with Tejon. Tejon shall assist in the general construction oversight activities and will coordinate with Commerce to address any construction related issues and matters. In addition, Tejon will take the lead role in meeting with Kern County and other municipalities and local authorities/agencies to obtain any necessary permits, entitlements, consents and other approvals necessary to construct each Phase of the Improvements on the Property. As consideration for providing the development services described in this Section 2.11, the Company shall pay to the Members a development fee (“Development Fee”) equal to four percent (4%) of the “hard costs” actually incurred in connection with the development and construction of the Improvements. The Development Fee shall be paid and earned on the first day of each calendar month based upon the “hard costs” incurred by the Company in the preceding calendar month. The Administrative Member shall be entitled to receive seventy-five percent (7 5%) of the Development Fee and Tejon shall be entitled to receive twenty-five percent (25%) of the 4866-9506-0996.13 119600.01623 -14— 4854-7976-8584.4

Development Fee. As consideration for providing the construction management services described in this Section 2.11, the Company shall also pay to Tejon a construction management fee equal to one percent (1%) of the Applicable Construction Costs incurred in connection with the development and construction of such Improvements. 2.12 Master Developer Work Tejon (in its capacity as the master developer of the Tejon Ranch Commerce Center) shall be obligated to perform in accordance with the Development Plan the work described on Exhibit “G” attached hereto (the “Master Developer Work”), at Tejon’s sole cost and expense, in connection with the contribution of the Property to the Company, to the extent reasonably necessary for the development of the Improvements. Prior to commencing the Master Developer Work, (i) the Executive Committee shall reasonably agree upon the location of all utility connections and the ingress andlor egress improvements to be constructed as part of the Master Developer Work, and (ii) Tejon shall provide Majestic with a copy of the plans and specifications for any ingress andlor egress improvements to be constructed as part of the Master Developer Work for the review and input of Majestic; provided, however, the Executive Committee shall have the right to approve such plans and specifications (which approval shall not be unreasonably withheld, delayed or conditioned). Subject to any delays pennitted by Section 13.23, Tejon shall be obligated (A) to perform the Master Developer Work in a coordinated manner consistent with the schedule in the Development Plan such that each Phase of the Project can be completed in accordance with the Development Plan on or before the scheduled completion date for such Phase, and (B) in compliance with all required permits from the local government authority. Tejon shall provide Majestic with monthly updates of the Master Developer Work, which has been performed or is contemplated to be performed in the future. 2.13 Marketing Management The Administrative Member shall be responsible for preparing a marketing plan for the Project with the assistance of, and in coordination with, the other Member. The marketing plan shall be submitted by the Administrative Member to the Executive Committee for its review and approval not later than thirty (30) days following the date the Property is contributed to the Company, which approval shall not be unreasonably withheld, delayed or conditioned. Each marketing plan that is approved by the Executive Committee is hereinafter referred to as the “Marketing Plan.” The Marketing Plan shall describe in reasonable detail (i) the target market and profile of the anticipated tenants for the apartment units and other space contained in the Project, (ii) the marketing, leasing and sales objectives and a timeline for accomplishing such objectives, and (iii) such other information regarding the marketing of the Project as is reasonably requested by the Executive Committee. The Property Manager shall be responsible for implementing each Marketing Plan on behalf of the Company with the supervision and oversight of the Administrative Member. The Marketing Plan shall be updated by the Administrative Member on a quarterly basis and submitted to the Executive Committee for its review and approval, which approval shall not be unreasonably withheld, delayed or conditioned.. 4866-9506-0996.13 11960001623 —15— 4854-7976-8584.4

2.14 Property Management The Company shall hire a third-party property management company approved by the Executive Committee to act as the property manager for the Project (the “Property Manager”). The Members acknowledge that the Project shall require full-time on-site property management and on-site leasing personnel including full-time managers, leasing staff, day porters, building maintenance staff and other support staff, which shall be provided by the Property Manager. The Property Manager shall be responsible for leasing the Project and otherwise managing the day-to day operation of the Project including asset management and operational accounting. Without limiting the generality of the foregoing, the Property Manager shall be responsible for managing the accounting for the leasing and operation of the Project and the contract and lease administration for the Project including enforcing the Company’s rights and benefits, and causing the Company to perform its duties and obligations, under each lease entered into with respect to the Project. The Property Manager shall also be responsible for the repair and maintenance of the Project and tenant service. As consideration for supervising the Property Manager and providing accounting and reporting oversight services in the case of Majestic, the Company shall pay to each Member a fee (the “Supervision Fee”) equal to 50/lOOths percent (0.50%) of the gross rents received by the Company from the lease of the apartment units and the other space contained in the Project. The Supervision Fee shall be paid and earned on the first day of each calendar month based upon the gross receipts realized by the Company in the preceding calendar month from the lease of the apartment units and any other space contained in the Project. 2.15 Financing Fee As described more fully in Section 3.04, the Administrative Member shall be responsible for analyzing, pursuing and causing the Company to procure a Construction Loan, each Permanent Loan and any other financing to be obtained by the Company. As compensation for procuring such financing on behalf of the Company, the Company shall pay to the Administrative Member a fee equal to 30/lOOths percent (0.30%) of the original principal amount of each loan obtained by the Company (the “Financing Fee”) provided Majestic procures such financing on commercially reasonable terms consistent with the terms of the financing obtained in the joint ventures previously entered into by and between the Members and/or their respective Affiliates with respect to real property located within the Tejon Ranch Commerce Center. If the Company retains an outside capital markets firm to assist in the placement of debt for the Project at a fee or cost to the Company, then the Administrative Member shall not be entitled to receive the Financing Fee with respect to such financing. 2.16 Authority with Respect to the Affiliate Agreements Notwithstanding any other provision of this Agreement including, without limitation, Sections 2.01, 2.02, 2.03 and 2.04, Tejon or Majestic, as the case may be, shall have the sole right, power and authority, in its sole and absolute discretion and without the consent or approval of the other Member (the “Affiliated Member”), (i) to cause the Company to enforce its rights under any contract or other agreement entered into by the Company with the Affiliated Member and/or any Affiliate thereof (collectively, the “Affiliate Agreements”) following any breach by the 4866-9506-0996.13 119600.01623 —16— 4854-7976-8584.4

Affiliated Member and/or any Affiliate thereof under any such Affiliate Agreement, (ii) to make all decisions on behalf ofthe Company with respect to any amendment, modification, rescission, extension, and/or termination under any Affiliate Agreement, (iii) to determine the existence of any default under any Affiliate Agreement and to cause the Company to declare any such default following any breach by the Affiliated Member and/or any Affiliate thereof under such Affiliate Agreement, (iv) to cause the Company to institute, settle and/or compromise any claim under any Affiliate Agreement against the Affiliated Member and/or any Affiliate thereof, (v) to cause the Company to waive any rights of the Company against the Affiliated Member and/or any Affiliate thereof under any Affiliate Agreement, and (vi) to cause the Company to consent to the assignment of any rights and/or the delegation of any duties by the Affiliated Member andlor any Affiliate thereof under any Affiliate Agreement. Majestic or Tejon, as the case may be, shall cooperate in good faith with the other Member in the exercise by the other Member of the foregoing rights and actions under the Affiliate Agreements. For the avoidance of any doubt, the Members acknowledge that the Construction Contract to be entered into by the Company and Commerce constitutes an Affiliate Agreement under this Agreement (as a result of Commerce being an Affiliate of Majestic). 2.17 Election, Resignation, Removal of the Administrative Member (a) Number, Term and Qualifications. The Company shall have one (1) Administrative Member. Unless it resigns (pursuant to the terms of this Agreement), is removed or ceases to be a member of the Company, the Administrative Member shall hold office until a successor shall have been elected and qualified. Unless the Administrative Member resigns or is removed pursuant to Section 2.17(c), a new Administrative Member may not be appointed without the approval of the Executive Committee. (b) Resignation. The Administrative Member may resign upon no less than one hundred twenty (120) days prior written notice to the other Member. Except as set forth below in Section 2.17(d), any resignation of the Administrative Member in accordance with the tenns of this Section 2.17(b) shall not affect the Administrative Member’s rights as a member of the Company, and shall not constitute a withdrawal of the Administrative Member as a member of the Company. (c) Removal. The Administrative Member (or any successor administrative member) may be removed following the occurrence of a Just Cause Event, by written notice (“Removal Notice”) from the other Member to the Administrative Member within forty-five (45) days following the date such Member first becomes aware of such Just Cause Event. The Removal Notice shall specify in reasonable detail the Just Cause Event giving rise to the removal. For purposes of this Section 2.17(c), “Just Cause Event” shall mean: (i) Breach of Agreement. The breach of any material covenant, duty or obligation under this Agreement by the Administrative Member if (i) the Administrative Member has received written notice from the other Member of the breach describing such breach in reasonable detail, and (ii) (A) the breach is not reasonably susceptible of being cured, or (B) if the breach is reasonably susceptible of being cured (1) the Administrative Member has failed to commence the cure or 4866-9506-0996.13 119600.01623 —17- 4854-7976-8584.4 remedy of the breach within fifteen (15) days following the effective date of the notice, or (2) failed to complete the cure or remedy within a reasonable period of time (not to exceed sixty (60) days following the effective date of such notice, unless the cure or remedy cannot be reasonably completed within such sixty (60)- day period and the Administrative Member fails to diligently proceed with the cure or remedy to completion within an additional forty-five (45) days following the expiration of such initial sixty (60)-day period); (ii) Fraud, Willful Misconduct, Gross Negligence, Etc. The fraud, willful misconduct, gross negligence or conviction of a crime involving moral turpitude by the Administrative Member (other than any misappropriation of funds described in clause (iii) below); or (iii) Misappropriation of Funds. Any misappropriation of funds by the Administrative Member provided that if such misappropriation of funds is committed by an employee of the Administrative Member, then such event shall not constitute a Just Cause Event if, within ten (10) Business Days after being notified in writing of such event, the Administrative Member makes full restitution to the Company of all damages caused by such event and terminates the employment of such employee. (d) Rights Following Resignation or Removal. Upon the resignation of an Administrative Member or the removal of a member as the Administrative Member in accordance with Section 2.17(c), (i) the resigned or removed Member shall be relieved of its duties as Administrative Member under this Agreement including, without limitation, the duty to provide the development management, marketing and property management services described in Sections 2.11, 2.13 and 2.14, (ii) the other Member shall have the right, power and authority to designate each replacement Administrative Member (which may be the other Member (including a member, which previously served as the Administrative Member), any Affiliate of the other Member and/or any other Person) to replace the Member that has resigned or been removed as the Administrative Member (or any replacement Administrative Member) and such replacement Administrative Member shall have all of the rights, duties and obligations of the Administrative Member under this Agreement (including, without limitation, the right to receive any fees or other amounts payable to the Administrative Member under this Agreement following such resignation or removal for services that are thereafter provided by the replacement Administrative Member), and (iii) the other Member may terminate any or all of the Affiliate Agreements entered into with the Administrative Member or any Affiliate thereof and/or hire at the expense of the Company a new development manager, marketing director and/or property manager including, without limitation, any Affiliate of such other Member which is qualified to render the services previously provided by the resigned or removed Member. (e) No Adiustment to Percentage Interests. Except as provided in Section 2.17(d), if a Member resigns or is removed as the Administrative Member, then the Percentage Interests of the Members shall not be adjusted and the removed Administrative Member shall retain all of its rights, duties and obligations of a member 4866-9506-0996.13 119600.01623 -18— 4854-7976-8584.4 under this Agreement (other than any rights, duties and/or obligations as the Administrative Member). 2.18 Officers (a) Appointment of Officers. The Executive Committee may appoint, and delegate authority to, officers (‘Officers) of the Company at any time. The Officers of the Company may include, without limitation, a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Senior Vice President, Vice President, Assistant Vice President, Secretary and Assistant Secretary. Any individual may hold any number of offices. Unless the Executive Committee otherwise determines in its sole and absolute discretion, (i) if the title assigned to any Officer is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, then the assignment of such title shall constitute the delegation to such person of the rights, powers, duties, obligations and authority that are normally associated with that office, and (ii) no Officer shall receive any salary or other compensation for acting as an Officer of the Company. Any delegation pursuant to this Section 2.18(a) may be revoked at any time by the Executive Committee. The Officers shall serve at the pleasure of the Executive Committee. (b) Removal of Officers. Any Officer may be terminated, either with or without cause, by the Executive Committee at any time. Any Officer may resign at any time by giving written notice to the Executive Committee. Any resignation shall take effect as of the effective date of any such notice or at any later time specified in such notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. A vacancy in any office because of death, incapacity, resignation, removal, disqualification or any other cause shall be filled, if at all, in the manner prescribed in this Agreement for regular appointments to that office. 2.19 Treatment of Payments For financial and income tax reporting purposes, any and all fees paid by the Company to any Member and/or any Affiliate thereof shall be treated as expenses of the Company and, if paid to any Member, as guaranteed payments within the meaning of Section 707(c) of the Code. To the extent all or any portion of any fee is not paid in full prior to the Liquidation of the Company, such unpaid portion of such fee shall constitute a debt of the Company payable upon such Liquidation. The Members acknowledge and agree that any fee paid to any Member (and/or any Affiliate thereof) in accordance with the terms of this Agreement shall constitute the sole and exclusive property of such recipient Member (and/or such Affiliate), and the other Member shall not have any rights thereto or interests therein. 2.20 Reimbursement and Fees Except as expressly provided in this Agreement, the Construction Contract, or otherwise agreed to in writing by the Executive Committee, including, without limitation, pursuant to the terms of any Approved Business Plan, none of the Members (or their respective Affiliates and/or other representatives) shall be paid any compensation for rendering services to the Company or 4866-9506-0996.13 119600.01623 —19- 4854-7976-8584.4

otherwise be reimbursed for any costs and expenses incurred by such Member (and/or any Affiliate or representative thereof) on behalf of the Company. Notwithstanding the foregoing, each Member shall be promptly reimbursed by the Company following the closing of the Construction Loan for any pre-development costs that are set forth in the Pre-Development Budget incurred by such Member to the extent such costs are not credited to such Member's Capital Account pursuant to Section 3.01(b)(ii) or Section 3.01(c)(ii) (subject to providing the supporting documentation described below in this Section 2.20). Without limiting the generality of the foregoing provisions of this Section 2.20, neither Member nor any Affiliate thereof shall be reimbursed for any general and administrative costs and expenses incurred by such party, and any costs incurred by Tejon in creating the legal parcel or parcels comprising the Property shall not be subject to reimbursement. Any request for reimbursement by any Member pursuant to this Section 2.20 shall be accompanied by supporting documentation and shall be made within forty-five (45) days after the date such expenses are incurred by such Member. Any such reimbursements made by the Company to a Member shall not reduce such Member's Capital Account or Unreturned Contribution Account.

2.21 Insurance

The Administrative Member shall cause the Company to purchase and maintain (at the expense of the Company) a commercial general liability insurance policy, a builder's risk insurance policy and a property insurance policy in such amounts as are reasonably determined by the Executive Committee and such other insurance as may be requested from time to time by the Executive Committee. The cost of any insurance policies maintained by the Company pursuant to this Section 2.21 shall be an expense of the Company and shall be included in the Development Budget or the Operating Budget.

ARTICLE III
MEMBERS' CONTRIBUTIONS TO COMPANY

3.01 Initial Contributions of the Members

The initial capital contributions of the Members shall be made as follows:

(a) Initial Cash Contributions. Concurrently with the execution and delivery of this Agreement, each of Tejon and Majestic shall make an initial cash contribution of One Hundred Thousand Dollars ($100,000) to the capital of the Company to enable the Company to open a bank account and to fund the anticipated costs and expenses that will be incurred by the Company prior to the funding of the Construction Loan described in Section 3.04. Each Member's Capital Account and Unreturned Contribution Account shall be credited by such amount on the date such contribution is made.

(b) Tejon Property and Related Contributions. Tejon hereby agrees to make the following contributions:

(i) In accordance with the terms of the Contribution Agreement, Tejon shall assign, transfer and contribute to the capital of the Company, Tejon's entire fee interest in and to the Property which consists of approximately twenty-one and 92/100ths (21.92) net acres of land (subject to all liens, encumbrances and other permitted exceptions to title approved under the Contribution Agreement).

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Subject to the following sentence, the Property shall be contributed by Tejon to the Company concurrently with the closing of the Construction Loan at an agreed upon value (net of all such approved liens, encumbrances and permitted exceptions) of Five Dollars ($5.00) per square foot of the net usable land area, reduced by the lien for property taxes not yet payable and adjusted for any other prorations in the maimer described below and any other items agreed to by Tejon and Majestic under the Contribution Agreement (the “Agreed Value”). Solely for purposes of determining the Agreed Value, Tejon shall be deemed to have contributed an additional 77/lOOths (0.77) acres of land to the Company which represents the excess of the four and 33/lOOths (4.33) acres of land that Tejon will trade prior to the closing of the Construction Loan in exchange for the three and 66/lOOths (3.66) acres of land owned by TRCC Rock Outlet Centers LLC previously improved with three hundred sixty-five (365) parking spaces (i.e., 4.3 3-3.66 = 0.77). The Agreed Value shall be reduced by the amount of any net prorations and credits charged to Tejon under the Contribution Agreement and increased by the amount of any net prorations and credits charged to the Company under the Contribution Agreement. The Agreed Value of the Property prior to any adjustment for real property taxes not yet payable, prorations and credits will equal approximately Four Million Nine Hundred Forty-One Thousand Eight Hundred Eighty-Two Dollars ($4,941,882) (i.e., (total acreage of (21.92 acres + 0.77 acres) x 43,560) x $5.00 $4,941,882). Tejon’s Capital Account and Unreturned Contribution Account shall each be credited by an amount equal to the Agreed Value on the date the Property is contributed to the Company. (ii) Contribution of Work Product. Effective concurrently with the contribution of the Property to the Company pursuant to Section 3.01 (b)(i) and the closing of the Construction Loan, Tejon herby assigns, transfers and contributes to the Company the entire right, title and interest ofTejon in and to all reports, studies and other work product obtained by Tejon prior to the Effective Date that relate to the Property (collectively, the “Tejon Work Product”). Tejon’s Capital Account and Unreturned Contribution Account shall each be credited on the date the Tejon Work Product is contributed to the Company by an amount equal to Four Hundred Thirteen Thousand Eighty Dollars ($413,080) (which equals the pre-development costs paid by Tejon prior to the Effective Date set forth in the Pre-Development Budget). In furtherance of the foregoing, Tejon hereby represents and warrants that Tejon and/or one (I) or more of its Affiliates has actually paid the pre-development costs to be credited to Tejon’s Capital Account and Unreturned Contribution Account pursuant to this Section 3.Ol(b)(ii), (c) Majestic Balancing Contribution and Work Production Contribution. Majestic hereby agrees to make the following contributions: (i) Concurrently with the contribution of the Property to the Company pursuant to Section 3.0l(b)(i) and the closing of the Construction Loan (and through the escrow established for the Construction Loan), Majestic shall contribute to the capital of the Company, in cash, an amount equal to the sum of (A) fifiy percent (5 0%) of the Agreed Value, and (B) the excess of(1) fifiy percent 4866-9506-0996.13 11960001623 —21— 4854-7976-8584.4

(50%) of the amount of the pre-development costs set forth in the Pre-Developrnent Budget paid by both Members (or any Affiliate thereof) prior to the Effective Date, minus (2) the pre-development costs set forth in the Pre-Development Budget paid by Majestic (or any Affiliate thereof) prior to the Effective Date. Majestic’s Capital Account and Unreturned Contribution Account shall be credited by such amount on the date such contribution is made. Concurrently with the closing of the Construction Loan, the Company shall distribute the capital contribution made by Majestic pursuant to this Section 3.0l(c)(i) to Tejon, which distribution shall be debited to Tej on’s Capital Account and Unreturned Contribution Account on the date such distribution is made. After such distribution is made, the balance standing in Tej on’s Capital Account and Unreturned Contribution Account shall equal the sum of(x) the capital contributed by Tejon to the capital of the Company pursuant to Section 3.01(a), (y) fifty percent (50%) of the Agreed Value, and (z) fifty percent (50%) of the pre-development costs set forth in the Pre-Development Budget paid by the Members (and/or any affiliate thereof) prior to the Effective Date (which will equal the balance standing in Majestic’s Capital Account and Unretumed Contribution Account on the date such distribution is made). (ii) Contribution of Work Product. Effective concurrently with the contribution of the Property to the Company pursuant to Section 3.01(b)(i) and the closing of the Construction Loan, Majestic herby assigns, transfers and contributes to the Company the entire right, title and interest of Majestic in and to all reports, studies and other work product obtained by Majestic prior to the Effective Date that relate to the Property (collectively, the “Majestic Work Product”). Majestic’s Capital Account and Unretumed Contribution Account shall each be credited on the date the Majestic Work Product is contributed to the Company by an amount equal to the pre-developinent costs set forth in the Pre-Development Budget paid by Majestic prior to the Effective Date. In furtherance of the foregoing, Majestic hereby represents and warrants that Majestic and/or one (1) or more of its Affiliates has actually paid the pre-developrnent costs to be credited to Majestic’s Capital Account and Unretumed Contribution Account pursuant to this Section 3.Ol(c)(ii). 3.02 Additional Capital Contributions If the Company has insufficient funds to meet its current or projected financial requirements (a “Shortfall”), then the Administrative Member shall give written notice (the “Capital Call Notice”) of such Shortfall to the other Member. The Contribution Notice shall summarize, with reasonable particularity, the Company’s actual and projected cash obligations, cash on hand, projected sources and amounts of future Cash Flow and a contribution date (“Additional Contribution Date”) (which shall not be less than ten (10) Business Days following the effective date of such notice) upon which each Member shall be obligated to contribute to the capital of the Company, in cash, such Member’s Percentage Interest of the funds necessary to satisfy such Shortfall. If the Company has a Shortfall and the Administrative Member fails to deliver a Capital Call Notice so that the Company may timely satisfy any such Shortfall, then the other Member may deliver the Capital Call Notice pursuant to this Section 3.02. Any and all amounts contributed to the capital of the Company by any Member pursuant to this Section 3.02 4866-9506-0996.13 119600.01623 -22— 4 854-7976-85 84 .4

shall be credited to such Member’s Capital Account and Unretumed Contribution Account on the date any such contribution is made. 3.03 Remedy for Failure to Contribute Capital If any Member (the “Non-Contributing Member”) fails to contribute timely all or any portion of the additional capital such Member is required to contribute pursuant to Section 3.02 (the “Delinquent Contribution”), and provided that the other Member (the “Contributing Member”) has timely contributed to the capital of the Company all of the additional capital required to be contributed by such Contributing Member pursuant to Section 3.02 (with respect to that particular notice and capital call), then such Contributing Member shall have the right to select one (1) or more of the following options in accordance with the terms set forth below in this Section 3.03: (a) Loan Remedy. The Contributing Member may advance to the Company, in cash, within thirty (30) days following the Additional Contribution Date, an amount equal to the Delinquent Contribution, and such advance shall be treated as a nonrecourse loan (“Default Loan”) by the Contributing Member to the Non-Contributing Member, bearing interest at a rate equal to the lesser of(i) the prevailing prime commercial lending rate of Wells Fargo Bank plus five (5) percentage points, adjusted concurrently with any adjustments to such rate and compounded annually, or (ii) the maximum, non- usurious rate then permitted by law for such loans. Subject to Sections 7.09 and 8.08, each Default Loan shall be due and payable in full one hundred twenty (120) days from the date advanced (or, if earlier, upon the dissolution of the Company). As of the effective date of the advance of any Default Loan, the Capital Account and the Unreturned Contribution Account of the Non-Contributing Member shall be credited with an amount equal to the original principal balance of the Default Loan made by the Contributing Member to the Non-Contributing Member. Notwithstanding the provisions of Articles V and XII, until any and all Default Loans made to the Non- Contributing Member are repaid in full, the Non-Contributing Member shall receive no further distributions from the Company, and all cash or property otherwise distributable with respect to the Non-Contributing Member’s Interest shall be distributed to the Contributing Member as a reduction of the outstanding balance of (together with all accrued, unpaid interest thereon) any and all such Default Loans, with such funds being applied first to reduce any and all interest accrued on such Default Loan(s) and then to reduce the principal amount thereof. Any amounts so applied shall be treated, for all purposes under this Agreement, as having actually been distributed to the Non- Contributing Member pursuant to Section 5.01 and applied by the Non-Contributing Member to repay such outstanding Default Loan(s). To secure the repayment of any and all Default Loans made to the Non- Contributing Member, such Non-Contributing Member hereby grants a security interest in favor of the Contributing Member in and to the Non-Contributing Member’s entire Interest in the Company, and hereby irrevocably appoints the Contributing Member, and each of the Contributing Member’s representatives, agents, officers or employees, as the Non Contributing Member’s attorney(s)-in-fact, with full power to prepare, execute, 4866-9506-0996.13 119600.01623 —23- 4854-7976-8584.4

acknowledge, and deliver, as applicable, all documents, instruments, and/or agreements memorializing and/or securing such Default Loan(s), including, without limitation, such Uniform Commercial Code financing and continuation statements, mortgages, pledge agreements and other security instruments as may be reasonably appropriate to perfect and continue the security interest in favor of such Contributing Member. The Contributing Member is also authorized to cause the Company to issue certificates (collectively, the “Certificates”) evidencing the Members respective Interests in the Company (in such form as is determined in the sole and absolute discretion of the Contributing Member) and is further authorized to take possession and control of any such Certificate of the Non-Contributing Member if it has made a Default Loan to the Non- Contributing Member. Following the issuance of the Certificates, each Interest in the Company shall constitute a certificated security” within the meaning of, and be governed by, (A) Section 8-1 02(a)(15) of the Uniform Commercial Code as in effect from time to time in the State of Delaware, and (B) the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code, as in effect in the State of Delaware (6 Del C. § 8-101, et.q.), such provision of Article 8 of the Uniform Commercial Code shall control. If, upon the maturity of a Default Loan (taking into account any agreed upon extensions thereof), any principal thereof and/or accrued interest thereon remains outstanding, then the Contributing Member may elect any one (1) of the following options: (1) to renew such Default Loan (or portion thereof) pursuant to the terms and provisions of this Section 3.03(a) for such additional term as is determined in the sole and absolute discretion of the Contributing Member; (2) to institute legal (or other) proceedings against the Non-Contributing Member to collect such loan which may include, without limitation, foreclosing against the security interest granted above; (3) to contribute all or any portion of such outstanding principal of, and accrued interest on, such Default Loan (or portion thereof) to the capital of the Company pursuant to the provisions of Section 3.03(b); or (4) to implement the default provisions set forth in Article VII in accordance with the provisions of Section 3.03(c). The Contributing Member may elect any of the options set forth in the immediately preceding sentence by giving written notice of such election to the Non-Contributing Member within thirty (30) days following such maturity date. Failure of the Contributing Member to timely give such written notice to the Non-Contributing Member shall be deemed to constitute an election to renew such Default Loan for an additional term of one hundred twenty (120) days on the terms set forth herein. If the Contributing Member elects to foreclose upon the security interest in the Non-Contributing Member’s Interest in the Company granted above, then the Contributing Member is authorized to cancel the Certificate evidencing the Non-Contributing Member’s Interest in the Company and issue a new Certificate to the Contributing Member that has foreclosed upon such Interest. 4866-9506-0996.13 119600.01623 -24- 4 854-7976-85 84 .4

(b) Dilution Remedy. The Contributing Member may contribute to the capital of the Company, in cash, within thirty (30) days following the Additional Contribution Date an amount equal to the Delinquent Contribution, and such Contributing Member’s Capital Account and Unretumed Contribution Account shall each be credited with the amount contributed by such Contributing Member. Further, upon the maturity of a Default Loan that is not fully repaid on or before the maturity date thereof, the Contributing Member may contribute to the capital of the Company, in accordance with the provisions of Section 3.03(a) above, all or any portion of the outstanding principal of and/or accrued interest on such Default Loan previously advanced by such Contributing Member that is not repaid prior to the maturity date thereof, and (i) the amount of such outstanding principal and/or interest so contributed shall be deemed repaid and satisfied; (ii) the Capital Account and the Unreturned Contribution Account of the Non-Contributing Member shall be decreased, but not below zero (0), by the amount of such outstanding principal and/or interest so contributed; and (iii) the Capital Account and the Unreturned Contribution Account of the Contributing Member shall be increased by the amount of such outstanding principal and/or interest so contributed. Upon the contribution of the Delinquent Contribution and/or the outstanding balance of a Default Loan by the Contributing Member pursuant to the foregoing provisions of this Section 3.03(b), (A) the balance standing in each Member’s Umemmed Contribution Account and Capital Account shall be decreased in the case of the Non- Contributing Member and increased in the case of the Contributing Member by an amount equal to the Adjustment Amount, and (B) each Member’s Percentage Interest shall be decreased in the case of the Non-Contributing Member and increased in the case of the Contributing Member by the Dilution Percentage. The “Adjustment Amount” shall equal fifty percent (50%) of each Delinquent Contribution contributed by the Contributing Member on behalf of the Non-Contributing Member pursuant to this Section 3.03(b). The “Dilution Percentage” shall equal the amount expressed in percentage points calculated based upon the following formula: Delinquent Contribution Dilution Percentace 150 x Total amount of the Members capital contributions to the Company (including any Delinquent Contribution contributed by the Contributing Member), not reduced by any distributions under Section 5.01 The application of the provisions of this Section 3.03(b) are illustrated by the following example: Assume that (1) the aggregate balance standing in each Member’s Unreturned Contribution Account and Capital Account is equal to Two Million Five Hundred Thousand Dollars ($2,500,000) (i.e., $5,000,000 in the aggregate), (2) a contribution of Four Hundred Thousand Dollars ($400,000) is required to be contributed by the Members to the capital of the Company pursuant to Section 3.02, (3) the Non Contributing Member has a Percentage Interest of fifty percent (50%) and fails to contribute its share of such contribution equal to Two Hundred Thousand Dollars ($200,000) (i.e., 50% x $400,000), and (4) the Contributing Member has a Percentage 4866-9506-0c96. i 3 119600.0i623 —25— 4854-7976-8584.4

Interest of fifty percent (50%) and contributes its entire share of such contribution equal to Two Hundred Thousand Dollars ($200,000) (i.e., 50% x $400,000) and the Delinquent Contribution of Two Hundred Thousand Dollars ($200,000) to the capital of the Company on behalf of the Non-Contributing Member pursuant to this Section 3.03(b), which increases the balance standing in the Contributing Members Unreturned Contribution Account and Capital Account (before taking into account the Adjustment Amount) from Two Million Five Hundred Thousand Dollars ($2,500,000) to Two Million Nine Hundred Thousand Dollars ($2,900,000) (i.e., $2,500,000 + $400,000 = $2,900,000). By operation of this Section 3.03(b), the Adjustment Amount would equal One Hundred Thousand Dollars ($100,000) (i.e., $200,000 Delinquent Contribution x 50% = $100,000), and the Dilution Percentage would be equal to five and 56/lOOths (5.56) percentage points as calculated in accordance with the following formula: $200 000 5.56 = 150 x $5,400,000 Accordingly, (x) the balance standing in each Member’s Unreturned Contribution Account and Capital Account would be (AA) decreased in the case of the Non- Contributing Member from Two Million Five Hundred Thousand Dollars ($2,500,000) to Two Million Four Hundred Thousand Dollars ($2,400,000) (i.e., $2,500,000 - $100,000 Adjustment Amount = $2,400,000), and (BB) increased in the case of the Contributing Member from Two Million Nine Hundred Thousand Dollars ($2,900,000) to Three Million Dollars ($3,000,000) (i.e., $2,900,000 + $100,000 Adjustment Amount = $3,000,000), (y) the Percentage Interest of each Member would be (AA) decreased in the case of the Non-Contributing Member by five and 56/lOOths (5.56) percentage points from fifty percent (50%) to forty-four and 44/lOOths percent (4444%) (i.e., 50% - 5.56% = 44.44%), and (BB) increased in the case of the Contributing Member by five and 56/lOOths (5.56) percentage points from fifty percent (50%) to fifty-five and 56/lOOths percent (55.56%). After the foregoing adjustments, the ratio of the balance standing in each Member’s Unretumned Contribution Account and Capital Account to the balances standing in both Members’ Unreturned Contribution Accounts and Capital Accounts would be fifty-five and 56/lOOths percent (55.56%) in the case of the Contributing Member (i.e., $3,000,000/$5,400,000 = 55.56%) and forty-four and 44/lOOths percent (44.44%) in the case of the Non-Contributing Member (i.e., $2,400,000/$5,400,000 = 44.44%) (which will the same as each Member’s Percentage Interest in the Company following the dilution under this example). (c) Implementation of Default Provisions. The Contributing Member may elect to implement the default provisions contained in Article VII by delivery of written notice of such election to the Non-Contributing Member within ninety (90) days following the Additional Contribution Date or the maturity date for any Default Loan that is not repaid prior to the maturity thereof (d) Election of Remedy. The Contributing Member shall determine which of the options set forth in Sections 3.03(a), 3.03(b) and/or 3.03(c) are to be exercised by the Contributing Member with respect to each Delinquent Contribution. If the Contributing Member advances any amount to the Company pursuant to this Section 3.03 4866-9506-0996.13 119600.01623 -26- 4854-7976-8584.4

but fails to specify which of the foregoing options the Contributing Member has elected within thirty (30) days after the effective date that the Contributing Member makes such advance, then such Contributing Member shall be deemed to have elected the option set forth in Section 3.03(a) above with respect to such advance. (e) Minimum Percentage Interest. Any and all adjustments to the Members’ respective Percentage Interests pursuant to Section 3.03(b) shall be rounded to the nearest 1/100th of one percentage point (0.01%). In addition, notwithstanding any provision contained in this Article III, the Non-Contributing Members Percentage Interest shall in no event be reduced below 1/100th of one percent (0.01%) by operation of Section 3.03(b). 3.04 Financing The Administrative Member shall use its commercially reasonable efforts to cause the Company to procure a construction loan (the “Construction Loan”) to finance the development and construction of the Improvements from one (1) or more independent third-party institutional lenders selected by the Administrative Member (individually, the “Lender” and collectively, the “Lenders”) upon prevailing market terms and conditions. The Administrative Member shall also use its commercially reasonable efforts to obtain a permanent loan (the “Permanent Loan”) from one (1) or more Lenders to refinance the Construction Loan upon prevailing market terms and conditions (and any other financing thereafter required to refinance the Permanent Loan), which shall be nonrecourse to the Members (subject to any Nonrecourse Documents described in Section 3.05 required to be provided to the Lender providing any such Permanent Loan). The Construction Loan and the Permanent Loan shall be secured by a deed of trust encumbering the Project. Any such financing and/or refinancing obtained by the Administrative Member on behalf of the Company (collectively, the “Loans”) shall require the consent of the Executive Committee pursuant to Section 2.04(e). The Administrative Member shall not agree to any debt coverage limitations with respect to any financing that is obtained by the Company without the prior written consent of the Executive Committee. If the Company does not close the Construction Loan within ten (10) days following the approval of the annual business plan for the Company’s first Business Plan Period pursuant to Section 2.07, then either Member may elect to dissolve the Company by delivering written notice of such election to the other Member pursuant to Section 12.0 1(c) (provided such election is made prior to the date (if any) that the Company closes the Construction Loan). 3.05 Agreement to Provide Guarantees and Indemnification Each Member and/or one (1) or more of their respective Affiliates or representatives, including, without limitation, the ultimate parent of each Member if required by the applicable Lender (collectively, the “Guarantors” and individually, a “Guarantor”) shall execute and deliver to any Lender providing a Construction Loan to the Company (i) any and all repayment or completion guaranties or similar documents required by such Lender (collectively, the “Recourse Documents”), and (ii) any and all other environmental indemnities and “bad-boy” carve-out guaranties required by such Lender (collectively, the “Nonrecourse Documents”) provided such Recourse Documents and Nonrecourse Documents are approved by the Executive Committee in its reasonable discretion. In addition, the Guarantors shall execute any Nonrecourse Document 4866-9506-0996.13 119600.01623 -27— 4854-7976-8584.4

required by any Lender providing a Permanent Loan to the Company provided such Nonrecourse Documents are approved by the Executive Committee in its reasonable discretion. The Administrative Member shall use its commercially reasonable efforts to obtain each Lenders agreement that the obligation of each Guarantor under each Recourse Document and Nonrecourse Document shall be several (i.e., not joint and several) as between the Members (and their respective Affiliates) and proportionate to the Percentage Interest of each Member that is an Affiliate of such Guarantor determined as of the date any liability is incurred under any such Recourse Document or Nonrecourse Document. The Members ackiowledge and agree that each Recourse Document and Nomecourse Document executed by any Guarantor shall be executed only as an accommodation to the Company and/or the Members. The Company shall indemnify, defend, protect and hold each such Guarantor wholly harmless from and against any and all claims, liabilities, losses, costs, expenses, damages andlor expenses including, without limitation, any attorneys’ and expert witness fees and costs (collectively, “Losses”) incurred by any such Guarantor as a result of such Recourse Document and Nonrecourse Document (or as a result of the rights of contribution described below) in accordance with the terms of Section 10.02(b). Either Member may deliver a Capital Call Notice in accordance with the provisions of Section 3.02 to require the Members to make additional contributions to the capital of the Company to enable the Company to satisfy the indemnity for any Losses described in this Section 3.05. If the Company fails to fully satisfy any indemnification and/or defense obligation owing to any Member or any Guarantor affiliated with such Member pursuant to the provisions of this Section 3.05, then such Guarantor (“Contributing Party”) shall have a right of contribution against the other Member and the Guarantor affiliated with such Member (collectively, the “Non- Contributing Party”) to the extent the liability incurred by the Contributing Party under any Recourse Document or Nonrecourse Document (for which it is entitled to be indemnified by the Company pursuant Section 10.02(b)) exceeds such Contributing Party’s Pro Rata Share of the total liability incurred by all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b)), The term “Pro Rata Share” means (A) with respect to Tejon and its Guarantors, an amount equal to its then Percentage Interest of the total liability incurred by all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b) below), and (B) with respect to Majestic and its Guarantors, an amount equal to its then Percentage Interest of the total liability incurred by all of the Guarantors under all of the Recourse Documents and Nonrecourse Documents (for which the Guarantors are entitled to be indemnified by the Company pursuant to Section 10.02(b) below). At any time that any Contributing Party has a right of contribution against the Non- Contributing Party under this Section 3.05, the Non-Contributing Party shall be obligated to satisfy such contribution obligation by paying the required amount, in cash, within ten (10) days following written notice thereof from the Contributing Party. If any such payment is not timely and validly made within such ten (10)-day period, then from and after the date such amount was required to be paid, such amount shall bear interest at the lesser of(1) the prevailing prime commercial lending rate of Wells Fargo Bank plus five (5) percentage points, adjusted concurrently with any adjustments to such rate and compounded annually, or (2) the maximum non-usurious rate allowed by law. The Contributing Party shall also be entitled to collect from the Non-Contributing Party 4866-9506-0996.13 119600.01623 -28- 4 854-7976-85 84.4

any and all costs and expenses of enforcing such contribution obligation including, without limitation, reasonable attorneys’ and expert witness fees and costs. The Members acknowledge and agree that each of the Guarantors (that are not Members) are express third-party beneficiaries of the foregoing provisions of this Section 3.05, and, as such, all of the Guarantors have the right, power and authority to enforce the provisions of this Section 3.05. Each Member further agrees to cause any Guarantor affiliated with such Member to agree to be bound by the foregoing provisions of this Section 3.05 at the time such Guarantor executes and delivers any Recourse Document or Non-Recourse Document. 3.06 Capital Contributions in General Except as otherwise expressly provided in this Agreement or as otherwise agreed to in writing by all of the Members (i) no part of the contributions of any Member to the capital of the Company may be withdrawn by such Member, (ii) no Member shall be entitled to receive interest or a return on such Member’s contributions to the capital of the Company, (iii) no Member shall have the right to demand or receive property other than cash in return for such Member’s contribution to the Company, and (iv) no Member shall be required or be entitled to contribute additional capital to the Company other than as permitted or required by this Article III. ARTICLE IV ALLOCATION OF PROFITS AND LOSSES 4.01 Net Losses After giving effect to the special allocations in Sections 4.03 and 4.04, Net Losses for each Fiscal Year shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year. No portion of the Net Losses for any taxable year shall be allocated to a Member whose Partially Adjusted Capital Account is less than or equal to such Member’s Target Capital Account for such Fiscal Year. 4.02 Net Profits After giving effect to the special allocations in Sections 4.03 and 4.04, Net Profits for each Fiscal Year shall be allocated among the Members so as to reduce, proportionately, the differences between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such Fiscal Year. No portion of the Net Profits for any taxable year shall be allocated to a Member whose Partially Adjusted Capital Account is greater than or equal to such Member’s Target Capital Account for such Fiscal Year. 4.03 Special Allocations Notwithstanding any other provisions of this Agreement, no Net Losses or items of expense, loss or deduction shall be allocated to any Member to the extent such an allocation would cause or increase a deficit balance standing in such Member’s Adjusted Capital Account and any such Net Losses and items of expense, loss and deduction shall instead be allocated to the Members in proportion to their respective “interests” in the Company as determined in accordance with 4866-9506-0996.13 119600.01623 —29— 4854-7976-8584,4

Treasury Regulation Section 1.704-1(b). In addition, items of income and gain shall be specially allocated to the Members in accordance with and to the extent required by the qualified income offset provisions set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d). Notwithstanding any other provision in this Article IV, (i) any and all "partnership nonrecourse deductions" (as defined in Treasury Regulation Section 1.704-2(b)(1)) of the Company for any Fiscal Year or other period shall be allocated to the Members in proportion to their respective Percentage Interests; (ii) any and all "partner nonrecourse deductions" (as such term is defined in Treasury Regulation Section 1.704-2(i)(2)) attributable to any "partner nonrecourse debt" (as such term is defined in Treasury Regulation Section 1.704-2(b)(4)) shall be allocated to the Member that bears the "economic risk of loss" (as determined under Treasury Regulation Section 1.752-2) for such "partner nonrecourse debt" in accordance with Treasury Regulation Section 1.704-2(i)(l); (iii) each Member shall be specially allocated items of Company income and gain in accordance with the partnership minimum gain chargeback requirements set forth in Treasury Regulation Sections 1.704-2(f) and 1.704-2(g); and (iv) each Member with a share of minimum gain attributable to any "partner nonrecourse debt" shall be specially allocated items of Company income and gain in accordance with the partner minimum gain chargeback requirements of Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(i)(5). Any and all "excess nonrecourse liabilities" as determined under Treasury Regulation Section 1.752-3(a)(3) shall be allocated to the Members in proportion to their respective Percentage Interests.

4.04 Curative Allocations

The allocations set forth in Section 4.03 (the "**Regulatory Allocations**") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.04. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Administrative Member is hereby authorized to make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it reasonably determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Sections 4.01 and 4.02. In exercising its discretion under this Section 4.04, the Administrative Member shall take into account future Regulatory Allocations under Section 4.03, that are likely to offset other Regulatory Allocations previously made under the provisions of this Section 4.04.

4.05 Differing Tax Basis; Tax Allocation

Depreciation and/or cost recovery deductions and gain or loss with respect to each item of property treated as contributed to the capital of the Company shall be allocated between the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, and for state income tax purposes in accordance with comparable provisions of the California Revenue & Taxation Code, as amended, and the regulations promulgated thereunder, so as to take into account the variation, if any, between the adjusted tax basis of such property and its book value (as determined for purposes

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of the maintenance of Capital Accounts in accordance with this Agreement and Treasury Regulation Section 1 .704-1(b)(2)(iv)(g)). ARTICLE V DISTRIBUTION OF CASH FLOW 5.01 Cash Flow Subject to Section 12.02, Cash Flow of the Company shall be determined and distributed on a quarterly basis (or at such other times as are determined by the Executive Committee), in the following order of priority: (a) Unretumed Contribution Accounts. First, to the Members in proportion to, and to the extent of, the positive balances standing in their respective Unretumed Contribution Accounts, if any; and (b) Percentage Interests. Thereafter, to the Members in proportion to their respective Percentage Interests. 5.02 Limitations on Distributions Notwithstanding any other provision contained in this Agreement, the Company shall not make a distribution of Cash Flow (or other proceeds) to any Member if such distribution would violate Section 18-607 of the Delaware Act or other applicable law. 5.03 Withholding If the Company is obligated to withhold and pay any taxes with respect to any Member, then any tax required to be withheld may be withheld from any distribution otherwise payable to such Member. Any such amounts withheld and remitted to the appropriate tax authority shall be deemed to have been distributed to the applicable Member and applied by such Member in payment of such tax liability. 5.04 In-Kind Distribution Assets of the Company (other than cash) shall not be distributed in kind to the Members without the prior written approval of the Members. ARTICLE VI RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS 6.01 Limitations on Transfer Except as otherwise set forth in Section 3.03, this Article VI, Article VII and Article VIII, no Member shall be entitled to sell, exchange, assign, transfer, or otherwise dispose of, pledge, hypothecate, encumber or otherwise grant a security interest in (collectively, the “Transfer”), directly or indirectly, all or any part of such Member’s Interest in the Company or withdraw or retire from the Company, without the prior written consent of the other Member, which consent 4866-9506-0996.13 119600.01623 —31— 4854-7976-85 84.4

may be withheld in such other Member’s sole and absolute discretion. Any transfer of a direct or indirect interest in any Member shall be deemed to be a Transfer for purposes of this Agreement, provided, however, that any transfer of a direct or indirect interest in a Member resulting from the death of such interest holder, the transfer by such interest holder to a trust of which the interest holder and/or his or her spouse is/are the sole current income beneficiaries or the termination of a trust which is an interest holder shall not be deemed a Transfer for purposes of this Agreement. Any attempted Transfer or withdrawal in violation of the restrictions set forth in this Article VI shall be null and void g initio and of no force or effect to the maximum extent allowed by law. 6.02 Permitted Transfers Any Member may Transfer all or any portion of such Member’s Interest in the Company to any of the following (collectively, “Permitted Transferees”) without complying with the provisions of Section 6.01: (a) Affiliates. In the case of either Member, to any Affiliate of such Member provided the original transferring Member (that executed this Agreement) or its direct or indirect owners at all times thereafter own fifty percent (5 0%) or more of the voting and beneficial interests in such Affiliate; (b) Stock Transfers. In the case of any direct andlor indirect owner of any Member that is a publicly traded corporation (including, without limitation, any shareholder of Tejon Ranch Co., a Delaware corporation), to any Person; (c) Transfers of Direct or Indirect Interests in Majestic. Subject to the last sentence of this Section 6.02(c), (i) any direct or indirect ownership interest in Majestic may be transferred to any Person provided following such transfer (A) Edward P. Roski, Jr. (“Roski”) (individually and/or in his capacity as trustee of a trust) directly or indirectly controls Majestic, and (B) Majestic Realty Co., a California corporation (“MRC”), and/or Roski (individually and/or in his capacity as trustee of a trust) own(s), in the aggregate, directly or indirectly, at least thirty percent (3 0%) ofMajestic, and (ii) any direct or indirect ownership interest in Majestic may be transferred to any member of the Roski Family provided that (A) prior to Roski’s death or incapacity, Roski or any one (I) or more other members of the Roski Family remains (individually and/or in his capacity as trustee of a trust), directly or indirectly, in control of Majestic, and (B) following Roski’s death or incapacity, one (1) or more members of the Roski Family control Majestic. The term “Roski Family” means Roski, his spouse, their lineal descendants and their spouses, any trust or estate for the benefit of any such party, and any entity owned or controlled (ownership and voting interests of 50% or more) by such parties. As used in this Section 6.02(c), the terms “control,” “controls” and “controlling” mean the possession by any Person, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, whether or not a transfer of any direct or indirect ownership interest in Majestic occurs, Majestic shall not be permitted to allow any Person other than Roski or one (1) or more other members of the Roski Family (individually and/or in such individual’s capacity as trustee of a trust) to control, directly or indirectly, Majestic; 4866-9506-0996.13 119600.01623 —32— 4854-7976-8584.4

(d) Tel on Ranchcorp Multi-Asset Transfer. In the case of Tejon, a transfer of all, but not less than all, of its Interest in the Company as part of a transaction in which one (1) or more members of the Tejon Group (as defined below) in a single transaction or series of related transactions transfer five (5) or more of its Real Estate Assets (as defined below) with a gross asset value of at least Two Hundred Million Dollars ($200,000,000). For this purpose, the term (i) “Tejon Group” means all corporations, partnerships and limited liability companies in which Tejon Ranchcorp and/or any Affiliate thereof owns, directly or indirectly, fifty percent (50%) or more of the ownership and voting interests; and (ii) “Real Estate Assets” means direct or indirect interests in any commercial or industrial real property of any type, wherever located; (e) Majestic Multi-Asset Transfer. In the case of Majestic, a transfer of all, but not less than all, of its Interest in the Company as part of a transaction in which one (1) or more members of the Majestic Group (as defined below) in a single transaction or series of related transactions transfer five (5) or more of its Real Estate Assets with a gross asset value of at least Two Hundred Million Dollars ($200,000,000). For this purpose, the term “Majestic Group” means all corporations, partnerships and limited liability companies in which the Roski Family owns, directly or indirectly, fifty percent (50%) or more of the ownership and voting interests; (f) Transfers as a Result of Foreclosure. In the case of either Member, to any Person that acquires an Interest in the Company pursuant to Section 6.08 below as the result of the exercise of any rights or remedies under Section 3.03(a); and (g) Right of First Refusal. In the case of either Member, to any Person provided (i) such Transfer is made after the Project Stabilization Date, (ii) such Transfer is for the transferring Member’s entire Interest in the Company, and (iii) the transferring Member fully complies with the provisions of Exhibit “H.” Any such Permitted Transferee shall receive and hold such ownership interest or portion thereof subject to the tenns of this Agreement and to the obligations hereunder of the transferor. There shall be no further transfer of such ownership interest or portion thereof except to a Person to whom the original transferor could have transferred such ownership interest in accordance with this Section 6.02. Notwithstanding any other provision of this Agreement, no transfer described in Section 6.02 shall be permitted if the consummation of such transfer would result in (i) the Company being obligated to pay any documentary transfer taxes, unless the transferring Member promptly reimburses the Company for the payment of all such documentary transfer taxes, or (ii) a breach or violation of any transfer restrictions contained in the loan documentation (and/or guaranty) relative to any indebtedness encumbering all or any portion of the Project andlor any other agreement governing the Company, unless such transfer restrictions are waived by the non transferring Member, the applicable lender and/or the parties to such agreement, as the case may be (provided payment by the transferring Partner or its transferee of applicable lender fees and charges to effect such transfer shall not constitute a violation). 4866-9506-0996.13 119600.01623 4854-7976-8584.4

6.03 Admission of Substituted Members If any Member transfers such Member’s Interest to a transferee in accordance with Sections 6.01 and.Ior 6.02 above, then such transferee shall only be entitled to be admitted into the Company as a substituted member (and this Agreement shall be amended in accordance with the Delaware Act to reflect such admission), if: (i) the non-transferring Member reasonably approves the form and content of the instrument of transfer; (ii) the transferor and transferee named therein execute and acknowledge such other instruments as the non-transferring Member may deem reasonably necessary to effectuate such admission; (iii) the transferee in writing accepts and adopts all of the terms and conditions of this Agreement, as the same may have been amended; and (iv) the transferor pays, as the non-transferring Member may reasonably determine, all reasonable expenses incurred in connection with such admission, including, without limitation, legal fees and costs. To the maximum extent permitted by law, any assignee of an Interest who does not become a substituted member shall have no right to require any information or account of the Company’s transactions, to inspect the Company books, or to vote on any of the matters as to which a member would be entitled to vote under this Agreement. An assignee shall only be entitled to share in such Net Profits and Net Losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction or credit or similar items to which the assignor was entitled, to the extent assigned. A Member that transfers such Member’s Interest shall not cease to be a member of the Company until the admission of the assignee as a substituted member. 6.04 Election; Allocations between Transferor and Transferee Upon the transfer of the Interest of any Member or the distribution of any property of the Company to a Member, the Company shall file an election in accordance with applicable Treasury Regulations, to cause the basis of the Company property to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. Upon the transfer of all or any part of the Interest of a Member as hereinabove provided, Net Profits and Net Losses shall be allocated between the transferor and transferee on the basis of a computation method that is in conformity with the methods prescribed by Section 706 of the Code and Treasury Regulation Section 1.706- 1 (c)(2)(ii). 6.05 Partition No Member shall have the right to partition any assets of the Company or any interest therein, nor shall a Member make application or proceeding for a partition thereto and, upon any breach of the provisions of this Section 6.05 by any Member, the other Member (in addition to all rights and remedies afforded by law or equity) shall be entitled to a decree or order restraining or enjoining such application, action or proceeding. 6.06 Waiver of Withdrawal and Purchase Rights Except in connection with any transfer permitted in accordance with this Agreement, no Member may voluntarily withdraw, resign or retire from the Company without the prior written consent of the other Member, which consent may be withheld in such other Member’s sole and absolute discretion. In furtherance of the foregoing, each Member hereby waives any and all rights such Member may have to withdraw andlor resign from the Company pursuant to 4866-9506-0996.13 19600.01623 -34- 4 854-7976-8584 .4

Section 18-603 of the Delaware Act and hereby waives any and all rights such Member may have to receive the fair value of such Member’s Interest in the Company upon such resigIation and/or withdrawal pursuant to Section 18-604 of the Delaware Act. 6.07 No Appraisal Rights Unless otherwise determined by the Members, none of the Members shall have any appraisal rights with respect to their Interests pursuant to Section 1 8-210 of the Delaware Act or otherwise. 6.08 Foreclosure of Interest Notwithstanding any other term of this Agreement, upon a foreclosure, sale or other transfer of any Interest in the Company pursuant to any security interest granted pursuant to Section 3.03(a), the holder of such Interest shall, upon the execution of a counterpart to Agreement (or an amendment thereto), automatically be admitted as a substituted member of the Company upon such foreclosure, sale or other transfer, with all of the rights and obligations thereof permitted hereunder. The Company acknowledges that the pledge of any Interest in the Company pursuant to Section 3.03(a) shall be a pledge not only of Net Profits and Net Losses of the Company, but also a pledge of all rights and obligations of the pledgor thereunder. Upon a foreclosure, sale or other transfer of any Interest in the Company pursuant to Section 3.03(a), the successor member may transfer its Interest in the Company in accordance with this Agreement. Notwithstanding any provision in the Delaware Act or any other provision contained herein to the contrary, the pledgor under Section 3.03(a) shall be permitted to pledge and, upon any foreclosure of such pledge in connection with the admission of the secured party or other holder as a substituted member, to transfer to the secured party or other holder its rights and obligations to the Company pursuant to the terms of such pledge agreement. ARTICLE VII MEMBER DEFAULT 7.01 Default Events For purposes of this Article VII, the following shall constitute “Default Events”: (a) Breach of Agreement. The breach of any material covenant, duty or obligation under this Agreement by any Member (other than a breach described in Section 7.0 1(b) or 7.0 1(c) for which there shall be no cure period) if (i) the breaching Member has received written notice from the other Member of the breach, and (ii) (A) the breach is not reasonably susceptible of being cured, or (B) if the breach is reasonably susceptible of being cured, the breaching Member has failed to commence the cure or remedy of the breach within fifteen (15) days following the effective date of the notice and failed to complete the cure or remedy within a reasonable period of time (not to exceed 60 days), unless the cure or remedy cannot be reasonably completed within such sixty (60)- day period and the breaching Member fails to diligently proceed with the cure or remedy to completion within an additional forty-five (45) days following the expiration of such initial sixty (60)-day period; 4866-9506-0996.13 119600.01623 —35— 4 854-7976-85 84 .4

(b) Capital Default. The failure of a Member to make timely a contribution required to be made pursuant to Section 3.02, or to timely repay any Default Loan in accordance with Section 3.03(a), followed by the election of the Contributing Member to treat such failure as a Default Event pursuant to Section 3.03(c); (c) Prohibited Transfer, Encumbrance or Withdrawal. A Transfer or attempted Transfer by a Member of such Members Interest in the Company (or portion thereof) or withdrawal or attempted withdrawal by a Member contrary to the provisions of Article VI; (d) Bankruptcy or Insolvency. The rendering, by a court with appropriate jurisdiction, of a decree or order (i) adjudging a Member bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition, or similar relief for a Member under the federal bankruptcy laws or any other similar applicable law or practice, provided that such decree or order shall remain in force, undischarged and unstayed, for a period of ninety (90) days; (e) Appointment of Receiver. The rendering, by a court with appropriate jurisdiction, of a decree or order (i) for the appointment of a receiver, a liquidator, or a trustee or assignee in bankruptcy or insolvency of a Member, or for the winding up and liquidation of such Members affairs, provided that such decree or order shall have remained in force undischarged and unstayed for a period of sixty (60) days, or (ii) for the sequestration or attachment of any property of a Member without its return to the possession of such Member or its release from such sequestration or attachment within sixty (60) days thereafter; or (f) Bankruptcy Proceedings. A Member (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consents to the filing of a bankruptcy proceeding against such Member, (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition, or similar relief for such Member under the federal bankruptcy laws or any other similar applicable law or practice, (iv) consents to the filing of any such petition, or to the appointment of a receiver, a liquidator, or a trustee or assignee in bankruptcy or insolvency for such Member or a substantial part of such Member’s property, (v) makes an assignment for the benefit of such Member’s creditors, (vi) is unable to or admits in writing such Member’s inability to pay such Member’s debts generally as they become due, or (vii) takes any action in furtherance of any of the aforesaid purposes. For the purposes of implementing the provisions contained in this Article VII, the “Defaulting Member” shall be: (i) in the case of the event referenced in Section 7.0 1(a), the Member that has breached any material covenant, duty or obligation under this Agreement; (ii) in the case of the event referenced in Section 7.01(b), the Non-Contributing Member; (iii) in the case of the occurrence of the event referenced in Section 7.0 1(c), the Member that has transferred such Member’s rights or interests or withdrawn from the Company contrary to the provisions of Article VI; and (iv) in the case of the occurrence of any of the events referenced in Sections 7.0 1(d), (e) and/or (1), the Member that is the subject of such court decree or order or has instituted such proceedings or filed such petitions or who is insolvent, etc. The term “Non 4866-9506-0996.13 119600.01623 —36— 4854-7976-8584.4

Defaulting Member’ shall mean the Member that is not the Defaulting Member. For the avoidance of doubt, any default by an Affiliate of a Member under any agreement between such Affiliate and the Company shall not constitute a Default Event by the Member under this Agreement. A Member shall cease to be a Defaulting Member solely for purposes of this Article VII following the occurrence of a Default Event with respect to such Member if the Non- Defaulting Member fails to deliver a Default Notice within the sixty (60)-day or ninety (90)-day periods, as the case may be, set forth in Section 7.02, following the occurrence of such Default Event. 7.02 Rights Arising From a Default Event Within sixty (60) days after the date that the Non-Defaulting Member is aware of the occurrence of an uncured Default Event (or ninety (90) days after the occurrence of any default described in Section 7.0 1(b)) the Non-Defaulting Member shall have the right, but not the obligation, to implement the default procedures set forth in this Article VII by delivering written notice (“Default Notice”) thereof to the Defaulting Member. Failure of a Non-Defaulting Member to deliver a Default Notice within such sixty (60)-day or ninety (90)-day period shall not be deemed to be a waiver of the right to deliver a Default Notice upon the occurrence of any subsequent Default Event. 7.03 Determination of Defaulting Member’s Purchase Price Within thirty (30) days after the determination of the Appraised Value of the assets of the Company, the Accounting Firm shall determine the amount of cash which would be distributed to each Member if(i) the assets of the Company were sold for the Appraised Value thereof as of the effective date of the Default Notice; (ii) the liabilities of the Company were liquidated pursuant to Section 12.02(a); (iii) a reasonable reserve for any contingent, conditional or unmatured liabilities or obligations of the Company was established by the Non-Defaulting Member pursuant to Section 12.02(b); and (iv) any remaining amounts (including, without limitation, any cash proceeds of the Company) were distributed to the Members in accordance with the provisions of Section 12.02(c). Upon such determination, the Accounting Finn shall give each Member written notice (“Accountant’s Notice”) thereof. The determination by the Accounting Finn of such amounts, including all components thereof, shall be deemed conclusive absent any material computational error. In the case of a Default Event described in Section 7.0 1(a), (b) or (c), ninety percent (90%), and in the case of any other Default Event, one hundred percent (100%), of the amount which would be distributed to the Defaulting Member pursuant to Section 12.02(c) shall be deemed the purchase price for the Defaulting Member’s Interest (the “Defaulting Member’s Purchase Price”) for purposes of this Article VII; subject, however, to adjustment for any Default Loans as provided in Section 7.09. (a) Determination of Appraised Value. For purposes of this Article VII, the appraised value (“Appraised Value”) of the assets of the Company shall be determined as follows: The Appraised Value shall be determined by one (1) or more independent qualified M.A.I. appraisers with at least five (5) years’ experience appraising multi-family real estate projects similar to the Project. The Non-Defaulting Member shall select one (1) appraiser and shall include such selection in the Default Notice. Within fifteen (15) Business Days following the effective date of the Default Notice, the Defaulting Memnber 4 866-9506-0996. 13 119600.01623 -37- 4854-7976-85 84 .4

shall either agree to the appraiser selected by the Non-Defaulting Member or select a second (2nd) appraiser and give written notice to the Non-Defaulting Member of the person so selected. If either the Non-Defaulting Member or the Defaulting Member fails to appoint such an appraiser within the time period specified and after the expiration of five (5) Business Days following the effective date of written demand that an appraiser be appointed, then the appraiser duly appointed by the Member making such demand to appoint such appraiser shall proceed to make the appraisal as herein set forth, and the determination thereof shall be conclusive on both of the Members. If two (2) appraisers are selected, then such selected appraisers shall thereafter appoint a third (3rd) appraiser. If the two (2) selected appraisers fail to appoint a third (3rd) appraiser within ten (10) Business Days following the effective date of written notice from the Defaulting Member notifying the Non-Defaulting Member of the selection of the second (2nd) appraiser, then any Member may petition a court of competent jurisdiction to appoint a third (3rd) appraiser, in the same mamier as provided for the appointment of an arbitrator pursuant to California Code of Civil Procedure Section 1281.6. The appraiser or three (3) appraisers, as the case may be, shall promptly determine a date for the completion of the appraisal, which shall not be later than sixty (60) days from the effective date of the appointment of the last appraiser. The appraiser(s) shall determine the Appraised Value by determining the fair market value of the assets of the Company, such fair market value being the fairest price estimated in the terms of money which the Company could obtain if such assets were sold in the open market allowing a reasonable time to find a purchaser who purchases with knowledge of the business of the Company at the time of the occurrence of the Default Event. Upon submission of the appraisals setting forth the opinions as to the Appraised Value of the assets of the Company, the two (2) such appraisals which are nearest in amount shall be retained, and the third (3rd) appraisal shall be discarded. The average of the two (2) retained appraisals shall constitute the Appraised Value of the assets of the Company for purposes of this Article VII; unless one (1) appraisal is the mean of the other two (2) appraisals, in which case such appraisal shall constitute the Appraised Value of the assets of the Company for purposes of this Article VII. (b) Payment of Costs. Except as provided below, the Non-Defaulting Member shall pay for the services of the appraiser appointed by such Member, and the Defaulting Member shall pay for the services of the appraiser appointed by such Member. The cost of the services of the third (3rd) appraiser, if any, shall be paid one-half (1/2) by the Non-Defaulting Member, on the one hand, and one-half (V2) by the Defaulting Member, on the other hand. The costs of the services of the Accounting Firm and, in the event only one (1) appraiser is required, the cost of the services of such appraiser, shall be paid one half (‘/2) by the Non-Defaulting Member, on the one hand, and one-half (1/2) by the Defaulting Member, on the other hand. 4866-9506-099613 119600.01623 -38- 4854-7976-85 84.4

7.04 Non-Defaulting Members’ Option For a period of thirty (30) days after the effective date of the Accountant’s Notice, the Non- Defaulting Member shall have the right, but not the obligation, to elect to purchase the entire Interest of the Defaulting Member for the Defaulting Member’s Purchase Price, and on the terms and conditions set forth in this Article VII by giving written notice of such election to the Defaulting Member within such thirty (30)-day period. Failure by the Non-Defaulting Member to timely give written notice exercising such Member’s right to elect to purchase set forth in this Section 7.04 shall be deemed an election by such Member to waive such right to purchase with respect to the particular Default Event that triggered the application of the provisions of this Article VII. 7.05 Closing Adjustments Within five (5) days before the actual date of the closing pursuant to Section 7.06 below, the Accounting Firm shall recalculate the amount of cash which would be distributed to each Member pursuant to Section 12.02(c), if such amount were determined as of the closing date under Section 7.06 (in lieu of the effective date of the Default Notice) taking into account any contributions and/or distributions made after the effective date of the Default Notice. Upon such determination, the Accounting Finn shall give each Member written notice (“Adjusted Accountant’s Notice”) thereof. The Accounting Firm shall reasonably and in good faith adjust the Defaulting Member’s Purchase Price, if and to the extent necessary, to take into account the adjustments described in the Adjusted Accountant’s Notice and to take into account appropriate prorations that would have been made if there had been an actual sale of the Project to a third party as of the date of the closing under Section 7.06. 7.06 Closing of Purchase and Sale The closing of a purchase and sale pursuant to this Article VII shall be held at the principal office of the Company in California on a Business Day designated by the Non-Defaulting Member that is not later than sixty (60) days after the expiration of the thirty (30)-day period set forth in Section 7.04. The Defaulting Member shall transfer to the purchasing Non-Defaulting Member (or such Member’s nominee(s)) the entire Interest of the Defaulting Member free and clear of all liens, security interests, and competing claims and shall deliver to the Non-Defaulting Member (or such Member’s nominee(s)) such instrnments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing claims as the Non-Defaulting Member (or such Member’s nominee(s)) shall reasonably request. 7.07 Representations and Warranties At the closing, the Defaulting Member shall represent and warrant to the Non-Defaulting Member that the sale of the Defaulting Member’s Interest to the Non-Defaulting Member (or its nominee) (i) does not violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Defaulting Member is a party (exclusive of any such 4866-9506-0996.13 119600.01623 —39— 4854-7976-8584.4 agreement or other instrument or obligation to which the Company is a party), or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Defaulting Member or any of the other properties or assets of the Defaulting Member. The Defaulting Member shall also represent and warrant to the Non-Defaulting Member at such closing that no notice to, declaration, filing or registration with, or authorization, consent or approval, or permit fiom, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with the sale of its Interest to the Non-Defaulting Member. 7.08 Payment of Defaulting Member’s Purchase Price The Non-Defaulting Member shall pay (or cause to be paid) the entire Defaulting Member’s Purchase Price by delivering at the closing a confirmed wire transfer of readily available funds or one (1) or more certified or bank cashier’s checks made payable to the order of the Defaulting Member. 7.09 Repayment of Default Loans The Defaulting Member’s Purchase Price shall be offset at the closing of such purchase by the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the Non-Defaulting Member to the Defaulting Member. Such Default Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Defaulting Member’s Purchase Price is insufficient to fully offset the then unpaid principal balance of any and all Default Loans (together with all accrued, unpaid interest thereon) made by the Non-Defaulting Member to the Defaulting Member, then the portion of any such Default Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be required to be paid by the Defaulting Member at the closing referenced in Section 7.06. Also, notwithstanding any other provision of this Agreement, the unpaid balance of any and all Default Loan(s) (including all outstanding principal amounts thereof and all accrued, unpaid interest thereon) made by the Defaulting Member to the Non-Defaulting Member be required to be paid by the Non-Defaulting Member at the closing referenced in Section 7.06. 7.10 Release and Indemnity On or before the closing of a purchase and sale held pursuant to this Article VII, the Non- Defaulting Member shall use such Member’s reasonable and good faith efforts to obtain written releases of the Defaulting Member and the Defaulting Member’s Affiliates from all liabilities under all Recourse Documents and Nonrecourse Documents and all other liabilities of the Company for which the Defaulting Member andlor its Affiliates may have personal liability, except to the extent such liabilities arise out of any Bad Acts or Prohibited Transfer (as such terms are defined in Section 10.02(a) below) of such Defaulting Member or any Affiliate thereof. To the extent the Non-Defaulting Member is unable to obtain such releases on or before the closing, the Non Defaulting Member and an Affiliate of the Non-Defaulting Member with a net worth reasonably acceptable to the Defaulting Member shall jointly and severally indemnify, defend and hold the Defaulting Member and its Affiliates wholly harmless from and against all such liabilities and guaranties, except to the extent such liabilities arise out of any Bad Acts or Prohibited Transfer of 4866-9506-0996. I 3 119600.01623 —40— 4854-7976-8584.4

the Defaulting Member or any Affiliate thereof. For purposes of clarification, the release, indemnity and related provisions set forth above in this Section 7. 10 shall not apply to any Losses which are incurred by the Defaulting Member or its Affiliates to the extent such liabilities arise under an Affiliate Agreement. 7.11 Withdrawal of the Defaulting Member If the Interest of the Defaulting Member is purchased by the Non-Defaulting Member (or its nominee) pursuant to this Article VII, then, effective as of the closing for such purchase, the Defaulting Member shall withdraw as a member of the Company. Notwithstanding the foregoing, any indemnity of the Defaulting Member and its Affiliates provided for under this Agreement including, without limitation, under Section 10.02(b) shall survive the sale of the Interest of the Defaulting Member and its withdrawal as a member of the Company. 7.12 Distribution of Reserves Within one (1) year following the closing of the purchase of the entire Interest of the Defaulting Member in the Company pursuant to this Article VII, the Non-Defaulting Member shall pay to the Defaulting Member an amount equal to the difference between the Defaulting Member’s Purchase Price determined pursuant to Section 7.03 and the amount that the Defaulting Member’s Purchase Price would have been equal to if (i) no reserves had been established or deducted in calculating the Defaulting Member’s Purchase Price, and (ii) the amount used in determining the Defaulting Member’s Purchase Price under Section 7.03 had been reduced by the aggregate amount of any contingent, unmatured or conditional liabilities of the Company (for which such reserve was established) that were actually paid by the Company during such one (1)-year period. ARTICLE VIII ELECTIVE BUY/SELL AGREEMENT 8.01 Buy/Sell Election Either Member that is not a Defaulting Member (the “Electing Member”) shall have the right, but not the obligation, at any time after the Lockout Date or an Impasse Event to elect to implement the buy/sell procedures set forth in this Article VIII by delivering written notice of such election (“Election Notice”) to the other Member (the “Non-Electing Member”). The term “Lockout Date” means the earlier of (i) six (6) months after the Project Stabilization Date, or (ii) three (3) years after the Effective Date. The Election Notice shall set forth a stated value (the “Stated Value”), as determined in the sole and absolute discretion of the Electing Member, for all of the assets of the Company. For purposes of this Article VIII, a Member shall not be deemed to be a Defaulting Member after the expiration of the sixty (60)-day or ninety (90)-day period, as the case may be, set forth in Section 7.02. 8.02 Determination of the Purchase Price Within ten (10) Business Days following the effective date of any Election Notice (or as soon as reasonably possible thereafter), the Accounting Firm shall determine the aggregate amount of cash which would be distributed to each Member if(i) the assets of the Company were sold for their Stated Value as of the effective date of the Election Notice; (ii) the known non-contingent 4866-9506-0c96. 13 119600.01623 —41— 4854-7976-8584.4

liabilities of the Company (exclusive of any prepayment penalties payable with respect to any Loan obtained by the Company) were liquidated pursuant to Section 12.02(a); (iii) a reserve was not established for any contingent, conditional or umnatured liabilities or obligations of the Company pursuant to Section 12.02(b); and (iv) any remaining amounts were distributed to the Members in accordance with the provisions of Section 12.02(c). Upon such detennination, the Accounting Firm shall give each Member written notice (“Price Determination Notice’) thereof. The determination by the Accounting Finn of such amounts including all components thereof, shall be deemed conclusive on all of the Members, absent any material computational error. One hundred percent (lOO%) of the amount that would be distributed to each Member pursuant to Section 12.02(c) shall be deemed the purchase price (“Purchase Price”) for such Member’s Interest for purposes of this Article VIII; subject, however, to adjustment for any Default Loans described in Section 8.08. 8.03 Non-Electing Member’s Option For a period of thirty (30) days following the effective date of the Price Determination Notice, the Non-Electing Member shall have the option to elect by delivering written notice (the “Purchase Notice”) of such election to the Electing Member within such thirty (30)-day period, either (i) to purchase the Electing Member’s entire Interest for the Purchase Price thereof, or (ii) to sell such Non-Electing Member’s entire Interest to the Electing Member for the Purchase Price thereof. Failure of the Non-Electing Member to timely and validly make an election in accordance with this Section 8.03 shall constitute an election by such Non-Electing Member to sell such Non-Electing Member’s entire Interest for the Purchase Price thereof to the Electing Member. 8.04 Deposit WITHIN FIVE (5) BUSINESS DAYS AFTER THE EXPIRATION OF THE THIRTY (30)-DAY OPTION PERIOD SET FORTH IN SECTION 8.03, THE BUYING MEMBER SHALL DEPOSIT INTO AN ESCROW ACCOUNT ESTABLISHED BY THE BUYING MEMBER WITH A NATIONALLY RECOGNIZED TITLE COMPANY, A DEPOSIT (THE “DEPOSIT”) BY A WIRE TRANSFER OF IMMEDIATELY AVAILABLE FEDERAL FUNDS IN AN AMOUNT EQUAL TO FIVE PERCENT (5%) OF THE PURCHASE PRICE, WHICH SHALL BE NON-REFUNDABLE TO THE BUYING MEMBER IF THE CLOSING OF THE SALE FAILS TO OCCUR AS A RESULT OF THE BUYING MEMBER’S DEFAULT. UPON THE CLOSING OF THE SALE, THE DEPOSIT SHALL BE A CREDIT AGAINST THE PURCHASE PRICE. SUBJECT TO SECTION 8.10, IF THE SALE FAILS TO OCCUR DUE TO THE BUYING MEMBER’S DEFAULT, THEN THE SELLING MEMBER SHALL RETAIN THE DEPOSIT OF THE BUYING MEMBER AS LIQUIDATED DAMAGES, AS ITS SOLE AND EXCLUSIVE REMEDY AT LAW IN CONNECTION WITH SUCH DEFAULT. THE MEMBERS ACKNOWLEDGE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH THE SELLING MEMBER MAY SUFFER IN CONNECTION WITH A DEFAULT BY THE BUYING MEMBER UNDER THIS ARTICLE VIII. THEREFORE, SUBJECT TO SECTION 8.10, THE MEMBERS HAVE AGREED THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT THE SELLING MEMBER WOULD SUFFER IN SUCH EVENT IS AND SHALL BE THE RIGHT OF THE SELLING MEMBER TO RETAIN THE DEPOSIT AS LIQUIDATED 4866-9506-0996.13 119600.01623 —42- 4854-7976-8584.4

DAMAGES, AS ITS SOLE AND EXCLUSIVE REMEDY AT LAW UNDER THIS ARTICLE VIII. THE MEMBERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE RETENTION OF THE DEPOSIT IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF DELAWARE LAW (OR CALIFORNIA CIVIL CODE SECTION 3375 OR 3369 OR UNDER ANY OTHER STATE LAWS TO THE EXTENT DELAWARE LAW DOES NOT APPLY), BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO THE SELLING MEMBER PURSUANT TO DELAWARE LAW (OR CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677 OR UNDER ANY OTHER STATE LAWS TO THE EXTENT DELAWARE LAW DOES NOT APPLY). NOTHING CONTAINED HEREIN SHALL LIMIT OR OTHERWISE AFFECT ANY RIGHTS THE SELLING MEMBER MAY HAVE TO OBTAIN SPECIFIC PERFORMANCE AND, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OTHER EQUITABLE REMEDIES. THE MEMBERS ACKNOWLEDGE THAT THEY HAVE BEEN ADVISED BY THEIR COUNSEL WITH RESPECT TO THE FOREGOING PROVISIONS OF THIS SECTION 8.04 AND BY THEIR INITIALS SET FORTH BELOW INDICATE THAT THE FOREGOING REMEDIES ARE FAIR AND REASONABLE AND AGREE AND COVENANT NOT TO CONTEST THE VALIDITY OF SUCH REMEDY AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR IN ANY ARBITRATION PROCEEDING). INITIALS OF TEJON INITIALS OF MAJESTIC 8.05 Closing Adjustments Within five (5) days before the actual date of the closing pursuant to Section 8.06 below, the Accounting Firm shall recalculate the amount of cash which would be distributed to each Member pursuant to Section 12.02(c) if such amount were determined as of the closing date under Section 8.06 (in lieu of the effective date of the Election Notice) taking into account any contributions and/or distributions that occur after the effective date of the Election Notice. Upon such determination, the Accounting Finn shall give each Member written notice (‘Adjusted Price Determination Notice”) thereof. The Accounting Firm shall reasonably and in good faith adjust the Defaulting Member’s Purchase Price, if and to the extent necessary, to take into account the adjustments described in the Adjusted Price Determination Notice and to take into account appropriate prorations that would have been made if there had been an actual sale of the Project to a third party. 8.06 Closing of Purchase and Sale The closing of a purchase and sale held pursuant to this Article VIII shall be held at the principal office of the Company on a Business Day designated by the buying Member within sixty (60) days following the earlier of(i) the effective date upon which the Non-Electing Member has delivered the Purchase Notice pursuant to Section 8.03, or (ii) the expiration of the thirty (30)-day option period set forth in Section 8.03. The selling Member shall transfer to the buying Member (or the buying Member’s nominee(s)) the entire Interest of the selling Member free and clear of all liens, security interests, and competing claims and shall deliver to the buying Member (or the buying Member’s nominee(s)) such instruments of transfer and such evidence of due authorization, execution, and delivery, and of the absence of any such liens, security interests, or competing 4866-9506-0996.13 119600.01623 -43— 4854-7976-8584.4

claims, as the buying Member (or the buying Member’s nominee(s)) shall reasonably request. The Purchase Price for the selling Member’s Interest shall be paid by the buying Member by delivering at the closing of a confirmed wire transfer of readily available finds or one (1) or more certified or bank cashier’s checks made payable to the selling Member in an amount equal to the Purchase Price, less the amount of the Deposit paid by the buying Member pursuant to Section 8.04 above (which shall be released to the selling Member at the closing). Effective as of the closing for the purchase of the selling Member’s Interest, the selling Member shall withdraw as a member of the Company. In connection with any such withdrawal, the buying Member may cause any nominee designated in the sole and absolute discretion of such Member to be admitted as a substituted member of the Company. Notwithstanding the foregoing, any indemnity of the selling Member and its Affiliates provided for under this Agreement including, without limitation, under Section 10.02(b) shall survive the sale of the Interest of the selling Member and its withdrawal as a member of the Company. 8.07 Representations and Warranties At the closing, the selling Member shall represent and warrant to the buying Member that the sale of the selling Member’s Interest to the buying Member (or its nominee) (i) does not violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, fianchise, pemiit, agreement or other instrument or obligation to which the selling Member is a party (exclusive of any such agreement or other instrument or obligation to which the Company is a party), or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the selling Member or any of the other properties or assets of the selling Member (exclusive of its Interest in the Company). The selling Member shall also represent and warrant to the buying Member at such closing that no notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with the sale of its Interest to the buying Member. 8.08 Repayment of Default Loans The Purchase Price shall be offset at the closing of such purchase by the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the buying Member to the selling Member. Such Default Loan(s) (together with all accrued, unpaid interest thereon) shall be deemed paid to the extent of such offset, with such deemed payment to be applied first to the accrued interest thereon and thereafter to the payment of the outstanding principal amount thereof. If the Purchase Price is insufficient to fully offset the then unpaid principal balance of any and all Default Loan(s) (together with all accrued, unpaid interest thereon) made by the buying Member to the selling Member, then the portion of any such Default Loan(s) (and accrued, unpaid interest thereon) that remains outstanding following such offset shall be required to be paid by the selling Member at the closing referenced in Section 8.06. Also, notwithstanding any provision of this Agreement to the contrary, the unpaid balance of any and all Default Loan(s) (including all outstanding principal amounts thereof and all accrued, unpaid interest thereon) made by the selling Member to the buying Member shall be required to be paid by the buying Member at the closing referenced in Section 8.06. 4866-9506-0996.13 119600.01623 —44- 4854-7976-8584.4

8.09 Release and Indemnity On or before the closing of a purchase and sale held pursuant to this Article VIII, the buying Member shall use such Member’s reasonable and good faith efforts to obtain written releases of the selling Member and the selling Members Affiliates from all liabilities under all Recourse Documents and Nonrecourse Documents and all other liabilities of the Company for which the selling Member andlor its Affiliates may have personal liability, except to the extent such liabilities arise out of any Bad Acts or Prohibited Transfer of such selling Member or any Affiliate thereof. To the extent the buying Member is unable to obtain such releases on or before the closing, the buying Member and an Affiliate of the buying Member with a net worth reasonably acceptable to the selling Member shall jointly and severally indemni1, defend and hold the selling Member and its Affiliates wholly harmless from and against all such liabilities and guaranties, except to the extent such liabilities arise out of any Bad Acts or Prohibited Transfer of such selling Member or any Affiliate thereof. For purposes of clarification, the release, indemnity and related provisions set forth above in this Section 8.09 shall not apply to any Losses which are incurred by the Defaulting Member or its Affiliates to the extent such liabilities arise under an Affiliate Agreement. 8.10 Interim Event of Default If the buying Member breaches its obligation under this Article VIII to timely and validly close the purchase of the selling Member’s Interest, then (i) the buying Member shall not have any further right to deliver an Election Notice pursuant to Section 8.01 for a period of one (1) year after the date of such default, and (ii) the selling Member shall have the right, but not the obligation, to elect to purchase the Interest of the buying Member by delivering a Purchase Notice to such buying Member within thirty (30) days following such default. If the selling Member makes the election described in clause (ii) above, then the Purchase Price for the buying Member’s Interest shall be ninety percent (90%) of the amount that was otherwise determined under Section 8.02 and such purchase and sale shall otherwise be on the other tenns and conditions set forth in this Article VIII. If the selling Member delivers a Purchase Notice pursuant to this Section 8.10, then the selling Member shall not be entitled to retain the Deposit under Section 8.04. 8.11 Application of Provisions The Members ackiiowledge and agree that if either Member has timely and validly delivered an Election Notice to the other Member and initiated the buy/sell procedures set forth in this Article VIII, then such other Member shall be precluded from delivering an Election Notice unless such buy/sell procedure has been terminated. ARTICLE IX REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER MATTERS 9.01 Tejon Representations As of the Effective Date, each of the statements in this Section 9.01 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Tejon hereby represents and warrants as follows for the sole and exclusive benefit of Majestic, each of which is material and is being relied upon by Majestic as of the Effective Date: 4866-9506-0996.13 I 19600.01623 -45— 4854-7976-8584.4

(a) Due Formation. Tejon is a duly organized corporation validly existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into and carry out the terms of this Agreement; (b) Required Actions. All corporate action required to be taken by Tejon to execute and deliver this Agreement has been taken by Tejon and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Tejon to execute and deliver this Agreement; (c) Binding Obligation. This Agreement and all other documents to be executed and delivered by Tejon pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Tejon, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting generally the enforcement of creditors’ rights, and statutes or rules of equity concerning the enforcement of the remedy of specific performance (collectively, the “Enforceability Exceptions”); (d) No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign govermnental regulatory body or authority, or any Person, is necessary in connection with (i) the execution and delivery of this Agreement by Tejon, or (ii) the consummation and performance by Tej on of the transactions contemplated by this Agreement (other than the usual and customary consents and permits required to be issued in connection with the development of the Property); (e) Violation of Law. Neither the execution and delivery of this Agreement by Tejon, nor the consummation by Tejon of the transactions contemplated hereby, nor compliance by Tejon with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Company and/or Tejon is a party as of the Effective Date or to which the Company and/or Tejon or any of the other properties or assets of the Company and/or Tejon may be subject as of the Effective Date, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company and/or Tejon or any of the other properties or assets of the Company and/or Tejon as of the Effective Date; (f) No Litigation. To the Actual Knowledge ofTejon, there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to Tejon; (g) No Member Obligations. Tejon has not incurred any other obligations or liabilities (excluding any obligations or liabilities related to the Property) which could individually or in the aggregate adversely affect Tejon’s ability to perform its obligations 4866-9506-0996.13 I 19600.01623 —46- 4 854-7976-85 84 .4

under this Agreement or which would become obligations or liabilities of Majestic or the Company; (h) Anti-Terrorism. Neither Tejon, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers or directors, is, nor will they become, a Person with whom U.S. persons or entities are restricted from doing business under regulations of Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be othenvise associated with such Person; (i) No Plan Assets. Tejon does not hold the assets of any ‘employee benefit plan” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any “plan as described by Section 4975(e)(l) of the Internal Revenue Code of 1986, as amended, or any Person deemed to hold the plan assets of the foregoing; (j) Financial Statements. The financial statements previously delivered by Tejori to Majestic fairly present the financial condition of Tejon as of the date of such financial statements, and no material adverse change has occurred in the financial condition of Tejon since such date; (k) Most Knowledgeable Individuals. Lyda and McMahon are the individuals employed or affiliated with Tejon that have the most knowledge and information regarding the representations and warranties made in this Section 9.01; and (1) No Untrue Statements. To the Actual Knowledge of Tejon, no representation, warranty or covenant of Tejon in this Agreement contains or will contain any untrue statement of material facts or omits or will omit to state material facts necessaiy to make the statements or facts contained therein not misleading. The term “Actual Knowledge of Tejon” means the actual present knowledge of Lyda and McMahon without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall Lyda or McMahon have any liability for the breach of any of the representations or warranties set forth in this Agreement. 9.02 Majestic Representations As of the Effective Date, each of the statements in this Section 9.02 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Majestic hereby represents and warrants as follows for the sole and exclusive benefit of Tejon, each of which is material and is being relied upon by Tejon as of the Effective Date: (a) Due Formation. Majestic is a duly organized limited liability company validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and carry out the terms of this Agreement; 4866-9506-0996.13 119600.01623 —47— 4854-7976-8584.4

(b) Required Actions. All corporate action required to be taken by Majestic to execute and deliver this Agreement has been taken and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Majestic to execute and deliver this Agreement; (c) Binding Obligation. This Agreement and all other documents to be executed and delivered by Majestic pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Majestic, enforceable in accordance with their terms, except as such enforceability may be limited by any Enforceability Exception; (d) No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any Person, is necessary in connection with (i) the execution and delivery of this Agreement, or (ii) the consummation and performance by Majestic of the transactions contemplated by this Agreement (other than the usual and customary consents and permits required to be issued in connection with the development of the Property); (e) Violation of Law. Neither the execution and delivery of this Agreement, nor the consummation by Majestic of the transactions contemplated hereby, nor compliance by Majestic with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which the Company and/or Majestic is a party as of the Effective Date or to which the Company andlor Majestic or any of the other properties or assets of the Company and/or Majestic may be subject as of the Effective Date, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company and/or Majestic or any of the other properties or assets of the Company and/or Majestic as of the Effective Date; (f) No Litigation. To the Actual Knowledge of Majestic, there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement to Majestic; (g) No Member Obligations. Majestic has not incurred any obligations or liabilities which could individually or in the aggregate adversely affect Majestic’s ability to perform its obligations under this Agreement or which would become obligations or liabilities of Tejon or the Company; (h) Anti-Terrorism. Neither Majestic, nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers or directors, is, nor will they become, a Person with whom U.S. Persons are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any 4866-9506-0996.13 119600.01623 -48— 4854-7976-8584.4

statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Persons; (i) No Plan Assets. Majestic does not hold the assets of any “employee benefit plan” as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, any “plan” as described by Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or any entity deemed to hold the plan assets of the foregoing; (j) Financial Statements. The financial statements previously delivered by Tejon to Majestic fairly present the financial condition of Tejon as of the date of such financial statements, and no material adverse change has occurred in the financial condition of Tejon since such date; (k) Most Knowledgeable Individuals. Brett Tremaine and Thomas Simmons are the individuals employed or affiliated with Majestic that have the most knowledge and information regarding the representations and warranties made in this Section 9.02; (1) No Untrue Statements. To the Actual Knowledge of Majestic, no representation, warranty or covenant of Majestic in this Agreement contains any untrue statement of material facts or omits to state material facts necessary to make the statements or facts contained therein not misleading. The term “Actual Knowledge of Majestic” means the actual present knowledge of Brett Tremaine and Thomas Simmons without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall Brett Tremaine or Thomas Simmons have any liability for the breach of any of the representations or warranties set forth in this Agreement. 9.03 Brokerage Fee Representation and Indemnity Each Member hereby represents that such Member has not retained any broker, finder, agent or the like in connection with this Agreement or the transactions contemplated herein. Each Member hereby agrees to indemnify, defend and hold the other Member wholly harmless from and against all Losses arising out of any claim for brokerage or other commissions relative to this Agreement, or the transactions contemplated herein insofar as any such claim arises by reason of services alleged to have been rendered to or at the insistence of such indemnifying Member or any Affiliate thereof No Member shall receive any credit to its Capital Account or Unreturned Contribution Account or otherwise be reimbursed by the Company for any amounts paid by such Member pursuant to this Section 9.03. 9.04 Investment Representations Each Member agrees as follows with respect to investment representations: 4 866-9506-0996.13 119600.01623 —49— 4854-7976-85 84 .4

(a) Member Understandings. Each Member understands the following: (i) No Registration. That the Interests in the Company evidenced by this Agreement have not been registered under the Securities Act of 1933, 15 U.S.C. § 15b et çq., the Delaware Securities Act, the California Corporate Securities Law of 1968 or any other state securities laws (the ‘Securities Acts”) because the Company is issuing Interests in the Company in reliance upon the exemptions from the registration requirements of the Securities Acts providing for issuance of securities not involving a public offering; (ii) Reliance by the Company. That the Company has relied upon the representation made by each Member that the Interest issued to such Member is to be held by such Member for investment; and (iii) No Distribution. That exemption fioin registration under the Securities Acts would not be available if any Interest in the Company was acquired by a Member with a view to distribution. Each Member agrees that the Company is under no obligation to register the Interests or to assist the Members in complying with any exemption from registration under the Securities Acts if the Member should at a later date wish to dispose of such its Interest in the Company. (b) Acquisition for Own Account. Each Member hereby represents to the Company that such Member is acquiring its Interest in the Company for such Member’s own account, for investment and not with a view to resale or distribution. (c) No Public Market. Each Member recognizes that no public market exists with respect to the Interests and no representation has been made that such a public market will exist at a future date, (d) No Advertisement. Each Member hereby represents that such Member has not received any advertisement or general solicitation with respect to the sale of the Interests. (e) Pre-Existing Business Relationship. Each Member acknowledges that such Member has a preexisting personal or business relationship with the Company or its officers, directors, or principal interest holders, or, by reason of such Member’s business or financial experience or the business or financial experience of such Member’s financial advisors (who are not affiliated with the Company), could be reasonably assumed to have the capacity to protect such Member’s own interest in connection with the acquisition of its Interest. Each Member further acknowledges that such Member is familiar with the financial condition and prospects of the Company’s business, and has discussed with the other Member the current activities of the Company. Each Member believes that the Interest is a security of the kind such Member wishes to purchase and hold for investment, and that the nature and amount of the Interest is consistent with such Member’s investment program. (0 Due Investigation. Before acquiring any Interest in the Company, each Member has investigated the Company and its business and the Company has made 4866-9506-0996.13 119600.01623 -50- 4 854-7976-85 84.4 available to each Member all information necessary for the Member to make an informed decision to acquire an Interest in the Company. Each Member considers itself to be a Person possessing experience and sophistication as an investor adequate for the evaluation of the merits and risks of the Member’s investment in the Company. 9.05 Indemnification Obligations In addition to the indemnity described in Section 9.03 above, each Member hereby unconditionally and irrevocably covenants and agrees to indemnify, defend and hold harmless the Company, the other Member and such other Member’s partners, members, shareholders, officers, directors, employees, agents and other representatives (collectively, the “Affiliated Parties”) from and against any and all Losses incurred by the other Member and/or such Affiliated Parties to the extent such Losses arise out of any material inaccuracy or material breach of any representations or warranties made by such Member under this Agreement. No Member shall receive any credit to its Capital Account or Unreturned Contribution Account or otherwise be reimbursed by the Company for any amounts paid by such Member pursuant to this Section 9.05. 9.06 Survival of Representations, Warranties and Covenants Each Member understands the meaning and consequences of the representations, warranties and covenants made by such Member set forth in this Article IX and that the Company and the other Member have relied upon such representations, warranties and covenants. All representations, warranties and covenants contained in this Article IX shall survive the execution of this Agreement, the formation of the Company, the withdrawal of any Member as a member of the Company and the Liquidation of the Company. ARTICLE X LIABILITY, EXCULPATION, RESTRICTIONS ON COMPETITION, FIDUCIARY DUTIES AND INDEMNIFICATION 10.01 Liability for Company Claims Except as otherwise provided by this Agreement, the Delaware Act andlor any other applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company. 10.02 Exculpation, Indemnity and Reliance on Infonnation The Members hereby agree to the exculpation, indemnity and other provisions set forth below as follows: (a) Limitation on Covered Person Liability. No authorized person, Member or Officer of the Company, or, if designated by the Executive Committee, any Affiliate or any direct or indirect members, partners, shareholders, directors, officers, managers, trustees or employees of any Member (collectively, the “Covered Persons”) shall be liable or accountable in damages or otherwise to the Company or to any Member for any error of 4866-9506-0996.13 119600.01623 -51- 4854- 7976-85 84.4

judgment or any mistake of fact or law or for anything that such Covered Person may do or refrain from doing hereafter, except to the extent caused by any Bad Acts or Prohibited Transfer of such Covered Person or any Affiliate thereof. As used herein, the term ‘Bad Acts” means (i) gross negligence, fraud or willful misconduct, (ii) any act or omission outside the scope of authority granted under this Agreement resulting in damages or liability to a Covered Person, (iii) any breach of this Agreement, and (iv) any action willingly taken by any Guarantor under any Recourse Document for the Project or Non- Recourse Document for the Project without the prior written consent of both Members, which creates liability under any such Recourse Document or Non-Recourse Document. The term “Prohibited Transfer” means any transfer of a direct or indirect ownership in the Company (including, without limitation, any transfer of a direct or indirect ownership interest in any Member) that results in a Lender declaring a default or breach of or under any of the loan documents evidencing any Loan obtained by the Company. For purposes of this Agreement, the Bad Act or Prohibited Transfer of any Affiliate or employee of any Person will also be deemed to be the Bad Act or Prohibited Transfer of such Person. The foregoing is subject to any applicable cure period provided under this Agreement. (b) Indemnity. To the maximum extent permitted by applicable law as it presently exists or may hereafter be amended, the Company hereby agrees to indemnify, defend (with counsel selected by the Executive Committee), protect and hold harmless, each Covered Person, from and against any and all Losses incurred by such Covered Person by reason of anything which such Covered Person may do or refrain from doing that arises out of or relates to the Company to the extent such Losses are not covered by insurance maintained by or for the benefit of such Covered Person. The foregoing obligation of the Company to indemnify, protect, defend and hold harmless each Covered Person shall extend to any Losses incurred by any Guarantor under any Recourse Document or Nonrecourse Document (or as a result of the rights of contribution described in Section 3.05). Notwithstanding the foregoing terms of this Section 10.02(b), no Covered Person (including any Guarantor) shall be entitled to be indemnified by the Company to the extent any such Losses are incurred by such Covered Person by reason of, or in connection with, any Bad Acts or Prohibited Transfer of such Covered Person. For the avoidance of doubt, in no event will the indemnity obligation of the Company extend to any Losses that may be incurred or that may arise under an Affiliate Agreement. The Administrative Member may cause the Company to pay any costs and/or expenses incurred by any Covered Person in defending any civil, criminal, administrative or investigative action, suit or proceeding prior to the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Covered Person (or, in the Executive Committee’s reasonable discretion, a creditworthy Affiliate thereof) to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorized in this Section 10.02(b). The obligation of the Company to indemnify, defend, protect and hold harmless each Covered Person under any provision of this Agreement shall survive the withdrawal of any Member from the Company and/or the Liquidation of the Company, in each case solely to the extent such obligation of the Company arose prior to such withdrawal or Liquidation. 4866-9506-0996.13 119600.01623 4 854-79 76-85 84 .4 -52-

If a claim for indemnification or payment of expenses under this Section 10.02(b) is not paid in full within thirty (30) calendar days after a written claim therefor by the Covered Person has been received by the Company, then the Covered Person may initiate an action to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Covered Person shall have the burden of proving that the Covered Person was entitled to the requested indemnification or payment of expenses under applicable law. (c) Reliance upon Information, Opinions, Reports, etc. A Covered Person shall be fully protected in relying in good faith upon the records of the Company, any information received by any Member or the Company with respect to the Project (financial or otherwise), and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or cash flow or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. 10.03 Limitation on Liability Notwithstanding anything to the contrary contained in this Agreement (and without limiting any liability a party may have under the Delaware Act or other applicable law to return any distribution received by such party), no direct or indirect member, manager, partner, shareholder, officer, director, trustee or employee in or of any Member (collectively, the “Nonrecourse Parties”) shall be personally liable in any manner or to any extent under or in connection with this Agreement, and neither any Member nor the Company shall have any recourse to any assets of any of the Nonrecourse Parties. Neither any Member nor any Nonrecourse Party shall have any liability for any punitive damages, lost profits, special damages or consequential damages based on any claim that arises out of or relates to this Agreement and/or the Company. The limitations on liability provided in this Section 10.03 are in addition to, and not in limitation of, any limitation on liability applicable to any Member or Nonrecourse Party provided by law or by this Agreement or any other contract, agreement or instrument. 10.04 Activities of the Members and Their Affiliates Subject to the terms hereof, each Member and their respective direct and indirect Affiliates, members, partners, shareholders, directors, managers, officers, employees, agents and trustees shall only be required to devote so much of their time to the business and affairs of the Company as is determined in the reasonable discretion of each such party. Neither Member nor any of its direct and indirect Affiliates, members, partners, shareholders, directors, officers, managers, employees, agents or trustees shall be prohibited from engaging in other businesses whether or not similar to the business of the Company. 4866-9506-0996.13 119600.01623 —53— 4854-7976-8584.4

10.05 Intentionally Omitted 10.06 Fiduciary Duties The fiduciary duties otherwise owed by the Members to each other under the Delaware Act or otherwise are limited as follows: (a) Other Activities. Except as otherwise provided by this Agreement, to the maximum extent allowed by law, neither Member shall have any obligations (fiduciary or otherwise) with respect to the Company or to the other Member insofar as making other investment opportunities available to the Company or to the other Member. Except as otherwise provided in this Agreement, each Member may engage in whatever activities such Member may choose, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company or to the other Member. Without limiting the generality of the foregoing, each Member shall have the right, in its sole and absolute discretion, to lease, encumber, develop, joint venture, sell, transfer and otherwise realize the economic benefit from any real property now or hereafter owned by such Member (or any Affiliate thereof) regardless of whether such transaction may compete with the business of the Company without any participation or other rights in favor of the Company, the other Member or any other Person. Neither this Agreement nor any activities undertaken pursuant hereto shall prevent either Member from engaging in such activities, and to the maximum extent allowed by law, the fiduciary duties of the Members to each other and to the Company shall be limited solely to those arising from the business of the Company. EACH MEMBER AGREES THAT THE MODIFICATION AND WAIVER OF THE FIDUCIARY DUTIES OF EACH MEMBER PURSUANT TO THIS ARTICLE X ARE FAIR AND REASONABLE AND HAVE BEEN UNDERTAKEN WITH THE INFORMED CONSENT OF EACH MEMBER. TO THE MAXIMUM EXTENT ALLOWED BY LAW, EACH MEMBER AGREES AND COVENANTS NOT TO CONTEST THE VALIDITY OF THE PROVISIONS OF THIS SECTION IN ANY COURT OF LAW (AND/OR TN ANY OTHER PROCEEDING). (b) Good Faith and Fair Dealing. Each Member intends to limit the standard of care, degree of loyalty and fiduciary duties to the maximum extent allowed by law; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. Without limiting the generality of the foregoing, each Member may exercise any of its rights and remedies under this Agreement without regard to any fiduciary duties that are owed to the Company or the other Member including, without limitation, the remedies set forth in Section 3.03 and Articles VII and VIII. 10.07 Non-Exclusivity of Rights Except as otherwise provided in this Agreement, the rights conferred on any Person by this Article X shall not be exclusive of any other rights which such Person may have oi hereafter acquire under any applicable law. 4 866-9506-0996.13 119600.01623 —54— 4 854-7976-85 84.4

10.08 Amendment or Repeal Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification. 10.09 Insurance The Company may purchase and maintain insurance, to the extent and in such amounts as are determined by the Executive Committee on behalf of the Covered Persons and such other Persons as the Executive Committee shall determine in its reasonable discretion, against any liability or claim that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company or such indemnities, regardless of whether the Company would have the power to indemni’ such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Executive Committee shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under Section 10.02(b) hereof and containing such other procedures regarding indemnifications as are appropriate. ARTICLE XI BOOKS AND RECORDS 11.01 Books of Account and Bank Accounts The taxable year of the Company shall be the year ending December 31. The Administrative Member shall maintain accurate and complete books of account and records showing the assets and liabilities, operations, transactions and financial condition of the Company on an accrual basis in accordance with Generally Accepted Accounting Principles, consistently applied. The Administrative Member shall also provide to the other Member within fifteen (15) days after the end of each calendar month (i) an unaudited monthly net cash flow statement setting forth the calculation of net cash flow and all disbursements of cash by the Company, and (ii) an unaudited statement of continuing operations for the Company, including a balance sheet for the Company, as of the end of the month, and a profit and loss statement for the month. The Administrative Member shall also provide to the other Member within fifteen (15) days after the end of each calendar quarter a detailed description of any material deviations from the Approved Business Plan during the preceding calendar quarter. Promptly after written request by the other Member, the Administrative Member shall deliver such other information as is reasonably requested by the other Member. The Administrative Member shall also provide on an annual basis within thirty (30) calendar days after each calendar year annual unaudited statements of the operations of the Company including (A) statement of net assets (balance sheet); (B) statement of operations; (C) statement of cash flows; and (D) statement of changes in Members’ capital. The annual financial reports shall be delivered together with a written statement by the Administrative Member that includes (1) a representation by the Administrative Member that such annual statements fairly represent the financial condition of the Company, and (2) a representation by the Administrative Member that such financial statements have been prepared in accordance Generally Accepted Accounting Principles, consistently applied. 4866-9506-0996.13 119600.01623 55— 4854-7976-8584.4

Upon not less than seventy-two (72) hours prior notice, the Administrative Member shall cooperate with the other Member, at the Company’s sole cost and expense, to conduct an independent inspection and review of the books and records of the Company. The other Member shall have the authority to authorize the preparation of audited financial statements for the Company at the expense of the requesting party. The failure by the Administrative Member to deliver or otherwise cooperate timely with any item to be delivered or request made in accordance with the requirements of this Section 11 .01 shall be considered a material breach of the Administrative Member’s obligations under this Agreement (provided the foregoing shall not limit any cure rights the Administrative Member may have with respect to such breach under Section 2.17(c)(i) or 7.01(a) above). During normal business hours at the principal office of the Company, on not less than forty- eight (48) hours prior notice, all of the following shall be made available for inspection and copying by each Member at its own expense: (i) all books and records relating to the business and financial condition of the Company, (ii) a current list of the name and last known business, residence or mailing address of each Member, (iii) a copy of this Agreement, the Certificate of Formation for the Company and all amendments thereto, together with executed copies of any written powers-of-attorney pursuant to which this Agreement, the Certificate of Formation and/or any amendments thereto have been executed, (iv) the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member to the capital of the Company and which each Member has agreed to contribute in the future, and (v) the date upon which each Member became a member of the Company. 11.02 Tax Returns The Administrative Member shall cause to be prepared and timely filed and distributed to each Member, at the expense of the Company (and prepared by an accounting firm approved by the Executive Committee), all required federal and state tax returns for the Company which shall be delivered to the Members by no later than March 3 1 each year. The failure by the Administrative Member to deliver timely any tax return in accordance with the requirements of this Section 11.02 shall be considered a material breach of the Administrative Member’s obligations under this Agreement if (i) such failure is not caused by the other Member’s delay in delivering any information reasonably and timely requested in writing by the Administrative Member, and (ii) such failure is not caused by the accounting firm’s failure to prepare such tax returns within the estimated tirneframe provided by the accounting firm or any failure by the Executive Committee to agree on any accounting treatment or election (provided the foregoing shall not limit any cure rights the Administrative Member may have with respect to such breach under Section 2.17(c)(i) or 7.0 1(a) above). The Administrative Member is hereby designated as the “partnership representative” of the Company within the meaning of Section 6223(a) of the Code, as amended by Title XI of the Bipartisan Budget Act of 2015. Following any resignation or removal of Majestic as the Administrative Member of the Company, Tejon shall be the “partnership representative” of the Company. The Administrative Member (or Tejon if it has replaced Majestic as the “partnership representative” of the Company) is specifically directed and authorized to (x) to take whatever steps may be necessary or desirable to perfect its designation as “partnership representative,” including filing any forms or documents with the IRS, and (y) to take such other action as may 4866-9506-0996.13 I 19600.01623 —56— 4854-7976-8584.4

from time to time be required under the Code and the Regulations. The partnership representative’ of the Company shall be entitled to be reimbursed by the Company for all reasonable third-party out-of-pocket costs and expenses incurred in connection with any tax proceeding relating to the Company. Notwithstanding the foregoing, the “partnership representative” of the Company shall (i) provide the Members with prompt notice and copies of all communications with the IRS, (ii) reasonably consult with the Members regarding the resolution of any disputes with the IRS, and (iii) not settle any such dispute, extend the statute of limitations with respect to such dispute, or take any other material action that would bind the Company or the Members in connection with any material matter, unless such decision is approved as a Major Decision. As the “partnership representative” of the Company, the Administrative Member will have the right to make an election to treat any “partnership adjustment” as an adjustment to be taken into account by each Member (and fonner member) in accordance with Section 6226 of the Code. ARTICLE XII DISSOLUTION AND WINDING UP OF THE COMPANY 12.01 Events Causing Dissolution of the Company Upon any Member’s bankruptcy, resignation, withdrawal, expulsion or other cessation to serve or the admission of a new member into the Company, the Company shall not dissolve but the business of the Company shall continue without interruption or break in continuity. However, the Company shall be dissolved and its affairs wound up upon the first to occur of any of the following events: (a) Failure to Deliver Initial Annual Business Plan. The election of Tejon to dissolve the Company if Majestic does not deliver the annual business plan for the first Business Plan Period for any reason to the Executive Committee pursuant to Section 2.07 on or before the ABP Outside Date (provided such election is made prior to the date (if any) that the Executive Committee approves the initial annual business plan for the Company); (b) Failure to Approve Initial Business Plan. The election of either Member to dissolve the Company if the Executive Committee for any reason does not approve the annual business plan for the first Business Plan Period in its sole and absolute discretion within five (5) days following the submission of such plan to the Executive Committee pursuant to Section 2.07 (provided such election is made prior to the date (if any) that the Executive Committee approves the initial annual business plan for the Company); (c) Failure to Timely Close Construction Loan. The election of either Member to dissolve the Company if the Company does not close the Construction Loan within ten (10) days following the approval of the annual business plan for the first Business Plan Period by the Executive Committee pursuant to Section 2.07 (provided such election is made prior to the date (if any) that the Company closes the Construction Loan); (d) Sale of Assets. The sale, transfer or other disposition by the Company of all or substantially all of its assets and the collection by the Company of all consideration 4 866-9506-0996.13 119600.01623 —57— 4854-7976-8584.4

received in such transaction (including, without limitation, the collection of any promissoly note received by the Company); (e) Election of Members. The affirmative election of the Executive Committee to dissolve the Company; or (f) Decree of Dissolution. The entry of a decree of judicial dissolution pursuant to Section 18-802 of the Delaware Act. Except as provided above in this Section 12.01, neither Member shall have the right to, and each Member hereby waives to the maximum extent allowed by law the right to, unilaterally seek to dissolve or cause the dissolution of the Company or to unilaterally seek to cause a partial or whole distribution or sale of Company assets whether by court action or otherwise, it being agreed that any actual or attempted dissolution, distribution or sale would cause a substantial hardship to the Company and the other Member. 12.02 Winding Up of the Company Upon the Liquidation of the Company, the Administrative Member shall proceed to the winding up of the business and affairs of the Company. During such winding up process, the Net Profits, Net Losses and Cash Flow distributions shall continue to be shared by the Members in accordance with this Agreement. Subject to Section 12.03, the assets of the Company shall be liquidated as promptly as consistent with obtaining a fair value therefor, and the proceeds therefrom, to the extent available, shall be applied and distributed by the Company on or before the end of the taxable year of such Liquidation or, if later, within ninety (90) days after such Liquidation, in the following order: (a) Creditors. First, to creditors of the Company (including Members who are creditors) in the order of priority as provided by law; (b) Reserves. Second, to establishing any reserves which the Administrative Member reasonably determines are necessary for any contingent, conditional or unmatured liabilities or obligations of the Company; and (c) Remaining Amounts. Thereafter, to the Members in the order of priority set forth in Section 5.01. Any reserves withheld pursuant to Section 12.02(b) shall be distributed as soon as practicable, as determined in the reasonable discretion of the Administrative Member, in the order of priority set forth in Section 12.02(c). The Members believe and intend that the effect of making any and all liquidating distributions in accordance with the provisions of Section 12.02(c) shall result in such liquidating distributions being made to the Members in proportion to the positive balances standing in their respective Capital Accounts. If this is not the result, then the Administrative Member, upon the advice of tax counsel to the Company, is hereby authorized to make such amendments to the provisions of Article IV that are reasonably approved by the Executive Committee as may be 4866-9506-0996.13 119600.01623 —58— 4854-7976-85 84 .4

necessary to cause such allocations to be in compliance with Code Section 704(b) and the Treasury Regulations promulgated thereunder. 12.03 Distribution of Assets Upon Early Dissolution Event Following the effective date of any notice delivered to dissolve the Company pursuant to Section 12.01(a), Section 12.01(b) or Section 12.01(c), (i) Tejon shall not have any duty or obligation to convey (or cause to be conveyed) the Property (or any portion thereof) or any rights related thereto to the Company, and (ii) neither the Company nor Majestic shall have any rights to participate in, or otherwise realize any economic benefit from, the Property (or any rights related thereto). Following any dissolution pursuant to Section 12.01(a), Section 12.01(b) or Section 12.0 1(c), each of the Company and Majestic shall transfer, convey and assign (to the extent assignable) to Tejon at its written request all or any part of the Work Product owned by the Company or Majestic that in any way relates to or benefits the Property. Tejon shall reimburse the Company and Majestic for all costs and expenses reimbursed or paid for by the Company or Majestic for any portion of the Work Product that is transferred, conveyed and assigned by such party to Tejon at its request pursuant to this Section 12.03 (and the distribution of such Work Product to Tejon shall not reduce its Capital Account or Unreturned Contribution Account). Any such transfer, conveyance and assigmuent of any portion of the Work Product to Tejon shall be made by the Company and Majestic on an AS-IS’ basis without any representation or warranty whatsoever from the Company, Majestic and/or any Affiliate thereof Any amounts contributed by Tejon pursuant to this Section 12.03 shall be distributed to the Members in accordance with the terms of Section 5.01. 12.04 Negative Capital Account Restoration No Member shall have any obligation whatsoever upon the Liquidation of such Member’s Interest, the Liquidation of the Company or in any other event, to contribute all or any portion of any negative balance standing in such Member’s Capital Account to the Company, to the other Member or to any other Person. ARTICLE XIII MISCELLANEOUS 13.01 Amendments This Agreement may be amended and/or modified only with the written approval of both Members. 13.02 Waiver of Conflict Interest EACH MEMBER HEREBY ACKNOWLEDGES AND AGREES THAT, TN CON1\ECTION WITH THE DRAFTTNG, PREPARATION AND NEGOTIATION OF THIS AGREEMENT AND THE CONTRIBUTION AGREEMENT, THE FORMATION OF THE COMPANY AND ALL OTHER MATTERS RELATED THERETO, (I) ALLEN MATKINS LECK GAMBLE MALLORY & NATSIS LLP HAS ONLY REPRESENTED THE INTERESTS OF TEJON, AND NOT THE INTERESTS OF MAJESTIC, THE COMPANY OR ANY OTHER PARTY, AND (II) SNELL & WILMER LLP HAS ONLY REPRESENTED THE INTERESTS 4866-9506-0996.13 119600.01623 —59— 4854-7976-85 84.4

OF MAJESTIC ANID NOT THE INTERESTS OF TEJON, THE COMPANY OR ANY OTHER PARTY. THE ATTORNEYS, ACCOUNTANTS ANI OTHER EXPERTS WHO PERFORM SERVICES FOR ANY MEMBER MAY ALSO PERFORM SERVICES FOR THE COMPANY. TO THE EXTENT THAT THE FOREGOING REPRESENTATION CONSTITUTES A CONFLICT OF INTEREST, THE COMPANY ANI) EACH MEMBER HEREBY EXPRESSLY WAIVES ANY SUCH CONFLICT OF INTEREST. EACH MEMBER FURTHER ACKNOWLEDGES THAT THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY SHALL NOT BE DEEMED BY VIRTUE OF SUCH REPRESENTATION TO HAVE ALSO REPRESENTED ANY OTHER PARTY IN CONNECTION WITH ANY SUCH MATTERS. 13.03 Partnership Intended Solely for Tax Purposes The Members have formed the Company as a Delaware limited liability company under the Delaware Act, and do not intend to form a corporation or a general or limited partnership under Delaware or California law (or any other state law). The Members intend the Company to be classified and treated as a partnership solely for federal and state income taxation purposes. Each Member agrees to act consistently with the foregoing provisions of this Section 13.03 for all purposes, including, without limitation, for purposes of reporting the transactions contemplated herein to the Internal Revenue Service and all state and local taxing authorities. 13.04 Notices All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, or (iv) facsimile or email. Any such notice or other communication shall be deemed received and effective upon the earlier of (A) if personally delivered, the date of delivery to the address of the Person to receive such notice; (B) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender’s delivery invoice from such carrier; (C) if mailed, on the date of delivery as shown by the sender’s registry or certification receipt; or (D) if given by facsimile or email, when sent if received by the intended recipient of such facsimile or email prior to 5:00 p.m. on a Business Day or on the next Business Day if not received by the recipient of such facsimile prior to 5:00 p.m. on a Business Day. Any notice or other communication sent by facsimile or email must be confirmed within two (2) Business Days by letter mailed or delivered in accordance with the foregoing to be effective. Any reference herein to the date of receipt, delivery, or giving or effective date, as the case may be, of any notice or communication shall refer to the date such communication becomes effective under the terms of this Section 13.04. Any such notice or other communication so delivered shall be addressed to the party to be served at the address for such party set forth in Section 1.02. The address for either Member may be changed by giving written notice to the other Member in the manner set forth in this Section 13.04. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent. 4866-9506-0996.13 119600.01623 —60— 4854-7976-85 84.4

13.05 Construction of Agreement The Article and Section headings of this Agreement are used herein for reference purposes only and shall not govern, limit, or be used in construing this Agreement or any provision hereof. Each of the Exhibits attached hereto is incorporated herein by reference and expressly made a part of this Agreement for all purposes. References to any Exhibit made in this Agreement shall be deemed to include this reference and incorporation. Where the context so requires, the use of the neuter gender shall include the masculine and feminine genders, the masculine gender shall include the feminine and neuter genders, the feminine gender shall include the masculine and neuter genders, and the singular number shall include the plural and vice versa, Each Member acknowledges that (i) each Member is of equal bargaining strength; (ii) each Member has actively participated in the drafting, preparation and negotiation of this Agreement; and (iii) any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement, any portion hereof, or any Exhibits attached hereto. 13.06 Counterparts This Agreement may be executed and delivered in multiple counterparts including by facsimile or .pdf file, each of which shall be deemed an original Agreement, but all of which, taken together, shall constitute one (1) and the same Agreement, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof. 13.07 Attorneys? Fees If any lawsuit, arbitration, mediation or other proceeding is commenced by any Member against any other Member that arises out of, or relates to, this Agreement, then the prevailing Member in such action shall be entitled to recover reasonable attorneys? fees and costs. Any judgment or order entered in any such action shall contain a specific provision providing for the recovery of all costs and expenses of suit including, without limitation, reasonable attorneys’ and expert witness fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post-judgment motions; (iii) contempt proceedings; (iv) garnishment, levy, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation. 13.08 Approval Standard The consent, approval or determination of any Member or Representative required or permitted under this Agreement may be withheld in such party’s sole and absolute discretion, unless this Agreement provides that such consent or approval shall not be unreasonably withheld (or another standard is specifically provided for in this Agreement for such matter). 13.09 Further Acts Each Member covenants, on behalf of such Member and such Member’s successors and assigns, to execute, with acknowledgment, verification, or affidavit, if required, any and all documents and writings, and to perform any and all other acts, that may be reasonably necessary 4866-9506-0996.13 119600.01623 —61— 4854-7976-8584.4

or desirable to implement, accomplish, andlor consummate the formation of the Company, the achievement of the Company’s purposes, and any other matter contemplated under this Agreement. 13.10 Preservation of Intent If any provision of this Agreement is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the Members agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired or affected, it being intended that the Members’ rights and privileges described in this Agreement shall be enforceable to the fullest extent permitted by law. 13.11 Waiver No consent or waiver, express or implied, by a party to or of any breach or default by any other party in the performance by such other party of such other party’s obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party hereunder. Failure on the part of a party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such non- complaining or non-declaring party of the latter’s rights hereunder. 13.12 Entire Agreement This Agreement, together with the Contribution Agreement, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior or other contemporaneous understanding, correspondence, negotiations or agreements between them respecting the subject matter hereof. 13.13 Choice of Law Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly acknowledge and agree that all of the terms and provisions of this Agreement shall be construed under the laws of the State of Delaware (without giving effect to the conflicts of laws and principles thereof). In furtherance of the foregoing, and pursuant to Section 17708.01(a) of the California Act, all rights, duties, obligations and remedies of the Members shall be governed by the Delaware Act (without giving effect to the conflicts of laws and principals thereof). 13.14 No Third-Party Beneficiaries Except as otherwise set forth in Section 3.05 and Article X, the provisions of this Agreement are not intended to be for the benefit of, or enforceable by, any third party and shall not give rise to a right on the part of any third party (i) to enforce or demand enforcement of a Member’s obligation to contribute capital, obligation to return distributions, or obligation to make 4866-9506-0996.13 119600.01623 -62— 4854-7976- 85 84.4 other payments to the Company as set forth in this Agreement, or (ii) to demand that the Company, the Administrative Member or the other Member obtain financing or issue any capital call. 13.15 Successors and Assigns Subject to the restrictions set forth in Article VI and Section 9.04, this Agreement shall inure to the benefit of and shall bind the parties hereto and their respective personal representatives, successors, and assigns. 13.16 No Usury Notwithstanding any other provision in this Agreement, the rate of interest charged by the Company or by any Member (and/or any Affiliate thereof) in connection with any obligation under this Agreement shall not exceed the maximum rate permitted by applicable law. To the extent that any interest charged by the Company or by any Member (and/or Affiliate thereof) shall have been finally adjudicated to exceed the maximum amount permitted by applicable law, such interest shall be retroactively deemed to have been a required repayment ofprincipal (and any such amount paid in excess of the outstanding principal amount shall be promptly returned to the payor). In furtherance of the foregoing, the Members acknowledge and agree that pursuant to the Delaware Act, no obligation of a Member to the Company shall be subject to the defense of usury, and no Member shall impose the defense of usury with respect to any such obligation in any action. 13.17 Venue If any litigation, claim or lawsuit directly or indirectly arising out of this Agreement is not required to be resolved in accordance with the JAMS procedures provided for under Section 13.1 8, then each Member hereby irrevocably consents to the maximum extent allowed by law to the exclusive jurisdiction of the state and federal courts located in California and to the exclusive venue of (i) the Eastern District of California for any federal action or proceeding arising out of, or relating to, this Agreement, and (ii) the Superior Court of California located in Kern County, California for any state action or proceeding arising out of, or relating to, this Agreement. 13.18 Dispute Resolution Any action to resolve any controversy or claim arising out of, or related to in any way to, this Agreement (exclusive of any impasse on any Major Decision) or the Contribution Agreement, including, without limitation, any alleged breach of this Agreement or the Contribution Agreement and any claim based upon any tort theory, however characterized shall be resolved through a binding arbitration before an arbitrator in accordance with the terms of this Section 13. 18. (a) Binding Arbitration. Any Member desiring to bring any action under this Agreement or the Contribution Agreement shall give written notice to the other Member (the “Arbitration Notice”), which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by Section and title, if applicable, of the provisions of this Agreement or the Contribution Agreement pertaining to the dispute. This arbitration provision and its validity, construction, and performance shall be governed by the Federal Arbitration Act (the “FAA”) and cases decided thereunder and, to the extent relevant, the laws of the State of California. Further, the terms and 4866-9506-0996.13 119600.01623 -63- 4854 -7976-85 84.4

procedures governing the enforcement of this Section 13.18 shall be governed by and construed and enforced in accordance with the FAA, and not individual state laws regarding enforcement of arbitration agreements. (b) Selection of Arbitrator. The Members shall endeavor to agree, within thirty (30) days of the Arbitration Notice, upon a mutually acceptable arbitrator to resolve the dispute. The arbitrator shall be a single former judge of the Superior Court or the Court of Appeal of the State of California or a member in good standing with the California State Bar currently employed by or associated with the office of JAMS/ENDISPUTE (“JAMS’) located in Los Angeles, California. The arbitrator shall have no direct or indirect social, political 01. business relationship of any sort with either of the Members, their respective legal counsel or any other Person materially involved with the Project. If the Members cannot agree upon the arbitrator within such thirty (30)-day period, then JAMS, in its sole discretion, shall provide a list of three (3) arbitrators with the qualifications set forth above. Within ten (10) days of JAMS providing the above- described list, each Member shall be entitled to strike one (1) name from the list and so notif,’ JAMS. JAMS, in its sole discretion, thereafter shall select as arbitrator any one (1) of the persons remaining on the list, and the person so selected shall thereafter serve as arbitrator. If for any reason JAMS is unable or unwilling to make such an appointment, then any Member may apply to the Superior Court of the State of California in and for the County of Los Angeles for appointment of any former judge of the Superior Court or the Court of Appeal of the State of California to serve as arbitrator. The appointment of an arbitrator, whether by JAMS or by the Superior Court pursuant to the foregoing, shall be made, and the arbitrator shall serve, without further objection from any Member, except on the ground of conflict of interest, if any, pursuant to the same rules that would apply if the arbitrator was serving as an active member of the Superior Court or Court of Appeal. (c) Location of Proceeding. The proceeding shall take place at a City of Los Angeles office of JAMS and shall be conducted pursuant to the provisions of JAMS Comprehensive Arbitration Rules & Procedures in effect on the date of the Arbitration Notice (the “Rules”); provided that in all events the rules of evidence in such proceeding shall be governed by the California Evidence Code. Discovery between the parties prior to the arbitration hearing shall be limited to the mutual exchange of relevant documents. Interrogatories and request for admissions shall not be allowed under any circumstance. Depositions of witnesses shall not be penriitted, unless it is shown that the witness will be otherwise unavailable and it is necessary to preserve his or her testimony for the hearing. The arbitrator shall have the authority set forth in Section 1282.6 of the California Code of Civil Procedure to issue subpoenas requiring the attendance at the hearing of witnesses, and to issue subpoenas duces tecum for the production at the hearing of books, records, documents and other evidence. (d) Resolution Dispute. Except as otherwise provided in Section 13.18(c), the arbitrator shall apply Delaware law in resolving the dispute. In resolving the dispute, the arbitrator shall apply the pertinent provisions of this Agreement without departure therefrom in any respect, and the arbitrator shall not have the power to change any of the provisions of the Agreement. The arbitrator shall try all of the issues including, without limitation, any issues that may be raised concerning whether the dispute is subject to the 4866-9506-0996.13 119600.01623 —64- 4854-7976-8584.4

provisions of this Section 13.18 and any and all other issues, whether of fact or of law, and shall hear and decide all motions and matters of any kind. The arbitrator shall not be required to prepare a written statement of decision as to any interlocutory decision, but at the conclusion of the arbitration shall prepare a written statement of decision thereon which shall be final and binding upon the parties, and upon which judgment may be entered in accordance with applicable law in any court having jurisdiction thereof. Any interlocutory decisions by the arbitrator likewise shall be final and binding, except that the arbitrator shall have the power to reconsider such decisions for good cause shown. The Members shall not have the right to appeal the arbitration award consistent with the JAMS Optional Arbitration Appeal Procedure in effect at the time or any similar successor rules. Subject to the limitations in this Section 13.18, the arbitrator shall have the authority to grant any equitable and legal remedies that would be available in a judicial proceeding. The arbitrator may award interim and final injunctive relief and other remedies, but may not award punitive, exemplary, treble or other enhanced damages. The arbitrator shall have no power or authority to issue any award or determination that would amend or modify this Agreement. Notwithstanding the foregoing, a party shall be permitted to seek a temporary restraining order or injunctive relief in a court of competent jurisdiction with regard to any controversy, dispute or claim between them relating to or arising out of this Agreement, a breach of this Agreement or the termination of the Administrative Member, where such relief is appropriate; provided that other relief shall be pursued through an arbitration proceeding pursuant to this Section 13.18. Each Member shall use reasonable efforts to expedite the arbitration process, and each Member shall have the right to be represented by counsel. (e) Award of Fees. Subject to the obligation of the arbitrator to award such fees and expenses to the prevailing party as provided in Section 13.07, until the arbitrator issues his or her final statement of decision, each Member shall pay the fees and expenses of its attorneys and experts in connection with the adjudication and one-half of the fees and expenses of the arbitrator; provided, however, that the arbitrator shall have the same power as a judge pursuant to the California Code of Civil Procedure to award sanctions with reference to interlocutory matters. Subject to Section 13.07, the Member shall bear an equal (pro rata) share of any arbitration costs, including any administrative or hearing fees charged by the arbitrator or JAMS. (I) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH MEMBER HEREBY WAIVES EACH SUCH MEMBER’S RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) BASED UPON OR ARISING OUT OF OR RELATED TO THE COMPANY, THIS AGREEMENT, THE CONTRIBUTION AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY MEMBER AGAINST THE OTHER MEMBER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH MEMBER AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY AN ARBITRATOR AS PROVIDED ABOVE BUT THIS WAIVER SHALL BE EFFECTIVE EVEN IF, FOR ANY REASON WHATSOEVER, SUCH CLAIM OR CAUSE OF ACTION CANNOT BE TRIED BY 4866-9506-0996.13 119600.01623 -65- 4854-7976-85 84.4

SUCH ARBITRATOR. WITHOUT LIMITING THE FOREGOING, EACH MEMBER FURTHER AGREES THAT EACH SUCH MEMBERS RIGHT TO A TRIAL BY JURY IS WAIVED TO THE MAXIMUM EXTENT ALLOWED BY LAW BY OPERATION OF THE FOREGOING AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE CONTRIBUTION AGREEMENT OR ANY PROVISION OF EITHER SUCH AGREEMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT AND/OR THE CONTRIBUTION AGREEMENT. INITIALS OF INITIALS OF TEJON MAJESTIC (g) Survivability. The provisions of this Section 13.18 shall survive the withdrawal of any Member from the Company and the dissolution and liquidation of the Company. 13.19 Timing All dates and times specified in this Agreement are of the essence and shall be strictly enforced. 13.20 Remedies for Breach of this Agreement Except as otherwise specifically provided in this Agreement, the remedies set forth in this Agreement are cumulative and shall not exclude any other remedies to which a Person may be lawfully entitled. 13.21 Survivability of Representations and Warranties All representations, warranties and covenants contained in this Agreement including, without limitation, the indemnities contained in Sections 7.10, 8.09, 9.03, 9.05 and 10.02(b) shall survive the execution of this Agreement, the formation of the Company, the withdrawal of any Member and the Liquidation of the Company. 13.22 Reasonableness of Rights and Remedies THE RIGHTS AND REMEDIES SET FORTH IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, SECTION 3.03 AND ARTICLES VI AND VII) ARE A MATERIAL INDUCEMENT FOR EACH MEMBER TO ENTER INTO THIS AGREEMENT, AND THE MEMBERS WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT BUT FOR THE AGREEMENT OF EACH MEMBER TO BE BOUND BY SUCH REMEDIES. EACH MEMBER ACKNOWLEDGES AND AGREES THAT THE FOREGOING REMEDIES ARE FAIR AN]) REASONABLE AND HAVE BEEN ENTERED INTO WITH THE INFORMED CONSENT OF EACH MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES AND AGREES THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO 4866-9506-0996.13 119600.01623 -66- 4854-7976-85 84.4

ESTIMATE THE DAMAGES WHICH THE COMPANY AND THE NON-DEFAULTING MEMBER MAY SUFFER IN CON1\ECTION WITH THE OCCURRENCE OF ANY OF THE DEFAULTS DESCRIBED ABOVE. THEREFORE, EACH MEMBER AGREES THAT THE REMEDIES SET FORTH ABOVE REASONABLY ANT) FAIRLY REFLECT THE DETRIMENT THAT THE COMPANY AND THE NON-DEFAULTING MEMBER WOULD SUFFER IN SUCH EVENT AND, IN LIGHT OF THE DIFFICULTY IN DETERMINING ACTUAL DAMAGES, REPRESENT A PRIOR AGREEMENT AMONG THE MEMBERS AS TO APPROPRIATE LIQUIDATED DAMAGES. EACH MEMBER ALSO AGREES THAT THE REMEDIES SET FORTH ABOVE ARE NOT INTENDED AS A FORFEITURE OR PENALTY UNDER DELAWARE OR ANY OTHER APPLICABLE STATE LAW. EACH MEMBER FURTHER COVENANTS NOT TO CONTEST THE VALIDITY OF THE REMEDIES SET FORTH ABOVE AS A PENALTY, FORFEITURE OR OTHERWISE IN ANY COURT OF LAW (AND/OR IN ANY ARBITRATION OR MEDIATION). 13.23 Force Majeure The time period for each Member to perform any obligation under this Agreement shall be extended for the time period such Member (the “Obligated Member”) is unable to perform such obligation as a result of any Force Majeure Delay. The term “Force Majeure Delay” means any delay as a result of war, national emergency, strikes (other than strikes or labor disturbances limited in scope to primarily the employees of the Obligated Member or any Affiliate thereof), riot or civil unrest, utility failure, acts of God (excluding inclement weather) or other events totally outside the control of the Obligated Member or any Affiliate thereof. Notwithstanding the foregoing, no Force Majeure Delay shall be deemed to exist as a result of (i) the Obligated Member’s lack of funds (other than a temporary lack of funds resulting from any event totally outside the control of the Obligated Member described in the preceding sentence), or (ii) any delay solely caused by any act or omission of the Obligated Member or any Affiliate thereof, and in any event, the length of any Force Majeure Delay shall be reduced by (A) the time period that elapses after the tenth Business Day following the initial cause of the delay through the date the Obligated Member notifies the other Member in writing of the delay and the reason for the delay (if the Obligated Member has previously failed to provide such notice to the other Member on or before the tenth Business Day following the initial cause of the delay), or (B) the length of any delay caused by the Obligated Member’s failure to promptly exercise and continue to exercise reasonable commercial efforts to remove or overcome such delay. All other delays from acts or events are explicitly excluded from Force Maj cure Delays and shall not extend the time period for any Member to perform any of its obligations under this Agreement. ARTICLE XIV DEFINITIONS 14.01 ABP Outside Date 14.02 The term “ABP Outside Date” is defined in Section 2.07. 14.03 Accountant’s Notice The term “Accountant’s Notice” is defined in Section 7.03. 4866-9506-0996. 13 119600.01623 -67- 4 854-7976-85 84.4

14.04 Accounting Firm The term “Accounting Firm” means Ernst & Young or such other accounting firm as selected by the Executive Committee. 14.05 Actual Knowledge of Majestic The term “Actual Knowledge of Majestic” is defined in Section 9.02. 14.06 Actual Knowledge of Tejon The term “Actual Knowledge of Tejon” is defined in Section 9.01. 14.07 Additional Contribution Date The term “Additional Contribution Date” is defined in Section 3.02. 14.08 Adjusted Accountant’s Notice The term “Adjusted Accountant’s Notice” is defined in Section 7.05. 14.09 Adjusted Capital Account The term “Adjusted Capital Account” means, with respect to each Member as of the end of each Fiscal Year of the Company, such Member’s Capital Account (i) reduced by any anticipated allocations, adjustments and distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4)-(6), and (ii) increased by the amount of any deficit in such Member’s Capital Account that such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) or under Section 1 .704-1 (b)(2)(ii)(c) of the Treasumy Regulations at the end of such Fiscal Year. 14.10 Adjusted Price Determination Notice The term “Adjusted Price Determination Notice” is defined in Section 8.05. 14.11 Adjustment Amount The term “Adjustment Amount” is defined in Section 3.03(b). 14.12 Administrative Member The term “Administrative Member” is defined in Section 2.03. 14.13 Affiliate The term “Affiliate” means any Person which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with another Person. The term “control” as used herein (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to (1) vote more than 4866-9506-0996.13 119600.01623 —68— 4854-7976-85 84 .4 fifty percent (50%) of the outstanding voting securities of such Person, or (ii) otherwise direct management policies of such Person by contract or otherwise. 14.14 Affiliate Agreements The term “Affiliate Agreements” is defined in Section 2.16. 14.15 Affiliated Member The term “Affiliated Member” is defined in Section 2.16. 14.16 Affiliated Parties The term “Affiliated Parties” is defined in Section 9.05. 14.17 Agreed Value The term “Agreed Value” is defined in Section 3.01(b)(i). 14.18 Agreement The term “Agreement” means this Limited Liability Company Agreement of TRC-MRC 5, LLC. 14.19 Applicable ABP Date The term “Applicable ABP Date” is defined in Section 2.07. 14.20 Applicable Construction Costs The term “Applicable Construction Costs” is defined in Section 2.10. 14.21 Appraised Value The term “Appraised Value” is defined in Section 7.03(a). 14.22 Approved Business Plan The tenTi “Approved Business Plan” is defined in Section 2.07. 14.23 Arbitration Notice The term “Arbitration Notice’ is defined in Section 13.18(a). 14.24 Bad Acts The term “Bad Acts” is defined in Section 10.02(a). 4866-9506-0996.13 119600.01623 —69— 4854-7976-8584.4

14.25 Book Basis The term “Book Basis” means, with respect to any asset of the Company, the Gross Asset Value (as determined under this Agreement). The Book Basis of all assets of the Company shall be adjusted thereafter by depreciation as provided in Treasury Regulation Section 1.704- 1(b)(2)(iv)(g) and any other adjustment to the basis of such assets other than depreciation or amortization. 14.26 Business Day The term “Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in California are authorized or required to close under the laws of such state or the United States. 14.27 Business Plan Period The term “Business Plan Period” means the twelve (12)-month period ending December 31 of each year; provided that the initial Business Plan Period shall be the period beginning on the date the annual business plan for the Company’s first Business Plan Period is approved by the Executive Committee pursuant to Section 2.07 and ending on the estimated Project Stabilization Date; and the second Business Plan Period shall be the period beginning on the day after the Project Stabilization Date and ending on the subsequent December 31. 14.28 California Act The term “California Act” means the California Revised Uniform Limited Liability Company Act as set forth in Title 2.6, Chapter 1 et çq. of the California Corporations Code, as hereafter amended from time to time. 14.29 Capital Account The term “Capital Account” means with respect to each Member, the amount of money contributed by such Member to the capital of the Company, increased by the aggregate fair market value at the time of contribution (as determined by the Executive Committee) of all property contributed by such Member to the capital of the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), the aggregate amount of all Net Profits allocated to such Member, and any and all items of gross income and gain specially allocated to such Member pursuant to Sections 4.03 and 4.04, and decreased by the amount of money distributed to such Member by the Company (exclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to such Member), the aggregate fair market value at the time of distribution (as determined by the Executive Committee) of all property distributed to such Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of any Net Losses allocated to such Member, and any and all losses and deductions, including, without limitation, any and all partnership and/or partner “nonrecourse deductions” specially allocated to such Member pursuant to Sections 4.03 and 4.04. The foregoing Capital Account definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation 4866-9506-0996.13 119600.01623 -70- 4854-7976-8584.4

Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. 14.30 Capital Call Notice The term ‘Capital Call Notice’ is defined in Section 3.02, 14.31 Cash Flow The term “Cash Flow” means the excess, if any, of all cash receipts of the Company as of any applicable determination date in excess of the sum of (i) all cash disbursements (inclusive of any guaranteed payment within the meaning of Section 707(c) of the Code paid to any Member and any reimbursements made to any Member, but exclusive of distributions to the Members in their capacities as such) of the Company prior to that date, and (ii) any reserve, reasonably determined by Administrative Member, for anticipated cash disbursements, including debt service, that will have to be made before additional cash receipts from third parties will provide the funds therefor. 14.32 Certificates The term “Certificates” is defined in Section 3.03(a). 14.33 Code The term “Code” means the Internal Revenue Code of 1986, as heretofore and hereafter amended from time to time (and/or any corresponding provision of any superseding revenue law). 14.34 Commerce The termn “Commerce” is defined in Section 2.04(h). 14.35 Company The term “Company” means the limited liability company created pursuant to this Agreement and the filing of the Certificate of Formation for the Company with the Office of the Delaware Secretary of State in accordance with the provisions of the Delaware Act. 14.36 Construction Contract The term “Construction Contract” is defined in Section 2.10. 14.37 Construction Contract Condition The term “Construction Contract Condition” is defined in Section 2.07. 14.38 Construction Loan The term “Construction Loan” is defined in Section 3.04. 4866-9506-0996.13 119600.01623 —71— 4854-7976- 85 84.4

14.39 Consultants The term ‘Consultants” is defined in Section 2.11. 14.40 Contributing Member The term “Contributing Member” is defined in Section 3,03. 14.41 Contributing Party The term “Contributing Party” is defined in Section 3.05. 14.42 Contribution Agreement The term “Contribution Agreement” is defined in Section 2.07. 14.43 Covered Persons The term “Covered Persons” is defined in Section 10.02(a). 14.44 Default Events The term “Default Events” is defined in Section 7.01. 14.45 Default Loan The term “Default Loan” is defined in Section 3.03(a). 14.46 Default Notice The tenri “Default Notice” is defined in Section 7.02. 14.47 Defaulting Member The term “Defaulting Member” is defined in Section 7.01. 14.48 Defaulting Member’s Purchase Price The term “Defaulting Member’s Purchase Price” is defined in Section 7.03. 14.49 Delaware Act The term “Delaware Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et g.), as hereafter amended from time to time. 14.50 Delinquent Contribution The term “Delinquent Contribution” is defined in Section 3.03. 4866-9506-0996.13 119600.01623 —72— 4 854-7976-85 84.4

14.51 Deposit The term “Deposit” is defined in Section 8.04. 14.52 Development Budget The term “Development Budget” is defined in Section 2.08. 14.53 Development Fee The tenn “Development Fee” is defined in Section 2.11. 14.54 Development Plan The term “Development Plan” is defined in Section 2.08. 14.55 Dilution Percentage The term “Dilution Percentage” is defined in Section 3.03(b). 14.56 Effective Date The term “Effective Date” is defined in the Preamble. 14.57 Electing Member The term “Electing Member” is defined in Section 8.01. 14.58 Election Notice The term “Election Notice” is defined in Section 8.01. 14.59 Enforceability Exceptions The term “Enforceability Exceptions” is defined in Section 9.0 1(c). 14.60 Executive Committee The tenn “Executive Committee” is defined in Section 2.0 1(a). 14.61 FAA The tenn “FAA” is defined in Section 13.18(a). 14.62 Financing Fee The term “Financing Fee” is defined in Section 2.15. 4866-9506-0996.13 119600.01623 -73- 4854-7976-85 84 .4

14.63 Fiscal Year The term “Fiscal Year” means the twelve (12)-month period ending December31 of each year; provided that the initial Fiscal Year shall be the period beginning on the Effective Date and ending on December 3 1, 2022, and the last Fiscal Year shall be the period beginning on January 1 of the calendar year in which the final liquidation and termination of the Company is completed and ending on the date such final liquidation and termination is completed. To the extent any computation or other provision hereof provides for an action to be taken on a Fiscal Year basis, an appropriate proration or other adjustment shall be made in respect of the initial and final Fiscal Years to reflect that such periods are less than ftill calendar year periods. 14.64 Force Majeure Delay The term “Force Majeure Delay” is defined in Section 13.23. 14.65 Gross Asset Value The term “Gross Asset Value” means, in respect to any asset of the Company, the asset’s adjusted tax basis for federal income tax purposes; provided, however, that (i) the Gross Asset Value of any asset contributed or deemed contributed by a Member to the Company or distributed to a Member by the Company shall be the gross fair market value of such asset (without taking into account Section 770 1(g) of the Code), as determined by the Executive Committee; and (ii) the Gross Asset Values of all Company assets may be adjusted, by the Executive Committee, to equal their respective gross fair market values (taking into account Section 770 1(g) of the Code), as reasonably determined by the Executive Committee, as of (A) the date of the acquisition of an additional interest in the Company by any new or existing member in exchange for more than a de minimis contribution to the capital of the Company, or (B) upon the Liquidation of the Company or the distribution by the Company to a retiring or continuing member of more than a minimis amount of money or other Company property in reduction of such Member’s Interest. Any adjustments made to the Gross Asset Value of Company assets pursuant to the foregoing provisions shall be reflected in the Members’ Capital Account balances in the manner set forth in Treasury Regulation Sections 1.704-1(b) and 1.704-2. 14.66 Guarantor(s) The terms “Guarantor” and “Guarantors” are defined in Section 3.05. 14.67 Hypothetical Distribution The term “Hypothetical Distribution” means, with respect to each Member and any Fiscal Year, the amount that would be received by such Member (or, in certain cases, reduced as appropriate by the amount such Member would be obligated to pay) if all Company assets were sold for cash equal to their Book Basis, all Company liabilities were satisfied to the extent required by their terms (limited, with respect to each nonrecourse liability to the Book Basis of the assets securing each such liability), and the net assets of the Company were distributed in full to the Members pursuant to Section 5.01. 4866-9506-0996.13 119600.01623 -74- 4854-7976-8584.4

14.68 Impasse Event The term ‘Impasse Event is defined in Section 2.02(k). 14.69 Improvements The term “Improvements” is defined in Section 1.03. 14.70 Interest The term “Interest” means with respect to each Member, all of such Members right, title and interest in and to the Net Profits, Net Losses, Cash Flow, distributions and capital of the Company, and any and all other interests therein in accordance with the provisions of this Agreement and the Delaware Act. 14.71 JAMS The term “JAMS” is defined in Section 13,18(b). 14.72 Just Cause Event The term “Just Cause Event” is defined in Section 2.17(c). 14.73 Lender(s) The terms “Lender” and “Lenders” are defined in Section 3.04. 14.74 Liquidation The term “Liquidation” means, (i) with respect to the Company, the date upon which the Company ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Members), and (ii) with respect to a Member wherein the Company is not in Liquidation, means the liquidation of a Member’s interest in the Company under Treasury Regulation Section 1.761-1(d). 14.75 Loans The term “Loans” is defined in Section 3.04. 14.76 Lockout Date The term “Lockout Date” is defined in Section 8.01. 14.77 Losses The term “Losses” is defined in Section 3.05. 4866-9506-0996.13 119600.01623 -75- 4854-7976-8584.4

14.78 Lyda The term “Lyda” is defined in Section 2.0 1(b). 14.79 Majestic The term “Majestic” is defined in the Preamble. 14.80 Majestic Group The term “Majestic Group” is defined in the Section 6.02(e). 14.81 Majestic Work Product The term “Majestic Work Product” is defined in Section 3.01(c)(ii). 14.82 Major Decisions The term “Major Decisions” is defined in Section 2.04. 14.83 Marketing Plan The term “Marketing Plan” is defined in Section 2.13. 14.84 Master Developer Work The term “Master Developer Work” is defined in Section 2.12. 14.85 McMahon The term “McMahon” is defined in Section 2.0 1(b). 14.86 Member(s) The term “Members” means Tejon and Majestic, collectively; the term “Member” means either one (1) of the Members. 14.87 MRC The term “MRC” is defined in Section 6.02(c). 14.88 Net Profits and Net Losses The terms “Net Profits” and “Net Losses” mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss, as the case may be, for such year or period, determined in accordance with Section 7 03(a) of the Code (for this purpose, all items of income, gain, loss and deduction required to be stated separately pursuant to Section 703(a)(l) of the Code shall be included in taxable income or loss); provided, however, for purposes of computing such taxable income or loss, (i) such taxable income or loss shall be adjusted by any and all adjustments 4866-9506-0996.13 119600.01623 -76- 4854-7976-8584.4

required to be made in order to maintain Capital Account balances in compliance with Treasury Regulation Sections 1.704-1(b), and (ii) any and all items of gross income, gain, loss andlor deductions, including, without limitation, any and all partnership andlor partner nonrecourse deductions specially allocated to any Member pursuant to Sections 4.03 and 4.04 shall not be taken into account in calculating such taxable income or loss. 14.89 Non-Contributing Member The term “Non-Contributing Member” is defined in Section 3.03. 14.90 Non-Contributing Party The term “Non-Contributing Party” is defined in Section 3.05. 14.91 Non-Defaulting Member The term “Non-Defaulting Member” is defined in Section 7.01. 14.92 Non-Electing Member The term “Non-Electing Member” is defined in Section 8.01. 14.93 Nonrecourse Documents The term “Nonrecourse Documents” is defined in Section 3.05. 14.94 Nonrecourse Parties The term “Nonrecourse Parties” is defined in Section 10.03. 14.95 Obligated Member The term “Obligated Member” is defined in Section 13.23. 14.96 OFAC The term “OFAC” is defined in Section 9.0 1(h). 14.97 Officers The term “Officers” is defined in Section 2.18(a). 14.98 Operating Budget The term “Operating Budget” is defined in Section 2.09. 4866-9506-0996.13 119600.01623 —77- 4854-7976-85 84.4

14.99 Partially Adjusted Capital Account The term “Partially Adjusted Capital Account’ means, with respect to each Member and taxable year, the Capital Account of such Member at the beginning of such taxable year, adjusted as set forth in the definition of “Capital Account” for all contributions and distributions during such year and all special allocations pursuant to Sections 4.03 and 4.04, but before giving effect to any allocation to Net Profits or Net Losses for such taxable year pursuant to Section 4.01 or 4.02. 14.100 Percentage Interest The term “Percentage Interest” means, with respect to each Member, the percentage set forth opposite such Member’s name on Exhibit “A” attached hereto under the column labeled “Percentage Interest,” subject to any adjustment pursuant to Section 3.03(b). 14.10 1 Permanent Loan The term “Permanent Loan” is defined in Section 3.04. 14.102 Permitted Transferees The term “Permitted Transferees” is defined in Section 6.02. 14.103 Person The term “Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee, or any other individual or entity, in its own or any representative capacity. 14.104 Phase(s) The terms “Phase” and “Phases” are defined in Section 1.03. 14.105 Pre-Development Budget The term “Pre-Development Budget” is defined in Section 2.06. 14.106 Price Determination Notice The term “Price Determination Notice” is defined in Section 8.02. 14.107 Pro Rata Share The term “Pro Rata Share” is defined in Section 3.05. 14.108 Prohibited Transfer The term “Prohibited Transfer” is defined in Section 10.02(a). 4866-9506-0996.13 119600.01623 —78- 4854-7976-85 84 .4

14.109 Project The term “Project is defined in Section 1.03. 14.110 Project Stabilization Date The term “Project Stabilization Date” means the first date that at least ninety percent (90%) of the apartment units contained in the Project have been leased by the Company. 14.111 Property The term “Property” is defined in Section 1.03. 14.112 Property Manager The term “Property Manager” is defined in Section 2.14. 14.113 Purchase Notice The term “Purchase Notice” is defined in Section 8.03. 14.114 Purchase Price The term “Purchase Price” is defined in Section 8.02. 14.115 Quorum The term “Quorum” is defined in Section 2.02(a). 14.116 Real Estate Assets The term “Real Estate Assets” is defined in the Section 6.02(d). 14.117 Recourse Documents The term “Recourse Documents” is defined in Section 3.05. 14.118 Regulatory Allocations The term “Regulatory Allocations” is defined in Section 4.04. 14.119 Removal Notice The term “Removal Notice” is defined in Section 2.17(c). 14,120 Representative(s) The terms “Representative” and “Representatives” are defined in Section 2.0 1(b). 4866-9506-0996.13 119600.01623 -79- 4854-7976-8584.4

14.121 Response Period The term “Response Period” is defined in Section 2.05. 14.122 Roski The term “Roski” is defined in Section 6.02(c). 14,123 Roski Family The term “Roski Family” is defined in Section 6.02(c). 14.124 Rules The term “Rules” is defined in Section 13.18(c). 14.125 Securities Acts The term “Securities Acts” is defined in Section 9.04(a)(i). 14.126 Shortfall The term “Shortfall” is defined in Section 3.02. 14.127 Stated Value The tenrL “Stated Value” is defined in Section 8.01. 14.128 Substantial Completion Date The term “Substantial Completion Date” means the date that Kern County issues a temporary certificate of occupancy (or its equivalent) for the occupancy of any portion of the Project (excepting therefrom all tenant improvements), pursuant to which the local governing authority generally acknowledges that the Project and its construction is complete and available for occupancy for its intended use. 14.129 Supervision Fee The term “Supervision Fee” is defined in Section 2.14. 14.130 Target Capital Account The tenn “Target Capital Account” means, with respect to each Member and any taxable year, an amount (which may be either a positive or a deficit balance) equal to the Hypothetical Distribution such Member would receive (or, in certain cases, reduced as appropriate by the amount such Member would be required to pay), minus the Member’s share of Company minimum gain determined pursuant to Treasury Regulation Section 1.704-2(g), and minus the Member’s share of partner minimum gain determined in accordance with Treasuiy Regulation 4866-9506-0996.13 119600.01623 —80— 4854-7976-85 84.4

Section 1.704-2(i)(5), all computed immediately prior to the hypothetical sale described in the definition of ‘Hypothetical Distribution.” 14.131 Tejon The tenri “Tejon” is defined in the Preamble. 14.132 Tejon Group The term “Tejon Group” is defined in the Section 6.02(d). 14.133 Tejon Work Product The term “Tejon Work Product” is defined in Section 3.01(b)(ii). 14.134 Transfer The term “Transfer” is defined in Section 6.01. 14.135 Treasury Regulation The term “Treasury Regulation” means any proposed, temporary and/or final federal income tax regulation promulgated by the United States Department of the Treasury as heretofore and hereafter amended from time to time (and/or any corresponding provisions of any superseding revenue law and/or regulation). 14.136 Unreturned Contribution Account The term “Unreturned Contribution Account” means a separate account to be maintained by the Company for each Member that will be credited by the Agreed Value of the Property (in the case of Tejon), the agreed value of any other property contributed by such Member, and the amount of money contributed (or deemed contributed) by such Member to the capital of the Company and credited to such account pursuant to Sections 3.01(a), 3.01(b)(i), 3.01(b)(ii), 3.Ol(c)(i), 3.01(c)(ii), 3.02, 3.03(a) or 3.03(b), and decreased by the amount of money distributed (or deemed distributed) by the Company to such Member pursuant to Sections 3.01(c)(i), 3.03(b) or 5.01(a), and the fair market value at the time of distribution (as determined by the Executive Committee) of any property distributed to such Member by the Company (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code) pursuant to Section 5.0 1(a). [SIGNATURES ON NEXT PAGE] 4866-9506-0996.13 119600.01623 -81- 4854-7976-85 84.4

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written. 4866-9506-0996.13 119600.01623 4854-7976-8584.4 TEJON INDUSTRIAL CORP., a California corporation By: Name: 4i Its: %2 “Tejon” ‘Majestic” MAJESTIC TEJON MULTI I, LLC, a Delaware limited liability company By: Majestic Realty Co., a California corporation Its: Manager ‘Jame:_____________________________ Its: EDWARD P ROSK!, JR. President and Chairman of the Board By: Name: Its: -82-

EXHIBIT “A” NAMES, ADDRESSES, PERCENTAGE INTERESTS AND INITIAL CASH CONTRIBUTIONS OF THE MEMBERS Percentage Initial Cash Member Interest Contribution Tejon Industrial Corp. 50.0% $100,000 P.O. Box 1000 Lebec, CA 93243 Attn.: Allen Lyda and Hugh McMahon Majestic Tejon Multi I, LLC 50.0% $100,000 13191 Crossroads Parkway North, 6th Floor City of Industry, CA 9 1746-3497 Attn.: Edward P. Roski, Jr. and Brett A. Trernaine Totals 100.0% $200,000 4866-9506-0996. EXHIBIT “A” 119600.01623 —1— 4854-7976-8584.4

EXHIBIT “B” LEGAL DESCRIPTION OF THE PROPERTY The development of an approximately +1- 495-unit multifamily residential complex will be located upon approximately 23.0 acres, within the Tejon Ranch Commerce Center (“TRCC”). The land is located in the City of Arvin, county of Kern, state of California, also known as APN(s): 238-480- 24, 238-480-17, and 238-480-15. The land includes 0.77 acres conveyed to the TRCC/Rock Outlet Center LLC in a land swap supporting development of this Project. The below picture depicts the lands subject to the land swap. The multifamily development will be taking 365 parking spaces and must replace them. The site for the replacement parking is less efficient than the exiting sites (3.66 acres) and it requires 4.43 acres to achieve the required 365 parking spaces, also known as APN(s): 238-480-20 and 238-480-21. The 0.77 acres is land that the partnership will not have possession of but is necessary for development of the replacement parking required to support the project. 4866-9506-0996.11 EXHIBIT “B” 119600.01623 —1— 4854-7976- 85 84 .4

Parcel 2
1.46 Net Ac
Parcel 1
8.45 Net Ac
Parcel 1
PM 10915-D
Parcel 3
8.35 Net Ac
1.98 Ac
1.68 Net Ac
238-480-25
238-480-27
Main Street
Parcel 6
19.47 Net Ac
Parcel 4
4.51 Net Ac
Parcel 5
16.26 Net Ac
238-480-20
4.43 Ac
238-480-21
PM 10915-D
Parcel 6
Location Map
TRCC/ROCK Outlet Center LLC, Tejon Industrial Corp
Land Exchange
Property Boundary
PM 10915-D
TRCC/ROCK Parcels
TIC Parcel
TEJON RANCH
COMPANY
06/11/2021
0 65 130 260
Feet

4866-9506-0996.11
119600.01623
4854-7976-8584.4

EXHIBIT "B"

-2-

EXHIBIT “C” PRE-DEVELOPMENT BUDGET 4866-9506-0996.7 EXHIBIT C 119600.01623 —1— 4 854-7976-85 84 .4

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Project Number	Project Name	Task Number	Contract Number	Invoice Line Description	Task Name	Supplier	Project Accounting Date	Invoice Number	Transaction Number	Cost
				CO # 2 Prepare an Legal Descriptions & Exhibits -Mutlifamily & Parking Parcels	Site Planning	PSOMAS	2/3/2021	169917	1591118	3,800
				CO # 2 Site Plan Preparation (Time and Materials)	Site Planning	PSOMAS	2/3/2021	169917	1591116	3,990
				CO # 2 Site Plan Review Package (Time and Materials)	Site Planning	PSOMAS	2/3/2021	169917	1591117	8,955
				Coordination and Meetings (time and materials)	Site Planning	PSOMAS	1/1/2021	168610	1527115	2,513
						PSOMAS	2/3/2021	169917	1591114	1,935
						PSOMAS	3/3/2021	170736	1613121	50
				Proforma Cost Estimate (time and materials)	Site Planning	PSOMAS	3/3/2021	170736	1613120	15,218
				Reimbursables (time and materials)	Site Planning	PSOMAS	2/3/2021	169917	1591115	175
						PSOMAS	7/1/2021	174008	1687115	199
				Site Plan Review Package (time and materials)	Site Planning	PSOMAS	1/1/2021	168610	1527114	36,285
						PSOMAS	2/3/2021	169917	1591113	1,200
TRS0099	TRS Residential - Legal	10.05.04.20.01		February charges	TRCC Residential Project M	HOLLAND & KNIGHT LLP	3/15/2021	6158433	1621138	1,603
				Matter: 115399.00014	TRCC Residential Project M	HOLLAND & KNIGHT LLP	1/14/2021	6129457	1560112	3,876
				Revised invoice for January charges due to charges incorrectly applied to wrong project invoice.	TRCC Residential Project M	HOLLAND & KNIGHT LLP	3/1/2021	6159002	1621137	2,658
				TRCC Multi-family (May charges)	TRCC Residential Project M	HOLLAND & KNIGHT LLP	6/17/2021	6203421	1683113	787
				TRCC Residential (April charges)	TRCC Residential Project M	HOLLAND & KNIGHT LLP	5/17/2021	6187974	1666115	5,384
										413,080

EXHIBIT “D” CONTRIBUTION AGREEMENT 4866-9506-0996.1! EXHIBIT D’ 119600.01623 —1— 4 854-79 76-85 84.4

CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS between TEJON TNDUSTRIAL CORP., a California corporation, as Contributor and TRC-MRC MULTI I, LLC, a Delaware limited liability company, as Company 4887-0113-9716.3 119600.01623

TABLE OF CONTENTS I. SUMMARY AND DEFINITION OF BASIC TERMS 1 II. RECITALS 2 III. AGREEMENT 3 1. Contribution of Property 3 2. Escrow 3 3. Conditions Precedent to the Close of Escrow 4 4. Deliveries to Escrow Holder 5 5. Deliveries Upon Close of Escrow 7 6. Costs and Expenses; Prorations 8 7. AS-IS Contribution 9 8. Contributor’s Representations and Warranties 12 9. Company’s Representations and Warranties 15 10. Notices 16 11. Broker Commissions 17 12. Default 17 13. Assignment 18 14. Miscellaneous 18 15. Scope of Representation 21 Exhibits: Exhibit “A” Legal Description of Land Exhibit “B” List of Intangible Personal Property Exhibit “C” List of Service Contracts Exhibit “D” Form of Easement Exhibit “E” Form of Builder Covenants Exhibit “F” Pro Forma Title Policy Exhibit “G” Fonri of Deed Exhibit “H” Form of Non-Foreign Affidavit Exhibit “I” Form of General Assignment Exhibit “J” Fonn of Assigmnent of Contracts and Assumption Agreement Exhibit “K” Enviromnental Reports 4887-0113-9716.3 119600.01623 (i)

ll’JDEX Page(s) Actual Knowledge of Company 16 Actual Knowledge of Contributor 14 Affiliate 11 Agreed Value 4 Agreement I Agreement Instructions 3 Assignment of Contracts 6 Builder Covenants 3 CAP Amount 15 CERCLA 11 CFD 12 Claims 11 Close of Escrow 4 Closing 4 Closing Date 1 Company Company Agreement 2 Company Parties 10 Company’s Notice Address 1 Company’s Representatives 2 Contributor 1 Contributor Parties 10 Contributor’s Notice Address Contributor’s Representatives 2 Current Tax Period 8 Deed 6 Easement 3 Effective Date 1 Enforceability Exceptions 13 Environmental Reports 9 Escrow Holder 1 Escrow Holder’s Notice Address 1 Escrow Instructions 3 Floor Amount 15 General Assigmnent 6 Hazardous Material(s) 11 Intangible Personal Property 2 Land 2 MRC Member 2 Natural Hazard Expert 9 Official Records 3 Opening of Escrow 3 PCOR 6 Pennitted Exceptions 4 Project 2 4887-0113-9716.3 119600.01623 (ii)

Page(s) Property 2 Property Representations and Warranties 15 Real Property 2 Service Contracts 2 Supplemental Instructions 3 Tax Certificates 6 Title Company 2 Title Policy 4 TRC Member 2 TRPFFA 12 Updates 9 4887-0113-9716.3 119600.01623 (iii)

CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS I. SUMMARY AND DEFINITION OF BASIC TERMS THIS CONTRIBUTION AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”), dated as of the Effective Date set forth in Section 1 of this Article I below, is made by and between TEJON INDUSTRIAL CORP., a California corporation (“Contributor”), and TRC-MRC MULTI I, LLC, a Delaware limited liability company (“Company”). The terms set forth below shall have the meanings set forth below when used in this Agreement. Terms of Agreement (first reference in this Agreement) Description 1. Effective Date ________, 202’ (Preamble): 2. Closing Date The Effective Date. (Section 2.2): 3. Contributor’s Notice Address Tejon Industrial Corp. (Section 10): P.O. Box 1000 4436 Lebec Road Lebec, California 93243 Attention: Allen Lyda and Hugh McMahon Ernails: alyda(teionranch.com; hmcmahon(itej onranch.com 4. Company’s Notice Address TRC-MRC MULTI I, LLC (Section 10): do Majestic Realty Co. 13191 Crossroads Parkway North, 6t Floor City of Industry, California 91746-3497 Attn: Brett A. Trernaine and Thomas Simmons Ernails: TSimmons(Eimajesticrealty,com; btremaine(hmaj esticrealty.com 5. Escrow Holder and Escrow Chicago Title Company Holder’s Notice Address 4015 Coffee Road, Suite 100 (Sections 2.1 and 10): Bakersfield, California 93308 Attn: Maria Biernat Email: biemat(ctt.com Pursuant to the Limited Liability Company Agreement of TRC-MRC MULTI I, LLC, this Agreement is to be executed within three business days following the approval of the Company’s initial business plan and this will be a sign and close transaction. 4887-0113-9716.3 119600.01623

6. Title Company Chicago Title Company (Section 3.1.1): 7. Contributor’s Representatives Allen Lyda and Hugh McMahon (Section 8.1.13): 8. Company’s Representatives Brett Tremaine and Thomas Simmons (Section 9.1.7): IL RECITALS A. Contributor is the owner of that certain real property consisting of approximately twenty-one and 92/lOOths (21.92) net acres of vacant land located within the Tejon Ranch Commerce Center (the “Project”) in the County of Kern, State of California, and described more particularly on Exhibit ‘A’ attached hereto (the “Land”). B. Contributor (sometimes also referred to herein as “TRC Member”) and Majestic Tejon V, LLC, a California limited liability company (“MRC Member”), as the members, have entered into that certain Limited Liability Company Agreement of TRC-MRC MULTI I, LLC on or about February , 2021 (the “Company Agreement”). C. In connection with the Company Agreement, Contributor (in its capacity as a member of Company) desires to contribute and convey to the capital of Company, and Company desires to accept and acquire and assume from Contributor, all of Contributor’s rights, title, interests, duties and obligations in and to the following: i. Subject to the last sentence of this Recital C, the Land and all of Contributor’s interest in all rights, privileges, easements, rights-of-way arid appurtenances benefiting the Land including, without limitation, Contributor’s interest, if any, in all air rights, easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land (the Land and all such rights, privileges, easements and appurtenances are sometimes collectively hereinafter referred to as the “Real Property”); ii. To the extent assignable, those certain warranties, guaranties, licenses, permits, entitlements (subject to the Builder Covenants), governmental approvals and certificates of occupancy and any other intangible personal property described on Exhibit “B” attached hereto, which benefit the Real Property (collectively, the “Intangible Personal Property”); and iii. The service contracts described on Exhibit “C” attached hereto (collectively, the “Service Contracts”). The Real Property, the Intangible Personal Property and the Service Contracts are sometimes collectively hereinafter referred to as the “Property.” Notwithstanding the foregoing, the “Property” shall not include any rights, privileges or appurtenances retained by Contributor under the Easement (as defined in Recital D below), the Builder Covenants (as defined in Recital E below), the 4887-0113-9716.3 11960001623 -2—

Deed (as defined in Section 4.1.2 below) or the General Assignment (as defined in Section 4.1.4 below). D. Upon the Closing (as defined in Section 2.2 below), Contributor shall execute and cause the Easement Agreement, in the form attached hereto as Exhibit “D” (the “Easement”), to be recorded in the Official Records of the County of Kern, State of California (the “Official Records”), which shall, among other things, provide for an easement over a portion of the Real Property (as more particularly described in the Easement) for the benefit of that certain other real property which is currently owned by Contributor and located within the Project (as more particularly described in the Easement). E. Upon the Closing, Contributor and Company shall also execute and cause the Declaration of Building Covenants for Parcel 3 of Parcel Map 109 125-D and Parcels A and B of Lot Line Adjustment No. 21 (Parcels A and B of Lot Line Adjustment No. 21 being a portion of Parcels 1, 2, 4 and 6 of Parcel Map 10915-D), Tejon Ranch, California, in the form attached hereto as Exhibit “E” (the “Builder Covenants”), to be recorded in the Official Records, with respect to Company’s future development of the Real Property in a manner consistent with Contributor’s plans for the Project, as more particularly described in the Builder Covenants. III. AGREEMENT NOW, THEREFORE, in consideration of the Company Agreement and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contributor and Company hereby agree as follows, and hereby instruct Escrow Holder as follows: 1. Contribution of Property. Contributor hereby agrees to contribute and convey to the capital of Company, and Company hereby agrees to accept and acquire and assume from Contributor, the Property upon the terms and conditions set forth in this Agreement. 2. Escrow. 2.1 Opening of Escrow. Company and Contributor shall promptly deliver a fully executed copy of this Agreement to Escrow Holder. The date of Escrow Holder’s receipt of this Agreement is referred to as the “Opening of Escrow.” Contributor and Company shall execute and deliver to Escrow Holder any additional or supplementary instructions as may be necessary or convenient to implement the terms of this Agreement and close the transactions contemplated hereby (the “Supplemental Instructions”), provided the Supplemental Instructions are consistent with and merely supplement the escrow instructions set forth in this Agreement (the “Agreement Instructions”) and shall not in any way modify, amend or supersede the Agreement Instructions. The Supplemental Instructions, together with the Agreement Instructions, as they may be amended from time to time by the parties, shall collectively be referred to as the “Escrow Instructions.” The parties hereto and Escrow Holder acknowledge and agree if there is any conflict between any provision of the Supplemental Instructions and the Agreement Instructions, then the Agreement Instructions shall prevail. 4887-0113-9716.3 119600.01623

2.2 Close of Escrow/Closing. For purposes of this Agreement, the “Close of Escrow” or the “Closing” shall mean the date upon which the Deed is recorded in the Official Records. The Close of Escrow shall occur on the Closing Date. 3. Conditions Precedent to the Close of Escrow. 3.1 Conditions Precedent to Company’s Obligations. The Close of Escrow and Company’s obligations with respect to the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions: 3.1.1 Title Policy. On or before the Closing, Title Company shall have committed to issue to Company an ALTA extended coverage Owner’s Policy of Title Insurance (the “Title Policy”) with liability in an amount equal to Five Dollars ($5.00) per square foot for the approximately twenty-one and 92/1 O0ths (21.92) net usable acres comprising the Land, reduced by the lien for property taxes not yet payable and adjusted for any prorations or other items described in this Agreement (the “Agreed Value”). Solely for purposes of determining the Agreed Value, Contributor shall be deemed to have contributed an additional 77/1 O0ths (0.77) acres of land to the Company which represents the excess of the four and 33/lOOths (4.33) acres of land traded by Contributor prior to the Effective Date in exchange for three and 66/lOOths (3.66) acres of land owned by TRCC Rock Outlet Center, LLC previously improved with three hundred sixty-five (365) parking spaces (i.e., 4.3 3-3.66 = 0.77). The Agreed Value of the Land prior to any adjustment for real property taxes not yet payable, prorations and credits equals approximately Four Million Nine Hundred Forty- One Thousand Eight Hundred Eighty-Two Dollars ($4,941,882) (i.e., (21.92 acres+ 0.77 acres) x 43,560 x $5.00 = $4,941,882). The Title Policy shall show title to the Property vested in Company, subject only to all matters set forth on Exhibit “F” attached hereto (which shall include, without limitation, the Easement, the Grant Deed and the Builder Covenants) (collectively, the “Permitted Exceptions”), in the form of the pro-forma with endorsements attached hereto as Exhibit “F.” Notwithstanding the foregoing, if Company fails to provide an ALTA survey for the Property acceptable to Title Company for purposes of issuing the Title Policy (at Company’s sole cost and expense), then the Title Policy to be issued on the Closing shall be an ALTA standard coverage Owner’s Policy of Title Insurance which shall include a general survey exception. 3.1.2 Contributor’s Performance. Contributor shall have timely performed all of the obligations required to be performed by Contributor under this Agreement. 3.1.3 Accuracy of Representations and Warranties. All representations and warranties made by Contributor to Company in this Agreement shall be true and correct as of the Closing. 3.1.4 No Material Adverse Change. No material adverse change, as determined by Company in its reasonable discretion, shall have occurred with respect to any aspect, feature or condition of or relating to the Property from and after the Effective Date. 3.2 Failure of Conditions Precedent to Company’s Obligations. Company’s obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction of the conditions precedent to such obligations for Company’s benefit set forth in Section 3.1 above. Company may unilaterally waive any of Company’s conditions described in Section 3.1 above. Any such waiver shall be effective only if the same is (i) in writing, (ii) signed by Company, and (iii) delivered to Contributor on or before the date such condition is to be satisfied. If 4887-0113-9716.3 119600.01623 -4—

any of Company’s conditions described in Section 3 1 above are not satisfied or waived by Company (as set forth above) on or before the date such condition is to be satisfied, then Company may terminate this Agreement. If Company terminates this Agreement by written notice to Contributor because of the failure of any of Company’s conditions described in Section 3.1 above, then Contributor shall each pay all cancellation fees or charges related to this Agreement, and the parties shall have no further rights or obligations to one another under this Agreement (except to the extent any such rights or obligations expressly survive the termination of this Agreement); provided, however, that if the failure of any such condition precedent is due to a default by Contributor under this Agreement, then Company shall be entitled to exercise the remedies for a default by Contributor under this Agreement as provided in Section 12 below. 3.3 Conditions Precedent to Contributor’s Obligations. The Close of Escrow and Contributor’s obligations with respect to the transactions contemplated by this Agreement are subject to the timely satisfaction or waiver of the following conditions: 3.3.1 Company’s Performance. Company shall have timely performed all of the obligations required by Company under this Agreement. 3.3.2 Accuracy of Representations and Warranties. All representations and walTanties made by Company to Contributor in this Agreement shall be true and colTect as of the Closing. 3.4 Failure of Conditions Precedent to Contributor’s Obligations. Contributor’s obligations with respect to the transactions contemplated by this Agreement are subject to the satisfaction of the conditions precedent to such obligations for Contributor’s benefit set forth in Section 3.3 above. Contributor may unilaterally waive any of Contributor’s conditions described in Section 3.3 above. Any such waiver shall be effective only if the same is (i) in writing, (ii) signed by Contributor, and (iii) delivered to Company on or before the date such condition is to be satisfied. If any of Contributor’s conditions described in Section 3.3 above are not satisfied or waived by Contributor (as set forth above) on or before the date such condition is to be satisfied, then Contributor may terminate this Agreement. If Contributor terminates this Agreement by written notice to Company because of the failure of any of Contributor’s conditions described in Section 3.3 above, then Company and Contributor shall each pay one-half (1/2) of any cancellation fees or charges related to this Agreement, and the parties shall have no further rights or obligations to one another under this Agreement (except to the extent any such rights or obligations expressly survive the termination of this Agreement); provided, however, that if the failure of any such condition precedent is due to a default by Company tinder this Agreement, then Contributor shall be entitled to exercise the remedies for a default by Company under this Agreement as provided in Section 12 below. 4. Deliveries to Escrow Holder. 4.1 Contributor’s Deliveries. Contributor hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date (or other date specified) the following instruments and documents: 4.1.1 Contributor Funds. All costs, expenses and prorations which are Contributor’s responsibility under this Agreement; 4887-0113-9716.3 119600.01623 —5—

4.1.2 Deed. A Grant Deed in the form attached hereto as Exhibit “G” (the “Deed”), duly executed and acknowledged in recordable form by Contributor, conveying Contributor’s interest in the Real Property to Company; 4.1.3 Non-Foreign Certifications. A non-foreign certificate in the form attached hereto as Exhibit “H”, duly executed by Contributor, together with the then current form of California Form 593 (collectively, the “Tax Certificates”); 4.1.4 General Assignment. Two (2) counterpart originals of the General Assignment in the form attached hereto as Exhibit “I” (the “General Assignment”), pursuant to which Contributor shall contribute and assign to Company all of Contributor’s right, title and interest in, under and to the Intangible Personal Property, as more particularly set forth therein, duly executed by Contributor; 4.1.5 Assignment of Contracts and Assumption Agreement. Two (2) counterparts of the Assignment of Contracts and Assumption Agreement in the form attached hereto as Exhibit “J” (‘Assignment of Contracts”), duly executed by Contributor pursuant to which Contributor shall assign to Company all of Contributor’s right, title and interest in, under and to the Service Contracts 4.1.6 Easement. Two (2) counterpart originals of the Easement, duly executed and acknowledged in recordable form by Contributor; 4.1.7 Builder Covenants. Two (2) counterpart originals of the Builder Covenants, duly executed and acknowledged in recordable form by Contributor; 4.1.8 Owner’s Affidavit. An owner’s affidavit in the form reasonably required by Title Company and reasonably approved by Contributor to issue the Title Policy in the form described in Section 3.1.1 above, duly executed by Contributor, including, without limitation, incorporated or separate statements and/or indemnities in the form reasonably approved by Contributor necessary to obtain a non-imputation endorsement from Title Company; and 4.1.9 Proof of Authority. Such proof of Contributor’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Contributor to act for and bind Contributor, as may be reasonably required by Title Company. 4.2 Company’s Deliveries. Company hereby covenants and agrees to deliver or cause to be delivered to Escrow Holder at least one (1) business day prior to the Closing Date the following funds, instruments and documents: 4.2.1 Company Funds. All costs, expenses and prorations which are Company’s responsibility under this Agreement; 4.2.2 PCOR. A Preliminary Change of Ownership Report in the then current form promulgated by the applicable jurisdiction (the “PCOR”), duly executed by Company; 4887-0113-9716.3 119600.01623 —6—

4.2.3 General Assigmuent. Two (2) counterpart originals of the General Assignment, duly executed by Company; 4.2.4 Assignment of Contracts. Two (2) counterparts of the Assignment of Contracts, duly executed by Company; 4.2.5 Builder Covenants. Two (2) counterpart originals of the Builder Covenants, duly executed and acknowledged in recordable form by Company; and 4.2.6 Proof of Authority. Such proof of Company’s authority and authorization to enter into this Agreement and the transactions contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Company to act for and bind Company, as may be reasonably required by Title Company. 5. Deliveries Upon Close of Escrow. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following: 5.1 Tax Filings. File the information return for the sale of the Property required by Section 6045 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder; 5.2 Prorations. Prorate all matters referenced in Section 6.2 below based upon the statement(s) signed by the parties and delivered to Escrow Holder; 5.3 Recording. Cause the Easement, the Deed and the Builder Covenants (in that order), and any other documents which the parties hereto may direct, to be recorded in the Official Records in the order directed by the parties (subject to the recording order set forth above), and cause the PCOR to be filed with the appropriate office; 5.4 Company Funds. Disburse from funds deposited by Company with Escrow Holder towards payment of all items and costs chargeable to the account of Company pursuant hereto in payment of such items and costs and disburse the balance of such funds, if any, to Company; 5.5 Documents to Contributor. Deliver to Contributor one (1) fully-executed original of the General Assignment and the Assignment of Contracts; 5.6 Documents to Company. Deliver to Company one (1) fully-executed original of the General Assignment and the Assignment of Contracts; 5.7 Title Policy. Direct Title Company to issue the Title Policy to Company; and 5.8 Contributor Funds. Disburse from funds deposited by Contributor with Escrow Holder towards payment of all items and costs chargeable to the account of Contributor pursuant hereto in payment of such items and costs and disburse the balance of such funds, if any, to Contributor. 4887-0113-9716.3 119600.01623 —7—

6. Costs and Expenses; Prorations. 6.1 Costs and Expenses. Company shall pay through escrow (i) the cost of the Title Policy premium and any title endorsements requested by Company, (ii) all documentary transfer taxes assessed by the city and/or county in which the Real Property is located, (iii) the Escrow Holders fee, and (iv) the recording charges for the recording of the Deed and any other documents, which are requested to be recorded by Company. Contributor shall pay all costs associated with paying off any existing financing on the Property and any delinquent real property taxes. In addition, Company shall pay all legal and professional fees and costs of attorneys and other consultants and agents retained by Company, subject to Sections 14.5 and 15 below. Contributor shall pay all legal and professional fees and costs of attorneys and other consultants and agents retained by Contributor, subject to Sections 14.5 and 15 below. Nothing contained herein shall be deemed to alter or otherwise modify the obligations of TRC Member and MRC Member to pay their respective attorneys fees and costs in accordance with the terms of the Company Agreement. 6.2 Prorations. The following prorations between Contributor and Company shall be made by Escrow Holder computed as of the Close of Escrow: 6.2.1 Prorations for Taxes. Real property taxes and assessments, general and special including, without limitation, any assessments for the CFD (as defined in Section 7.1.6 below), on the Real Property shall be prorated on the basis that Contributor is responsible for (i) all such taxes for the calendar years occurring prior to the Current Tax Period (as defined below), and (ii) that portion of such taxes for the Current Tax Period determined on the basis of the number of days which have elapsed from the first day of the Current Tax Period through the Close of Escrow, inclusive, whether or not the same shall be payable prior to the Close of Escrow. The phrase Current Tax Period” refers to the tax fiscal year in which the Close of Escrow occurs. If as of the Close of Escrow the actual tax bills for the year or years in question are not available and the amount of taxes to be prorated as aforesaid carmot be ascertained, then the rates and assessed valuation of the previous year, with known changes (including any known changes under the CFD assessments for the Current Tax Period), shall be used, and when the actual amount of taxes and assessments for the year or years in question shall be determinable, then such taxes and assessments will be re-prorated (up or down) between the parties to reflect the actual amount of such taxes and assessments. Contributor shall notify Company of the amount of the adjustment, if any, supporting same with copies of the final tax bill, with payment due Contributor or Company, as the case may be, not later than thirty (30) days following such notice. If the Real Property is not a separate tax parcel, then the real property taxes and assessments allocated to the Real Property shall be based on the gross square footage of the Real Property as compared to the gross square footage of the tax parcel(s) in which the Real Property is located. Notwithstanding anything to the contrary in this Agreement, Company hereby acknowledges and agrees that Company shall be solely responsible for any and all special taxes pursuant to the CFD, resulting from the Real Property being classified as “Developed Property” following the issuance of a permit for the development of the Real Property, excluding that portion of such taxes that commence to accrue prior to the Close of Escrow, which shall be the sole obligation of Contributor. All other costs and expenses for any utilities provided to the Real Property accruing on or before the Close of Escrow shall be borne by Contributor. 6.2.2 Service Contracts. Amounts payable under the Service Contracts shall not be prorated. Company shall be required to pay all amounts due under the Service Contracts on the Closing Date. The parties acknowledge that Contributor has received credit to its Capital Account and Unreturned Contribution Account (as such terms are defined in the Company Agreement) in 4887-0113-9716.3 119600.01623 -8—

Company for the payments made by Contributor under the Service Contracts prior to the Closing Date. 6.2.3 Final Adjustment. If any prorations, apportionments or computations made under this Section 6.2 shall require final adjustment, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Any corrected adjustment or proration shall be paid in cash to the party entitled thereto. 6.3 Survival. The provisions of this Section 6 shall survive the Closing. 7. AS-IS Contribution. 7.1 Company’s Acknowledgment. Company acknowledges that the provisions of this Section 7 have been required by Contributor as a material inducement to enter into the contemplated transactions, and the intent and effect of such provisions have been explained to Company (and MRC Member) and have been understood and agreed to by Company (and MRC Member). As a material inducement to Contributor to enter into this Agreement and to contribute the Property to Company, Company hereby acknowledges and agrees that: 7.1.1 Contributor’s Environmental Inquiry. Contributor has delivered to Company the environmental reports described in Exhibit “K” attached hereto (collectively, the “Environmental Reports”). If any of the Environmental Reports are updated, supplemented, or corrected prior to the Close of Escrow (collectively, “Updates”), then Contributor shall promptly provide Company with copies of such Updates. For purposes of California Health and Safety Code Section 25359.7, Contributor has acted reasonably in relying solely upon the Environmental Reports and the delivery of such reports constitutes written notice to Company under such code section. 7.1 .2 Natural Hazard Disclosure Requirement Compliance. Prior to the Closing, Contributor may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1102.17); (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51183.5); (iv) a wildland area that may contain substantial forest fire risks and hazards (California Public Resources Code Section 4136); (v) an earthquake fault zone (California Public Resources Code Section 2621.9); or (vi) a seismic hazard zone (California Public Resources Code Section 2694). Company has been informed by Contributor that Contributor has engaged the services of Disclosure Source (the “Natural Hazard Expert”) with respect to the Property to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling Contributor to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 and to report the result of its examination to Company and Contributor in writing. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Contributor from its disclosure obligations referred to in this Section 7.1.2, if and to the extent such obligations exist, and, for the purpose of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Contributor for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. In 4887-0113-9716.3 119600.01623 —9—

no event shall Contributor have any responsibility for matters not actually known to Contributor or of which Contributor should have known. 7.1.3 Condition of Property. (a) Company acknowledges and agrees that Company’s election to acquire the Property shall be based solely upon Company’s inspection and investigation of the Property and all documents related thereto, or its opportunity to do so (as well as the representations and warranties of Contributor expressly set forth in this Agreement), and that upon the Closing, the Property shall be contributed on an “AS IS, WHERE IS” condition, without relying upon any representations or warranties, express, implied or statutory, of any kind other than the representations and warranties of Contributor expressly set forth in this Agreement or the Company Agreement. Without limiting the foregoing (and except as otherwise expressly set forth in this Agreement or the Company Agreement), Company acknowledges that neither Contributor nor any other party has made any representations or warranties, express or implied, on which Company is relying as to any matters, directly or indirectly, concerning the Property (or any portion thereof) including, without limitation, the land, the square footage of the Property, improvements and infrastructure, if any, development rights and exactions, expenses associated with the Property, taxes, assessments, bonds, permissible uses, title exceptions, water or water rights, topography, utilities, availability or capacity of utilities, general plan designations, zoning or other entitlement condition of the Property, soil, subsoil, drainage, environmental or building laws, rules or regulations, toxic waste or Hazardous Materials (as defined in Section 7.1 .3(c) below) or any other matters affecting or relating to the Property. The Closing shall be conclusive evidence that (i) Company has fully and completely inspected (or has caused to be fully and completely inspected) the Property, (ii) Company accepts the Property as being in good and satisfactory condition and suitable for Company’s purposes, and (iii) to Company’s actual knowledge, the Property fully complies with Contributor’s covenants and obligations hereunder. (b) Except as otherwise expressly set forth in this Agreement or the Company Agreement, Company shall perform and rely solely upon its own investigation concerning the proposed use of the Property, the Property’s fitness therefor, and the availability of such intended use under applicable statutes, ordinances, and regulations. Company further acknowledges and agrees that Contributor’s cooperation with Company in connection with Company’s due diligence review of the Property (or any portion thereof), whether by providing a title report, the Environmental Reports and other documents, or permitting inspection of the Property (or any portion thereof), shall not be construed as any warranty or representation, express or implied, of any kind with respect to the Property (or any portion thereof), or with respect to the accuracy, completeness, or relevancy of any such documents. (c) Without limiting the generality of the foregoing, Company hereby expressly waives, releases and relinquishes any and all claims, causes of action, rights and remedies Company, or its Affiliates (as defined below), or any of its and their respective directors, officers, managers, attorneys, employees, partners, members, shareholders or agents (collectively, the “Company Parties”), may now or hereafter have against Contributor, or its Affiliates, or any of its and their respective directors, officers, managers, attorneys, employees, partners, members, shareholders or agents (collectively, the “Contributor Parties”), whether known or unknown, with respect to any past, present or future presence or 4887-0113-9716.3 119600.01623 10-

existence of Hazardous Materials on, under or about the Property or with respect to any past, present or future violations of any rules, regulations or laws, now or hereafter enacted, regulating or governing the use, handling, storage, release or disposal of Hazardous Materials, including, without limitation, (i) any and all rights Company may now or hereafter have to seek contribution from Contributor or the Contributor Parties under Section 1 13(0(i) of the Comprehensive Enviromnental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.A. § 9613), as the same may be further amended or replaced by any similar law, rule or regulation, (ii) any and all rights Company may now or hereafter have against Contributor or the Contributor Parties under the Carpenter-Presley-Tanner Hazardous Substances Account Act (California Health and Safety Code, Section 25300 et seq.), as the same may be further amended or replaced by any similar law, rule or regulation, (iii) any and all claims, whether known or unknown, now or hereafter existing, with respect to the Property under Section 107 of CERCLA (42 U.S.C.A. § 9607), and (iv) any and all claims, whether known or unknown, based on nuisance, trespass or any other common law or statutory provisions; provided, however that the above waiver, release and relinquishment will not apply to any claims, causes of action, rights or remedies Company may have against Contributor for breach of any express representation set forth in this Agreement. As used herein, the term “Hazardous Material(s)” includes, without limitation, any hazardous or toxic materials, substances or wastes, such as (A) those materials identified in Sections 66680 through 66685 and Sections 66693 through 66740 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended fiorn time to time, (B) those materials defined in Section 25501(j) of the California Health and Safety Code, (C) any materials, substances or wastes which are toxic, ignitable, corrosive or reactive and which are regulated by any local governmental authority, any agency of the state of California or any agency of the United States Government, (D) asbestos, (E) petroleum and petroleum-based products, (F) urea formaldehyde foam insulation, (G) polychlorinated biphenyls (PCBs), and (H) freon and other chlorofluorocarbons. As used herein, the term “Affiliate” means any person or entity which, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under comnmnon control with another person or entity; the term “control” as used herein (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to (i) vote more than fifty percent (5 0%) of the outstanding voting securities of such person or entity, or (ii) otherwise direct management policies of such person by contract or otherwise. 7.1.4 Release. As of the Closing (and subject to Section 7.1.5 below), Company hereby fully and irrevocably releases Contributor and the Contributor Parties from any and all claims that Comnpany or the Company Parties may have or thereafter acquire against Contributor or the Contributor Parties for any cost, loss, liability, damage, expense, demand, action or cause of action (collectively, “Claims”) arising from or related to any matter of any nature relating to, the Property including, without limitation, the physical condition of the Property, any latent or patent construction defects, errors or omissions, compliance with law matters, Hazardous Materials and other environmental matters within, under or upon, or in the vicinity of the Property. The foregoing release by Company shall include, without limitation, any Claims Company or the Company Parties may have pursuant to any statutory or common law right Company may have to receive disclosures from Contributor, including, without limitation, any disclosures as to the Property’s location within areas designated as subject to flooding, fire, seismic or earthquake risks by any federal, state or local entity, the presence of Hazardous Materials on or beneath the Property, the need to obtain flood 4887-0113-9716.3 119600.01623 —11—

insurance, the certification of water heater bracing and/or the advisability of obtaining title insurance, or any other condition or circumstance affecting the Property, its financial viability, use or operation, or any portion thereof. This release includes Claims of which Company is presently unaware or which Company does not presently suspect to exist in its favor which, if known by Company, would materially affect Company’s release of Contributor and the Contributor Parties. In connection with the general release set forth in this Section 7.1.4, Company specifically waives the provisions of California Civil Code Section 1542, which provides as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her, would have materially affected his or her settlement with the debtor or released party.” Company’s Initials 7.1.5 Limitation on Release. Notwithstanding anything in this Section 7.1 to the contrary, the waivers, releases and relinquishment set forth herein shall not apply to (i) the representations and warranties of Contributor expressly set forth in this Agreement or the Company Agreement, (ii) the covenants of Contributor expressly set forth in this Agreement (which expressly survive the Closing); (iii) intentional fraud or intentional misrepresentation by Contributor; (iv) any Claims that arise in connection with or under the Company Agreement, the Easement, the Builder Covenants, or any other agreements entered into between Company and Contributor that remain effective following the Closing, (v) except for claims that Company has released under Section 7.1.3(c) above, claims of third parties based on events occurring prior to the Closing, or (vi) any Claims that may arise against Contributor as a result of any interest it holds in other portions of the Project. 7.1.6 Notice of Special Tax for CFD. Company acknowledges that the Tejon Ranch Public Facilities Financing Authority (“TRPFFA”) established the Tejon Ranch Public Facilities Financing Authority Community Facilities District No. 2008-1 (the “CFD”), pursuant to the Mello-Roos Community Facilities Act of 1982. The CFD was established for the purpose of financing the construction of certain infrastructure improvements (such as roads, sewer systems and water systems) and other improvements relating to or benefiting the Property. In connection with the fonnation of the CFD, the TRPFFA approved a “Rate and Method of Apportiomnent,” which established the rate at which special taxes shall be levied against the portion of the Property encumbered by the CFD to pay debt service on bonds issued by the CFD (a copy of which has been provided to Company). 8. Contributor’s Representations and Warranties. 8.1 Representations and Warranties. As of the Effective Date and as of the Close of Escrow, each of the statements in this Section 8.1 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Contributor hereby represents and warrants as follows for the sole and exclusive benefit of Company, each of which is material and is being relied upon by Company as of the Effective Date and as of the Close of Escrow: 4887-0113-9716.3 119600.01623 -12-

8.1.1 Due Formation. Contributor is a duly organized corporation validly existing and in good standing under the laws of the State of California and has the requisite power and authority to enter into and carry out the terms of this Agreement. 8.1.2 Required Actions. All corporate action required to be taken by Contributor to execute and deliver this Agreement has been taken by Contributor and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Contributor to execute and deliver this Agreement. 8.1.3 Binding Obligation. This Agreement and all other documents to be executed and delivered by Contributor pursuant to the terms of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Contributor, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting generally the enforcement of creditors’ rights, and statutes or rules of equity concerning the enforcement of the remedy of specific performance (collectively, the “Enforceability Exceptions”). 8.1.4 No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any person, is necessary in connection with (i) the execution and delivery of this Agreement by Contributor, or (ii) the consummation and performance by Contributor of the transactions contemplated by this Agreement. 8.1.5 Violation of Law. Neither the execution and delivery of this Agreement by Contributor, nor the consummation by Contributor of the transactions contemplated hereby, nor compliance by Contributor with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which Contributor is a party as of the Effective Date or the Close of Escrow, as applicable, or to which Contributor or the Property may be subject as of the Effective Date or the Close of Escrow, as applicable, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Contributor or the Property as of the Effective Date or the Close of Escrow, as applicable. 8.1.6 No Litigation. To the Actual Knowledge of Contributor (as defined in Section 8.2 below), there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement as to Contributor. 8.1.7 Compliance with Laws. To the Actual Knowledge of Contributor, neither Contributor nor any of the Contributor Parties have received any written notice that the Property is currently in violation of any federal, state or local law, statute, ordinance, rule or regulation. 8.1.8 Proceedings. There are no lawsuits, actions, arbitrations or proceedings (including, without limitation, condemnation proceedings) pending and served, or, to the Actual Knowledge of Contributor, threatened which affect the Property. 4887-0113-9716.3 119600.01623 -13-

8.1.9 No Leases or Other Propei Reports. Contributor has not entered into any leases or other agreements (whether oral or written) affecting or relating to the rights of any party with respect to the possession, use or occupation of the Property or any portion thereof which will be in effect after the Close of Escrow, except for (i) any matters included in the Permitted Exceptions, and (ii) any matters that were otherwise disclosed in writing prior to the Effective Date. Contributor has not granted any person or entity (other than Company pursuant to this Agreement) the right to acquire, lease, encumber or obtain any interest in the Property, except for (A) any matters included in the Permitted Exceptions, and (B) any matters that were otherwise disclosed in writing prior to the Effective Date. 8.1.10 Documents and Materials. All of the documents and other materials relating to the physical and environmental condition of the Property delivered by Contributor to Company on or prior to the Effective Date are true and complete copies of such documents and other materials in Contributor’s possession (provided Contributor makes no representation or warranty as to the accuracy of any information contained in such documents or materials). 8.1.11 No Contracts. There are no contracts, warranties, guaranties, bonds or other agreements relating to the Property as of the Effective Date that affect or will affect the Property, except for (i) any matters included in the Permitted Exceptions, and (ii) any matters that were otherwise disclosed in writing prior to the Effective Date. 8.1.12 Environmental. There are no legal actions that have been served and are currently pending against Contributor or to the Actual Knowledge of Contributor against any of the Contributor Parties alleging that the Property contains Hazardous Materials that are in violation of applicable environmental laws, and to the Actual Knowledge of Contributor, other than as may be disclosed in the Environmental Reports, (i) there are no Hazardous Materials located on or under the Property in violation of applicable environmental laws, and (ii) there are no legal actions that have been threatened against Contributor or to the Actual Knowledge of Contributor against any of the Contributor Parties alleging that the Property contains Hazardous Materials that are in violation of applicable environmental laws. To the Actual Knowledge of Contributor, the Environmental Reports constitute all of the final reports concerning environmental matters with respect to the Property that are in Contributor’s possession or control. 8.1.13 Most Knowledgeable Individuals. Contributor’s Representatives are the individuals employed or affiliated with Contributor that have the most knowledge and information regarding the representations and warranties made in this Section 8.1. 8.1.14 No Untrue Statements. To the Actual Knowledge of Contributor, no representation, warranty or covenant of Contributor in this Agreement contains or will contain any untrue statement of material facts or omits or will omit to state material facts necessary to make the statements or facts contained therein not misleading. 8.2 Actual Knowledge of Contributor. The term “Actual Knowledge of Contributor” means the actual present knowledge of Contributor’s Representatives without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall any of Contributor’s Representatives have any liability for the breach of any of the representations or warranties set forth in this Agreement. 4887-0113-9716.3 119600.01623 —14-

8.3 Survival. The representations and warranties of Contributor set forth in Section 8.1.7 (Compliance with Laws) through Section 8.1.12 (Environmental) (collectively, the ‘Property Representations and Warranties”) shall survive for a period of one (1) year after the Close of Escrow. No claim for a breach of any of the Property Representations or Warranties will be actionable or payable if (i) Company does not noti1 Contributor in writing of such breach and commence a “legal action” thereon within one (1) year after the Close of Escrow, or (ii) the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Company prior to the Close of Escrow. 8.4 Limitations. Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum aggregate liability of Contributor, and the maximum aggregate amount which may be awarded to and collected by Company and/or any other party (including, without limitation, MRC Member) for any breach of any of the Property Representations and Warranties shall, under no circumstances whatsoever, exceed ten percent (10%) of the “Agreed Value of the Property” (as defined in the Company Agreement) (the “CAP Amount”); and (ii) no claim by Company (and/or any other party) alleging a breach by Contributor of any of the Property Representations and Warranties may be made, and Contributor shall not be liable for, any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Company alleging a breach by Contributor of any such Property Representation and Warranty, is for an aggregate amount in excess of Fifty Thousand Dollars ($50,000) (the “Floor Amount”), in which event Contributor’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the CAP Amount set forth in clause (i) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Contributor shall have no liability with respect thereto. 9. Company’s Representations and Warranties. 9.1 Representations and Warranties. As of the Effective Date and as of the Close of Escrow, each of the statements in this Section 9.1 shall be a true, accurate and full disclosure of all facts relevant to the matters contained therein. Company hereby represents and warrants as follows for the sole and exclusive benefit of Contributor, each of which is material and is being relied upon by Contributor as of the Effective Date and as of the Close of Escrow: 9.1.1 Due Formation. Company is a duly organized limited liability company validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into and carry out the terms of this Agreement. 9.1 .2 Required Actions. All limited liability company action required to be taken by Company to execute and deliver this Agreement has been taken and no further approval of any member, partner, shareholder, manager, officer, board, court, or other body is necessary to permit Company to execute and deliver this Agreement. 9.1.3 Binding Obligation. This Agreement and all other documents to be executed and delivered by Company pursuant to the tenris of this Agreement will on the date such Agreement and documents are fully executed and delivered constitute legal, valid, and binding obligations of Company, enforceable in accordance with their terms, except as such enforceability may be limited by any Enforceability Exception. 4887-0113-9716.3 119600.01623 —15—

9.1.4 No Consent. No notice to, declaration, filing or registration with, or authorization, consent or approval, or permit from, any domestic or foreign governmental regulatory body or authority, or any person, is necessary in connection with (i) the execution and delivery of this Agreement, or (ii) the consummation and performance by Company of the transactions contemplated by this Agreement. 9.1.5 Violation of Law, Neither the execution and delivery of this Agreement, nor the consummation by Company of the transactions contemplated hereby, nor compliance by Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under any note, bond, mortgage, indenture, deed of trust, security or pledge agreement, license, lease, franchise, permit, agreement or other instrument or obligation to which Company is a party or to which Company may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Company. 9.1.6 No Litigation. To the Actual Knowledge of Company (as defined in Section 9.2 below), there is no litigation, arbitration, legal or administrative suit, action, proceeding or investigation of any kind, pending or threatened in writing (nor any basis therefor), which questions, directly or indirectly, the validity or enforceability of this Agreement to Company. 9.1.7 Most Knowledgeable Individuals. Company’s Representatives are the individuals employed or affiliated with Company that have the most knowledge and information regarding the representations and warranties made in this Section 9.1. 9.1.8 No Untrue Statements. To the Actual Knowledge of Company, no representation, warranty or covenant of Company in this Agreement contains any untrue statement of material facts or omits to state material facts necessary to make the statements or facts contained therein not misleading. 9.2 Actual Knowledge of Company. The term “Actual Knowledge of Company” means the actual present knowledge of Company’s Representatives without regard to any imputed or constructive knowledge and without any duty of inquiry or investigation. In no event shall any of Company’s Representatives have any liability for the breach of any of the representations or warranties set forth in this Agreement. 10. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery, (ii) overnight commercial carrier, (iii) registered or certified mail, postage prepaid, return receipt requested, (iv) facsimile, or (v) email. Any such notice or other communication shall be deemed received and effective upon the earlier of (A) if personally delivered, the date of delivery to the address of the person to receive such notice; (B) if delivered by overnight commercial carrier, one (1) day following the receipt of such communication by such carrier from the sender, as shown on the sender’s delivery invoice from such camTier; (C) if mailed, on the date of delivery as shown by the sender’s registry or certification receipt; (D) if given by facsimile, when sent; or (E) if given by email, when sent. Any notice or other communication sent by facsimile or email must be confirmed within forty-eight (48) hours by letter mailed or delivered in accordance with the foregoing to be effective. Any reference herein to the date of delivery, receipt, giving, or effective date, as the case may be, of 4887-0113-9716.3 119600.01623 -16—

any notice or other communication shall refer to the date such communication becomes effective. Notices shall be addressed as follows: To Contributor: At Contributor’s Notice Address set forth in Section 3 of Article I above With copies to: Allen Matkins Leck Gamble Mallory & Natsis LLP 1900 Main Street, 5th Floor Irvine, California 92614 Attention: Paul D. O’Connor, Esq. Email: poconnor allenmatkins . corn To Company: At Company’s Notice Address set forth in Section 4 of Article I above With copies to: Snell & Wiliner L.L.P. One Arizona Center Phoenix, Arizona 85004 Attention: Byron Sarhangian Email: bsarhangianswlaw.corn To Escrow Holder: At Escrow Holder’s Address set forth in Section 5 of Article I above Notice of change of address shall be given by written notice in the manner detailed in this Section 10. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice or other communication sent. 11. Broker Commissions. Company and Contributor hereby represent and warrant to the other that no broker or finder has been engaged by the representing party, and no finder, brokerage, advisory, or other fee has been incurred by such representing party, in connection with the parties entering into this Agreement or the Company Agreement, or in connection with conveying the Property to Company, or to such representing party’s knowledge is in any way connected with the parties entering into this Agreement. If any such claims for fees of brokers, finders, advisors, or other such third parties arise from or are connected with the consummation of this Agreement, then Company and Contributor shall indemnify, defend, and hold the other harmless from and against such claims if they shall be based upon any statement, representation, or agreement by the indemnifying party. Contributor has been informed by Company that MRC Member is a licensed real estate broker acting as a principal in this transaction. The terms and obligations of this Section 11 shall expressly survive the Closing. 12. Default. 12.1 Default by Contributor. If Contributor fails to perfonn any of the material covenants or agreements contained herein which are to be performed by Contributor, then Company may, at its option and as its exclusive remedy, either (i) tenninate this Agreement by giving written notice of termination to Contributor, and the parties shall have no further rights or obligations to one 4887-0113-9716.3 119600.01623 —17—

another under this Agreement (except to the extent any such rights or obligations expressly survive the termination of this Agreement), or (ii) seek specific perfonnance of this Agreement. If Company elects the remedy in clause (ii) above, then Company must commence and file such specific performance action in the appropriate court not later than thirty (30) days following the Closing Date. 12.2 Default by Company. 12.2.1 Caused by MRC Member. If Company fails to perform any material covenant or agreement to be performed by Company under this Agreement as a result of the acts or omissions of MRC Member, then Contributor shall be entitled to pursue any remedies available at law or in equity against Company. Nothing herein shall limit Contributor’s rights (in its capacity as a member of Company) under the Company Agreement in the event of a default by MRC Member under the Company Agreement. Notwithstanding any other provision of this Agreement, Company shall not be deemed to be in breach or default hereunder if Company fails to perform any material covenant or agreement to be performed by Company under this Agreement as a result of the acts or omissions of Contributor whether under this Agreement or the Company Agreement. 12.2.2 Caused by TRC Member. If Company fails to perform any material covenant or agreement to be performed by Company under this Agreement as a result of the acts or omissions of TRC Member (in its capacity as a member of Company), then Company shall have the same remedies as set forth in Section 12.1 above for a default by Contributor; provided, however, that the prosecution, management, and control of any action relating to such default shall be vested solely in MRC Member subject to, and in accordance with, the terms of Section 2.15 of the Company Agreement. Nothing contained in this Agreement shall limit MRC Member’s rights under the Company Agreement in the event of a default by Contributor (in its capacity as a member of Company) under the Company Agreement. 12.3 No Consequential Damage. Except as set forth below in this Section 12.3, no party to this Agreement shall have any liability for any punitive damages, lost profits, special damages or consequential damages based on any default or alleged default by any other party under this Agreement. The provisions of the preceding sentence shall not limit the potential liability of Contributor (i) if specific performance of the acquisition of the Property by Company has been made impossible or impracticable due to Contributor’s intentional wrongful acts, (ii) for any punitive damages, lost profits, special damages or consequential damages based on the intentional fraud of Contributor, or (iii) for any punitive damages, lost profits, special damages or consequential damages based on the intentional fraud of Company resulting from the acts or omissions of MRC Member. 13. Assignment. Neither party hereto shall have the right to assign all or any part of its interest in this Agreement created pursuant hereto without the express prior written consent of the other party hereto, which consent may be withheld in each such party’s sole and absolute discretion. The foregoing provisions of this Section 13 shall not limit or restrict the rights of any party under the Company Agreement. 14. Miscellaneous. 14.1 Governing Law. The provisions of this Agreement shall be constnmed and enforced in accordance with the laws of the State of California. Subject to Section 14.6 below, 4887-0113-9716.3 119600.01623 —18—

Contributor and Company hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts located in California and to the exclusive venue of Kern County Superior Court and the District Court for the Eastern District of California for any action or proceeding arising out of, or relating to, this Agreement to the maximum extent allowed by law. 14.2 Preservation of Intent. If any provision of this Agreement is determined by any court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction, then the parties agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out. If any provision contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect or for any reason, then the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the parties’ rights and privileges shall be enforceable to the maximum extent permitted by law. 14.3 Waiver. No consent or waiver, express or implied, by a party to or of any breach or default by any other party in the performance by such other party of such other party’s obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party hereunder. Failure on the part of a party to complain of any act or failure to act of any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such non-complaining or non- declaring party of the latter’s rights hereunder. 14.4 Successors and Assigns. Subject to the provisions of Section 13 above, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto. 14.5 Attorneys’ Fees. If any litigation, arbitration or other proceeding is commenced between or among the parties or their representatives in any way arising out of, or relating to, this Agreement, then the prevailing party or parties shall be entitled, in addition to such other relief as may be granted, to have and recover from the other party or parties reasonable attorneys’ fees and all costs, taxable or otherwise, including, without limitation, those for expert witnesses, of such action. Any judgment or order entered in any legal proceeding shall contain a specific provision providing for the recovery of all costs and expenses of suit including, without limitation, reasonable attorneys’ fees, costs and expenses incurred in connection with (i) enforcing, perfecting and executing such judgment; (ii) post judgment motions; (iii) contempt proceedings; (iv) garnishment, levee, and debtor and third-party examinations; (v) discovery; and (vi) bankruptcy litigation. 14.6 Arbitration. Any action to resolve any controversy or claim arising out of, or related to in any way to, this Agreement, including, without limitation, any alleged breach of this Agreement and any claim based upon any tort theory, however characterized shall be resolved through a binding arbitration before an arbitrator in accordance with the terms of Section 13.18 of the Company Agreement, which terms are incorporated herein by reference. Contributor and Company shall each be treated as a “member” under Section 13.18 of the Company Agreement solely for purposes of determining the rights, duties and obligations of Contributor and Company under such arbitration provisions. 14.7 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF CONTRIBUTOR AND COMPANY HEREBY WAIVES EACH SUCH PARTY’S RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION (WHETHER AS 4887-0113-9716.3 119600.01623 —19—

PLAINTIFF, DEFENDANT OR OTHERWISE) BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY CONTRIBUTOR OR COMPANY AGAINST THE OTHER OF SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF CONTRIBUTOR AND COMPANY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY AN ARBITRATOR AS PROVIDED ABOVE BUT THIS WAIVER SHALL BE EFFECTIVE EVEN IF, FOR ANY REASON WHATSOEVER, SUCH CLAIM OR CAUSE OF ACTION CAOT BE TRIED BY SUCH ARBITRATOR. WITHOUT LIMITING THE FOREGOING, EACH OF CONTRIBUTOR AND COMPANY FURTHER AGREES THAT EACH SUCH PARTY’S RIGHT TO A TRIAL BY JURY IS WAIVED TO THE MAXIMUM EXTENT ALLOWED BY LAW BY OPERATION OF THE FOREGOING AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT. COMPANY’S CONTRIBUTOR’S INITIALS INITIALS 14.8 Entire Agreement. The Company Agreement and this Agreement (including all exhibits and schedules attached hereto) are the final expression of and contain the entire agreement between, the parties with respect to the subject matter hereof and supersede all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. This Agreement may be executed in one (1) or more counterparts, each of which shall be an original, and all of which together shall constitute a single instrument. Any executed counterpart of this Agreement delivered by facsimile, email or other electronic means shall have the same force and effect as an original ink signed counterpart. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto. 14.9 Time of Essence/Business Days. Contributor and Company hereby acknowledge and agree that time is strictly of the essence with respect to each and every tenn, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and a non-curable (but waivable) default under this Agreement by the party so failing to perform. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific time) on such date or dates, and references to “days” shall refer to calendar days except if such references are to “business days” which shall refer to days which are not Saturday, Sunday or a legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or a legal holiday, under the laws of the State of California, then the termination of such period shall be on the next succeeding business day. 14.10 Construction. Headings at the beginning of each paragraph and subparagraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include 4887-0113-9716.3 119600.01623 -20-

the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to sections are to this Agreement. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference. 15. Scope of Representation. Contributor and Company each acknowledge and agree that (i) Allen Matkins Leek Gamble Mallory & Natsis LLP has represented the interests of Contributor only, individually and as a member of Company (i.e., as TRC Member), and has not represented MRC Member or Company, (ii) Snell & Wilmer L.L.P. has represented the interests of MRC Member only, and has not represented Contributor (individually or as a member of Company) or Company, and (iii) Company has decided not to retain separate counsel to represent its interest in connection with this Agreement and the transactions contemplated herein. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 4887-0113-9716.3 119600.01623 —21-

IN WITNESS WHEREOF, Contributor and Company have executed this Contribution Agreement and Joint Escrow Instructions as of the Effective Date. Contributor TEJON TNDUSTRIAL CORP., a California corporation By:_______________________________ Name: _____________________________________ Its: ____ ___ ___ __ __ __ __ ___ ___ __ __ ‘Company’ TRC-MRC MULTI I, LLC, a Delaware limited liability company By: Majestic Tejon Multi I, LLC, a Delaware limited liability company Its: Administrative Member By: Majestic Realty Co., a California corporation Its: Manager By:_____ Name: Its: By:_____ Name: Its: 4887-0113-9716.3 119600.01623 -22—

JOINDER BY ESCROW HOLDER Escrow Holder hereby acknowledges that it has received this Agreement executed by Contributor and Company and accepts the obligations of and instructions for Escrow Holder set forth herein. Escrow Holder agrees to disburse and/or handle any and all funds and documents in accordance with this Agreement. Dated: ________, 202 ______ By: Name: Title: 4887-0113-9716.3 119600.01623 -23—

EXHIBIT “A” LEGAL DESCRIPTION OF LAND THE LANI) REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS: [To be provided by Tejon] 4887-0113-9716.3 EXHIBIT “A” 119600.01623 —1—

EXHIBIT “B” LIST OF INTANGIBLE PERSONAL PROPERTY [To be provided by Tejon] EXHIBIT “B” 4887-0113-9716.3 119600.01623 —1—

EXHIBIT “C” LIST OF SERVICE CONTRACTS [To be provided by Tejon] EXHIBIT C 4887-0113-9716.3 119600.01623 —1—

EXHIBIT “D” FORM OF EASEMENT [To be prepared by Tejon and reasonably approved by Company and attached to this Agreement on or before the Effective Date.] [To be provided by Tejon] 4887-0113-9716.3 EXHIBIT D 119600.01623 —1—

EXHIBIT “E” FORM OF BUILDER COVENANTS [To be provided by Tejon] EXHIBIT E 4887-0113-9716.3 119600.01623 -1—

EXHIBIT “F” PRO FORMA TITLE POLICY [See Attached] [To be provided by MRC Member and should reflect the Easement, the Deed and the Builder Covenants to be recorded upon the Closing] 4887-01 13-9716.3 EXHIBIT ‘F 119600.01623 —1—

EXHIBIT “G” FORM OF DEED RECORDING REQUESTED BY AM) WHEN RECORDED MAIL THIS GRANT DEED AND ALL TAX STATEMENTS TO: TRC-MRC MULTI 1, LLC P.O. Box 1000 4436 Lebec Road Lebec, California 93243 Attention: Office of the General Counsel (Above Space for Recorder’s Use Only.) GRANT DEED APN: ___________ THE UNDERSIGNED GRANTOR DECLARES: Documentary transfer tax is $__________________________ (X) computed on full value of property conveyed, or ( ) computed on full value, less value of liens and encumbrances remaining at time of sale. THE PROPERTY IS LOCATED [N UNINCORPORATED AREA IN THE COUNTY OF KERN, STATE OF CALIFORNIA FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, TEJON INDUSTRIAL CORP., a California corporation (“Grantor”), hereby GRANTS to TRC-MRC MULTI I, LLC, a Delaware limited liability company (“Grantee”), the following described real property (the “Property”) located in Unincorporated Area in the County of Kern, State of California: SEE EXHIBIT “A” ATTACHED HERETO ANT) INCORPORATED HEREIN BY THIS REFERENCE RESERVING THEREFROM: All rights reserved to Grantor pursuant to the last two (2) paragraphs of EXHIBIT “A” including, without limitation, any rights to surface entry on the Property to access any such rights reserved by Grantor. 4887-0113-9716’ EXHIBIT “G” 119600.01623 -1-

AND SUBJECT TO: 1. Taxes and assessments, not delinquent. 2. All other covenants, conditions, restrictions, reservations, rights, rights of way, easements, encumbrances, liens and title matters listed on Exhibit “B” attached hereto and all matters which an accurate survey of the Property would disclose. 3. That certain Easement (Easement to be described here) recorded as of the date of this Grant Deed. 4. That certain Development (Builder Covenants to be described here) recorded as of the date of this Grant Deed. TN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the day of, 202. TEJON INDUSTRIAL CORP., a California corporation By:_____ Name: Title: Date: Grantee hereby accepts this Grant Deed and the terms and conditions set forth herein by its execution below. TRC-MRC MULTI I, LLC, a Delaware limited liability company By: Majestic Tejon Multi I, LLC, a Delaware limited liability company Its: Administrative Member By: Majestic Realty Co., a California corporation Its: Manager By:_________________________ Name:__________________________________ Its:_______________________________________________ By:_________________________ Name:__________________________________ Its:____________________________________________ 4887-0113-9716.3 EXHIBIT “G” 119600.01623 —2-

ACKNOWLEDGMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California ) County of Kern ) On ______________________________, before me, ________________________________________ (insert name of notary) Notary Public, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature_______________________________________ (Seal) 4887-0113-9716.3 EXHIBIT G 119600.01623 —3—

ACKNOWLEDGMENT A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California ) County of Kern ) On ______________________________, before me, ________________________________________ (insert name of notary) Notary Public, personally appeared who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. Signature_______________________________________ (Seal) 4887-0113-9716.3 EXHIBIT “G 119600.01623 —4-

EXHIBIT “A” LEGAL DESCRIPTION THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS: [To be provided by Tejon. The legal description will exclude mineral and water rights.] EXHIBIT ‘A’ to 4887-0113-9716.3 EXHIBIT “G” 119600.01623 —1—

EXHIBIT “B” EXCEPTIONS TO TITLE [To be provided by Tejon] EXHIBIT “B” to 4887-0113-9716.3 EXHIBIT “G” 119600.01623 —1-

EXHIBIT “H” FORM OF NON-FOREIGN AFFIDAVIT CONTRIBUTOR’S CERTIFICATE OF NON-FOREIGN STATUS Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform TRC-MRC MULTI I, LLC, a Delaware limited liability company (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of the transferor/seller: 1. The transferor/seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations promulgated thereunder). 2. The transferor/seller is not a disregarded entity as defined in Section 1.1445- 2(b)(2)(iii). 3. The transferor’s/seller’s tax identification number is 77-0500904. 4. The transferor’s/seller’s business address is P.O. Box 1000, 4436 Lebec Road, Lebec, California 93243. The transferor/seller understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I frirther declare that I have authority to sign this document on behalf of the transferor/seller. Transferor: TEJON INDUSTRIAL CORP., a California corporation By:_____ Name:_ Title: 4887 0113 9716’ EXHIBIT H’ 119600.01623 -1-

EXHIBIT “I” FORM OF GENERAL ASSIGNMENT GENERAL ASSIGNMENT THIS GENERAL ASSIGNMENT (this “Assignment”), dated as of _______, 202 (the “Assignment Date”), is made by and between TEJON INDUSTRIAL CORP., a California corporation (“Assignor”), and TRC-MRC MULTI I, LLC, a Delaware limited liability company (“Assignee”). RECITALS A. Pursuant to that certain Contribution Agreement and Joint Escrow Instructions dated as of , 202 (the “Contribution Agreement”), Assignee has this day acquired from Assignor that certain real property located in the County of Kern, State of California, as more particularly described on Exhibit “A” attached hereto (the “Property”). B. Assignor now desires to contribute and assign to Assignee, to the extent assignable, all ofAssignor’s right, title and interest in and to those certain warranties, guaranties, licenses, permits, entitlements, governmental approvals and certificates of occupancy and any other intangible personal property described on Exhibit “B” attached hereto, which benefit the Property (collectively, the “Intangible Personal Property”). AGREEMENT In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Assignment. Assignor hereby contributes, assigns, transfers and sets over unto Assignee, without representation or warranty of any kind, and Assignee hereby accepts from Assignor, any and all of Assignor’s right, title and interest in and to the Intangible Personal Property; provided, however, such contribution, assignment and transfer shall not include any rights or claims arising prior to the Assignment Date which Assignor may have against any person with respect to the Intangible Personal Property. 2. Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment. 3. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall, taken together, be deemed one (1) document. Any 4887-0113-9716.3 EXHIBIT “I” 119600.01623 —1—

executed counterpart of this Assignment delivered by facsimile, email or other electronic means shall have the same force and effect as an original ink signed counterpart. 4. Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns. 5. No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment. 6. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California. TN WITNESS WHEREOF, Assignor and Assignee have caused this General Assignment to be executed as of the Assignment Date. “Assignor” TEJON INDUSTRIAL CORP., a California corporation By:_________________________ Name: ____________________________ Its: ____ ___ ___ __ ___ ___ “Assignee” TRC-MRC MULTI I, LLC, a Delaware limited liability company By: Majestic Tejon Multi I, LLC, a Delaware limited liability company Its: Administrative Member By: Majestic Realty Co., a California corporation Its: Manager By:_____ Name: Its: By:_____ Name: Its: 4887-0113-9716.3 EXHIBIT “I’ 119600.01623 —2—

EXHIBIT “A” LEGAL DESCRIPTION THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNFNCORPORATED AREA OF THE COUI’1TY OF KERN, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS: [To be provided by Tejon] EXHIBIT “A” to 4887-0113-9716.3 EXHIBIT “I” 119600.01623 —1—

EXHIBIT “B” LIST OF INTANGIBLE PERSONAL PROPERTY [To be provided by Tejon] EXHIBIT B’ to 4887-0113-9716.3 EXHIBIT “I” 119600.01623 —1—

EXHIBIT “J” FORM OF ASSIGNMENT OF CONTRACTS AND ASSUMPTION AGREEMENT THIS ASSIGNMENT OF CONTRACTS AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of ________, 202 (the “Assignment Date”), is made by and between TEJON iNDUSTRIAL CORP., a California corporation (“Assignor”), and TRC-MRC MULTI I, LLC, a Delaware limited liability company (“Assignee”). RECITALS A. Pursuant to that certain Contribution Agreement and Joint Escrow Instructions dated as of , 202_ (the “Contribution Agreement”), Assignee has this day acquired from Assignor that certain real property located in the County of Kern, State of California, as more particularly described on Exhibit “A” attached hereto (the “Property”). B. Assignor now desires to contribute and assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to those certain service contracts described on Exhibit “B” attached hereto (collectively, the “Service Contracts”). AGREEMENT In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows: 1. Assigmnent. Assignor hereby contributes, assigns, transfers and sets over unto Assignee, without representation or warranty of any kind, and Assignee hereby accepts from Assignor, any and all of Assignor’s right, title and interest in and to the Service Contracts. 2. No Representation or Warranty. Assignee hereby covenants with Assignor, and represents and warrants to Assignor, that Assignor is transferring its interest in each of the Service Contracts to Assignee (to the extent the terms of any of the Service Contracts do not limit or restrict such right) without any warranty of any kind or nature. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability or enforceability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that Assignor’s interest in any or all of the Service Contracts (i) are not transferable to Assignee, or (ii) are canceled or terminated by reason of this Assignment or any acts of Assignee. 3. Execution of Additional Documents. Assignor hereby covenants that Assignor will, at any time and from time to time upon written request therefor, execute and deliver to Assignee and Assignee’s successor’s, nominees or assigns, such documents as Assignee or any such party may reasonably request to fully assign and transfer to and vest in Assignee or Assignee’s successors, nominees and assigns Assignor’s interest in the Service Contracts provided that no such document shall decrease Assignor’s rights or increase Assignor’s obligations. 4887-0113-9716.3 EXHIBIT “J’ 119600.01623 —1—

4. Assumption of Duties. Assignee hereby assumes the performance of all the terms, covenants and conditions imposed upon Assignor under the Service Contracts regardless of whether the same arise prior to, on or after the Assignment Date. 5. Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the non-prevailing party shall pay the prevailing party’s costs and expenses of such dispute including, without limitation, reasonable attorneys’ fees and costs. Any such attorneys’ fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys’ fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment. 6. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall, taken together, be deemed one (1) document. Any executed counterpart of this Assigmiient delivered by facsimile, email or other electronic means shall have the same force and effect as an original ink signed counterpart. 7. Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns. 8. No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment. 9. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California. LN WITNESS WHEREOF, Assignor and Assignee have caused this General Assignment to be executed as of the Assignment Date. “Assignor” TEJON INDUSTRIAL CORP., a California corporation By:______ Name: Its: 4887-0113-9716.3 EXHIBIT “J’ 119600.01623 —2—

“Assignee’ TRC-MRC MULTI I, LLC, a Delaware limited liability company By: Majestic Tejon Multi I, LLC, a Delaware limited liability company Its: Administrative Member By: Majestic Realty Co., a California corporation Its: Manager By:______ Name: Its:______ By:______ Name: Its:______ 4887-0113-9716.3 EXHIBIT ‘J” 119600.01623 —3—

EXHIBIT “A” LEGAL DESCRIPTION THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE UNINCORPORATED AREA OF THE COUNTY OF KERN, STATE OF CALIFORNIA AND IS DESCRIBED AS FOLLOWS: [To be provided by Tejon] EXHIBIT “A to 4887-0113-9716.3 EXHIBIT “J” 119600.01623 —1—

EXHIBIT “B” LIST OF SERVICE CONTRACTS [To be provided by Tejon] EXHIBIT “B” to 4887-0113-9716.3 EXHIBIT “J” 119600.01623 —1—

EXHIBIT “K” ENVIRONMENTAL REPORTS [To be provided by Tejon] 4887-0113-9716.3 EXHIBIT K’ 119600.01623 —1—

EXHIBIT “E” CONSTRUCTION CONTRACT 4866-9506-0996.11 EXHIBIT ‘E 119600.01623 —1— 4 854-7976-85 84.4

!AIA Document Al 4ITM — 2014 Standard Form of Agreement Between Owner and Design-Builder AGREEMENT made as of the 1St day of February in the year 2022 (In words, indicate day, month and year.) BETWEEN the Owner: Majestic Tejon Multi I, LLC, a Delaware limited liability company 13191 Crossroads Parkway North, Sixth Floor City of Industry, CA 91746 and the Design-Builder: Commerce Construction Co L P 13191 Crossroads Parkway N 6th Floor City of Industry CA 91746 for the following Project: TRCC Multi Family S Wheeler Ridge Road & 1 5 Arvin CA 93307 Job #13587 The Owner and Design-Builder agree as follows. AlA Deoeent A141 — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AlA,” the tEA Logo, and “AlA Contract Documents” are registered tradenaris and may not be used without permission. This draft was produced by AlA software at 14:36:58 ET on 04/19/2021 under Order No,1027591783 which expires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract Documentsz Terms of Service, To report copyright viclotirse, e-mail cnpyright9aia.org. Usar Natss, Emcee! Ucknowe decweemt peoperty masse. (810634057)

TABLE OF ARTICLES I GENERALPROVISIONS 2 COMPENSATION AND PROGRESS PAYMENTS 3 GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD ONTRACT 4 WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT 5 WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT 6 CHANGES IN THE WORK 7 OWNER’S RESPONSIBILITIES 8 TIME 9 PAYMENT APPLICATIONS AND PROJECT COMPLETION 10 PROTECTION OF PERSONS AND PROPERTY 11 UNCOVERING AND CORRECTION OF WORK 12 COPYRIGHTS AND LICENSES 13 TERMINATION OR SUSPENSION 14 CLAIMS AND DISPUTE RESOLUTION 15 MISCELLANEOUS PROVISIONS 16 SCOPE OF THE AGREEMENT TABLE OF EXHIBITS A DESIGN-BUILD AMENDMENT B INSURANCE AND BONDS C COST PROPOSAL SUMMARY ARTICLE I GENERAL PROVISIONS § 1.1 Owner’s Criteria — No formal criteria provided § 1.1.1 The Owner’s program for the Project: (Setforth the program, identify documentation in which tile program is setforth, or state tile manner in which the program will be developed.,) This project consists of 495 residential apartment units in two to three story garden style building types with surface parking. Also included, a clubhouse amenity including leasing offices, multi-purpose rooms, business center, mail and parcel room, fitness center, pet spa, smaller cabana building and other minor amenities. AlA Domuent A141 — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Sro,uocro, ““hIS,” the hIS Logo, and “hIS Contract Documents” are registered trademarks and may sot be used without permission. This draft was produced by AlA software at 14:3658 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance ;.,ith the ADA Contract Documents° Terms of Service. To report copyright violations, e—mail copyrig’otSaia.org. Usor Netes: ErrOr’ Unknown demument prmperty nsme. 810634057)

§ 1.1.2 The Owner’s design requirements for the Project and related documentation: (Jdentifi.’ be/on’, or in an attached exhibit, the documentation that contains the Owner’s design requirements. including any performance spec tflcations for the Project.) Defined in Exhibit C: Construction Cost Breakdown including Scope of Service § 1.1.3 The Project’s physical characteristics: (Identft’ or describe, ifappropriate, size, location, dimensions, or other pertinent information, such as geotechnical reports; site, boundary and topographic surveys; traffic and utility studies; availability ofpub/ic and private utilities and services; legal description ofthe site; etc.) This project consists of 495 residential apartment units in two to three story garden style building types with surface parking. Also included, a clubhouse amenity including leasing offices, multi-purpose rooms, business center, mail and parcel room, fitness center, pet spa, smaller cabana building and other minor amenities. § 1.1.4 The Owner’s anticipated Sustainable Objective for the Project, if any: (‘Identfj the Owner ‘s Sustainable Objectivefor the Project such as Sustainabiliti’ Certification, benefit to the environment, enhancement to the health and well-being ofbuilding occupants, or improvement ofenergy efficiency. If the Owner identifies a Sustainable Objective, incorporateAlA DocumentAl4ITM_2O14, Exhibit C, Sustainable Projects, into this Agreement to define the terms, conditions and Work related to the Owner ‘s Sustainable Objective.) N/A § 1.1.5 Incentive programs the Owner intends to pursue for the Project, including those related to the Sustainable Objective, and any deadlines for receiving the incentives that are dependent on, or related to, the Design-Builder’s services, are as fol]ows: (Identifo incentive programs the Owner intends to pursue jr the Project and deadlinesfor submitting or appl) ‘ing for the incentive programs.) N/A § 1.1.6 The Owner’s budget for the Work to be provided by the Design-Builder is set forth below: Owner ‘s budget, and ifknown, a line item breakdown ofcosts. See Exhibit C: Construction Cost Breakdown including Scope of Service § 1.1.7 The Owner’s design and construction milestone dates: Milestone dates: As mutually agreed by Owner and Design-Builder. .1 Design phase milestone dates: N/A .2 Submission of Design-Builder Proposal: N/A .3 Phased completion dates: N/A .4 Substantial Completion date: N/A .5 Other milestone dates: N/A ?.XA Document A14l — 2514. copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of rc:u-ecu5, ““AlA,’ the AlA Logo, and “AlA Contract Documents” are renrstere3 trademarks and may not be used without cermiosion. This draft was produced by AlA software at 14,36:50 ET on 04/19/2021 under Order No.1027591783 which eapires on 12/12/2021, is not for resale, is licensed for One—time use only, and may only be used in accordance with the AlA Contract Documents1 Terms of Service, To report copyright violaricns, e—mail copyright8aia.org. User Notes: Errar! Unknown dmaument property naee. (810634057)

§ 1.1.8 The Owner requires the Design-Builder to retain the following Architect, Consultants and Contractors at the Design-Builder’s cost: (List name, legal status, address and other information.) .1 Architect: Danielian Associates 60 Corporate Park Irvine, CA 92606 .2 Consultants: Consultant list to be provided .3 Contractors: Commerce Construction Co., L.P. 13191 Crossroads Parkway N. 651 Floor City of Industry, CA 91746 § 1.1.9 Additional Owner’s Criteria upon which the Agreement is based: (Identfr special characteristics or needs ofthe Project not identified elsewhere, such as historic preservation requirements.) No Additional Owner’s Criteria provided. § 1.1.10 The Design-Builder shall confirm that the information included in the Owner’s Criteria complies with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. § 1.1.10.1 If the Owner’s Criteria conflicts with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner of the conflict. § 1.1.11 If there is a change in the Owner’s Criteria, the Owner and the Design-Builder shall execute a Modification or change order in accordance with Article 6. § 1.1.12 If the Owner and Design-Builder intend to transmit Instruments of Service or any other information or documentation in digital form, they shall endeavor to establish necessary protocols governing such transmissions. Unless otherx\’ise agreed, the parties will use AlA Document E203TM_2013 to establish the protocols for the development, use, transmission, and exchange of digital data and building information modeling. § 1.2 Project Team § 1.2.1 The Owner identifies the following representative in accordance with Section 7.1.1: Brett Tremairie, Senior Vice President Majestic Realty Co. 13191 Crossroads Parkway N. 6th Floor City of Industry, CA 91746 Email: btremaine@majesticrealtv.com § 1.2.2 The persons or entities, in addition to the Owner’s representative, who are required to revie\v the Design-Builder’s Submittals are as follows: Hugh F. McMahon IV, Senior Vice President Tejon Ranch Company 4436 Lebec Road Tejon Ranch, CA 93243 Email: hmcmahontejonranch.ói 9 AlA Docament A141 — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of fl:oh:uecus,””AIA,” the AlA Logo, and “AlA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by ADA software at l436:58 ET on 04/19/2021 under Order No.1027191783 which expires or, 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract Documents1 Terms of Service. To report copyright violations, e—mail copyrightiaia.org. USer Nmtes1 Error! Unknnwrr domoreent property naee. (810634057)

§ 1.2.3 The Owner will retain the following consultants and separate contractors: N/A

§ 1.2.4 The Design-Builder identifies the following representative in accordance with Section 3.1.2:

Matthew Vawter, Vice President/District Manager
Commerce Construction Co., L.P.
13191 Crossroads Parkway N. 6th Floor
City of Industry, CA 91746
Email: mvawter@commercelp.com
Office: (562) 948-4395

§ 1.2.5 Neither the Owner's nor the Design-Builder's representative shall be changed without ten days' written notice to the other party.

§ 1.3 Binding Dispute Resolution
For any Claim not otherwise resolved under Sections 14.1, 14.2, or 14.3, the method of binding dispute resolution shall be the following: *(Check the appropriate box. If the Owner and Design-Builder do not select a method of binding dispute resolution below, or do not subsequently agree in writing to a binding dispute resolution other than litigation, Claims will be resolved by litigation in a court of competent jurisdiction.)*

[X] Arbitration pursuant to Section 14.4

[ ] Litigation in a court of competent jurisdiction

[ ] Other: *(Specify)*

§ 1.4 Definitions
§ 1.4.1 Design-Build Documents. The Design-Build Documents consist of this Agreement between Owner and Design-Builder and its attached Exhibits (hereinafter, the "Agreement"); other documents listed in this Agreement; and Modifications issued after execution of this Agreement. A Modification is (1) a written amendment to the Contract signed by both parties, including the Design-Build Amendment, (2) a Change Order, or (3) a Change Directive.

§ 1.4.2 The Contract. The Design-Build Documents form the Contract. The Contract represents the entire and integrated agreement between the parties and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Design-Build Documents shall not be construed to create a contractual relationship of any kind between any persons or entities other than the Owner and the Design-Builder.

§ 1.4.3 The Work. The term "Work" means the design, construction and related services required to fulfill the Design-Builder's obligations under the Design-Build Documents, whether completed or partially completed, and includes all labor, materials, equipment and services provided or to be provided by the Design-Builder. The Work may constitute the whole or a part of the Project.

§ 1.4.4 The Project. The Project is the total design and construction of which the Work performed under the Design-Build Documents may be the whole or a part, and may include design and construction by the Owner and by separate contractors.

§ 1.4.5 Instruments of Service. Instruments of Service are representations, in any medium of expression now known or later developed, of the tangible and intangible creative work performed by the Design-Builder, Contractor(s), Architect, and Consultant(s) under their respective agreements. Instruments of Service may include, without limitation, studies, surveys, models, sketches, drawings, specifications, digital models and other similar materials.

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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§ 1.4.6 Submittal. A Submittal is any submission to the Owner for review and approval demonstrating how the Design- Builder proposes to conform to the Design-Build Documents for those portions of the Work for which the Design-Build Documents require Submittals. Submittals include, but are not limited to, shop drawings, product data, and samples. Submittals are not Design-Build Documents unless incorporated into a Modification. § 1.4.7 Owner. The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term Owner” means the Owner or the Owner’s authorized representative. § 1.4.8 Design-Builder, The Design-Builder is the person or entity identified as such in the Agreement and is referred to throughout the Design-Build Documents as if singular in number. The term “Design-Builder” means the Design-Builder or the Design-Builder’s authorized representative. § 1.4.9 Consultant. A Consultant is a person or entity providing professional services for the Design-Builder for all or a portion of the Work, and is referred to throughout the Design-Build Documents as if singular in number. To the extent required by the relevant jurisdiction, the Consultant shall be lawfully licensed to provide the required professional services. § 1.4.10 Architect. The Architect is a person or entity providing design services for the Design-Builder for all or a portion of the Work, and is lawfully licensed to practice architecture in the applicable jurisdiction. The Architect is referred to throughout the Design-Build Documents as if singular in number. § 1.4.11 Contractor. A Contractor is a person or entity performing all or a portion of the construction, required in connection with the Work, for the Design-Builder. The Contractor shall be lawfully licensed, if required in the jurisdiction where the Project is located. The Contractor is referred to throughout the Design-Build Documents as if singular in number and means a Contractor or an authorized representative of the Contractor. § 1.4.12 Confidential Information. Confidential Information is information containing confidential or business proprietary information that is clearly marked as confidential.” § 1.4.13 ContractTime. Unless otherwiseprovided, ContractTime is the period of time, includingauthorized adjustments, as set forth in the Design-Build Amendment for Substantial Completion of the Work. § 1.4.14 Day. The term day as used in the Design-Build Documents shall mean calendar day unless otherwise specifically defined. § 1.4.15 Contract Sum. The Contract Sum is the amount to be paid to the Design-Builder for performance of the Work after execution of the Design-Build Amendment, as identified in Article A.1 of the Design-Build Amendment. ARTICLE 2 COMPENSATION AND PROGRESS PAYMENTS § 2.1 Compensation for Work Performed Prior To Execution of Design-Build Amendment § 2.1.1 Unless otherwise agreed, payments for Work performed prior to Execution of the Design-Build Amendment shall be made monthly. For the Design-Builder’s performance of Work prior to the execution of the Design-Build Amendment, the Owner shall compensate the Design-Builder as follows: (Insert amount of or basis for, compensation, including compensationfor any Sustainability Services, or indicate the exhibit in which the information is provided. If there will be a limit on the total amount ofcompensationfor Work pemformedprior to the execution ofthe Design—Build Amendment, state the amount of the limit.) ONE MILLION THREE HUNDRED FORTY NINE THOUSAND TWO HUNDRED FORTY DOLLARS AND NO CENTS ($1,349,240.00) a) Cost of the Work per Exhibit C. b) Plus the Design Builder’s Overhead and Fee calculated at 5% of the Cost of the Work. c) Equals total compensation (Not to Exceed Guaranteed Maximum Amount) AlA Document A141 — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AlA,” the AlA Logo, and “AlA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AlA software at 14:30:59 ST on 04/19/2021 under Order No.1027591703 which expires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract Documentoc Terms of Service. To report copyright violations, e-mail copyright0aia.org. User Notes: Error! Unkncw document property neme. (810634057)

§ **2.1.2** The hourly billing rates for services of the Design-Builder and the Design-Builder's Architect, Consultants and Contractors, if any, are set forth below. *(If applicable, attach an exhibit of hourly billing rates or insert them below.)*

Individual or Position	**Rate**

§ **2.1.3** Compensation for Reimbursable Expenses Prior To Execution of Design-Build Amendment
§ **2.1.3.1** Reimbursable Expenses are in addition to compensation set forth in Section 2.1.1 and 2.1.2 and include expenses, directly related to the Project, incurred by the Design-Builder and the Design-Builder's Architect, Consultants, and Contractors, as follows:

- **.1** Transportation and authorized out-of-town travel and subsistence;
- **.2** Dedicated data and communication services, teleconferences, Project web sites, and extranets;
- **.3** Fees paid for securing approval of authorities having jurisdiction over the Project;
- **.4** Printing, reproductions, plots, standard form documents;
- **.5** Postage, handling and delivery;
- **.6** Expense of overtime work requiring higher than regular rates, if authorized in advance by the Owner;
- **.7** Renderings, physical models, mock-ups, professional photography, and presentation materials requested by the Owner;
- **.8** All taxes levied on professional services and on reimbursable expenses; and
- **.9** Other Project-related expenditures, if authorized in advance by the Owner.

§ **2.1.3.2** For Reimbursable Expenses, the compensation shall be the expenses the Design-Builder and the Design-Builder's Architect, Consultants and Contractors incurred, plus an administrative fee of five percent (5 %) of the expenses incurred.

§ 2.1.4 Payments to the Design-Builder Prior To Execution of Design-Build Amendment
§ **2.1.4.1** Payments are due and payable upon presentation of the Design-Builder's invoice. Amounts unpaid thirty (30) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Design-Builder.*(Insert rate of monthly or annual interest agreed upon.)*

0.50% per month

§ **2.1.4.2** Records of Reimbursable Expenses and services performed on the basis of hourly rates shall be available to the Owner at mutually convenient times for a period of two years following execution of the Design-Build Amendment or termination of this Agreement, whichever occurs first.

§ 2.2 Contract Sum and Payment for Work Performed After Execution of Design-Build Amendment
For the Design-Builder's performance of the Work after execution of the Design-Build Amendment, the Owner shall pay to the Design-Builder the Contract Sum in current funds as agreed in the Design-Build Amendment.

ARTICLE 3 GENERAL REQUIREMENTS OF THE WORK OF THE DESIGN-BUILD CONTRACT

§ 3.1 General
§ **3.1.1** The Design-Builder shall comply with any applicable licensing requirements in the jurisdiction where the Project is located.

§ **3.1.2** The Design-Builder shall designate in writing a representative who is authorized to act on the Design-Builder's behalf with respect to the Project.

§ **3.1.3** The Design-Builder shall perform the Work in accordance with the Design-Build Documents. The Design-Builder shall not be relieved of the obligation to perform the Work in accordance with the Design-Build Documents by the activities, tests, inspections or approvals of the Owner, although extensions of time and associated costs shall reasonably be granted in the event of delays caused by such activities.

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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§ 3.1.3.1 The Design-Builder shall perform the Work in compliance with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder performs Work contrary to applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, the Design-Builder shall assume responsibility for such Work and shall bear the costs attributable to correction.

§ 3.1.3.2 Neither the Design-Builder nor any Contractor, Consultant, or Architect shall be obligated to perform any act which they believe will violate any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities. If the Design-Builder determines that implementation of any instruction received from the Owner, including those in the Owner's Criteria, would cause a violation of any applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities, the Design-Builder shall notify the Owner in writing. Upon verification by the Owner that a change to the Owner's Criteria is required to remedy the violation, the Owner and the Design-Builder shall execute a Modification in accordance with Article 6.

§ 3.1.4 The Design-Builder shall be responsible to the Owner for acts and omissions of the Design-Builder's employees, Architect, Consultants, Contractors, and their agents and employees, and other persons or entities performing portions of the Work.

§ 3.1.5 General Consultation. The Design-Builder shall schedule and conduct periodic meetings with the Owner to review matters such as procedures, progress, coordination, and scheduling of the Work.

§ 3.1.6 When applicable law requires that services be performed by licensed professionals, the Design-Builder shall provide those services through qualified, licensed professionals. The Owner understands and agrees that the services of the Design-Builder's Architect and the Design-Builder's other Consultants are performed in the sole interest of, and for the exclusive benefit of, the Design-Builder.

§ 3.1.7 The Design-Builder, with the assistance of the Owner, shall prepare and file documents required to obtain necessary approvals of governmental authorities having jurisdiction over the Project.

§ 3.1.8 Progress Reports
§ 3.1.8.1 The Design-Builder shall keep the Owner informed of the progress and quality of the Work. On a monthly basis, or otherwise as agreed to by the Owner and Design-Builder, the Design-Builder may submit written progress reports to the Owner.

§ 3.1.9 Design-Builder's Schedules
§ 3.1.9.1 The Design-Builder, promptly after execution of this Agreement, shall prepare and submit for the Owner's information a schedule for the Work. The schedule, including the time required for design and construction, shall not exceed time limits current under the Design-Build Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Design-Build Documents, shall provide for expeditious and practicable execution of the Work, and shall include allowances for periods of time required for the Owner's review and for approval of submissions by authorities having jurisdiction over the Project.

§ 3.1.9.2 The Design-Builder shall perform the Work in general accordance with the most recent schedules submitted to the Owner.

§ 3.1.10 Certifications. Upon the Owner's written request, the Design-Builder shall obtain from the Architect, Consultants, and Contractors, and furnish to the Owner, certifications with respect to the documents and services provided by the Architect, Consultants, and Contractors (a) that, to the best of their knowledge, information and belief, the documents or services to which the certifications relate (i) are consistent with the Design-Build Documents, except to the extent specifically identified in the certificate, and (ii) comply with applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of public authorities governing the design of the Project; and (b) that the Owner and its consultants shall be entitled to rely upon the accuracy of the representations and statements contained in the certifications. The Design-Builder's Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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§ 3.1.11 Design-Builder's Submittals
§ 3.1.11.1 Prior to submission of any Submittals, the Design-Builder shall prepare a Submittal schedule, and shall submit the schedule for the Owner's approval, if requested by the Owner. The Owner's approval shall not unreasonably be delayed or withheld. The Submittal schedule shall (1) be coordinated with the Design-Builder's schedule provided in Section 3.1.9.1, (2) allow the Owner reasonable time to review Submittals, and (3) be periodically updated to reflect the progress of the Work. If the Design-Builder fails to submit a Submittal schedule, the Design-Builder shall not be entitled to any increase in Contract Sum or extension of Contract Time based on the time required for review of Submittals.

§ 3.1.11.2 By providing Submittals the Design-Builder represents to the Owner that it has (1) reviewed and approved them, (2) determined and verified materials, field measurements and field construction criteria related thereto, or will do so and (3) checked and coordinated the information contained within such Submittals with the requirements of the Work and of the Design-Build Documents.

§ 3.1.11.3 The Design-Builder shall perform no portion of the Work for which the Design-Build Documents require Owner's approval of Submittals until the Owner has approved the respective Submittal.

§ 3.1.11.4 The Work shall be in accordance with approved Submittals except that the Design-Builder shall not be relieved of its responsibility to perform the Work consistent with the requirements of the Design-Build Documents. The Work may deviate from the Design-Build Documents only if the Design-Builder has notified the Owner in writing of a deviation. The Design-Builder shall not be relieved of responsibility for errors or omissions in Submittals by the Owner's approval of the Submittals.

§ 3.1.11.5 All professional design services or certifications to be provided by the Design-Builder, including all drawings, calculations, specifications, certifications, shop drawings and other Submittals, shall contain the signature and seal of the licensed design professional preparing them when applicable. Submittals related to the Work designed or certified by the licensed design professionals, if prepared by others, shall bear the licensed design professional's written approval. The Owner and its consultants shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

§ 3.1.12 Warranty. The Design-Builder warrants to the Owner that materials and equipment furnished under the Contract will be of good quality and new unless the Design-Build Documents require or permit otherwise. The Design-Builder further warrants that the Work will conform to the requirements of the Design-Build Documents and will be free from defects, except for those inherent in the quality of the Work or otherwise expressly permitted by the Design-Build Documents. Work, materials, or equipment not conforming to these requirements may be considered defective. The Design-Builder's warranty excludes remedy for damage or defect caused by abuse, alterations to the Work not executed by the Design-Builder, improper or insufficient maintenance, improper operation, normal wear and tear and normal usage, or any damage caused to the Work after installation, whether before or after occupancy, except if due to Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable. If required by the Owner, the Design-Builder shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

§ 3.1.13 Royalties, Patents and Copyrights
§ 3.1.13.1 The Design-Builder shall pay all royalties and license fees.

§ 3.1.13.2 The Design-Builder shall defend suits or claims for infringement of copyrights and patent rights such suits or claims arise out of or relate to the Work, and shall hold the Owner and its separate contractors and consultants harmless from loss on account thereof. The Design-Builder shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Owner, or where the copyright violations are required in the Owner's Criteria. However, if the Design-Builder has reason to believe that the design, process or product required in the Owner's Criteria is an infringement of a copyright or a patent, the Design-Builder shall be responsible for such loss unless such information is promptly furnished to the Owner. If the Owner receives notice from a patent or copyright owner of an alleged violation of a patent or copyright, attributable to the Design-Builder, the Owner shall give prompt written notice to the Design-Builder within fifteen (15) days.
§ 3.1.14 Indemnification

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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§ 3.1.14.1 To the fullest extent permitted by law, the Design-Builder shall indemnify and hold harmless the Owner, including the Owner’s agents and employees, from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused by the negligent acts or omissions of the Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to a party or person described in this Section 3.1.14. § 3,1.14.2 The indemnification obligation under this Section 3.1.14 shall not be limited by a limitation on amount or type of damages, compensation, or benefits payable by or for Design-Builder, Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by them, under workers’ compensation acts, disability benefit acts or other employee benefit acts. § 3.1.15 Contingent Assignment of Agreements § 3.1.1 5.1 Each agreement for a portion of the Work is assigned by the Design-Builder to the Owner, provided that .1 assignment is effective only after termination of the Contract by the Owner for cause, pursuant to Sections 13.1.4 or 13.2.2, and only for those agreements that the Owner accepts by written notification to the Design-Builder and the Architect, Consultants, and Contractors whose agreements are accepted for assignment; and .2 assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract. When the Owner accepts the assignment of an agreement, the Owner assumes the Design-Builder’s rights and obligations under the agreement. § 3.1.15.2 Upon such assignment, if the Work has been suspended for more than 30 days, the compensation under the assigned agreement shall be equitably adjusted for increases in cost resulting from the suspension. § 3.1.15.3 Upon such assignment to the Owner under this Section 3.1.15, the Owner may further assign the agreement to a successor design-builder or other entity. If the Owner assigns the agreement to a successor design-builder or other entity, the Owner shall nevertheless remain legally responsible for all of the successor design-builder’s or other entity’s obligations under the agreement. § 3.1.16 Design-Builders Insurance and Bonds. The Design-Builder shall purchase and maintain insurance and provide bonds as set forth in Exhibit B. ARTICLE 4 WORK PRIOR TO EXECUTION OF THE DESIGN-BUILD AMENDMENT (if applicable) Indicate which of the following applies: For this Project, the Design-Build Amendment is being executed concurrent with the AlA Al41 Standard Form of Agreement betsveen the Owner and Design-Builder. Therefore, the Scope of Work for the Project is defined in the Design-Build Amendment. X ]For this Project, the Design-Build Amendment is not being executed concurrent with the AlA Al41 Standard Form of Agreement between the Owner and Design-Builder, and Design-Builder’s Scope of Work is defined in the attached Exhibit C “Construction Cost Breakdown including Scope of Services. Compensation for the Design-Builder’s Scope of Work is included in the attached Exhibit C Construction Cost Breakdown. ARTICLE 5 WORK FOLLOWING EXECUTION OF THE DESIGN-BUILD AMENDMENT § 5.1 Construction Documents § 5.1.1 The Scope of Work for the Construction Documents is defined in either the Design-Build Amendment or in an Exhibit C: Construction Cost Breakdown including Scope of Services § 5.1.2 The Design-Builder shall provide the Construction Documents to the Owner for the Owner’s information. If the AlA Doenent A141 — 2014. Copyright © 2004 aod 2014 by The Americas Institute of Architects. All rights reserved. The “American Institute of Architects,” “ADA,” the AID Logs, nra “AID Contract Documents” are registered trocemaris and may not be used without permission. This draft was produced by AlA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which espires on 12/12/2021, is not for resale. is licensed for une—time use only, asd may only be used in accordance with the AlA Contract Documents’ Terms of Service. To report cnyrighr violations, e—mail copyriehtSaia.ong. User Notes: Error! Unkeosm document property name. (810634057)

Owner discovers any deviations between the Construction Documents and the Design-Build Documents, the Owner shall promptly notify the Design-Builder of such deviations in writing. The failure of the Owner to discover any such deviations shall not relieve the Design-Builder of the obligation to perform the Work in accordance with the Design-Build Documents.

§ 5.2 Construction

§ 5.2.1 Commencement. Except as permitted in Section 5.2.2, construction shall not commence prior to execution of the Design-Build Amendment.

§ 5.2.2 If the Owner and Design-Builder agree in writing, construction may proceed prior to the execution of the Design-Build Amendment. However, such authorization shall not waive the Owner's right to reject the Design-Builder's Proposal.

§ 5.2.3 The Design-Builder shall supervise and direct the Work, using the Design-Builder's best skill and attention. The Design-Builder shall be solely responsible for, and have control over, construction means, methods, techniques, sequences and procedures, and for coordinating all portions of the Work under the Contract, unless the Design-Build Documents give other specific instructions concerning these matters.

§ 5.2.4 The Design-Builder shall be responsible for inspection of portions of Work already performed to determine that such portions are in proper condition to receive subsequent Work.

§ 5.3 Labor and Materials

§ 5.3.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services, necessary for proper execution and completion of the Work, whether temporary or permanent, and whether or not incorporated or to be incorporated in the Work.

§ 5.3.2 When a material or system is specified in the Design-Build Documents, the Design-Builder may make substitutions only in accordance with Article 6.

§ 5.3.3 The Design-Builder shall enforce strict discipline and good order among the Design-Builder's employees and other persons carrying out the Work. The Design-Builder shall not permit employment of unfit persons or persons not properly skilled in tasks assigned to them.

§ 5.4 Taxes

The Design-Builder shall pay sales, consumer, use and similar taxes, for the Work provided by the Design-Builder, that are legally enacted when the Design-Build Amendment is executed, whether or not yet effective or merely scheduled to go into effect.

§ 5.5 Permits, Fees, Notices and Compliance with Laws

§ 5.5.1 Unless otherwise provided in the Design-Build Documents, the Design-Builder shall secure and pay for the building permit as well as any other permits, fees, licenses, and inspections by government agencies, necessary for proper execution of the Work and Substantial Completion of the Project subject to Article 5.4 above.

§ 5.5.2 The Design-Builder shall comply with and give notices required by applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, applicable to performance of the Work.

§ 5.5.3 Concealed or Unknown Conditions. If the Design-Builder encounters conditions at the site that are (1) subsurface or otherwise concealed physical conditions that differ materially from those indicated in the Design-Build Documents or (2) unknown physical conditions of an unusual nature that differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Design-Build Documents, the Design-Builder shall promptly provide notice to the Owner before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Owner shall promptly investigate such conditions and, if the Owner determines that they differ materially and cause an increase or decrease in the Design-Builder's cost of, or time required for, performance of any part of the Work, shall recommend in writing an equitable adjustment in the Contract Sum or

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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Contract Time, or both. If the Owner determines that the conditions at the site are not materially different from those indicated in the Design-Build Documents and that no change in the tenris of the Contract is justified, the Owner shall promptly notify the Design-Builder in writing, stating the reasons. If the Design-Builder disputes the Owner’s determination or recommendation, the Design-Builder may proceed as provided in Article 14. § 5.5.4 If, in the course of the Work, the Design-Builder encounters human remains, or recognizes the existence of burial markers, archaeological sites, or wetlands, not indicated in the Design-Build Documents, the Design-Builder shall immediately suspend any operations that would affect them and shall notify the Owner. Upon receipt of such notice, the Owner shall promptly take any action necessary to obtain governmental authorization required to resume the operations. The Design-Builder shall continue to suspend such operations until otherwise instructed by the Owner but shall continue with all other operations that do not affect those remains or features. Reasonable extensions of time shall be granted for such conditions. In the event of a dispute, the parties shall pursue resolution as provided in Article 14. Requests for adjustments in the Contract Sum and Contract Time arising from the existence of such remains or features shall be made as provided in Article 14. § 5.6 Allowances § 5.6.1 The Design-Builder shall include in the Contract Sum all allowances stated in the Design-Build Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Design-Builder shall not be required to employ persons or entities to whom the Design-Builder has reasonable objection. § 5.6.2 Unless other\vise provided in the Design-Build Documents, .1 allowances shall cover the cost to the Design-Builder of materials and equipment delivered at the site and all required taxes, less applicable trade discounts; .2 the Design-Builder’s costs for unloading and handling at the site, labor, installation costs, overhead, profit, and other expenses contemplated for stated allowance amounts, shall be included in the allowances; and .3 whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowances under Section 5.6.2.1 and (2) changes in Design-Builder’s costs under Section 5.6.2.2. § 5.6.3 The Owner shall make selections of materials and equipment with reasonable promptness for allowances requiring Owner selection. In the event the Oxvner causes delays in making such selections, the Design Builder shall be granted a reasonable extension of Contract Time, and any disputes regarding the same shall be resolved pursuant to Article 14. § 5.7 Key Personnel, Contractors and Suppliers § 5.7.1 The Design-Builder shall not employ personnel, or contract with Contractors or suppliers to whom the Owner has made reasonable and timely objection. The Design-Builder shall not be required to contract with anyone to whom the Design-Builder has made reasonable and timely objection. § 5.7.2 If the Design-Builder changes any of the personnel, Contractors or suppliers identified in the Design-Build Amendment, the Design-Builder shall noti the Oxvner. § 5.7.3 If the Owner has reasonable objection to a person or entity proposed by the Design-Builder, the Design-Builder shall propose another to whom the Owner has no reasonable objection. If the rejected person or entity was reasonably capable of perfonning the Work, the Contract Sum and Contract Time shall be increased or decreased by the difference, if any, occasioned by such change, and an appropriate Change Order shall be issued before commencement of the substitute person or entity’s Work. However, no increase in the Contract Sum or Contract Time shall be allowed for such change unless the Design-Builder has acted promptly and responsively in submitting names as required. § 5.8 Documents and Submittals at the Site The Design-Builder shall maintain at the site for the Owner one copy of the Design-Build Documents and a current set of the Construction Documents, in good order and marked currently to indicate field changes and selections made during construction, and one copy of approved Submittals. The Design-Builder shall deliver these items to the Owner in accordance with Section 9.10.2 as a record of the Work as constructed. AlA Document A14V — 2014. copyright 0 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AlA,” the hlh tcgc, and “AlA cccttact Documents” are ra;rn:crca tradecarhs and may cct be used without cerurnsicn. This draft was produced by AlA software at 14:30:58 IT on 04/19/2021 under Order No.0027581783 which empires on 12/12/2021, is not for resaie, is licensed for one—time use only, asd may only he used in accordance with the AlA contract toouments5 Terms of lervice. To report copyright violations, e—mail copyrightDaia.org. Ueer ilotee: Error! Unknown document property name. (810034057)

§ 5.9 Use of Site The Design-Builder shall confine operations at the site to areas permitted by applicable laws, statutes, ordinances, codes, rules and regulations, lawful orders of public authorities, and the Design-Build Documents, and shall not unreasonably encumber the site with materials or equipment. § 510 Cutting and Patching The Design-Builder shall not cut, patch or otherwise alter fully or partially completed construction by the Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Design-Builder shall not unreasonably withhold from the Owner or a separate contractor the Design-Builder’s consent to cutting or otherwise altering the Work. § 5.11 Cleaning Up § 5.11.1 The Design-Builder shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work, the Design-Builder shall remove waste materials, rubbish, the Design-Builder’s tools, construction equipment, machinery and surplus materials from and about the Project. § 5.11.2 If the Design-Builder fails to clean up as provided in Section 5.11.1 within three (3) business days after receipt of written notice and an opportunity to cure from the Owner, the Owner may do so, and Owner shall be entitled to reimbursement from the Design-Builder. § 5.12 Access to Work The Design-Builder shall provide the Owner and its separate contractors and consultants access to the Work in preparation and progress wherever located. The Design-Builder shall notify the Owner regarding Project safety criteria and programs, which the Owner, and its contractors and consultants, shall comply with while at the site. § 5.13 Construction by Owner or by Separate Contractors § 5.13.1 Owner’s Right to Perform Construction and to Award Separate Contracts § 5.13.1.1 The Owner reserves the right to perform other construction or operations related to the Project with the Owner’s own forces; and to award separate contracts in connection with other portions of the Project, or other construction or operations on the site, under terms and conditions identical or substantially similar to this Contract, including those terms and conditions related to insurance and waiver of subrogation. However, nothing in this Contract shall give the Owner the right to perform construction or operations or award separate contracts with respect to any portion of the Design- Builder’s scope of Work on this Project. The Owner shall notify the Design-Builder promptly after execution of any separate contract. If the Design-Builder claims that delay or additional cost is involved because of such action by the Owner, the Design-Builder shall make a Claim as provided in Article 14. § 5.13.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Design-Builder” in the Design-Build Documents in each case shall mean the individual or entity that executes each separate agreement with the Owner. § 5.13.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces, and of each separate contractor, with the Work ofthe Design-Builder. who shall cooperate with them. The Design-Builder shall participate with other separate contractors and the Owner in reviewing their construction schedules. The Design-Builder shall make any revisions to the construction schedule deemed necessaD’ after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Design-Builder, separate contractors and the Owner until subsequently revised. § 5.13.1.4 Unless otherwise provided in the Design-Build Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces or separate contractors, the Owner shall be deemed to be subject to the same obligations, and to have the same rights, that apply to the Design-Builder under the Contract. § 5.14 Mutual Responsibility AlA Document Al41 — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Ar it on,” “Ilk,” the ASk Logo, and “AlA Contract Documents” are rsootered trademarks and ray not be used without permission, This draft cas produced by AlA soft,.,are at 14,36,50 ET on 04/19/2021 under Coder No.1027591783 whnoh eapires Os 12/12/2021, is sot for resale, is licensed for one—time use only, and may oniy be used in acoordanre with the AlA Contract Documents1 Terms of Service. To report copyriehu violaroocs, e—mail copyright@aia.org. User Notes, Error! Unknow,s document property name. (810634057)

§ 5.14.1 The Design-Builder shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities, and shall connect and coordinate the Design-Builder's construction and operations with theirs as required by the Design-Build Documents.

§ 5.14.2 If part of the Design-Builder's Work depends upon construction or operations by the Owner or a separate contractor, the Design-Builder shall, prior to proceeding with that portion of the Work, prepare a written report to the Owner, identifying reasonably apparent discrepancies or defects in the construction or operations by the Owner or separate contractor that would render it unsuitable for proper execution and results of the Design-Builder's Work. Failure of the Design-Builder to report shall constitute an acknowledgment that the Owner's or separate contractor's completed or partially completed construction is fit and proper to receive the Design-Builder's Work, except as to defects not then reasonably discoverable.

§ 5.14.3 The Design-Builder shall reimburse the Owner for costs the Owner incurs that are payable to a separate contractor because of the Design-Builder's delays, improperly timed activities or defective construction. The Owner shall be responsible to the Design-Builder for costs the Design-Builder incurs because of a separate contractor's or Owner's delays, improperly timed activities, damage to the Work or defective construction. In the event of a dispute, the Owner or Design-Builder shall make a claim as provided in Article 14.

§ 5.14.4 The Design-Builder shall promptly remedy damage the Design-Builder wrongfully causes to completed or partially completed construction or to property of the Owner or separate contractors as provided in Section 10.2.5.

§ 5.14.5 The Owner and each separate contractor shall have the same responsibilities for cutting and patching the Work as the Design-Builder has with respect to the construction of the Owner or separate contractors in Section 5.10.

§ 5.15 Owner's Right to Clean Up

If a dispute arises among the Design-Builder, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish, the Owner may clean up and will allocate the cost among those responsible.

ARTICLE 6 CHANGES IN THE WORK

§ 6.1 General

§ 6.1.1 Changes in the Work may be accomplished after execution of the Contract by Change Order, subject to the limitations stated in this Article 6 and elsewhere in the Design-Build Documents.

§ 6.1.2 A Change Order shall be based upon agreement between the Owner and Design-Builder.

§ 6.1.3 Changes in the Work shall be performed under applicable provisions of the Design-Build Documents, and the Design-Builder shall proceed promptly, unless otherwise provided in the Change Order.

§ 6.2 Change Orders

A Change Order is a written instrument signed by the Owner and Design-Builder stating their agreement upon all of the following:

.1 The change in the Work;

.2 The amount of the adjustment, if any, in the Contract Sum or, if prior to execution of the Design-Build Amendment, the adjustment in the Design-Builder's compensation; and

.3 The extent of the adjustment, if any, in the Contract Time.

ARTICLE 7 OWNER'S RESPONSIBILITIES

§ 7.1 General

§ 7.1.1 The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all Project matters requiring the Owner's approval or authorization. This designation shall be given at the time of execution of this Agreement.

§ 7.1.2 The Owner shall render decisions in a timely manner and in accordance with the Design-Builder's schedule agreed

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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to by the Owner. The Owner shall furnish to the Design-Builder, within 15 days after receipt of a written request, information necessary and relevant for the Design-Builder to evaluate, give notice of or enforce mechanic's lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred to as the site and the Owner's interest therein.

§ 7.2 Information and Services Required of the Owner

§ 7.2.1 The Owner shall furnish information or services required of the Owner by the Design-Build Documents with reasonable promptness, and in no event later than fifteen (15) days after request.

§ 7.2.2 The Owner shall provide, to the extent under the Owner's control and if not required by the Design-Build Documents to be provided by the Design-Builder, the results and reports of prior tests, inspections or investigations conducted for the Project involving structural or mechanical systems; chemical, air and water pollution; hazardous materials; or environmental and subsurface conditions and information regarding the presence of pollutants at the Project site. Upon receipt of a written request from the Design-Builder, the Owner shall also provide surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site under the Owner's control.

§ 7.2.3 The Owner shall promptly obtain easements, zoning variances, and legal authorizations or entitlements regarding site utilization where essential to the execution of the Project.

§ 7.2.4 The Owner shall cooperate with the Design-Builder in securing building and other permits, licenses and inspections.

§ 7.2.5 The services, information, surveys and reports required to be provided by the Owner under this Agreement, shall be furnished at the Owner's expense, and except as otherwise specifically provided in this Agreement or elsewhere in the Design-Build Documents or to the extent the Owner advises the Design-Builder to the contrary in writing, the Design-Builder shall be entitled to rely upon the accuracy and completeness thereof. In no event shall the Design-Builder be relieved of its responsibility to exercise proper precautions relating to the safe performance of the Work.

§ 7.2.6 If the Owner observes or otherwise becomes aware of a fault or defect in the Work or non-conformity with the Design-Build Documents, the Owner shall give prompt written notice thereof to the Design-Builder, and in no event later than five (5) days after becoming aware of same.

§ 7.2.7 Prior to the execution of the Design-Build Amendment, the Design-Builder may request in writing that the Owner provide reasonable evidence that the Owner has made financial arrangements to fulfill the Owner's obligations under the Design-Build Documents and the Design-Builder's Proposal. Thereafter, the Design-Builder may only request such evidence if (1) the Owner fails to make payments to the Design-Builder as the Design-Build Documents require; (2) a change in the Work materially changes the Contract Sum; or (3) the Design-Builder identifies in writing a reasonable concern regarding the Owner's ability to make payment when due. The Owner shall furnish such evidence as a condition precedent to commencement or continuation of the Work or the portion of the Work affected by a material change. Any delays by the Owner in this regard shall entitle Design-Builder to reasonable adjustments in Contract Sum or, if prior to execution of the Design-Build Amendment, the Design-Builder's compensation, and Contract Time. After the Owner furnishes the evidence, the Owner shall not materially vary such financial arrangements without prior notice to the Design-Builder.

§ 7.2.8 Except as otherwise provided in the Design-Build Documents or when direct communications have been specially authorized, the Owner shall communicate through the Design-Builder with persons or entities employed or retained by the Design-Builder with apparent or stated authority to receive such communications.

§ 7.2.9 Unless required by the Design-Build Documents to be provided by the Design-Builder, the Owner shall, upon request from the Design-Builder, furnish the services of geotechnical engineers or other consultants for investigation of subsurface, air, environmental, and water conditions when such services are reasonably necessary to properly carry out the design services furnished by the Design-Builder. In such event, the Design-Builder shall specify the services required. Such services may include, but are not limited to, test borings, test pits, determinations of soil bearing values, percolation

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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tests, evaluations of hazardous materials, ground corrosion and resistivity tests, and necessary operations for anticipating subsoil conditions. The services of geotechnical engineer(s) or other consultants shall include preparation and submission of all appropriate reports and professional recommendations. The Owner shall disclose the results and reports of all such investigation and/or testing conducted for the Project to the Design-Builder within fifteen (15) days of the Owner becoming aware of such results and/or receiving such reports. § 7.2.10 The Owner shall purchase and maintain insurance as set forth in Exhibit B. § 7.3 Submittals § 7.3.1 The Owner shall review and approve or take other appropriate action on Submittals when requested by Design-Builder. Review of Submittals is not conducted for the purpose of determining the accuracy and completeness of other details, such as dimensions and quantities; or for substantiating instructions for installation or performance of equipment or systems; or for determining that the Submittals are in conformance with the Design-Build Documents, all of which remain the responsibility of the Design-Builder as required by the Design-Build Documents. The Owner’s action will be taken in accordance with the submittal schedule approved by the Owner or, in the absence of an approved submittal schedule, with reasonable promptness while allowing sufficient time in the Owner’s judgment to permit adequate review. Any delays by the Owner in this regard shall entitle Design-Builder to reasonable adjustments in Contract Sum or, if prior to execution of the Design-Build Amendment, the Design-Builder’s compensation, and Contract Time. The Owner’s review of Submittals shall not relieve the Design-Builder of the obligations under Sections 3.1.11, 3.1.12, and 5.2.3. The Owner’s review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Owner, of any construction means, methods, techniques, sequences or procedures. The Owner’s approval of a specific item shall not indicate approval of an assembly of which the item is a component. § 7.3.2 Upon review of the Submittals required by the Design-Build Documents, the Owner shall promptly notify the Design-Builder of any claims of non-conformance with the Design-Build Documents the Owner discovers. § 7.4 Visits to the site by the Owner shall not be construed to create an obligation on the part of the Owner to make on- site inspections to check the quality or quantity of the Work. The Owner shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for the safety precautions and programs in connection with the Work, because these are solely the Design-Builder’s rights and responsibilities under the Design-Build Documents. § 7.5 The Owner shall not be responsible for the Design-Builder’s failure to perform the Work in accordance with the requirements of the Design-Build Documents. The Owner shall not have control over or charge of and will not be responsible for acts or omissions of the Design-Builder, Architect, Consultants, Contractors, or their agents or employees, or any other persons or entities performing portions of the Work for the Design-Builder. § 7.6 The Owner has the authority to reject Work that does not conform to the Design-Build Documents by giving written notice to the Design-Builder. The Owner shall have authority to require inspection or testing of the Work in accordance with Section 15.5.2, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Owner nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Owner to the Design-Builder, the Architect, Consultants, Contractors, material and equipment suppliers, their agents or employees, or other persons or entities performing portions of the Work. § 7.7 The Owner and Design-Builder shall mutually determine the date or dates of Substantial Completion in accordance with Section 9.8 and the date of final completion in accordance with Section 9.10. § 7.8 Owner’s Right to Stop Work If the Design-Builder fails to correct Work which is not in accordance with the requirements of the Design-Build Documents as required by Section 11.2 or persistently fails to carry out Work in accordance with the Design-Build Documents, the Owner may issue a written order to the Design-Builder to stop the Work, or any portion thereof until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Design-Builder or any other person or entity, except to the extent required by Section 5.13.1.3. A18. Decument A141 — 2014. Copyright 0 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AlA,” the AlA Logo, and “AlA Contract Docutcots” are registered trademarks sod may not be used with-sot permission. This draft ,sas produced by AlA software at 14:36:58 ET on 04/10/2021 under Order No.10275gl783 which expires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract DocumentsC Terms of Service. To report copyright vislstisns, e—mail copyright@aia.org. User Notes: Zoror! Unknown document property name. (810634057)

§ 7.9 Owner's Right to Carry Out the Work
If the Design-Builder defaults or neglects to carry out the Work in accordance with the Design-Build Documents and fails within a ten-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case, an appropriate Change Order shall be issued deducting from payments then or thereafter due the Design-Builder the reasonable cost of correcting such deficiencies. If payments then or thereafter due the Design-Builder are not sufficient to cover such amounts, the Design-Builder shall pay the difference to the Owner.

ARTICLE 8 TIME

§ 8.1 Progress and Completion
§ 8.1.1 Time limits stated in the Design-Build Documents are of the essence of the Contract. By executing the Design-Build Amendment the Design-Builder confirms that the Contract Time is a reasonable period for performing the Work.

§ 8.1.2 The Design-Builder shall not, except by agreement of the Owner in writing, commence the Work prior to the effective date of insurance, other than property insurance, required by this Contract. The Contract Time shall not be adjusted as a result of the Design-Builder's failure to obtain insurance required under this Contract.

§ 8.1.3 The Design-Builder shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

§ 8.2 Delays and Extensions of Time
§ 8.2.1 If the Design-Builder is delayed at any time in the commencement or progress of the Work by an act or neglect of the Owner or of a consultant or separate contractor employed by the Owner; or by changes ordered in the Work by the Owner; or by labor disputes, fire, unusual delay in deliveries, unavoidable casualties, weather, drying of soil due to rain events or other causes beyond the Design-Builder's control; or by delay authorized by the Owner pending mediation and binding dispute resolution or by other causes that the Owner determines may justify delay, then the Contract Time shall be extended by Change Order an amount of time equal to the delay.

§ 8.2.2 Claims relating to time shall be made in accordance with applicable provisions of Article 14.

§ 8.2.3 This Section 8.2 does not preclude recovery of damages for delay by either party under other provisions of the Design-Build Documents.

ARTICLE 9 PAYMENT APPLICATIONS AND PROJECT COMPLETION

§ 9.1 Contract Sum
The Contract Sum is stated in Article 2 and/or Design Build Amendment.

§ 9.2 Schedule of Values
Where the Contract Sum is based on a stipulated sum or Guaranteed Maximum Price, the Design-Builder, prior to the first Application for Payment after execution of the Design-Build Amendment shall submit to the Owner a schedule of values allocating the entire Contract Sum to the various portions of the Work and prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Design-Builder's Applications for Payment.

§ 9.3 Applications for Payment
§ 9.3.1 At least ten days before the date established for each progress payment, the Design-Builder shall submit to the Owner an itemized Application for Payment for completed portions of the Work. The application shall be notarized, if required, and shall reflect retainage if provided for in the Design-Build Documents.

§ 9.3.2 Unless otherwise provided in the Design-Build Documents, payments shall be made for services provided as well as materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Design-Builder with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include the costs of applicable insurance, storage and transportation to the site for such materials and equipment stored off the site. § 9.3.3 The Design-Builder warrants that title to all Work, other than Instruments of Service, covered by an Application for Payment will pass to the Owner no later than the time of payment. The Design-Builder further warrants that, upon submittal of an Application for Payment, all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Design-Builder’s knowledge, information and belief be free and clear of liens, claims, security interests or encumbrances in favor of the Design-Builder, Architect, Consultants, Contractors, material suppliers, or other persons or entities entitled to make a claim by reason of having provided labor, materials and equipment relating to the Work. § 9.4 Certificates for Payment The Owner shall, within seven days after receipt of the Design-Builder’s Application for Payment, issue to the Design- Builder a Certificate for Payment indicating the amount the Owner determines is properly due, and notify the Design- Builder in writing of the Owner’s reasons for withholding certification in whole or in part as provided in Section 9.5.1. § 9.5 Decisions to Withhold Certification § 9.5.1 The Owner may withhold a Certificate for Payment in whole or in part to the extent reasonably necessary to protect the Owner due to the Owner’s determination that the Work has not progressed to the point indicated in the Design- Builder’s Application for Payment, or the quality of the Work is not in accordance with the Design-Build Documents. If the Owner is unable to certify payment in the amount of the Application, the Owner will notify the Design-Builder as provided in Section 9.4. The Owner and Design-Builder shall cooperate and act in good faith with each other to promptly resolve any such disputes and allow Design-Builder to receive Certificate(s) of Payment. If the Design-Builder and Owner cannot agree on a revised amount, the Owner will promptly issue a Certificate for Payment for the amount that the Owner deems to be due and owing. The Owner shall not unreasonably withhold Certificates of Payment, but may withhold a Certificate for Payment or, because of subsequently discovered evidence, may nullify the whole or a part of a Certificate for Payment previously issued to such extent as may be reasonably necessary to protect the Owner from loss for which the Design-Builder is responsible because of .1 defective Work, including design and construction, not remedied; .2 third party claims filed or reasonable evidence indicating probable filing of such claims unless security acceptable to the Owner is provided by the Design-Builder; .3 failure of the Design-Builder to make payments properly to the Architect, Consultants, Contractors or others, for services, labor, materials or equipment; .4 reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum; .5 damage to the Owner or a separate contractor; .6 reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or .7 repeated failure to carry out the Work in accordance with the Design-Build Documents. § 9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld. § 9.5.3 If the Owner withholds certification for payment under Section 9.5.1.3, the Owner may, at its sole option, issue joint checks to the Design-Builder and to the Architect or any Consultants, Contractor, material or equipment suppliers, or other persons or entities providing services or work for the Design-Builder to whom the Design-Builder failed to make payment for Work properly performed or material or equipment suitably delivered. § 9.6 Progress Payments § 9.6.1 After the Owner has issued a Certificate for Payment, the Owner shall make payment in the manner and within the time provided in the Design-Build Documents. § 9.6.2 The Design-Builder shall pay each Architect, Consultant, Contractor, and other person or entity providing services AlA Docseeent A141 — 2014. copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects, ““AlA,” the AlA Logo, and “AlA Contract Documents” are rrr ucrri trademarks and may not be used without scorrosion. This draft was produced by AlA software at 14:3059 NT on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance ,.,ith the AlA contract Oocumentsc Terms of Service. To report ccyright violations, e—mail copyright@aia.org. User Netes Error! Unknown doosment property name. (810634057)

or work for the Design-Builder no later than the time period required by applicable law, but in no event more than seven days after receipt of payment from the Owner the amount to which the Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder is entitled, reflecting percentages actually retained from payments to the Design-Builder on account of the portion of the Work performed by the Architect, Consultant, Contractor, or other person or entity. The Design-Builder shall, by appropriate agreement with each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder, require each Architect, Consultant, Contractor, and other person or entity providing services or work for the Design-Builder to make payments to subconsultants and subcontractors in a similar manner.

§ 9.6.3 The Owner will, on request and if practicable, furnish to the Architect, a Consultant, Contractor, or other person or entity providing services or work for the Design-Builder, information regarding percentages of completion or amounts applied for by the Design-Builder and action taken thereon by the Owner on account of portions of the Work done by such Architect, Consultant, Contractor or other person or entity providing services or work for the Design-Builder.

§ 9.6.4 The Owner has the right to request written evidence from the Design-Builder that the Design-Builder has properly paid the Architect, Consultants, Contractors, or other person or entity providing services or work for the Design-Builder, amounts paid by the Owner to the Design-Builder for the Work. If the Design-Builder fails to furnish such evidence within seven days, the Owner shall have the right to contact the Architect, Consultants, and Contractors to ascertain whether they have been properly paid. The Owner shall have no obligation to pay or to see to the payment of money to a Consultant or Contractor, except as may otherwise be required by law.

§ 9.6.5 Design-Builder payments to material and equipment suppliers shall be treated in a manner similar to that provided in Sections 9.6.2, 9.6.3 and 9.6.4.

§ 9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Design-Build Documents.

§ 9.6.7 Unless the Design-Builder provides the Owner with a payment bond in the full penal sum of the Contract Sum, payments received by the Design-Builder for Work properly performed by the Architect, Consultants, Contractors and other person or entity providing services or work for the Design-Builder, shall be held by the Design-Builder for the Design-Builder, for which payment was made by the Owner. Nothing contained herein shall require money to be placed in a separate account and not commingled with money of the Design-Builder, shall create any fiduciary liability or tort liability on the part of the Design-Builder for breach of trust or shall entitle any person or entity to an award of punitive damages against the Design-Builder for breach of the requirements of this provision.

§ 9.7 Failure of Payment

If the Owner does not issue a Certificate for Payment or provide written notice of the Owner's reasons for withholding certification within the time required by the Design-Build Documents, then the Design-Builder may, upon seven additional days' written notice to the Owner, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Design-Builder's reasonable costs of shut-down, delay and start-up, plus interest as provided for in the Design-Build Documents.

§ 9.8 Substantial Completion

§ 9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Design-Build Documents so that the Owner can occupy or utilize the Work for its intended use. The date of Substantial Completion is the date certified by the Owner in accordance with this Section 9.8.

§ 9.8.2 When the Design-Builder considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Design-Builder shall prepare and submit to the Owner a comprehensive list of items to be completed or corrected prior to final payment. Failure to include an item on such list does not alter the responsibility of the Design-Builder to complete all Work in accordance with the Design-Build Documents.

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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§ 9.8.3 Upon receipt of the Design-Builder’s list, the Owner and Design-Builder shall make an inspection to determine whether the Work or designated portion thereof is substantially complete. If the Owner’s inspection discloses any item, whether or not included on the Design-Builder’s list, which is not sufficiently complete in accordance with the Design- Build Documents so that the Owner can occupy or utilize the Work or designated portion thereof for its intended use, the Design-Builder shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Owner. In such case, the Design-Builder shall then submit a request for another inspection by the Owner and Design-Builder to determine Substantial Completion. § 9.8.4 Prior to issuance of the Certificate of Substantial Completion under Section 9.8.5, the Owner and Design-Builder shall discuss and then detenriine the parties’ obligations to obtain and maintain property insurance following issuance of the Certificate of Substantial Completion. § 9.8.5 When the Work or designated portion thereof is substantially complete, the Design-Builder will prepare for the Owner’s signature a Certificate of Substantial Completion that shall, upon the Owner’s signature, establish the date of Substantial Completion; establish responsibilities of the Owner and Design-Builder for security, maintenance, heat, utilities, damage to the Work and insurance; and fix the time within which the Design-Builder shall finish all items on the list accompanying the Certificate. Wananties required by the Design-Build Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. § 9.8.6 The Certificate of Substantial Completion shall be submitted by the Design-Builder to the Owner for written acceptance of responsibilities assigned to it in the Certificate. Upon the Owner’s acceptance, and consent of surety, if any, the Owner shall make payment of retainage applying to the Work or designated portion thereof. Payment shall be adjusted for Work that is incomplete or not in accordance with the requirements of the Design-Build Documents. § 9.9 Partial Occupancy or Use § 9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Design-Builder, provided such occupancy or use is consented to, by endorsement or otherwise, by the insurer providing property insurance and authorized by public authorities having jurisdiction over the Project. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Design-Builder have accepted in writing the responsibilities assigned to each of them for payments, retainage, if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Design- Build Documents. When the Design-Builder considers a portion substantially complete, the Design-Builder shall prepare and submit a list to the Owner as provided under Section 9.8.2. Consent of the Design-Builder to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Design-Builder. § 9.9.2 Immediately prior to such partial occupancy or use, the Owner and Design-Builder shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work. § 9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Design-Build Documents. § 9.10 Final Completion and Final Payment § 9.10.1 Upon receipt of the Design-Builder’s written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Owner will promptly make such inspection. When the Owner finds the Work acceptable under the Design-Build Documents and the Contract fully performed, the Owner will, subject to Section 9.10.2, promptly issue a final Certificate for Payment. § 9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Design-Builder submits to the Owner the following documents if, and to the extent requested by the Owner: (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work, for which the Owner or the Owner’s property might be responsible or encumbered, (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a AlA Docoent A141 — 2014, Copyright © 2004 and 2014 by The American Institute of Architects, All rights reserved. The “American Institute of Architects, ““AlA,” the AlA Logo, and “AlA Contraot Documents” are reli000red trademarks and may not be used without permission. This draft was produced by AlA software at l43658 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract Documents0 Terms of Service, To report copyright violations, e—mail ropyright8aia.org. User Notes Errmr! Unknmwn dmcmeent prmperty naee. (810634057)

certificate evidencing that insurance required by the Design-Build Documents to remain in force after final payment is currently in effect, (3) a written statement that the Design-Builder knows of no substantial reason that the insurance will not be renewable to cover the period required by the Design-Build Documents, (4) consent of surety, if any, to final payment, (5) as-constructed record copy of the Construction Documents marked to indicate field changes and selections made during construction, (6) manufacturer’s warranties, product data, and maintenance and operations manuals, and (7) if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, or releases and waivers of liens, claims, security interests, or encumbrances, arising out of the Contract, to the extent and in such forni as may be designated by the Owner. If an Architect, a Consultant, or a Contractor, or other person or entity providing services or work for the Design-Builder, refuses to furnish a release or waiver required by the Owner, the Design-Builder may furnish a bond satisfactory to the Owner to indemnify the Owner against such liens, claims, security interests, or encumbrances. If such liens, claims, security interests, or encumbrances remains unsatisfied after payments are made, the Design-Builder shall refund to the Owner all money that the Owner may be compelled to pay in discharging such liens, claims, security interests, or encumbrances, including all costs and reasonable attorneys’ fees. § 9.10.3 If, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Design-Builder or by issuance of Change Orders affecting final completion, the Owner shall, upon application by the Design-Builder, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Design-Build Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Design-Builder to the Owner prior to issuance of payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. § 9.10.4 The making of final payment shall constitute a waiver of Claims by the Owner except those arising from .1 liens, Claims, security interests or encumbrances arising out of the Contract and unsettled; .2 failure of the Work to comply with the requirements of the Design-Build Documents; or .3 terms of special warranties required by the Design-Build Documents. § 9.1 0.5 Acceptance of final payment by the Design-Builder shall constitute a waiver of claims by the Design-Builder except those previously made in writing and identified by the Design-Builder as unsettled at the time of final Application for Payment. ARTICLE 10 PROTECTION OF PERSONS AND PROPERTY § 10.1 Safety Precautions and Programs The Design-Builder shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract. § 10.2 Safety of Persons and Property § 10.2.1 The Design-Builder shall be responsible for precautions for the safety of, and reasonable protection to prevent damage, injury or loss to .1 employees on the Work and other persons who may be affected thereby; .2 the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Design-Builder or the Architect, Consultants, or Contractors, or other person or entity providing services or work for the Design-Builder; and .3 other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, pavements, roadways, or structures and utilities not designated for removal, relocation or replacement in the course of construction. § 10.2.2 The Design-Builder shall comply with, and give notices required by, applicable laws, statutes, ordinances, codes, rules and regulations, and lawful orders of public authorities, bearing on safety of persons or property, or their protection from damage, injury or loss. § 10.2.3 The Design-Builder shall implement, erect, and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations, and notif’ owners and users of adjacent sites and utilities of the safeguards AlA Document A141 — 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AL;,” the LEd Logo, and “AlA Contract D000nerts” are registered trodecanks and may not be coed without permission. This draft r,as produced by AlA software at 14,36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract Documents’ Terms of Service, To report ccoyrighr violacions, e-mail ropyrightloia.org. User Notes: Error! Unknown document property name. (810634057)

and protections.

§ 10.2.4 When use or storage of explosives or other hazardous materials or equipment, or unusual methods, are necessary for execution of the Work, the Design-Builder shall exercise utmost care, and carry on such activities under supervision of properly qualified personnel.

§ 10.2.5 The Design-Builder shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Design-Build Documents) to property referred to in Sections 10.2.1.2 and 10.2.1.3, caused in whole or in part by the Design-Builder, the Architect, a Consultant, a Contractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Design-Builder is responsible under Sections 10.2.1.2 and 10.2.1.3; except damage or loss attributable to acts or omissions of the Owner, or anyone directly or indirectly employed by the Owner, or by anyone for whose acts the Owner may be liable, and not attributable to the fault or negligence of the Design-Builder. The foregoing obligations of the Design-Builder are in addition to the Design-Builder's obligations under Section 3.1.14.

§ 10.2.6 The Design-Builder shall designate a responsible member of the Design-Builder's organization, at the site, whose duty shall be the prevention of accidents. This person shall be the Design-Builder's superintendent unless otherwise designated by the Design-Builder in writing to the Owner.

§ 10.2.7 The Design-Builder shall not permit any part of the construction or site to be loaded so as to cause damage or create an unsafe condition.

§ 10.2.8 Injury or Damage to Person or Property. If the Owner or Design-Builder suffers injury or damage to person or property because of an act or omission of the other, or of others for whose acts such party is legally responsible, written notice of the injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after discovery. The notice shall provide sufficient detail to enable the other party to investigate the matter.

§ 10.3 Hazardous Materials

§ 10.3.1 The Design-Builder is responsible for compliance with any requirements included in the Design-Build Documents regarding hazardous materials. If the Design-Builder encounters a hazardous material or substance not addressed in the Design-Build Documents and if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance, including but not limited to asbestos or polychlorinated biphenyl (PCB), encountered on the site by the Design-Builder, the Design-Builder shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner in writing. Any delays to Design-Builder caused by such stoppage in Work shall entitle Design-Builder to an extension of Contract Time and an increase in the Contract Sum, including reasonable additional costs of shut-down, delay and start-up.

§ 10.3.2 Upon receipt of the Design-Builder's written notice, the Owner shall obtain the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Design-Builder and, in the event such material or substance is found to be present, to cause it to be rendered harmless. Unless otherwise required by the Design-Build Documents, the Owner shall furnish in writing to the Design-Builder the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Design-Builder will promptly reply to the Owner in writing stating whether or not the Design-Builder has reasonable objection to the persons or entities proposed by the Owner. If the Design-Builder has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Design-Builder has no reasonable objection. When the material or substance has been rendered harmless, Work in the affected area shall resume upon written agreement of the Owner and Design-Builder. By Change Order, the Contract Time shall be extended appropriately and the Contract Sum shall be increased in the amount of the Design-Builder's reasonable additional costs of shut-down, delay and start-up.

§ 10.3.3 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Design-Builder, the Architect, Consultants, and Contractors, and employees of any of them, from and against claims, damages, losses and expenses, including but not limited to attorneys' fees, arising out of or resulting from performance of the Work in the affected area, if in fact the material or substance presents the risk of bodily injury or death as described in Section 10.3.1 and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury,

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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sickness, disease or death, or to injury to, or destruction of, tangible property (other than the Work itself), except to the extent that such damage, loss or expense is due to the fault or negligence of the party seeking indemnity.

§ 10.3.4 The Owner shall not be responsible under this Section 10.3 for materials or substances the Design-Builder brings to the site unless such materials or substances are required by the Owner's Criteria. The Owner shall be responsible for materials or substances required by the Owner's Criteria, except to the extent of the Design-Builder's fault or negligence in the use and handling of such materials or substances.

§ 10.3.5 The Design-Builder shall indemnify the Owner for the cost and expense the Owner incurs (1) for remediation of a material or substance the Design-Builder brings to the site and negligently handles, or (2) where the Design-Builder fails to perform its obligations under Section 10.3.1, except to the extent that the cost and expense are due to the Owner's fault or negligence.

§ 10.3.6 If, without negligence on the part of the Design-Builder, the Design-Builder is held liable by a government agency for the cost of remediation of a hazardous material or substance solely by reason of performing Work as required by the Design-Build Documents, the Owner shall indemnify the Design-Builder for all cost and expense thereby incurred.

§ 10.4 Emergencies
In an emergency affecting safety of persons or property, the Design-Builder shall act, at the Design-Builder's discretion, to prevent threatened damage, injury or loss.

ARTICLE 11 UNCOVERING AND CORRECTION OF WORK
§ 11.1 Uncovering of Work
The Owner may request to examine a portion of the Work that the Design-Builder has covered to determine if the Work has been performed in accordance with the Design-Build Documents. Such requests shall only be made as reasonably necessary to facilitate the proper execution of the Work and Substantial Completion of the Project. If such Work is in accordance with the Design-Build Documents, the Owner and Design-Builder shall execute a Change Order to adjust the Contract Time and Contract Sum, as appropriate. If such Work is not in accordance with the Design-Build Documents, the costs of uncovering and correcting the Work shall be at the Design-Builder's expense and the Design-Builder shall not be entitled to a change in the Contract Time unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs and the Contract Time will be adjusted as appropriate.

§ 11.2 Correction of Work
§ 11.2.1 Before or After Substantial Completion. The Design-Builder shall promptly correct Work rejected by the Owner or failing to conform to the requirements of the Design-Build Documents, whether discovered before or after Substantial Completion and whether or not fabricated, installed or completed. Costs of correcting such rejected Work, including additional testing and inspections, the cost of uncovering and replacement, and compensation for any design consultant employed by the Owner whose expenses and compensation were made necessary thereby, shall be in accordance with section 5.1.6.3. Design-Builder reserves the right to pursue recovery of such costs from any responsible architect, contractor, subcontractor, consultant, and/or other entity, as applicable.

§ 11.2.2 After Substantial Completion
§ 11.2.2.1 In addition to the Design-Builder's obligations under Section 3.1.12, if, within one year after the earlier date of (1) Substantial Completion of the Work or designated portion thereof, or (2) partial use and/or occupancy by the Owner and the commencement of warranties established under Section 9.9.1, or (3) by terms of an applicable special warranty required by the Design-Build Documents, any of the Work is found not to be in accordance with the requirements of the Design-Build Documents, the Design-Builder shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Design-Builder a written acceptance of such condition. The Owner shall give such notice promptly after discovery of the condition. During the one-year period for correction of the Work, if the Owner fails to notify the Design-Builder and give the Design-Builder an opportunity to make the correction, the Owner waives the rights to require correction by the Design-Builder and to make a claim for breach of warranty. If the Design-Builder fails to correct nonconforming Work within a reasonable time during that period after receipt of notice from the

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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Owner, the Owner may correct it in accordance with Section 7.9. § 11.2.2.2 The one-year period for correction of Work shall be extended with respect to portions of Work first performed after partial use and/or occupancy by the Owner by the period of time between partial use and/or occupancy by the Owner and the actual completion of that portion of the Work. § 11.2.2.3 The oae-year period for correction of Work shall not be extended by corrective Work performed by the Design-Builder pursuant to this Section 11.2. § 11.2.3 The Design-Builder shall remove from the site portions of the Work that are not in accordance with the requirements of the Design-Build Documents and are neither corrected by the Design-Builder nor accepted by the Owner. § 11.2.4 The Design-Builder shall correct any destroyed or damaged construction of the Owner or separate contractors, whether completed or partially completed, caused by the Design-Builder’s colTection or removal of Work that is not in accordance with the requirements of the Design-Build Documents. § 11.2.5 Nothing contained in this Section 11.2 shall be construed to establish a period of limitation with respect to other obligations the Design-Builder has under the Design-Build Documents. Establishment ofthe one-year period for correction of Work as described in Section 11.2.2 relates only to the specific obligation of the Design-Builder to correct the Work, and has no relationship to the time within which the obligation to comply with the Design-Build Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Design-Builder’s liability with respect to the Design-Builder’s obligations other than specifically to correct the Work. § 11.3 Acceptance of Nonconforming Work If the Owner prefers to accept Work that is not in accordance with the requirements of the Design-Build Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be adjusted as appropriate and equitable. Such adjustment shall be effected whether or not final payment has been made. ARTICLE 12 COPYRIGHTS AND LICENSES § 12.1 Drawings, specifications, and other documents furnished by the Design-Builder, including those in electronic form, are Instruments of Service. The Design-Builder, and the Architect, Consultants, Contractors, and any other person or entity providing services or work for any of them, shall be deemed the authors and owners of their respective Instruments of Service, including the Drawings and Specifications, and shall retain all common law, statutory and other reserved rights, including copyrights. Submission or distribution of Instruments of Service to meet official regulatory requirements, or for similar purposes in connection with the Project, is not to be construed as publication in derogation of the reserved rights of the Design-Builder and the Architect, Consultants, and Contractors, and any other person or entity providing services or work for any of them. § 12.2 The Design-Builder and the O\vner warrant that in transmitting Instruments of Service, or any other information, the transmitting party is the copyright owner of such information or has permission from the copyright owner to transmit such information for its use on the Project. § 12.3 Upon execution of the Agreement, the Design-Builder grants to the Owner a limited, irrevocable and non-exclusive license to use the Instruments of Service solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, provided that the Owner substantially performs its obligations, including prompt payment of all sums when due, under the Design-Build Documents. The license granted under this section permits the Owner to authorize its consultants and separate contractors to reproduce applicable portions of the Instruments of Service solely and exclusively for use in performing services or construction for the Project. If the Design-Builder rightfully terminates this Agreement for cause as provided in Section 13.1.4 or 13.2.1 the license granted in this Section 12.3 shall terminate. § 12.3.1 The Design-Builder shall obtain rights from the Architect, Consultants, and Contractors, that will alloxv the Design-Builder to satisfy its obligations to the Owner under this Article 12. The Design-Builder’s licenses from the Architect and its Consultants and Contractors shall also allo\v the Owner, in the event this Agreement is terminated for any reason other than the default of the Owner or in the event the Design-Builder’s Architect, Consultants, or Contractors terminate their agreements vith the Design-Builder for cause, to obtain a limited, irrevocable and non-exclusive license AlA Desument A141 — 2014, Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “AlA,” the AlA logo, and “AlA Contract locumerts” are registered tradecatiu and nay not he osed without rerrnission. This draft was produced by AlA software at 14:36:58 ET on 04/19/2021 ander Order No.1027591703 which eapires on 12/12/2021, is not for resals, is licensed for one—tine use only, and nay only be used in accotdascn oith the AlA Contract Oocuments Terms of Service. To report copyright vicloriocc, e—mail ccpyright5aia.nrg. 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solely and exclusively for purposes of constructing, using, maintaining, altering and adding to the Project, provided that the Owner (1) agrees to pay to the Architect, Consultant or Contractor all amounts due, and (2) provide the Architect, Consultant or Contractor with the Owner’s written agreement to indemnify and hold harmless the Architect, Consultant or Contractor from all costs and expenses, including the cost of defense, related to claims and causes of action asserted by any third person or entity to the extent such costs and expenses arise from the Owner’s alteration or use of the Instruments of Service. § 12.3.2 In the event the Owner alters the Instruments of Service without the author’s written authorization or uses the Instruments ofService without retaining the authors of the Instruments of Service, the Owner releases the Design-Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them, from all claims and causes of action arising from or related to such uses. The Owner, to the extent permitted by law, further agrees to indemnify and hold harmless the Design-Builder, Architect, Consultants, Contractors and any other person or entity providing services or work for any of them, from all costs and expenses, including the cost of defense, related to claims and causes of action asserted by any third person or entity to the extent such costs and expenses arise from the Owner’s alteration or use of the Instruments of Service tinder this Section 12.3.2. The terms of this Section 12.3.2 shall not apply if the Owner rightfully terminates this Agreement for cause under Sections 13.1.4 or 13.2.2. ARTICLE 13 TERMINATION OR SUSPENSION § 13.1 Termination or Suspension Prior to Execution of the Design-Build Amendment § 13.1.1 If the Owner fails to make payments to the Design-Builder for Work prior to execution of the Design-Build Amendment in accordance with this Agreement, such failure shall be considered substantial nonperformance and cause for termination or, at the Design-Builder’s option, cause for suspension of performance of services under this Agreement. If the Design-Builder elects to suspend the Work, the Design-Builder shall give seven days’ written notice to the Owner before suspending the Work. In the event of a suspension of the Work, the Design-Builder shall have no liability to the Owner for delay or damage caused by the suspension of the Work. Before resuming the Work, the Design-Builder shall be paid all sums due prior to suspension and any expenses incurred in the intemiption and resumption of the Design- Builder’s Work. The Design-Builder’s compensation for, and time to complete, the remaining Work shall be equitably adjusted. § 13.1.2 If the Owner suspends the Project, the Design-Builder shall be compensated for the Work performed prior to notice of such suspension. When the Project is resumed, the Design-Builder shall be compensated for expenses incurred in the interruption and resumption of the Design-Builder’s Work. The Design-Builder’s compensation for, and time to complete, the remaining Work shall be equitably adjusted. § 13.1.3 If the Owner suspends the Project for more than 90 cumulative days for reasons other than the fault of the Design-Builder, the Design-Builder may terminate this Agreement by giving not less than seven days’ written notice § 13.1.4 Either party may terminate this Agreement upon not less than seven days’ written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination. § 13.1.5 The Owner may terminate this Agreement upon not less than seven days’ written notice to the Design-Builder for the Owner’s convenience and without cause. § 13.1.6 In the event of termination not the fault of the Design-Builder, the Design-Builder shall be compensated for \Vork performed prior to termination, together with Reimbursable Expenses then due and any other expenses directly attributable to termination for which the Design-Builder is not otherwise compensated, including Contractor’s fee. In no event shall the Design-Builder’s compensation under this Section 13.1.6 be greater than the compensation set forth in Section 2.1. § 13.2 Termination or Suspension Following Execution of the Design-Build Amendment § 13.2.1 Termination by the Design-Builder § 13.2.1.1 The Design-Builder may terminate the Contract if the Work is stopped for a period of 30 consecutive days AlA Docnt A14V — 2014. Copyright CD 2004 aod 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects, ““AlA,” the AOl L000, and “AlA Contract Documents” are regiorerew trademarks and may not be used without cerriosion. This draft was prodaced by AlA software at 14:36:58 ET en 04/19/2021 under Order No.1027591783 which espires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract Documents° Terms of Service. To report copyright violations, e—mail rocyright@aia.org. User Notes: Error! 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through no act or fault of the Design-Builder, the Architect, a Consultant, or a Contractor, or their agents or employees, or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, for any of the following reasons:

- **.1** Issuance of an order of a court or other public authority having jurisdiction that requires all Work to be stopped;
- **.2** An act of government, such as a declaration of national emergency that requires all Work to be stopped;
- **.3** Because the Owner has not issued a Certificate for Payment and has not notified the Design-Builder of the reason for withholding certification as provided in Section 9.5.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Design-Build Documents; or
- **.4** The Owner has failed to furnish to the Design-Builder promptly, upon the Design-Builder's request, reasonable evidence as required by Section 7.2.7.

§ 13.2.1.2 The Design-Builder may terminate the Contract if, through no act or fault of the Design-Builder, the Architect, a Consultant, a Contractor, or their agents or employees or any other persons or entities performing portions of the Work under direct or indirect contract with the Design-Builder, repeated suspensions, delays or interruptions of the entire Work by the Owner as described in Section 13.2.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less.

§ 13.2.1.3 If one of the reasons described in Section 13.2.1.1 or 13.2.1.2 exists, the Design-Builder may, upon seven days' written notice to the Owner, terminate the Contract and recover from the Owner payment for Work executed, including reasonable overhead and profit, costs incurred by reason of such termination, and damages.

§ 13.2.1.4 If the Work is stopped for a period of 60 consecutive days through no act or fault of the Design-Builder or any other persons or entities performing portions of the Work under contract with the Design-Builder because the Owner has repeatedly failed to fulfill the Owner's obligations under the Design-Build Documents with respect to matters important to the progress of the Work, the Design-Builder may, upon seven additional days' written notice to the Owner, terminate the Contract and recover from the Owner as provided in Section 13.2.1.3.

§ 13.2.2 Termination by the Owner For Cause

§ 13.2.2.1 The Owner may terminate the Contract if the Design-Builder

- **.1** fails to submit the Proposal by the date required by this Agreement, or if no date is indicated, within a reasonable time consistent with the date of Substantial Completion;
- **.2** repeatedly refuses or fails to supply an Architect, or enough properly skilled Consultants, Contractors, or workers or proper materials;
- **.3** fails to make payment to the Architect, Consultants, or Contractors for services, materials or labor in accordance with their respective agreements with the Design-Builder;
- **.4** repeatedly disregards applicable laws, statutes, ordinances, codes, rules and regulations, or lawful orders of a public authority; or
- **.5** is otherwise guilty of substantial breach of a provision of the Design-Build Documents.

§ 13.2.2.2 When any of the above reasons exist, the Owner may without prejudice to any other rights or remedies of the Owner and after giving the Design-Builder and the Design-Builder's surety, if any, seven days' written notice, terminate employment of the Design-Builder and may, subject to any prior rights of the surety:

- **.1** Exclude the Design-Builder from the site.;
- **.2** Accept assignment of the Architect, Consultant and Contractor agreements pursuant to Section 3.1.15; and
- **.3** Finish the Work by whatever reasonable method the Owner may deem expedient. Upon written request of the Design-Builder, the Owner shall furnish to the Design-Builder a detailed accounting of the costs incurred by the Owner in finishing the Work.

§ 13.2.2.3 When the Owner terminates the Contract for one of the reasons stated in Section 13.2.2.1, the Design-Builder shall be entitled to prompt payment in accordance with the Design Build Documents for all Work performed prior to termination, but shall not be entitled to receive further payment until the Work is finished.

§ 13.2.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work and other damages incurred by

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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31

the Owner and not expressly waived, such excess shall be paid to the Design-Builder. If such costs and damages exceed the unpaid balance and any other damages and disputed amounts claimed by Design-Builder, the Design-Builder shall pay the difference to the Owner. The obligation for such payments shall survive termination of the Contract. § 13.2.3 Suspension by the Owner for Convenience § 13.2.3.1 The Owner may, without cause, order the Design-Builder in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine subject to the provisions of this article. § 13.2.3.2 The Contract Sum and Contract Time shall be adjusted for increases in the cost and time caused by suspension, delay or interruption as described in Section 13.2.3.1. Adjustment of the Contract Sum shall include profit. No adjustment shall be made to the extent .1 that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Design-Builder is responsible; or .2 that an equitable adjustment is made or denied under another provision of the Contract. § 13.2.4 Termination by the Owner for Convenience § 13.2.4.1 The Owner may, at any time, terminate the Contract for the Owner’s convenience and without cause. § 13.2.4.2 Upon receipt of written notice from the Owner of such termination for the Owner’s convenience, the Design-Builder shall .1 cease operations as directed by the Owner in the notice; .2 take actions necessary, or that the Owner may direct, for the protection and preservation of the Work; and, .3 except for Work directed to be performed prior to the effective date of tennination stated in the notice, terminate all existing Project agreements, including agreements with the Architect, Consultants, Contractors, and purchase orders, and enter into no further Project agreements and purchase orders. § 13.2,4.3 In case of such termination for the Owner’s convenience, the Design-Builder shall be entitled to receive payment for Work executed, and costs incurred by reason of such termination, along with reasonable overhead and profit on the Work not executed. ARTICLE 14 CLAIMS AND DISPUTE RESOLUTION § 14.1 Claims § 14.1.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, payment of money, extensions of time, and/or other relief with respect to the terms of the Contract. The term Claim” also includes other disputes and matters in question between the Owner and Design-Builder arising out of or relating to the Contract. The responsibility to substantiate Claims shall rest with the party making the Claim. § 14.1.2 Time Limits on Claims. The Owner and Design-Builder shall commence all claims and causes of action, whether in contract, tort, breach of warranty or otherwise, against the other, arising out of or related to the Contract in accordance with the requirements of the binding dispute resolution method selected in Section 1.3, within the time period specified by applicable law, but in any case not more than 10 years after the date of Substantial Completion of the Work. The Owner and Design-Builder waive all claims and causes of action not commenced in accordance with this Section 14.1.2. § 14.1.3 Notice of Claims § 14.1.3.1 Prior To Final Payment. Prior to Final Payment, Claims by either the Owner or Design-Builder must be initiated by written notice to the other party within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. § 14.1.3.2 Claims Arising After Final Payment. After Final Payment, Claims by either the Owner or Design-Builder that have not otherwise been waived pursuant to Sections 9.10.4 or 9.10.5, must be initiated by prompt written notice to the other party. The notice requirement in Section 14.1.3.1 and the Initial Decision requirement as a condition precedent to mediation in Section 14.2.1 shall not apply. § 14.1.4 Continuing Contract Performance. Pending final resolution of a Claim, except as otherwise agreed in writing or as AlA Dsmum5t Al41 — 2014. Copyright 0 2004 and 2014 by The American Institute of Architects. All rights reserved. The “Americas Institute of Architects,” “AlA,” the AlA Logo, and “AlA Contract Documents” are registered oradernsris and may not be ueei without permission. This draft was produced by AlA software at 14:36:58 ET on 04/19/2021 under Order No.1027591703 which espires on 12/12/2021. is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract Documents Terms of Service, To report copyright violations, e—mail copyright@aia.org. USer Notes: Error! Unknown dmcsesemt property came. (810634057)

provided in Section 9.7 and Article 13, the Design-Builder shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Design-Build Documents. § 14.1.5 Claims for Additional Cost, If the Design-Builder intends to make a Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the portion of the Work that relates to the Claim, or as soon as practicable after the discovery thereof. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Section 10.4 or for Work performed under the Owner’s directive. § 14.1.6 Claims for Additional Time § 14.1.6.1 If the Design-Builder intends to make a Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Design-Builder’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay, only one Claim is necessary. § 14.1.6.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions had an adverse effect on the scheduled construction. § 14.1.7 Claims for Consequential Damages The Design-Builder and Owner waive Claims against each other for consequential damages arising out of or relating to this Contract. This mutual waiver includes .1 damages incurred by the Owner for rental expenses, for losses of use, income, profit, financing, business and reputation, and for loss of management or employee productivity or of the services of such persons; and .2 damages incurred by the Design-Builder for losses of financing, business and reputation, and for loss of profit except anticipated profit arising directly from the Work. This mutual waiver is applicable, without limitation, to all consequential damages due to either party’s termination in accordance with Article 13. Nothing contained in this Section 14.1.7 shall be deemed to preclude an award of liquidated damages, ‘when applicable, in accordance with the requirements of the Design-Build Documents. § 14.2 Initial Decision § 14.2.1 An initial decision shall be required as a condition precedent to mediation of all Claims between the Owner and Design-Builder initiated prior to the date final payment is due, excluding those arising under Sections 10.3 and 10.4 of the Agreement and Sections B.3.2.9 and B.3.2.l0 of Exhibit B to this Agreement, unless 30 days have passed after the Claim has been initiated with no decision having been rendered. Unless otherwise mutually agreed in writing, the Owner shall render the initial decision on Claims. § 14.2.2 Procedure § 14.2.2.1 Claims Initiated by the Owner. If the Owner initiates a Claim, the Design-Builder shall provide a written response to Owner within ten days after receipt of the notice required under Section 14.1.3.1. Thereafter, the Owner shall render an initial decision within ten days of receiving the Design-Builder’s response: (1) withdrawing the Claim in whole or in part, (2) approving the Claim in whole or in part, or (3) suggesting a compromise. § 14.2.2.2 Claims Initiated by the Design.Builder. If the Design-Builder initiates a Claim, the Owner will take one or more of the following actions within ten days after receipt of the notice required under Section 14.1.3.1: (1) request additional supporting data, (2) render an initial decision rejecting the Claim in whole or in part, (3) render an initial decision approving the Claim, (4) suggest a compromise or (5) indicate that it is unable to render an initial decision because the Owner lacks sufficient information to evaluate the merits of the Claim. § 14.2.3 In evaluating Claims, the Owner may, but shall not be obligated to, consult with or seek information from persons with special knowledge or expertise who may assist the Owner in rendering a decision. The retention of such persons shall be at the Owner’s expense. § 14.2.4 If the Owner requests the Design-Builder to provide a response to a Claim or to furnish additional supporting AlA Dacument A141 — 2014. Copyright 0 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,’ “AlA,” the AlA Logo, and “AlA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AlA software at 14:36:58 ET on 04/19/2021 ceder Order No.1027591783 which empires on 12/12/2021, is not for resale, is licensed for one—time use only, and may only be used in accordance with the AlA Contract Docwments Terms of Service. To report copyright violations, e—mail copyrig’otOaia.org. User Notes: Error! Unkeown doewnent property name. (810634057)

data, the Design-Builder shall respond, within ten days after receipt of such request, and shall either (1) provide a response on the requested supporting data, (2) advise the Owner when the response or supporting data will be furnished or (3) advise the Owner that no supporting data will be furnished. Upon receipt of the response or supporting data, if any, the Owner will either reject or approve the Claim in whole or in part.

§ 14.2.5 The Owner's initial decision shall (1) be in writing; (2) state the reasons therefor; and (3) identify any change in the Contract Sum or Contract Time or both. The initial decision shall be final and binding on the parties but subject to Sections 14.3 and 14.4 of this Agreement.

§ 14.2.6 In the event of a Claim against the Design-Builder, the Owner may, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim. If the Claim relates to a possibility of a Design-Builder's default, the Owner may, but is not obligated to, notify the surety and request the surety's assistance in resolving the controversy.

§ 14.2.7 If a Claim relates to or is the subject of a mechanic's lien, the party asserting such Claim may proceed in accordance with applicable law to comply with the lien notice or filing deadlines.

§ 14.3 Mediation
§ 14.3.1 Claims, disputes, or other matters in controversy arising out of or related to the Contract, except those waived as provided for in Sections 9.10.4, 9.10.5, and 14.1.7, may be subject to mediation upon mutual agreement of the Owner and the Design-Builder.

§ 14.3.2 If the parties endeavor to resolve their Claims by mediation, unless the parties mutually agree otherwise, the mediation shall be administered by the American Arbitration Association in accordance with its Construction Industry Mediation Procedures in effect on the date of the Agreement, as may be modified upon mutual agreement of the parties. A request for mediation shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the mediation. The request may be made concurrently with the filing of binding dispute resolution proceedings but, in such event, mediation shall proceed in advance of binding dispute resolution proceedings, which shall be stayed pending mediation for a period of 60 days from the date of filing, unless stayed for a longer period by agreement of the parties or court order. If an arbitration proceeding is stayed pursuant to this Section 14.3.2, the parties may nonetheless proceed to the selection of the arbitrator(s) and agree upon a schedule for later proceedings.

§ 14.3.3 The parties shall share the mediator's fee and any filing fees equally. The mediation shall be held in the county where the Project is located, unless another location is mutually agreed upon. Agreements reached in mediation shall be enforceable as settlement agreements in any court having jurisdiction.

§ 14.4 Arbitration
§ 14.4.1 If the parties have selected arbitration as the method for binding dispute resolution in Section 1.3, any Claim with an aggregate value of $250,000 or less, not including recoverable costs as defined in any applicable statute or case law, attorneys' fees, and prejudgment interest, shall be subject to arbitration. Claims with an aggregate value in excess of $250,000 shall be resolved by litigation unless otherwise mutually agreed by the parties. Unless the parties mutually agree otherwise, arbitration shall be administered by the American Arbitration Association in accordance with its Construction Industry Arbitration Rules in effect on the date of the Agreement, as may be modified by mutual agreement of the parties. A demand for arbitration shall be made in writing, delivered to the other party to the Contract, and filed with the person or entity administering the arbitration. The party filing a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded. The arbitration shall be held in the county where the Project is located, unless another location is mutually agreed upon.

§ 14.4.1.1 A demand for arbitration shall be made within a reasonable time after Claim, dispute, or other matter has arisen, but in no event shall it be made after the date when the institution of legal or equitable proceedings based on the Claim would be barred by the applicable statute of limitations or statute of repose. For statute of limitations or statute of repose purposes, receipt of a written demand for arbitration by the person or entity administering the arbitration shall constitute the institution of legal or equitable proceedings based on the Claim.

§ 14.4.2 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in

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34

accordance with applicable law in any court having jurisdiction. The parties agree the arbitrator shall have no power, jurisdiction, or authority to award punitive or exemplary damages to any party.

§ 14.4.3 The foregoing agreement to arbitrate, and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement, shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

§ 14.4.4 Consolidation or Joinder
§ 14.4.4.1 Either party, at its sole discretion, may consolidate an arbitration conducted under this Agreement with any other arbitration to which it is a party provided that (1) the arbitration agreement governing the other arbitration permits consolidation, (2) the arbitrations to be consolidated substantially involve common questions of law or fact, and (3) the arbitrations employ materially similar procedural rules and methods for selecting arbitrator(s).

§ 14.4.4.2 Either party, at its sole discretion, may include by joinder persons or entities substantially involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration, provided that the party sought to be joined consents in writing to such joinder. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent.

§ 14.4.4.3 The Owner and Design-Builder grant to any person or entity made a party to an arbitration conducted under this Section 14.4, whether by joinder or consolidation, the same rights of joinder and consolidation as the Owner and Design-Builder under this Agreement.

ARTICLE 15 MISCELLANEOUS PROVISIONS
§ 15.1 Governing Law
The Contract shall be governed by the laws of the State where the Project is located. This Section shall not prevent application of the Federal Arbitration Act to any dispute under Section 14.4.

§ 15.2 Successors and Assigns
§ 15.2.1 The Owner and Design-Builder, respectively, bind themselves, their partners, successors, assigns and legal representatives to the covenants, agreements and obligations contained in the Design-Build Documents. Except as provided in Section 15.2.2, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

§ 15.2.2 The Owner may, without consent of the Design-Builder, assign the Contract to a lender providing construction financing for the Project, if the lender assumes the Owner's rights and obligations under the Design-Build Documents. The Design-Builder shall execute all consents reasonably required to facilitate such assignment.

§ 15.2.3 If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute certificates, other than those required by Section 3.1.10, the Owner shall submit the proposed language of such certificates for review at least 14 days prior to the requested dates of execution. If the Owner requests the Design-Builder, Architect, Consultants, or Contractors to execute consents reasonably required to facilitate assignment to a lender, the Design-Builder, Architect, Consultants, or Contractors shall execute all such consents that are consistent with this Agreement, provided the proposed consent is submitted to them for review at least 14 days prior to execution. The Design-Builder, Architect, Consultants, and Contractors shall not be required to execute certificates or consents that would require knowledge, services or responsibilities beyond the scope of their services.

§ 15.3 Written Notice
Written notice shall be deemed to have been duly served if delivered in person to the individual reasonably having authority to accept such notice, to a member of the firm or entity, or to an officer of the corporation for which it was intended; or if delivered at, or sent by registered or certified mail or by courier service providing proof of delivery to, the last business address known to the party giving notice.
§ 15.4 Rights and Remedies

AIA Document A141™ – 2014. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 14:36:58 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
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35

§ 15.4.1 Duties and obligations imposed by the Design-Build Documents, and rights and remedies available thereunder, shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law. § 15.4.2 No action or failure to act by the Owner or Design-Builder shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing. § 15.5 Tests and Inspections § 15.5.1 Tests, inspections and approvals of portions of the Work shall be made as required by the Design-Build Documents and by applicable laws, statutes, ordinances, codes, rules and regulations or lawful orders of public authorities. Unless otherwise provided, the Design-Builder shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Design-Builder shall give the Owner timely notice of when and where tests and inspections are to be made so that the Owner may be present for such procedures. The Owner shall bear costs of(I) tests, inspections or approvals that do not become requirements until after bids are received or negotiations concluded, and (2) tests, inspections or approvals where building codes or applicable laws or regulations prohibit the Owner from delegating their cost to the Design-Builder. § 15.5.2 If the Owner determines that portions of the Work require additional testing, inspection or approval not included under Section 15.5.1, the Owner will instruct the Design-Builder to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Design-Builder shall give timely notice to the Owner of when and where tests and inspections are to be made so that the Owner may be present for such procedures. Such costs, except as provided in Section 15.5.3, shall be at the Owner’s expense. § 15.5.3 If such procedures for testing, inspection or approval under Sections 15.5.1 and 15.5.2 reveal failure ofthe portions of the Work to comply with requirements established by the Design-Build Documents, all costs made necessary by such failure shall be at the Design-Builder’s expense as a Cost of the Work. § 15.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Design-Build Documents, be secured by the Design-Builder and promptly delivered to the Owner. § 15.5.5 If the Owner is to observe tests, inspections or approvals required by the Design-Build Documents, the Owner will do so promptly and, where practicable, at the normal place of testing. § 15.5.6 Tests or inspections conducted pursuant to the Design-Build Documents shall be made promptly to avoid unreasonable delay in the Work. § 15.6 Confidential Information If the Owner or Design-Builder transmits Confidential Information, the transmission of such Confidential Information constitutes a warranty to the party receiving such Confidential Information that the transmitting party is authorized to transmit the Confidential Information. If a party receives Confidential Information, the receiving party shall keep the Confidential Information strictly confidential and shall not disclose it to any other person or entity except as set forth in Section 15.6.1. § 15.6.1 A party receiving Confidential Information may disclose the Confidential Information as required by law or court order, including a subpoena or other form of compulsory legal process issued by a court or governmental entity. A party receiving Confidential Information may also disclose the Confidential Information to its employees, consultants or contractors in order to perform services or work solely and exclusively for the Project, provided those employees, consultants and contractors are subject to the restrictions on the disclosure and use of Confidential Information as set forth in this Contract. § 15,7 Capitalization AlA Document A141 — 2014. Copyright 2004 and 2014 by The Arericao :ostitute of Architects. All rights reserved. Ike “furerican Institute of trr:u erts,’”AIA,” the AlA Logo, and ‘510 Contract Doc.r-rrtrs’ ore reniotered trademarks and moo not be used without pezroissicn. This draft was produced by AlA software at l43018 ET on 04/19/2021 under Order No.1027591783 ohich expires on 12/12/2021, is not for resale, 36 is licensed for one—time use only, and may only be used in accordance with the AlA Contract Documents° Terms of Sec-ore. To report copyright vtoiatl000, e—mail copyright@asa.org. User NoteS: Error! Unknown document property name. (810634057)

Terms capitalized in the Contract include those that are (I) specifically defined, (2) the titles of numbered articles or (3) the titles of other documents published by the American Institute of Architects. § 15.8 Interpretation § 15.8.1 In the interest of brevity the Design-Build Documents frequently omit rnodiing words such as “all” and “any’ and articles such as ‘the and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement. § 15.8.2 Unless otherwise stated in the Design-Build Documents, words which have well-known technical or construction industry meanings are used in the Design-Build Documents in accordance with such recognized meanings. ARTICLE 16 SCOPE OF THE AGREEMENT § 16.1 This Agreement is comprised of the following documents listed below: .1 Standard Fonn of Agreement Between Owner and Design-Builder dated 2/1/22 .2 Exhibit A: Design-Build Amendment (not included at this time) .3 Exhibit B: Insurance and Bonds dated 2/1/22 .4 Exhibit B 1: Sample Insurance Certificate .5 Exhibit C: Construction Cost Breakdown including Scope of Services dated 2/1/22 This Agreement entered into as of the day and year first written above. OWN ER (‘Signature,) DESIGN-BUILDER (‘Signature,) Majestic Tejon Multi I, LLC, Commerce Construction Co., L.P. a Delaware limited liability company BY: Commerce C & R, Inc., its General Partner BY: Majestic Realty Co., a California corporation, Its: Manager BY: ________________________ John R. Bunoughs, President BY: ________________________ Name: __ _ _ __ __ _ __ __ _ _ __ __ Its: _ _ _ __ __ _ ___ _ _ _ _ BY: _ BY: ____ ____ ____ Name:_________________________________ Matthew Vawter, VP/District Manager Its: AlA Document A141 — 2014. Covyrnght © 2004 and 2014 by The American Institute of Architects. All rnghts reserved. Tin “American Institete of Arc::_uo;cs,” “AlA,” the AlA Logo, and “AlA Contract Documents” ore regieterea trademarks and may not be used without ce:reoo_oo, This draft was produced by ADA software at 14:36:58 ET on 04/19/2021 under Order No.1027591793 which espcres on 12/12/2021, is not for resale, is licensed for one—tame use only, and may only be used in accordance weth the AlA Contract Documents5 Terms of Service. To report copyright violanions, e—mail copyright9acu.org. User Notes: Error! Unknown document property name. (810634057)

AIA® Document A141™ – 2014 Exhibit B

Insurance and Bonds

for the following PROJECT:

TRCC Multi Family
S. Wheeler Ridge Road & 1-5
Arvin, CA 93307
Job #13587

THE OWNER:

Majestic Tejon Multi I, LLC,
a Delaware limited liability company
13191 Crossroads Parkway North, Sixth Floor
City of Industry, CA 91746

THE DESIGN-BUILDER:

Commerce Construction Co., L.P.
13191 Crossroads Parkway N. 6th Floor
City of Industry, CA 91746

THE AGREEMENT

This Insurance Exhibit is part of the accompanying agreement for the Project, between the Owner and the Design-Builder (hereinafter, the Agreement), dated the 1st day of February the year 2022. *(In words, indicate day, month and year.)*

TABLE OF ARTICLES

B.1 GENERAL

B.2 DESIGN BUILDER'S INSURANCE AND BONDS

B.3 OWNER'S INSURANCE

B.4 SPECIAL TERMS AND CONDITIONS

ARTICLE B.1 GENERAL

The Owner and Design-Builder shall purchase and maintain insurance and provide bonds as set forth in this Exhibit B. Where a provision in this Exhibit conflicts with a provision in the Agreement into which this Exhibit is incorporated, the provision in this Exhibit will prevail.

ARTICLE B.2 DESIGN BUILDER'S INSURANCE AND BONDS

§ B.2.1 The Design-Builder shall purchase and maintain the following types and limits of insurance from a company or companies lawfully authorized to do business in the jurisdiction where the Project is located. The Design-Builder shall maintain the required insurance until the expiration of the period for correction of Work as set forth in Section 11.2.2.1 of the Agreement, unless a different duration is stated below:
(If the Design-Builder is required to maintain insurance for a duration other than the expiration of the period for correction of Work, state the duration.)

AIA Document A141™ – 2014 Exhibit B. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 12:17:18 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
User Notes: Error! Unknown document property name. (2002210136)

1

« »

§ B.2.1.1 Commercial General Liability with policy limits as set forth in the Exhibit B1 attached hereto providing coverage for claims including

- **.1** damages because of bodily injury, sickness or disease, including occupational sickness or disease, and death of any person;
- **.2** personal injury;
- **.3** damages because of injury to or destruction of tangible property;
- **.4** bodily injury or property damage arising out of completed operations; and
- **.5** contractual liability applicable to the Design-Builder's obligations under Section 3.1.14 of the Agreement.

§ B.2.1.2 Automobile Liability covering vehicles owned by the Design-Builder and non-owned vehicles used by the Design-Builder with policy limits as set forth in Exhibit B1 attached hereto for bodily injury, death of any person, and property damage arising out of the ownership, maintenance and use of those motor vehicles specified in this Section B.2.1.2, along with any other statutorily required automobile coverage.

§ B.2.1.3 The Design-Builder may achieve the required limits and coverage for Commercial General Liability and Automobile Liability through a combination of primary and excess liability insurance, provided such primary and excess insurance policies result in the same or greater coverage as those required under Sections B.2.1.1 and B.2.1.2.

§ B.2.1.4 Workers' Compensation at statutory limits.

§ B.2.1.5 Employers' Liability with policy limits as set forth in Exhibit B1 attached hereto.

§ B.2.1.6 Professional Liability coverage is not required.

§ B.2.1.7 Pollution Liability coverage is not required.

§ B.2.1.7.1 Paragraph deleted.

§ B.2.1.8 The Design-Builder shall provide written notification to the Owner of the cancellation or expiration of any insurance required by this Article B.2. The Design-Builder shall provide such written notice within five (5) business days of the date the Design-Builder is first aware of the cancellation or expiration, or is first aware that the cancellation or expiration is threatened or otherwise may occur, whichever comes first.

§ B.2.1.9 Additional Insured Obligations. The Owner and its consultants and contractors shall be additional insureds on the Design-Builder's primary and excess insurance policies for Commercial General Liability, and Automobile Liability. The additional insured coverage shall be primary and non-contributory to any of the Owner's insurance policies. The additional insured coverage shall apply to both ongoing operations and completed operations. The policy limits applicable to the additional insureds shall be the same amount applicable to the named insured or, if the policy provides otherwise, policy limits not less than the amounts required under this Agreement.

§ B.2.1.10 Certificates of Insurance. The Design-Builder shall provide certificates of insurance acceptable to the Owner evidencing compliance with the requirements in this Article B.2: (1) prior to commencement of the Work; (2) upon renewal or replacement of each required policy of insurance; and (3) upon Owner's written request. An additional certificate evidencing continuation of liability coverage, including coverage for completed operations, shall be submitted with the final Application for Payment as required by Section 9.10.2 of the Agreement and thereafter upon renewal or replacement of such coverage until the expiration of the time required by Section B.2.1. The certificates will show the Owner and its consultants and contractors as additional insureds on the Design-Builder's primary and excess insurance policies for Commercial General Liability, and Automobile Liability. Information concerning reduction of coverage on account of revised limits, claims paid under the General Aggregate or both, shall be furnished by the Design-Builder with reasonable promptness.

§ B.2.2 Performance Bond and Payment Bond
The Design-Builder shall provide surety bonds as follows:

AIA Document A141™ – 2014 Exhibit B. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 12:17:18 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
User Notes: Error! Unknown document property name. (2002210136)

2

(‘Spectl5; type and penal sum ofbonds.) Type Penal Sum ($0.00) N/A N/A § B.2.2.1 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Agreement, the Design-Builder shall promptly furnish a copy of the bonds or shall pemit a copy to be made. ARTICLE B.3 OWNER’S INSURANCE § B.3.1 Owner’s Liability Insurance The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance. § B.3.2 Property Insurance § B.3.2.1 Unless otherwise provided, at the time of execution of the Design-Build Amendment, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction where the Project is located, property insurance written on a builder’s risk all-risk or equivalent policy form in the amount of the initial Contract Sum, plus the value of subsequent Modifications and cost of materials supplied or installed by others, comprising the total value for the entire Project at the site on a replacement cost basis without optional deductibles. If any construction that is part of the Work shall commence prior to execution of the Design-Build Amendment, the Owner shall, prior to commencement of construction, purchase and maintain property insurance as described above in an amount sufficient to cover the total value of the Work at the site on a replacement cost basis \vithout optional deductibles. The insurance required under this section shall include interests of the Owner, Design-Builder, Architect, Consultants, Contractors, and Subcontractors in the Project. The property insurance shall be maintained, unless otherwise provided in the Design-Build Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of the insurance, until the Owner has issued a Certificate of Substantial Completion in accordance with Section 9.8 of the Agreement. Unless the parties agree otherwise, upon issuance of a Certificate of Substantial Completion, the Owner shall replace the insurance policy required under this Section B.3.2 with another property insurance policy written for the total value of the Project that shall remain in effect until expiration of the period for correction of the Work set forth in Section 11.2.2 of the Agreement. § B.3.2.1.1 The insurance required under Section B.3.2.l shall include, without limitation, insurance against the perils of fire (with extended coverage) and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, earthquake, flood, windstorm, falsew’ork, testing and startup, temporary buildings and debris removal, including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for the Design-Builder’s services and expenses required as a result of such insured loss. § B.3.2.1 .2 If the insurance required under Section B.3 .2.1 requires deductibles, the Owner shall pay costs not covered because of such deductibles. § B.3.2.1 .3 The insurance required under Section B.3 .2.1 shall cover portions of the Work stored off the site, and also portions of the Work in transit. § B.3.2.1.4 Partial occupancy or use in accordance with Section 9.9 of the Agreement shall not commence until the insurance company or companies providing the insurance required under Section B,3.2.l have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Design-Builder shall take reasonable steps to obtain consent of the insurance company or companies and shall, \vithout mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance. § B.3.2.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance, which shall specifically cover commissioning, testing, or breakdown of equipment required by the Work, if not covered by the insurance required in Section B .3.2.1. This AlA 000umxnt A14l — 2014 Exhibit N. Copyright 0 2004 and 2014 by The American Institute of Architects. All rights reserved. The “American Institute of Architects,” “bOA,” the Loyo, and “AlA Contract Documents” are registered trademarks and may not be used without perroissicu. This draft was produced by AlA software at 12:17:18 ET on 04/18/2021 under Order No.1027591783 which expires on 12/12/2021, is not fur resale, is licensed for one—time use only, and may only be used in accordance ,.,ith the AlA Contract Documents Terms of lervice. To report copyright violaticcs, e—mail cocyriqht8aia.org. User Notes: Error! Unknown doomaent property nexs. (2002210136)

insurance shall include the interests of the Owner, Design-Builder, Architect, Consultants, Contractor and Subcontractors in the Work, and the Owner and Design-Builder shall be named insureds.

§ B.3.2.3 If the Owner does not intend to purchase the insurance required under Sections B.3.2.1 and B.3.2.2 with all of the coverages in the amounts described above, the Owner shall inform the Design-Builder in writing prior to any construction that is part of the Work. The Design-Builder may then obtain insurance that will protect the interests of the Owner, Design-Builder, Architect, Consultants, Contractors, and Subcontractors in the Work. The cost of the insurance shall be charged to the Owner by an appropriate Change Order. If the Owner does not provide written notice, and the Design-Builder is damaged by the failure or neglect of the Owner to purchase or maintain insurance as described above, the Owner shall bear all reasonable costs and damages attributable thereto.

§ B.3.2.4 Loss of Use Insurance. At the Owner's option, the Owner may purchase and maintain insurance to insure the Owner against loss of use of the Owner's property due to fire or other hazards, however caused. The Owner waives all rights of action against the Design-Builder for loss of use of the Owner's property, including consequential losses due to fire or other hazards covered under the property insurance required under this Exhibit B to the Agreement.

§ B.3.2.5 If during the Project construction period the Owner insures properties, real or personal or both, at or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Section B.3.2.7 for damages caused by fire or other causes of loss covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

§ B.3.2.6 Before an exposure to loss may occur, the Owner shall file with the Design-Builder a copy of each policy that includes insurance coverages required by this Section B.3.2. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. The Owner shall provide written notification to the Design-Builder of the cancellation or expiration of any insurance required by this Article B.3. The Owner shall provide such written notice within five (5) business days of the date the Owner is first aware of the cancellation or expiration, or is first aware that the cancellation or expiration is threatened or otherwise may occur, whichever comes first.

§ B.3.2.7 Waivers of Subrogation. The Owner and Design-Builder waive all rights against (1) each other and any of their consultants, subconsultants, contractors and subcontractors, agents and employees, each of the other, and (2) any separate contractors described in Section 5.13 of the Agreement, if any, and any of their subcontractors, sub-subcontractors, agents and employees, for damages caused by fire or other causes of loss to the extent covered by property insurance obtained pursuant to Section B.3.2 or other property insurance applicable to the Work and completed construction, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Design-Builder, as appropriate, shall require of the separate contractors described in Section 5.13 of the Agreement, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of the other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

§ B.3.2.8 A loss insured under the Owner's property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Section B.3.2.10. The Design-Builder shall pay the Architect, Consultants and Contractors their just shares of insurance proceeds received by the Design-Builder, and by appropriate agreements, written where legally required for

AIA Document A141™ – 2014 Exhibit B. Copyright © 2004 and 2014 by The American Institute of Architects. All rights reserved. The "American Institute of Architects," "AIA," the AIA Logo, and "AIA Contract Documents" are registered trademarks and may not be used without permission. This draft was produced by AIA software at 12:17:18 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is not for resale, is licensed for one-time use only, and may only be used in accordance with the AIA Contract Documents® Terms of Service. To report copyright violations, e-mail copyright@aia.org.
User Notes: Error! Unknown document property name. (2002210136)

4

validity, the Design-Builder shall require the Architect, Consultants and Contractors to make payments to their consultants and subcontractors in similar manner. § B.3,2.9 If required in writing by a party in interest, the Owner as fiduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or as determined in accordance with the method of binding dispute resolution selected in the Agreement between the Owner and Design-Builder. Ifafter such loss no other special agreement is made and unless the Owner terminates the Contract for convenience, replacement of damaged property shall be performed by the Design-Builder after notification of a Change in the Work in accordance with Article 6 of the Agreement. § B.3.2.1O The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object to the Owner’s exercise of this power in writing within five (5) days after the Owner gives written notice to the Design-Builder and other parties in interest of the occurrence of a loss. If an objection is made, the dispute shall be resolved in the manner selected by the Owner and Design-Builder as the method of binding dispute resolution in the Agreement. If the Owner and Design-Builder have selected arbitration as the method of binding dispute resolution, the Owner as fiduciary shall make settlement with insurers or, in the case of a dispute over distribution of insurance proceeds, in accordance with the directions of the arbitrators(s), if any. ARTICLE B.4 SPECIAL TERMS AND CONDITIONS Special terms and conditions that modify this Insurance and Bonds Exhibit, if any, are as follows: Insurance shall be in accordance with attached Exhibit B 1. AlA Dacuent A141 — 2014 Exhibit B. Copyright 2 2004 and 2014 by The American Institute of Atchitects. All rights reserved. The “American Institute of Architects,” “AlA,” the dEC Cuss, and “AlA Contract Documents” are registered trademarks and may not be used without permission. This draft was produced by AlA software at 12:17:18 ET on 04/19/2021 under Order No.1027591783 which expires on 12/12/2021, is sot for resale, is licensed for one—time use only, and may only be used in accordance with the CIA Contract Documents’ Terms of service, To report copyright vnslatisss, e—mail copyright@aia.org. User Notes, ECor! Unknown document property name. (2002210136)

EXHIBIT “Bl’T —. ® CERTIFICATE OF LIABILITY INSURANCE THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER. IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must have ADDITIONAL INSURED provisions or be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s). CONTACTPRODUCER NAME: Aon Risk Insurance Services West, Inc. PHONE (866) 283-7122 FAX 800-363-0105 Los Anoel es CA offi Ce (NC. No. Ext): I (NC. No.): 707 wilshire Boulevard E.MAIL Suite 2600 ADDRESS: Los Angeles CA 90017-0460 USA INSURER(S) AFFORDING COVERAGE NAIC # INSURED INSLIRERA: Federal Insurance Company 20281 Commerce Construction Co., L.P. INSURER B: Everest Premier Insurance Company 16045 do Majestic Realty Co. 13191 Crossroads Pkwy North, 6th Floor INSURERC: City of Industry CA 91746 USA INSURERD INSURER B: INSURER F: COVERAGES CERTIFICATE NUMBER: 570086918050 REVISION NUMBER: i3Ec Z55 POLICYEFF POLICYEXP - LTR TYPEOFINSURANCE IF1SD wvo POLICYNUMBER MM/DDIYYYY) )MMIDDIYYYYI LIMITS A I COMMERCIALGENERALLIABILITY 35333657 12/13/2021., 12/13/2021 EACHOCCURRENCE $1,000,000 CLAIMS-MADE OCCUR PREMISES (Ea omurrence) DAMAGE TO RENTED $1,000, 000 Contraclual LabiI:w MED EXP (Any one person) $10, 000 PERSONAL&ADVINJURY 51,000,000 °“ C GEN’L AGGREGATE LIMIT APPLIES PER: GENERALAGGREGATE $2,000, 000 assoPOLICY LOC PRODUCTS-COMP/OPAGG $2,000,000 so 0 OTHER —— AUTOMOBILE LIABILITY 7322-49-80 12/13/2020 12/13/2021 COMBINED SINGLE LIMIT 51,000, 000lEa accidenl( 0 X ANYAUTO BODILY INJURY I Per person) OWNED fl SCHEDULED BODILY INJURY (Per acodent) B) — AUTOS ONLY L_J AUTOS PROPERTY DAMAGENON-OWN ED ONLY HIRED AUTOS AUTOS ONLY (Per acodent) .t B) A UMBRELLALIAB X OCCUR — — /8193384 12/13/2020 12/13/2021 EACHOCCURRENCE 510,000,000 1 EXCESS UAB jj CLAIMS-MADE AGGREGATE $10,000, 000 RETENTION — — B WORKERS COMPENSATIONAND CA10001525211 04/01/2021 04/01/2022 x PER STATUTE I (0TH- (EREMPLOYERS’ LIABILITY Y I N ANY PROPRIETOR I PARTNER / EXECUTIVE N/ A EL. EACH ACCIDENT 51,000, 000 OFFICERIMEMBER EXCLUDED? (Mandatory in NH) E.L. DISEASE-EA EMPLOYEE 51,000, 000 If yes, deocnbe under DESCRIPTION OF OPERATIONS below — — EL, DISEASE-POLICY LIMIT 51,000, 000 DESCRIPTION OF OPERATIONS I LOCATIONS I vEHICLES (ACORD 101, Addihonal Remarks Schedule, may be aBached if more space is required) : Evidence of Insurance 0 r CERTIFICATE HOLDER CANCELLATION SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE n..I POLICY PROVISIONS. SAMPLE HOLDER AUTHORIZED REPRESENTATIVE 13191 Crossroads Parkway North MA] B st 1 c Realty CO Sixth Floor City of Industry CA 91746 USA ©1988-2015 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD DATE(MM/DD1YYYY) 04/06/2021 B) C B) V B) V 0 THIS IS TO CERTIFY THAT THE POLICIES OF INourc1pitJ LISTED BELOW hwvc bOON ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOT\NITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS. Limits shown are as requested ACORD 25(2016103)

AGENCY CUSTOMER ID: 10045108

LOC #:

ADDITIONAL REMARKS SCHEDULE

Page _ of _

AGENCY Aon Risk Insurance Services West, Inc.		NAMED INSURED Majestic Realty Co.
POLICY NUMBER See Certificate Number: 570086918050		
CARRIER See Certificate Number: 570086918050	NAIC CODE	EFFECTIVE DATE

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,

FORM NUMBER: ACORD 25 **FORM TITLE:** Certificate of Liability Insurance

Additional Coverages

EXCESS LIABILITY:
$7,500,000 part of $15,000,000 excess of $10,000,000
Endurance American Specialty Insurance Company
Policy No. ELD30002191000
12/13/2020 to 12/13/2021

$7,500,000 part of $15,000,000 excess of $10,000,000
Landmark American Insurance Company
Policy No. LHA250750
12/13/2020 to 12/13/2021

Total Limit: $25,000,000

TERRORISM COVERAGE:
$25,000,000 occ/agg limit / $5,000 Deductible applies
Policy No.: #B1526CMCTRCMCTR2004723
Carrier: Underwriters at Lloyds London
Policy Term: 12/13/20 to 12/13/21

ACORD 101 (2008/01)

© 2008 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

Exhibit C
Cost Breakdown

Job 13587 - TRCC Multi-Family Project 1/26/2022

0100 CCC Management	$50,000	
0140 Plan Check Allowance	$100,000	
5100 Architect (Danielian) - Lump Sum Portions of Contract	$884,000	(Includes MEP and Structural Eng.)
5100 Architect (Danielian) - Hourly Portions of Contract - Allowance	$142,000	
5100 Architect (Danielian) - Site Visits Portion of Contract - Allowance	$51,000	
5100 Architect (Danielian) - Reimbursables Budget - Allowance	$39,000	
4750 Interior Design (TBD)	TBD	
4250 Landscape (TBD)	TBD	
0130 Civil (TBD)	TBD	
0221 Geotechnical Engineering (TBD)	TBD	
4100 Acoustical Consultant (TBD)	TBD	
SUBTOTAL	$1,266,000	
Insurance	$18,990	
Subtotal	$1,284,990	
Fee	$64,250	
TOTAL	$1,349,240	

SCOPE OF WORK:

- Preparation of Construction Documents per the attached proposal from Danielian dated 1/25/22.

EXCLUSIONS:

- Development Fees.
- Building Permits and Fees.
- Commissioning.
- Signage Design.
- Waterproofing Consultant
- Pool Consultant
- Fitness Consultant
- ADA Consultant.
- IT/AV/Security Consultant.
- Fire alarm Consultant.
- Fire Sprinkler Consultant (Part of Construction Phase)
- Any other consultant not listed above.
- Procurement of FF&E's.
- Architectural renderings

NOTES:

Includes 8 site visits per phase for the Structural Engineer. Site visits beyond 8 per phase will be charged as Additional Service. Includes 3 site visits per phase for the MEP Engineer. Site visits beyond 3 per phase will be charged as Additional Service. "TBD" items above will be added to the contract via change order as needed.

DANIELIAN
ASSOCIATES
60 corporate park • irvine • ca • 92606 • 949.474.6030 • www.danielian.com

January 25, 2022

Via email: jburroughs@commercelp.com

John Burroughs
COMMERCE CONSTRUCTION CO., L.P.
13191 Crossroads Parkway North, Sixth Floor
City of Industry, CA 91746-3497

RE: <u>SCOPE OF SERVICE - DA# J21168.00</u>
TEJON MULTI-FAMILY PROJECT
Architectural, Planning and Engineering Services
+/-19 Acre – Apartments
S. Wheeler Ridge Rd and I-5, Kern County, CA

Dear John:

Danielian Associates (the "Architect/Planner") is pleased to submit this Scope of Service for Architectural Entitlement, Full Architectural and Engineering Design Services for a phased, multi-family project including approximately +/- 495 market rate apartments, a leasing/clubhouse, and a possible secondary amenity area on approximately 19 acres located in Kern County, CA (the "Project").

The program assumes the following with respect to the Project and potential construction phasing:

Market Rate Apartments: 495 residential apartment units in two to three story garden style building types with surface parking. Also included, a clubhouse amenity including leasing offices, multi-purpose rooms, business center, mail and parcel room, fitness center, pet spa, Smaller Cabana building and other minor amenities.

The services contemplated in this Scope of Service will include Entitlement Services including Planning, Conceptual Architecture, Schematic Design. Architectural and Engineering Services will include Design Development, Construction Documents and Construction Phase Services using Revit or Autocad software and other software as needed. Engineering Services include Mechanical, Electrical and Plumbing. T-24 documentation is included. Includes meetings with Client and Client's consultants as needed to complete the work. It is understood that the majority of the project meetings will be virtual type meetings when possible.

The following outlines the services of Architect/Planner more specifically and sequentially.

I. OUTLINE OF SERVICES OF ARCHITECT/PLANNER

A. Entitlement Services (for entire approximately 19 acre Project). TARGET DURATION: 8 WEEKS (It is understood that the Kern County approvals are anticipated to be via substantial conformance with the existing approvals as indicated by Tejon Ranch) Architecture and Planning

Site Analysis Phase: During this initial phase, our services would include reviewing documents and information provided by the Commerce Construction Co., L.P. (the "Client") to understand the subject site, its constraints and working with the Client to establish the Client's objectives for developing the site. Coordination with the Civil Engineer to develop strategy for possible road alignment revisions.

Conceptual Planning and Design Phase: In the course of this phase, our services would include the development of building footprints to meet the Client's desired program for the

Tejon Multi-Family Project Architectural, Planning and Engineering Services +1- 19 Acre — Apartment Project S. Wheeler Ridge Rd and 1-5, Kern County, CA Page 2 site, yield studies to test site capacity and the development and refinement of a conceptual site plan for use by the Client’s civil engineer. Development of conceptual elevations, major building sections, roof plans, preliminary color, material selection and coordination with landscape architect for entitlement submittal. It is assumed that there will be two distinct building types. Either or both of the building types may also use mirror images of that type. Attend meetings with Kern County Planning Staff, attend meetings to assist the Client in securing approval of the Entitlement submittal. Client will solicit proposals and contract with Civil Engineer and Geotechnical Engineer after the development of the Concept Site Plan. Schematic Design Phase: This phase would include the incorporation of conditions of approval and Client comments in the development of schematic architectural designs, refinements and details including refined site plan, floor plans, building elevations and sections based on entitled conceptual building design.lt is understood that Tejon Ranch has already received the Project Conditions of Approval that are not anticipated to change significantly as apart of this substantial conformance process with the new Site Plan. Exterior color schemes, color boards, painter’s legend, and color plotting. Includes colored exhibits of Architect/Planner’s designs and simple renderings such as those produced through Revit and/or software such as “Sketch Up” It is understood that these renderings are not marketing level renderings but will be used to communicate Architect’s design intent to Client. B. Architecture and Engineering Design Development Phase (for entire approximately 19 acre Project): TARGET DURATION: 8 WEEKS. Based on approved schematic designs which would reflect the Client’s confirmation that the probable cost of construction of the designs are within the Owner’s construction budget, this phase will include refinement of the floor plans, composite building plans, principal sections and elevations in conjunction with the preparation of preliminary studies of interior volumes, framing, HVAC and plumbing studies, walk-around elevations of the buildings. Also included are Structural, Mechanical, Electrical and Plumbing consultant scope and fees. Construction Documents Phase: Services provided during this phase include preparation of architectural construction documents in conjunction with other documents provided by the Client and/or the Owner or Client provided consultants (the “Owner/Client Consultants”) which are suitable for Building Department submittal and for obtaining building permits and responding to plan check comments during the review process. Also included are Structural, Mechanical, Electrical and Plumbing consultant scope and fees. It is understood that the Construction Document work will be performed in three separate phases. The number of apartment units included in each phase will be determined by Client at the completion of the Entitlement Phase. Phase 1 will utilize two distinct building types and/or mirror images of the two distinct building types. Phase 2 and Phase 3 will utilize the same two distinct building types and/or mirror images of those two distinct building types. Therefore, Construction Documents for Phases 2 and 3 are anticipated to be a “repackaging” of the Construction Documents from Phase 1. TARGET DURATION PER PHASE: 8 WEEKS. Construction Phase: Architect/Planner will respond to questions regarding its construction documents, perform limited field observation during construction, and review and take appropriate action on contractor submittals during each construction phase. Our services during this phase will be provided per the Fees enumerated in Exhibit “A”. Also included are Structural, Mechanical, Electrical and Plumbing consultant scope and fees. As with the Construction Document work, it is understood that the Construction work will be performed in three separate phases. January 25, 2022 DA DA# J21168.00 Client _______

Tejon Multi-Family Project Architectural, Planning and Engineering Services +1- 19 Acre — Apartment Project S. Wheeler Ridge Rd and 1-5, Kern County, CA Page 3 Architect/Planner will observe construction for general visual aesthetic conformance with the architectural documents and will notify Client of all observed nonconformance. However, Architect/Planner shall not be required to make exhaustive or continuous on-site inspections to check the quality or quantity of construction. Architect/Planner shall not supervise, direct or have control over the contractors’ work nor have any responsibility for construction means, methods, techniques, sequences or procedures selected by the contractor nor for the contractors’ safety precautions or programs in connection with the Work. These rights and responsibilities are solely those of the contractor. The Architect/Planner shall not be responsible for any acts or omissions of any contractor, subcontractor, Owner/Client Consultants, any entity performing any portions of the Work, or any agents or employees of any of them. The Architect/Planner does not guarantee the performance of any contractor and shall not be responsible for the contractors’ failure to perform their Work in accordance with the construction documents or any applicable laws, codes, rules or regulations. 1. Client’s contractor may, after exercising due diligence to locate required information, request from the Architect clarification or interpretation of the requirements of the architectural Construction Documents via written Requests for Information (RFI”). Architect shall, with reasonable promptness, respond to such reasonable contractor’s requests for clarification or interpretation without charge to Client. Client and its contractors will direct questions regarding documents prepared by Owner/Client Consultants to those consultants and will compensate Architect on an hourly basis for any of Architect’s time responding to requests that should be directed to other consultants if requests become excessive. 2. Architect/Planner will be available, as reasonably requested by Client, to review and approve appropriate action on contractor submittals, such as shop drawings, product data, samples and other data, which the contractor is required to submit, but only for the limited purpose of checking for conformance with the visual design concept shown in the Construction Documents. To the extent Consultant’s documents are accurate and complete, this review shall not include review of the accuracy or completeness of details, such as quantities, dimensions, weights or gauges, fabrication processes, construction means or methods, coordination of the work with other trades or construction safety precautions, all of which are the sole responsibility of the contractor. Architect/Planner’s review shall be conducted with reasonable promptness while allowing sufficient time in Architect/Planner’s judgment to permit adequate review. Review of a specific item shall not indicate that the Architect/Planner has reviewed the entire assembly of which the item is a component. The Architect/Planner shall not be responsible for any deviation from the Construction Documents not brought to the attention of the Architect/Planner in writing by the contractor or Client. Architect/Planner shall not be required to review partial submissions or those for which submissions of corresponding items have not been received. 3. Additional services as requested by the Client shall be reimbursable in accordance with Section lii herein. OUTLINE OF RESPONSIBILITIES OF CLIENT Toward the mutual goal of a successful project, Client will at its sole cost and expense take the actions and provide the information and services identified below; and without the delay and expense of independent evaluation or verification, Architect/Planner shall be entitled to rely on the accuracy and completeness of all reports, data, specifications and information obtained from Client, Client’s other consultants and other reasonably reliable sources. Since Architect/Planner is neither January 25, 2022 DA DA# J21 168.00 Client

Tejon Multi-Family Project Architectural, Planning and Engineering Services +1- 19 Acre — Apartment Project S. Wheeler Ridge Rd and -5, Kern County, CA Page 4 experienced nor an expert in any of the following fields, Architect/Planner will not review, critique, verify or otherwise be responsible for the accuracy or completeness of data, specifications and/or design work provided to Architect/Planner by Client, other design professionals, or other reasonably reliable sources, but will coordinate with them as mentioned herein. The services provided by the referenced consultants will necessarily be provided by them as independent contractors to Client by duly licensed or qualified professionals. A. A certified survey of the site prepared by a licensed Land Surveyor or a licensed Civil Engineer indicating boundaries, contours, existing structures and trees, utility service locations, easements and required dedications. B. Geology, hydrology and soil reports prepared by a licensed Soil Engineer for use by all consultants on this project, including recommendations to mitigate excessive and differential settlement, subsidence, and other soil related problems. C. Report on hazardous materials including without limitation methane and radon and recommendations for mitigation. D. Geology, hydrology and soils reports prepared by a licensed soils engineer for use by all consultants on this project including recommendations to mitigate excessive and differential settlement, subterranean water intrusion, subsidence, earth movement, sulfates, other soils related conditions, and acts of God relating to soils and geotechnical issues. Client will hold Architect/Planner harmless from any problems associated with soils conditions or settlement to the extent recommendations in the Geotechnical recommendations are followed in the project design. E. Civil Engineering Consultant for off and on-site engineering, tentative and final maps. Civil Engineer to prepare final site plan indicating final building composites, final grades, drainage, horizontal control dimensions to locate final buildings, finish slab elevations, auto circulation, on and off-street parking and delineation of open space/recreation areas. The final site plan is to reflect final building footprints, jurisdictional requirements and conditions of approvals and pertinent general statistical data. F. Other Engineering as follows: (i) Traffic Engineer (if applicable) (ii) Acoustical Engineer — to provide noise attenuation measures (if applicable). G. Chemical and laboratory tests, inspections and reports as required by law or identified by Architect/Planner prior to acceptance of this proposal. H. Intentionally deleted. Elevator Consultant, if applicable. J. Environmental Consultant (if required). K. Construction Cost — it is the policy of Architect/Planner not to provide opinions or estimates of probable construction cost. Client understands that Architect/Planner has no control over the cost or availability of labor, equipment or materials, or over market conditions or the contractor’s method of pricing, and that any discussions by Architect/Planner regarding probable construction costs reflect opinions or estimates only made on the basis of Architect/Planner’s professional judgment and experience, and must be confirmed January 25, 2022 DA DA# J21 168.00 Client _______

Tejon Multi-Family Project Architectural, Planning and Engineering Services +1- 19 Acre — Apartment Project S. Wheeler Ridge Rd and 1-5, Kern County, CA Page 5 independently by Client. Architect/Planner makes no warranty, express or implied, that the bids or the negotiated cost of the Work will not vary any opinion or estimate of probable construction cost provided by Architect/Planner. L. Market research consultant (product design information and mix). M. Legal work including easements, CC&Rs and other legal documents that may be required. N. Project Management — financing, project cost control, zoning, building permit applications, submittals and processing, demolition work and overall coordination. 0. Landscape Architect (including waterscape, hardscape and entry statement design, as applicable). P. Rental Office/Interior Design Consultant — lobby, rental office and public area interior design, furnishings, graphics and signage. Q. Sign Consultant for design/manufacturing/installation of permanent signs. R. Food Service Consultant (if applicable) S. Fees required for approvals by agencies having jurisdiction over the Project, including surveys, plan check, permits, development and other fees. T. The Architect/Planner will endeavor to design for accessibility by persons with disabilities in conformance with the applicable provisions of the ADA (Americans with Disabilities Act) and references thereto in applicable state or local building codes. III. ARCHITECTIPLANNER’S COMPENSATION The FEES “Exhibit A” define the Architect/Planner’s compensation for this Project. These fees are for entitlement and full service architectural and engineering services which include site analysis, conceptual planning and architectural design services, Structural, Mechanical, Electrical and Plumbing design services only and do not include any other consultants’ services, fees or costs, including but not limited to environmental consulting, civil, soils, acoustical, traffic engineering, landscape architecture and interior design. Structural, Mechanical, Electrical and Plumbing consultants will be subcontracted by the Architect. These estimated fees are based on the assumption that standard construction methods Type V for the residential component will be utilized and normal soils conditions for the region exist at the project site. A. Architect/Planner may, one (1) year from the date of this Agreement, increase the fees for any phases not started, as well as the hourly billing rates to reflect increases in labor and overhead costs. B. Client shall reimburse Architect/Planner at 1.1 x direct cost for the following expenses incurred in connection with this project: photocopying, printing, computer plots, governmental fees, postage/handling, automobile mileage charged at current IRS rate (except for site visits and meetings at Client’s office), messenger charges, out-of-town travel including airfare, automobile rental, accommodations and any fees or premiums payable by Architect/Planner due to special insurance requirements requested by Client which are beyond Architect/Planner’s standard coverage, and any other expenses not January 25, 2022 DA DA# J21 168.00 Client _______

Tejon Multi-Family Project
Architectural, Planning and Engineering Services
+/- 19 Acre – Apartment Project
S. Wheeler Ridge Rd and I-5, Kern County, CA

Page 6

listed herein but approved by Client. Client shall notify Architect/Planner in the event that Client requests that Architect/Planner use Client's own printing account for bulk printing and will provide all necessary information to facilitate Architect/Planner's use of such account.

C. Services requested and authorized by Client beyond those specifically outlined in the Scope and Outline of Services described herein will be considered as Additional Services.

Client shall compensate Architect/Planner for such Additional Services in addition to the compensation specified under Fees (Section IV) on an hourly basis at Architect/Planner's hourly rates listed below, except as otherwise agreed in writing by the parties hereto. Payments to be made on a monthly basis. Additional services include, but are not limited to, the following:

1. Ancillary structures not previously included in the Scope and Outline of Services.
2. City meetings or hearings other than those required for plan check and permitting of the Project.
3. Renderings (except for Revit or "Sketch Up" type renderings), models, brochures and photographs.
4. Award packages, and special presentations.
5. Record drawings, based on information provided by Client for the purpose of construction cost efficiency, changes of previously approved designs, etc., of the model construction for use in future construction phases. All items related to Architect/Planner's inconsistencies or errors will be provided at no extra charge. Note that Architect's coordination with Client for implementation of Value Engineering information during the Conceptual Planning and Design Phase and the Design Development Phase prior to Client's approval of the Design Development plans shall not be considered an Additional Service.
6. Services provided due to changes requested by Client or by the public agency having jurisdiction after criteria is established for each phase or after acceptance of designs as each phase progresses.
7. Changes related to design criteria or the updating of zoning ordinances, building codes and regulations after the start of this project, and re-interpretation of building code items by plan checker or field inspector after approval of the documents and issuance of building permits, and other items out of the direct control of Architect/Planner.
8. Observe Client's construction phase testing of the water intrusion prevention characteristics of project components and assemblies unless as a result of Architect's design details that are resulting in water intrusion.
9. Assist Client in any reasonable and appropriate manner in investigating and addressing claims of project construction deficiencies unless due to Architect's errors and/or omissions.

Hourly Rate Schedule:

Principal	$250	Job Captain/Sr. Job Captain	$110 - $140
Director	$225	Intermediate Planner/Designer	$120 - $130
Sr. Project Manager/Sr. Designer	$190	Sr. Technical	$ 95 - $120
Sr. Planner	$175	Technical Designer/Planner	$ 85 - $100
Project Mgr/Designer/Planner	$160	Intern	$ 65 - $ 90
Color Designer	$160	Administrative	$ 85

D. Architect/Planner will invoice Client on a monthly basis in proportion to services completed and reimbursable expenses accumulated. Each invoice will be a statement and status report representing that the fees due for services performed were in accordance with the scope of services of this Agreement. Invoices are payable upon receipt by Client. Accounts

January 25, 2022 DA ______

DA# J21168.00 Client ______

Tejon Multi-Family Project Architectural, Planning and Engineering Services +1- 19 Acre — Apartment Project S. Wheeler Ridge Rd and 1-5, Kern County, CA Page 7 over forty-five (45) days shall incur a service charge of .5% per month. No deductions shall be made from Architect/Planner’s compensation on account of problems or losses for which Architect/Planner has not been held legally liable. If payments are not made in accordance with this Agreement such non-payment may be considered, after 30 days prior notice to Client, substantial non-performance and cause for suspension of services, or termination. In the event of a suspension of services, Architect/Planner shall have no liability to Client for delay or damage caused by Client because of such suspension of services. Architect/Planner shall have the right to retain ownership of all drawings, general notes and other documents prepared for this project until full payment of all amounts due for services performed and reimbursable expenses accrued, has been received. Architect/Planner shall not be held liable for any claims, liabilities, costs, damages or losses that may result from any such withholding of drawings, general notes and other documents. Payments will first be applied to accrued service charges; the remainder of the payment will then be applied to the oldest outstanding invoices in order by date. Client agrees to notify Architect/Planner within 30 days after its receipt of invoices from Architect/Planner in the event that Client disagrees with Architect/Planner’s invoices or disapproves them for any reason, and the basis for its disagreement or disapproval. In the event that Architect/Planner receives no such notice from Client, the invoices shall be deemed to be approved by Client as an accurate statement of the amount owed for services which were performed in accordance with the scope of services of this Agreement, that the percentage of completion is accurate, and that the quality level of services, to Client’s knowledge, provided is acceptable. January 25, 2022 DA DA# J21 168.00 Client

Exhibit A

FEES

Jan. 25, 2022

FULL SERVICE ARCHITECTURAL	Entitlement Services	Design Development Phase	Construction Documents Phase			Construction Phase						TOTAL
			Phase 1	Phase 2	Phase 3	Phase 1		Phase 2		Phase 3		
Architecture	$152,000	$186,000	$220,000	$10,000	$10,000	$62,000	(Note 1)	$40,000	(Note 1)	$40,000	(Note 1)	$720,000
Site Visits Budget						$21,000	(Note 2)	$15,000	(Note 2)	$15,000	(Note 3)	$51,000
Structural Engineering (Gouvis)	$32,000	$52,000	$43,000	$0	$0	$16,000	(Note 3)	$11,000	(Note 3)	$11,000	(Note 3)	$165,000
MEP Engineering (SY Lee)	$19,000	$32,000	$58,000	$0	$0	$13,000	(Note 4)	$10,000	(Note 4)	$9,000	(Note 4)	$141,000
Reimbursables Budget (Note 5)	$5,000	$5,000	$10,000	$2,000	$2,000	$5,000		$5,000		$5,000		$39,000
TOTAL	$208,000	$275,000	$331,000	$12,000	$12,000	$117,000		$81,000		$80,000		**$1,116,000**

Note 1: Architect's Construction Phase work will be performed houly at the rates in the Scope of Service Document dated 1/18/22. The amount included above is a budget for this work and shall not be exceeded without Client's prior written approval, which shall not be unreasonbly withheld.

Note 2: Architect's Site Visits shall be charged based on actual number of trips performed at the rate of $1500 per site visit per person which is inclusive of all of Architect's costs including travel. The amount included above is a budget for this work.

Note 3: Structural Engineer's Construction Phase work is a lump sum amount for each of the three construction phases as presented above. Each of the three lump sum amounts includes a total of 8 site visits (inclusive of all of Structural Engineer's costs including travel). In the event that additional site visits are required beyond the 8 included in each phase, they will be charged at the unit price of $1500 per site visit per person. Any Structural Engineering costs associated with preparation of Construction Documents for Phases 2 and 3 is included in the Structural Engineer's lump sum amount listed under the Construction Phase.

Note 4: MEP Engineer's Construction Phase work is a lump sum amount for each of the three construction phases as presented above. Each of the three lump sum amounts includes a total of 3 site visits (inclusive of all of Structural Engineer's costs including travel). In the event that additional site visits are required beyond the 3 included in each phase, they will be charged at the unit price of $900 per site visit per person. Any MEP Engineering costs associated with preparation of Construction Documents for Phases 2 and 3 is included in the MEP Engineer's lump sum amount listed under the Construction Phase.

Note 5: Reimbursables are included above as a budget and will be billed based on actual reimbursable expenses incurred plus an Architect's mark-up of 10%.

EXHIBIT ?F?? [INTENTIONALLY OMITTED] 4866-9506-0996.13 EXHIBIT “F’ 119600.01623 -1- 4854-7976-8584.4

EXHIBIT “G” MASTER DEVELOPER WORK The Master Developer Work will consist of bringing connections to offsite utility infrastructure to the Project site, including, but not limited to, water, wastewater, sewer, electricity, gas, cable, internet, and telephone, in coordination with the Company to meet the needs of the Project. In accordance with Section 2.12 of the Agreement, prior to commencing the Master Developer Work, the Executive Committee shall reasonably agree upon the location of all utility connections. The Master Developer Work shall consist of utility infrastructure of a sufficient size and capacity for the Project, which includes, but is not limited to, servicing up to 495 individual apartment units. The Executive Committee shall have the right to review and approve the capacity of the utility infrastructure and utility providers (which approval shall not be umeasonably withheld, delayed or conditioned). The Master Developer Work will be completed in coordination with the Company’s development and construction teams to ensure that the Project timelines and requirements are met. Further, the Master Developer Work will be completed in accordance with the requirements of Kern County, the applicable utility companies, and any other governmental entity having jurisdiction over the Proj ect. For reference, the two (2) attached exhibits depict first, TCWD wet utilities currently in place on or near the Project site, and second, points of connection for dry utilities on or near the Project site as well as a conceptual dry utility plan for the Project. 4866-9506-0996.11 EXHIBIT 0 119600.01623 —1— 4854-7976-85 84 .4

TRCC Multifamily Site

Existing TCWD Wet Utilities

- Domestic Main
- Domestic Service Line
- Fire Service Line
- Reclaim Main
- Reclaim Service Line
- Sewer Main
- Sewer Service Line
- Storm Drain Pipe

As of Date: 01/25/2022

0 75 150 Feet

TEJON RANCH COMPANY

TEJON RANCH GIS DEPARTMENT

1 L E G E N D : \\ H I ]\ I 3x 5 PR E L IM IN A R Y - N O T FO R C O N ST R U C T IO N

EXHIBIT “H” RIGHT OF FIRST REFUSAL Except for transfers permitted by Sections 6.02(a), (b), (c), (d), (e) and (0 each time a Member (an “Offeror”) proposes to voluntarily transfer, assign, convey, sell, or otherwise dispose of its entire Interest (an “Offered Interest”), such Offeror shall first offer such Offered Interest to the non-transferring Member in accordance with the following provisions: (a) The Offeror shall deliver a written notice (the “Offer Notice’) to the non transferring Member stating (i) such Offeror’s bona fide intention to transfer the Offered Interest, (ii) the name and address of the proposed transferee, and (iii) the purchase price and terms of payment for which the Offeror proposes to transfer the Offered Interest. The Offer Notice shall constitute a revocable offer by the Offeror to sell the Offered Interest to the other Member on the terms and conditions set forth in this Exhibit “H.” (b) Within thirty (30) days after receipt of the Offer Notice, the non-transferring Member shall have the right, but not the obligation, to elect to purchase the entire Offered Interest for the price and upon the terms and conditions set forth in the Offer Notice by delivering written notice of such election (the “Purchase Election”) to the Offeror. The failure of non-transferring Member to submit a written notice within such thirty (30) day period shall constitute an irrevocable rejection of the offer made by the Offeror to sell the Offered Interest to the non-transferring Member. (c) If the non-transferring Member timely elects to purchase the entire Offered Interest prior to the Offeror’s written revocation of the offer, then the Offered Interest shall be sold to the non-transferring Member upon the terms and conditions set forth in the Offer Notice including, without limitation, price, terms of payment and closing date; provided, however, if the terms of the proposed transfer include the payment by the Offeror of a commission, then the purchase price shall be reduced by the amount of such commission. The Offeror and the non-transfen’ing Member shall execute such documents and instruments and make such deliveries as may be reasonably required to consummate the transfer, Notwithstanding any other provisions of this Exhibit “H,” the Offeror shall make the representations and warranties set forth in Section 8.07 of the Agreement at the closing for the purchase and sale of the Offered Interest. (d) If the non-transferring Member does not timely elect to purchase the entire Offered Interest (or if the non-transferring Member breaches its obligation to purchase the entire Offered Interest), then the Offeror may transfer the entire Offered Interest to the proposed transferee described in the Offer Notice, provided such transfer (i) is completed within ninety (90) days after the expiration of the non-transfei’ring Member’s right to purchase the Offered Interest (or within 90 days following the breach by the non-transferring Member of its obligation to purchase the entire Offered Interest, if applicable), (ii) is made at the price and on terms and conditions no less favorable to the Offeror than as described in the Offer Notice, (iii) would not constitute a default or breach by the Company under any loan agreement or document to which the Company is a party (unless the lender consents to such transfer), and (iv) the requirements of Section 6.03 are met. If the Offered Interest is not so transferred within such ninety (90)-day period, then the Offeror shall 4866-9506-0996.13 EXHIBIT “H” 119600.01623 —1— 4 854-7976-85 84.4

be required to comply again with the provisions of this Exhibit “H’ prior to voluntarily transferring, assigning, conveying, selling or otherwise disposing of the Offered Interest to any Person (except for any transfer to any Person pennitted by Sections 6.02(a), (b), (c), (d), (e) and (I) above). In addition, in the event of a breach by the non-transferring Member of its obligation to purchase, such non-transferring Member shall not have a right to elect to purchase an Offered Interest with respect to a transfer of an Interest which is consummated within one (1) year after such breach. (e) If any transferee purchases an Interest pursuant to the procedure described in this Exhibit “H,” then such transferee shall be admitted to the Company as a substituted member upon the closing of such purchase and sale and the satisfaction of the requirements of Section 6.03. 4866-9506-0996.13 EXHIBIT H” 119600.01623 -2- 4854-7976-8584.4

LIMITED LIABILITY COMPANY AGREEMENT OF TRC-MRC MULTI I, LLC THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UISTDER THE SECURITIES ACT OF 1933, 15 U.S.C. § 15b ET Q., AS AMENDED (THE ‘FEDERAL ACT”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL ACT. IN ADDITION, THE ISSUANCE OF THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE DELAWARE SECURITIES ACT, THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968 OR ANY OTHER STATE SECURITIES LAWS (COLLECTIVELY, THE “STATE ACTS”), IN RELIANCE UPON ONE (1) OR MORE EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF THE STATE ACTS. IT IS U1.JLAWFUL TO CONSUMMATE A SALE OR OTHER TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN TO, OR TO RECEIVE ANY CONSIDERATION THEREFOR FROM, ANY PERSON OR ENTITY WITHOUT THE OPINION OF COUNSEL FOR THE COMPANY THAT THE PROPOSED SALE OR OTHER TRANSFER OF THIS SECURITY DOES NOT AFFECT THE AVAILABILITY TO THE COMPANY OF SUCH EXEMPTIONS FROM REGISTRATION AND QUALIFICATION, AND THAT SUCH PROPOSED SALE OR OTHER TRANSFER IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE TRANSFER OF THIS SECURITY IS FURTHER RESTRICTED U1’.WER THE TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT GOVERNING THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE COMPANY. 4866-9506-0996.13 I 1960001623 4854-7976-8584.4

TABLE OF CONTENTS Page ARTICLE I FORMATION .1 1.01 Fonnation 1 1.02 Names and Addresses 1 1.03 Nature of Business 1 1.04 Term of Company 2 ARTICLE II MANAGEMENT OF THE COMPANY 2 2.01 Formation of Executive Committee 2 2.02 Committee Procedures 3 2.03 Administrative Member 5 2.04 Approval of Major Decisions 6 2.05 Consents and Approvals 9 2.06 Pre-Development Budget 10 2.07 Approved Business Plan 10 2.08 Development and Construction of Improvements 12 2.09 Operating Budget 13 2.10 Construction Contract 13 2.11 Development and Construction Management Services 14 2.12 MasterDeveloperWork 15 2.13 Marketing Management 15 2.14 Property Management 16 2.15 Financing Fee 16 2.16 Authority with Respect to the Affiliate Agreements 16 2.17 Election, Resignation, Removal of the Administrative Member 17 2.18 Officers 19 2.19 Treatment of Payments 19 2.20 Reimbursement and Fees 19 2.21 Insurance 20 ARTICLE III MEMBERS’ CONTRIBUTIONS TO COMPANY 20 3.01 Initial Contributions of the Members 20 3.02 Additional Capital Contributions 22 3.03 Remedy for Failure to Contribute Capital 23 3.04 Financing 27 3.05 Agreement to Provide Guarantees and Indemnification 27 3.06 Capital Contributions in General 29 ARTICLE IV ALLOCATION OF PROFITS AND LOSSES 29 4.01 Net Losses 29 4.02 Net Profits 29 4.03 Special Allocations 29 4.04 Curative Allocations 30 4.05 Differing Tax Basis; Tax Allocation 30 ARTICLE V DISTRIBUTION OF CASH FLOW 31 5.01 CashFlow 31 4866-9506-099613 119600.01623 (i) 4854-7976-8584.4

TABLE OF CONTENTS (cont’d) Page 5.02 Limitations on Distributions 31 5.03 Withholding 31 5.04 In-Kind Distribution 31 ARTICLE VI RESTRICTIONS ON TRANSFERS OF COMPANY INTERESTS 31 6.01 Limitations on Transfer 31 6.02 Permitted Transfers 32 6.03 Admission of Substituted Members 34 6.04 Election; Allocations between Transferor and Transferee 34 6.05 Partition 34 6.06 Waiver of Withdrawal and Purchase Rights 34 6.07 No Appraisal Rights 35 6.08 Foreclosure of Interest 35 ARTICLE VII MEMBER DEFAULT 35 7.01 Default Events 35 7.02 Rights Arising From a Default Event 37 7.03 Determination of Defaulting Member’s Purchase Price 37 7.04 Non-Defaulting Members’ Option 39 7.05 Closing Adjustments 39 7.06 Closing of Purchase and Sale 39 7.07 Representations and Warranties 39 7.08 Payment of Defaulting Member’s Purchase Price 40 7.09 RepaymentofDefaultLoans 40 7.10 Release and Indemnity 40 7.11 Withdrawal of the Defaulting Member 41 7.12 Distribution of Reserves 41 ARTICLE VIII ELECTIVE BUY/SELL AGREEMENT 41 8.01 Buy/Sell Election 41 8.02 Determination of the Purchase Price 41 8.03 Non-Electing Member’s Option 42 8.04 Deposit 42 8.05 Closing Adjustments 43 8.06 Closing of Purchase and Sale 43 8.07 Representations and Warranties 44 8.08 Repayment of Default Loans 44 8.09 Release and Indemnity 45 8.10 Interim Event of Default 45 8.11 Application of Provisions 45 ARTICLE IX REPRESENTATIONS, WARRANTIES, COVENANTS AND OTHER MATTERS 45 9.01 Tejon Representations 45 9.02 Majestic Representations 47 4866-9506-0996.13 119600.01623 (ii) 4854-7976-85 84 .4

TABLE OF CONTENTS (cont’d) Page 9.03 Brokerage Fee Representation and Indemnity 49 9.04 Investment Representations 49 9.05 Indemnification Obligations 51 9.06 Survival of Representations, Warranties and Covenants 51 ARTICLE X LIABILITY, EXCULPATION, RESTRICTIONS ON COMPETITION, FIDUCIARY DUTIES AND iNDEMNIFICATION 51 10.01 Liability for Company Claims 51 10.02 Exculpation, Indemnity and Reliance on Information 51 10.03 Limitation on Liability 53 10.04 Activities of the Members and Their Affiliates 53 10.05 Intentionally Omitted 54 10.06 Fiduciaiy Duties 54 10.07 Non-Exclusivity of Rights 54 10.08 Amendment or Repeal 55 10.09 Insurance 55 ARTICLE XI BOOKS AND RECORDS 55 11.01 Books of Account and Bank Accounts 55 11.02 Tax Returns 56 ARTICLE XII DISSOLUTION AND WINDING UP OF THE COMPANY 57 12.01 Events Causing Dissolution of the Company 57 12.02 Winding Up of the Company 58 12.03 Distribution of Assets Upon Early Dissolution Event 59 12.04 Negative Capital Account Restoration 59 ARTICLE XIII MISCELLANEOUS 59 13.01 Amendments 59 13.02 Waiver of Conflict Interest 59 13.03 Partnership Intended Solely for Tax Purposes 60 13.04 Notices 60 13.05 Construction of Agreement 61 13.06 Counterparts 61 13.07 Attorneys’ Fees 61 13.08 Approval Standard 61 13.09 Further Acts 61 13.10 Preservation of Intent 62 13.11 Waiver 62 13.12 Entire Agreement 62 13.13 Choice of Law 62 13.14 No Third-Party Beneficiaries 62 13.15 Successors and Assigns 63 13.16 No Usury 63 4866-9506-0996.13 119600.01623 (iii) 4 854-7976-85 84 .4

TABLE OF CONTENTS (cont’d) Page 13.17 Venue .63 13.18 Dispute Resolution 63 13.19 Timing 66 13.20 Remedies for Breach of this Agreement 66 13.21 Survivability of Representations and Warranties 66 13.22 Reasonableness of Rights and Remedies 66 13.23 ForceMajeure 67 ARTICLE XIV DEFINITIONS 67 14.01 ABP Outside Date 67 14.02 The term “ABP Outside Date” is defined in Section 2.07 67 14.03 Accountant’s Notice 67 14.04 Accounting Firm 68 14.05 Actual Knowledge of Majestic 68 14.06 Actual Knowledge of Tejon 68 14.07 Additional Contribution Date 68 14.08 Adjusted Accountant’s Notice 68 14.09 Adjusted Capital Account 68 14.10 Adjusted Price Determination Notice 68 14.11 Adjustment Amount 68 14.12 Administrative Member 68 14.13 Affiliate 68 14.14 Affiliate Agreements 69 14.15 Affiliated Member 69 14.16 Affiliated Parties 69 14.17 Agreed Value 69 14.18 Agreement 69 14.19 Applicable ABP Date 69 14.20 Applicable Construction Costs 69 14.21 Appraised Value 69 14.22 Approved Business Plan 69 14.23 Arbitration Notice 69 14,24 Bad Acts 69 14.25 Book Basis 70 14.26 Business Day 70 14.27 Business Plan Period 70 14.28 California Act 70 14.29 Capital Account 70 14.30 Capital Call Notice 71 14.31 CashFlow 71 14.32 Certificates 71 14.33 Code 71 14.34 Commerce 71 14.35 Company 71 4866-9506-0996.13 119600.01623 (iv) 4854-7976-85 84 .4

TABLE OF CONTENTS (cont’d) Page 14.36 Construction Contract .71 14.37 Construction Contract Condition 71 14.38 Construction Loan 71 14.39 Consultants 72 14.40 Contributing Member 72 14.41 Contributing Party 72 14.42 Contribution Agreement 72 14.43 Covered Persons 72 14.44 Default Events 72 14.45 Default Loan 72 14.46 Default Notice 72 14.47 Defaulting Member 72 14.48 Defaulting Member’s Purchase Price 72 14.49 Delaware Act 72 14.50 Delinquent Contribution 72 14.51 Deposit 73 14.52 Development Budget 73 14.53 Development Fee 73 14.54 Development Plan 73 14.55 Dilution Percentage 73 14.56 Effective Date 73 14.57 Electing Member 73 14.58 Election Notice 73 14.59 Enforceability Exceptions 73 14.60 Executive Committee 73 14.61 FAA 73 14.62 Financing Fee 73 14.63 Fiscal Year 74 14.64 Force Majeure Delay 74 14.65 Gross Asset Value 74 14.66 Guarantor(s) 74 14.67 Hypothetical Distribution 74 14.68 Impasse Event 75 14.69 Improvements 75 14.70 Interest 75 14.71 JAMS 75 14.72 Just Cause Event 75 14.73 Lender(s) 75 14.74 Liquidation 75 14.75 Loans 75 14.76 Lockout Date 75 14.77 Losses 75 14.78 Lyda 76 14.79 Majestic 76 4866-9506-0996.13 119600.01623 (v) 4 854-7976-85 84.4

TABLE OF CONTENTS (cont’d) Page 14.80 Majestic Group .76 14.81 Majestic Work Product 76 14.82 Major Decisions 76 14.83 Marketing Plan 76 14.84 Master Developer Work 76 14.85 McMahon 76 14.86 Member(s) 76 14.87 MRC 76 14.88 Net Profits and Net Losses 76 14.89 Non-Contributing Member 77 14.90 Non-Contributing Party 77 14.91 Non-Defaulting Member 77 14.92 Non-Electing Member 77 14.93 Nonrecourse Documents 77 14.94 Nonrecourse Parties 77 14.95 Obligated Member 77 14.96 OFAC 77 14.97 Officers 77 14.98 Operating Budget 77 14.99 Partially Adjusted Capital Account 78 14.100 Percentage Interest 78 14.101 Permanent Loan 78 14.102 Permitted Transferees 78 14.103 Person 78 14.104 Phase(s) 78 14.105 Pre-Development Budget 78 14.106 Price Determination Notice 78 14.107 Pro Rata Share 78 14.108 Prohibited Transfer 78 14.l09Project 79 14.110 Project Stabilization Date 79 14.111 Property 79 14.112 Property Manager 79 14.113 Purchase Notice 79 14.114 Purchase Price 79 14.115 Quorum 79 14.116 Real Estate Assets 79 14.117 Recourse Documents 79 14.118 Regulatory Allocations 79 14.119 Removal Notice 79 14.120 Representative(s) 79 14.121 Response Period 80 14.l22Roski 80 14.123 Roski Family 80 4866-9506-0996.13 119600.01623 (vi) 4854-7976-8584.4

TABLE OF CONTENTS (cont’d) Page 14.l24RuIes 80 14.125 Securities Acts 80 14.126 Shortfall 80 14.127 Stated Value 80 14.128 Substantial Completion Date 80 14.129 Supervision Fee 80 14.130 Target Capital Account 80 14.l3lTejon 81 14.132 Tejon Group 81 14.133 Tejon Work Product 81 14.134 Transfer 81 14.135 Treasury Regulation 81 14.136 Unreturned Contribution Account 81 Exhibits Exhibit “A” Names, Addresses, Percentage Interests and Initial Cash Contributions of the Members Exhibit “B” Legal Description of the Property Exhibit “C” Pre-Development Budget Exhibit “D” Contribution Agreement Exhibit “E” Construction Contract Exhibit “F” Intentionally Omitted Exhibit “C” Master Developer Work Exhibit “H” Right of First Refusal 4866-9506-0996.13 119600.01623 (vii) 4854-7976-85 84.4